Exhibit 10.1



           RECEIVABLES SALE AND CONTRIBUTION AGREEMENT

                   Dated as of April 27, 2001

                         by and between

        CONSOLIDATED FREIGHTWAYS CORPORATION OF DELAWARE

                       as the ORIGINATOR,

              CONSOLIDATED FREIGHTWAYS FUNDING LLC

                            as BUYER



                       INDEX OF APPENDICES

Exhibit 2.01(a)     Form of Receivables Assignment

Schedule  4.01(b)   Executive Offices; Collateral Locations;
                     Corporate Names
Schedule  4.01(d)   Litigation
Schedule  4.01 (f)  Defaults
Schedule  4.01(h)   Ventures, Subsidiaries and Affiliates;
                      Outstanding Stock
Schedule  4.01(i)   Tax Matters
Schedule  4.01(j)   Intellectual Property
Schedule  4.01(m)   ERISA
Schedule  4.01(t)   Deposit and Disbursement Accounts
Schedule  4.02(g)   Trade Names

Annex 4.02(h)      Reporting Requirements
Annex 4.02(p)      Financial Covenants
Annex X            Definitions
Annex Y            Schedule of Documents

          THIS RECEIVABLES SALE AND CONTRIBUTION AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement") is entered into as of April 27, 2001, by and among CONSOLIDATED FREIGHTWAYS CORPORATION OF DELAWARE, a Delaware corporation (the "Originator"), and CONSOLIDATED FREIGHTWAYS FUNDING LLC, a Delaware limited liability company (the "Buyer").

                            RECITALS

          A. The Originator owns all of the outstanding Stock of the Buyer.

          B. Buyer has been formed for the sole purpose of purchasing, or otherwise acquiring by capital contribution, all Receivables originated by the Originator.

          D. The Originator intends to sell, and Buyer intends to purchase, such Receivables, from time to time, as described herein.

          E. In addition, the Originator may, from time to time, contribute capital to Buyer in the form of Contributed
Receivables or cash.

                            AGREEMENT

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                            ARTICLE I
                 DEFINITIONS AND INTERPRETATION

     Section 1.01. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in Annex X.

Section 1.02. Rules of Construction. For purposes of this Agreement, the rules of construction set forth in Annex X shall govern. All Appendices hereto, or expressly identified to this Agreement, are incorporated herein by reference and, taken together with this Agreement, shall constitute but a single agreement.
                           ARTICLE II
                    TRANSFERS OF RECEIVABLES

     Section 2.01.       Agreement to Transfer.

     (a) Receivables Transfers. Subject to the terms and conditions hereof, the Originator agrees to sell and absolutely assign and transfer (without representation , warranty or recourse, except to the extent specifically provided Sections 4.01, 4.04 and 5.01 hereof) or contribute to Buyer on the Closing Date and on each Business Day thereafter (each such date, a "Transfer Date") all right, title and interest (legal or equitable) in and to all Receivables owned by it on each such Transfer Date (other than Receivables previously transferred to Buyer and repurchased by the Originator pursuant to Section 4.04 hereof), and Buyer agrees to purchase or acquire as a capital contribution all such Receivables on each such Transfer Date. Each such Transfer shall be evidenced by a certificate of assignment substantially in the form of Exhibit 2.01(a) (each, a "Receivables Assignment," and collectively, the "Receivables Assignments"), and the Originator and Buyer shall execute and deliver a Receivables Assignment on or before the Closing Date.

(b) Determination of Sold Receivables. On and as of each Transfer Date, all Receivables owned by the Originator and not previously acquired by Buyer shall be identified for sale to Buyer such that the Sale Price to be paid by Buyer therefor does not exceed the amount of cash available to Buyer for the payment thereof (each such Receivable identified for sale, individually, a "Sold Receivable" and, collectively, the "Sold Receivables"). Any Receivable as to which full Sale Price cannot be paid by virtue of the preceding sentence shall be deemed a Contributed Receivable, subject to Originator's right to deliver an Election Notice pursuant to Section 2.01(d). The Sold Receivables will be identified by reference to the General Trial Balance of the Originator.
(c) Payment of Purchase Price. In consideration for each Sale of Sold Receivables hereunder, Buyer shall pay to the Originator on the Transfer Date therefor the Sale Price therefor in Dollars in immediately available funds. All such payments by Buyer under this Section 2.01(c) shall be effected by means of a wire transfer on the day when due to such account or accounts as the Originator may designate.
(d) Determination of Contributed Receivables. To the extent that, on and as of any Transfer Date, Receivables owned by the Originator which do not constitute Transferred Receivables have not been identified as Sold Receivables pursuant to Section 2.01(b) then the Originator shall, unless it has delivered an Election Notice (as defined below) to Buyer, contribute such Receivables to Buyer as a capital contribution (each such contributed Receivable, individually, a "Contributed Receivable," and collectively, the "Contributed Receivables"). If the Originator elects not to contribute Receivables to Buyer on any Transfer Date, or if any Receivables eligible for sale and owned by the Originator are not sold on any Transfer Date, the Originator shall deliver to Buyer not later than 5:00 p.m. (New York time) on the Business Day immediately preceding such Transfer Date a notice of election thereof substantially in the form of Exhibit 2.01(d) (each such notice, an "Election Notice").
(e) Ownership of Transferred Receivables. On and after each Transfer Date and after giving effect to the Transfers to be made on each such date, Buyer shall own all right, title and interest (whether legal or equitable), in and to the Transferred Receivables and the Originator shall not take any action inconsistent with such ownership nor shall the Originator claim any ownership interest in such Transferred Receivables, except as contemplated by Section 4.04.
(f) Reconstruction of General Trial Balance. If at any time the Originator fails to generate its General Trial Balance, Buyer shall have the right to reconstruct such General Trial Balance so that a determination of the Sold Receivables can be made pursuant to Section 2.01(b). The Originator agrees to cooperate with such reconstruction, including by delivery to Buyer, upon Buyer's request, of copies of all Contracts and Records.
(g) Servicing of Receivables. So long as no Event of Servicer Termination shall have occurred and be continuing and no Successor Servicer has assumed the responsibilities and obligations of the Servicer pursuant to Section 7.02 of the Servicing Agreement, the Servicer (other than a Successor Servicer) shall (i) conduct the servicing, administration and collection of the Transferred Receivables and shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect the Transferred Receivables, all in accordance with (A) the terms of the Servicing Agreement, (B) customary and prudent servicing procedures for trade receivables of a similar type and (C) all applicable laws, rules and regulations, and (ii) hold all Contracts and other documents and incidents relating to the Transferred Receivables in trust for the benefit of Buyer, as the owner thereof, and for the sole purpose of facilitating the servicing of the Transferred Receivables in accordance with the terms of the Servicing Agreement.
     Section 2.02. Grant of Security Interest. The parties hereto intend that each Transfer shall constitute an absolute assignment, purchase and sale or capital contribution, as applicable, of Transferred Receivables and not a loan. The parties hereto further intend that each Transfer (including without limitation each Transfer of a Contributed Receivable) shall constitute a "sale of accounts" (as defined in Section 9-102 of the UCC) to the extent such Transferred Receivable constitutes an "account" (as defined in Section 9-106 of the UCC). Notwithstanding the foregoing, to the extent that any court may nevertheless determine that any such Transfer constitutes a loan rather than a sale transaction, and in addition to and not in derogation of any rights now or hereafter acquired by Buyer under Section 2.01 hereof, and subject to the terms and conditions of the Agreement, the parties hereto intend that this Agreement shall constitute a security agreement under applicable law and that the Originator shall be deemed to have granted, and the Originator does hereby grant, effective on the Initial Funding Date as provided below, to the Buyer a continuing security interest in all of the Originator's right, title and interest in, to and under the Receivables whether now owned or hereafter acquired by the Originator (whether constituting Transferred Receivables or otherwise) to secure the obligations of the Originator to the Buyer hereunder (including, if and to the extent that any Transfer is recharacterized as a transfer for security, the repayment of a loan deemed to have been made by the Buyer in the amount of the Sale Price with respect thereto and which secures the Buyer's right to receive all Collections of the Transferred Receivables as otherwise contemplated under this Agreement). Notwithstanding anything herein to the contrary, the grant of the foregoing security interest shall be effective automatically (without notice or any other action) on (but not prior to) the Initial Funding Date and shall remain effective until the Termination Date.

                           ARTICLE III
                      CONDITIONS PRECEDENT

     Section 3.01. Conditions to Initial Transfer. The initial Transfer hereunder shall be subject to satisfaction of each of the following conditions precedent (any one or more of which may be waived in writing by each of the Buyer and the Administrative
Agent):

     (a) Sale and Contribution Agreement; Other Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, the Originator and Buyer, and Buyer shall have received such documents, instruments, agreements and legal opinions as Buyer shall request in connection with the transactions contemplated by this Agreement and all those identified in the Schedule of Documents, each in form and substance satisfactory to Buyer.

(b)  Governmental Approvals.  Buyer shall have received
(i) satisfactory evidence that each of the Originator and the Parent has obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Related Documents and the consummation of the transactions contemplated hereby and thereby or (ii) an Officer's Certificate from the Originator in form and substance satisfactory to Buyer affirming that no such consents or approvals are required.
(c) Compliance with Laws. The Originator shall be in compliance with all applicable foreign, federal, state and local laws and regulations, including those specifically referenced in Section 4.02(f).
(d) Funding Agreement Conditions. Each of those conditions precedent set forth in Sections 3.01 and 3.02 of the Funding Agreement shall have been satisfied or waived in writing as provided therein.
(e) Other Documents, Etc. The Originator shall have taken such other action, including delivery of approvals, consents, opinions, documents and instruments to Buyer as Buyer may request.
     The Buyer and the Administrative Agent will confirm in writing to the Originator on the Closing Date whether or not each of the conditions set forth above in this Section 3.01 has been satisfied or waived.

     Section 3.02. Conditions to all Transfers. Each Transfer hereunder (including the initial Transfer) shall be subject to satisfaction of the following further conditions precedent as of the Transfer Date therefor:

     (a) the representations and warranties of each of the Originator and the Parent contained herein or in any other Related Document shall be true and correct in all material respects as of such Transfer Date, both before and after giving effect to such Transfer and to the application of the Sale Price therefor, except to the extent that any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted by this Agreement; and

(b) no Incipient Termination Event or Termination Event shall have occurred and be continuing or would result after giving effect to such Transfer or the application of the Sale Price therefor.
          The acceptance by the Originator of the Sale Price for any Sold Receivables on any Transfer Date shall be deemed to constitute, as of any such Transfer Date, a representation and warranty by the Originator that the conditions in this Section
3.02 have been satisfied. Upon any such acceptance, all right, title and interest, legal and equitable, in and to the Transferred Receivables sold or contributed on such Transfer Date shall be vested absolutely in Buyer, whether or not such conditions were in fact so satisfied.

                           ARTICLE IV
            REPRESENTATIONS, WARRANTIES AND COVENANTS

     Section 4.01. Representations and Warranties of the Originator. To induce Buyer to purchase the Sold Receivables and to acquire the Contributed Receivables, the Originator makes the following representations and warranties to Buyer, each and all of which shall survive the execution and delivery of this Agreement.

     (a) Existence; Compliance with Law. The Originator and each of its Subsidiaries (other than the Buyer) (i) is a corporation duly formed, validly existing and in good standing under the laws of its jurisdiction of formation; (ii) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified is not reasonably likely to result in a Material
Adverse Effect; (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business, in each case, as now, heretofore and proposed to be conducted;
(iv) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, except where the failure to obtain such licenses, permits, consents or approvals is not reasonably likely to result in a Material
Adverse Effect; (v) is in compliance with its charter and bylaws;
and (vi) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax laws and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)  Executive Offices; Collateral Locations; Corporate or Other
Names; FEIN. As of the Closing Date, the current location of the Originator's chief executive offices, principal places of business, and the locations of all corporate books and records of the Originator concerning the Receivables are set forth in
Schedule 4.01(b) and except as set forth in Schedule 4.01(b), none of such locations have changed within the past 12 months.
During the five years prior to the Closing Date, except as set forth in Schedule 4.01(b), the Originator has not been known as or used any corporate, company, partnership, fictitious or trade name. In addition, Schedule 4.01(b) lists the federal employer identification number of the Originator.
(c) Power, Authorization, Enforceable Obligations. The execution, delivery and performance by the Originator of this Agreement and each other Related Documents to which it is a party and the creation and perfection of all Transfers and Liens provided for herein and therein: (i) are within the Originator's corporate, company or partnership power, as applicable; (ii) have been duly authorized by all necessary or proper corporate and shareholder action; (iii) do not contravene any provision of the Originator's charter, bylaws, operating agreement or other constitutive documents; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Originator is a party or by which the Originator or any of its property is bound; (vi) do not result in the creation or imposition of any Adverse Claim upon any of the property of the Originator; and (vii) do not require the consent or approval of any Governmental Authority or any other Person, except those which will have been duly obtained, made or complied with prior to the Closing Date as provided in Section 3.01(b).
On or prior to the Closing Date, each of the Related Documents to which the Originator is party thereto shall have been duly executed and delivered by the Originator and each such Related
Document shall then constitute a legal, valid and binding obligation of such Person enforceable against it in accordance with its terms.
(d) No Litigation. No Litigation is now pending or, to the knowledge of the Originator, threatened against any the Originator that (i) challenges the Originator's right or power to enter into or perform any of its obligations under the Related
Documents to which it is a party, or the validity or enforceability of any Related Document or any action taken thereunder, (ii) seeks to prevent the Transfer, Purchase, contribution or pledge of any Receivable or the consummation of any of the transactions contemplated under this Agreement or the other Related Documents or (iii) has a reasonable risk of being determined adversely to the Originator, and that, if so determined, could reasonably be expected to have a Material
Adverse Effect. Except as set forth on Schedule 4.01(d), as of the Closing Date there is no Litigation pending or, to the knowledge of the Originator, threatened that seeks damages in excess of $10,000,000 or injunctive relief (other than injunctive relief relating to labor practices, which, together with all other such injunctions, could not reasonably be expected to have a Material Adverse Effect), or alleges criminal misconduct by, the Originator.
(e) Solvency. Both before and after giving effect to (i) the transactions contemplated by this Agreement and the other Related Documents and (ii) the payment and accrual of all transaction costs in connection with the foregoing, the Originator is and will be Solvent.
(f)  Material Adverse Effect.  Between December 31, 2000 and the
Closing Date, (i) the Originator has not incurred any obligations, contingent or non-contingent liabilities, liabilities for charges, long-term leases or unusual forward or long-term commitments that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (ii) no contract, lease or other agreement or instrument has been entered into by the Originator or has become binding upon the assets of any member of the Originator and no law or regulation applicable to the Originator has been adopted that, in any case, has had or could reasonably be expected to have a Material Adverse Effect,
(iii) except for the defaults, if any, under the Existing Credit Agreement and the Participation Agreement, in each case as disclosed on Schedule 4.01(f), the Originator is not in default under any loan agreement, indenture, note or bond evidencing any obligations of the Originator, and (iv) the Originator is not in default and no third party is in default under any material contract, lease or other agreement or instrument to which such Person is a party that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between December
31, 2000, and the Closing Date no event has occurred that alone or together with other events could reasonably be expected to have a Material Adverse Effect.
(g)  Ownership of Receivables; Liens.  Prior to the applicable
Transfer Date relating thereto, the Originator owns each Receivable originated by it free and clear of any Adverse Claim
(other than Permitted Encumbrances) and, from and after each Transfer Date, Buyer will acquire valid and properly perfected title to and the sole record and beneficial ownership interest in each Transferred Receivable purchased or otherwise acquired on such date, free and clear of any Adverse Claim or restrictions on transferability. As of the Closing Date, none of the properties and assets of the Originator are subject to any Adverse Claims other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to the Originator that may result in any Adverse Claims (including Adverse Claims arising under Environmental Laws) other than Permitted Encumbrances. The Originator has received all assignments, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect the Originator's right, title and interest in and to the Receivables originated by it and its other properties and assets.
(h)  Ventures, Subsidiaries and Affiliates; Outstanding Stock.
Except as set forth in Schedule 4.01(h), the Originator does not have any Subsidiaries, is not engaged in any joint venture or partnership with any other Person under which the Originator is liable for any debts or liabilities of such Person, and as of the Closing Date is not an Affiliate of any other Person. All of the issued and outstanding Stock of the Originator is owned by the Parent and all of the issued and outstanding stock of the Buyer is owned by the Originator. The Originator will provide the Buyer and the Administrative Agent written notice, promptly upon its learning thereof, of each person who becomes an Affiliate of the Originator after the Closing Date.
(i) Taxes. All material tax returns, reports and statements, including information returns, required by any Governmental
Authority to be filed by the Originator have been filed with the appropriate Governmental Authority and all charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding charges or other amounts being contested in accordance with Section 4.02(l). Proper and accurate amounts have been withheld by the Originator from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities, except for such amounts that in the aggregate for the Originator, the Parent and the other domestic Subsidiaries of the Parent combined would not at any time exceed $1,000,000. Schedule
4.01(i) sets forth as of the Closing Date (i) those taxable years for which the Originator's or such Affiliates' tax returns are currently being audited by the IRS or any other applicable
Governmental Authority and (ii) any assessments or threatened assessments in connection with such audit or otherwise currently outstanding. Except as described on Schedule 4.01(i), the Originator has not executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any charges. Except as described on Schedule
4.01(i), the Originator and such Affiliates are not liable for any charges: (A) under any written agreement (including any tax sharing agreements) or (B) to the best of the Originator's knowledge, as a transferee. As of the Closing Date, the Originator has not agreed to or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, that would have a Material
Adverse Effect.
(j)  Intellectual Property.  As of the Closing Date, the
Originator and each of its Subsidiaries owns or has rights to use all intellectual property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it. The Originator and each of its Subsidiaries conducts its business and affairs without infringement of or interference with any intellectual property of any other Person.
Except as set forth in Schedule 4.01(j), as of the Closing Date, the Originator is not aware of any infringement or claim of infringement by others of any intellectual property of the Originator or any of the Subsidiaries.
(k) Full Disclosure. All information pertaining to the Originator contained in this Agreement, any of the other Related Documents, or any written statement pertaining to the Originator furnished by or on behalf of the Originator to Buyer, any Lender or the Administrative Agent pursuant to the terms of this Agreement or any of the other Related Documents is true and accurate in every material respect, and none of this Agreement, any of the other Related Documents, or any written statement furnished by or on behalf of the Originator to Buyer any Lender or the Administrative Agent pursuant to the terms of this Agreement or any of the other Related Documents, is misleading as a result of the failure to include therein a material fact.
(l)  Notices to Obligors.  The Originator has directed all
Obligors of Transferred Receivables originated by it to remit all payments with respect to such Receivables for deposit in a Lockbox or Lockbox Account.
(m)  ERISA.
          (i) Schedule 4.01(m) lists all Plans and separately identifies all Title IV Plans, Multiemployer Plans, ESOPs, and Retiree
     Welfare Plans, other than any Plans maintained by a labor union. Except with respect to Multiemployer Plans and Plans maintained by a labor union, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC or has been submitted for such a determination, and the trusts created thereunder have been determined to be exempt from tax under the provisions of
     Section 501 of the IRC, and nothing has occurred which would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance in all material respects with the applicable provisions of ERISA and the IRC, including the filing of reports required under the IRC or ERISA and neither the Originator nor ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section
     412 of the IRC or Section 302 of ERISA or the terms of any such Plan, except for any such failures which individually or in the aggregate, together with the aggregate amount of any liability of the type described in Section 4.01(m)(ii) and the aggregate amount of any liability of the type described in the last sentence of this Section 4.01(m)(i), could not reasonably be expected to result in a liability of the Originator, the Parent or the other domestic Subsidiaries of the Parent individually or in the aggregate of $10,000,000 or more. Neither the Originator nor any ERISA Affiliate has engaged in a prohibited transaction, as defined in Section 4975 of the IRC, in connection with any Plan, which would subject the Originator to a tax on prohibited transactions imposed by Section 4975 of the IRC, except for such prohibited transactions, which individually or in the aggregate, together with the aggregate amount of any liability of the type described in Section 4.01(m)(ii) and in the immediately preceding sentence, could not reasonably be expected to result in a liability of the Originator, the Parent or the other domestic Subsidiaries of the Parent individually or in the aggregate of $10,000,000 or more.

(ii) Except as set forth in Schedule 4.01(m): (A) no Title IV Plan has any Unfunded Pension Liability; (B) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur;
(C) there are no pending or, to the knowledge of the Originator, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (D) neither the Originator nor any ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan;
(E) within the last five years no Title IV Plan with Unfunded Pension Liabilities has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of the Originator or ERISA Affiliate; and (F) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by S&P or an equivalent rating by another nationally recognized rating agency, except for any such liability under this Section 4.01(m)(ii) which individually or in the aggregate, together with the aggregate amount of any liability of the type described in the penultimate sentence and the last sentence of Section 4.01(m)(i), could not reasonably be expected to result in a liability of the Originator, the Parent and the other domestic Subsidiaries of the Parent individually or in the aggregate of $10,000,000 or more.
     (n) Brokers. No broker or finder acting on behalf of the Originator was employed or utilized in connection with this Agreement or the other Related Documents or the transactions contemplated hereby or thereby and the Originator does not have any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

(o) Margin Regulations. Notwithstanding the parties' express intent that each Transfer shall constitute an absolute assignment, purchase and sale or capital contribution, as applicable, of Transferred Receivables and not a loan, and to the extent that any court may nevertheless determine that any such Transfer constitutes a loan rather than a sale transaction, and in addition to but not in derogation of any rights now or hereafter acquired by Buyer under Section 2.01 hereof, the following provisions shall apply: The Originator is not engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). The Originator does not own any Margin Stock with a value, in the aggregate, in excess of one percent (1%) of such Credit Party's gross assets, and no portion of the proceeds of the Sale Price for any Sale hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Debt that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any portion of such proceeds to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. The Originator will not take or permit to be taken any action that might cause any Related
Document to violate Regulation T, U or X of the Federal Reserve
Board.
(p)  Nonapplicability of Bulk Sales Laws.  No Transfer of
Receivables requires compliance with any bulk sales act or similar law.
(q) Securities Act and Investment Company Act Exemptions. Each purchase of Transferred Receivables under this Agreement constitutes (i) a "current transaction" within the meaning of
Section 3(a)(3) of the Securities Act and (ii) a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act.
(r) Government Regulation. Notwithstanding the parties' express intent that each Transfer shall constitute an absolute assignment, purchase and sale or capital contribution, as applicable, of Transferred Receivables and not a loan, and to the extent that any court may nevertheless determine that any such Transfer constitutes a loan rather than a sale transaction, and in addition to but not in derogation of any rights now or hereafter acquired by Buyer under Section 2.01 hereof, the following provisions shall apply: The Originator is not subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, as amended, or any other federal or state statute that restricts or limits its ability to incur
Debt or to perform its obligations hereunder or under the other Related Documents. The purchase or acquisition of the Transferred Receivables by Buyer hereunder, the application of the Sale Price for the foregoing and the consummation of the transactions contemplated by this Agreement and the other Related Documents will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.
(s)  [Intentionally Omitted].
(t) Deposit and Disbursement Accounts. Schedule 4.01(t) lists all banks and other financial institutions at which the Originator maintains any deposit accounts established for the receipt of collections on accounts receivable as of the Closing
Date, including any Lockbox Accounts, and such schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor, in each case as of the Closing Date.
The Originator shall furnish to the Buyer and to the Administrative Agent on or prior to the Initial Funding Date an updated Schedule 4.01(t), which schedule shall be in form and substance satisfactory to the Administrative Agent and the Lenders.
(u)  Representations and Warranties in Other Related Documents.
Each of the representations and warranties of the Originator contained in the Related Documents (other than this Agreement) is true and correct in all material respects as of the date made or deemed made and the Originator hereby makes each such representation and warranty to, and for the benefit of, the Lenders and the Administrative Agent as if the same were set forth in full herein.
(v) Receivables. With respect to each Transferred Receivable designated as an Eligible Receivable in any Eligible Receivables Report (as defined in Section 4.02(i) below), as to such Transferred Receivable, the Originator represents and warrants that as of the Transfer Date for such Transferred Receivable:
          (i)  such Receivable satisfies the criteria for an Eligible
     Receivable;

(ii) prior to its Transfer to Buyer such Receivable was owned by the Originator thereof free and clear of any Adverse Claim (other than Permitted Encumbrances), and the Originator had the full right, power and authority to sell, contribute, assign, transfer and pledge its interest therein as contemplated under this Agreement and the other Related Documents and, upon such Transfer, Buyer will acquire valid and properly perfected title to and the sole record and beneficial ownership interest in such Receivable, free and clear of any Adverse Claim and, following such Transfer, such Receivable will not be subject to any Adverse Claim as a result of any action or inaction on the part of the Originator;
(iii) the Transfer of each such Receivable pursuant to this Agreement and the Receivables Assignment executed by the Originator constitutes, as applicable, a valid sale, contribution, transfer, assignment, setover and conveyance to Buyer of all right, title and interest of the Originator in and to such Receivable; and
(iv) the Originator has no knowledge of any fact (including any defaults by the Obligor thereunder on any other Receivable) that would reasonably cause it or should have reasonably caused it to believe that it is reasonably likely that any payments on such Receivable will not be paid in full when due.
          The representations and warranties described in this
Section 4.01 shall survive the Transfer of the Transferred Receivables to Buyer, any subsequent assignment of the Transferred Receivables by Buyer, and the termination of this Agreement and the other Related Documents and shall continue until the indefeasible payment in full of all Transferred Receivables.

     Section 4.02. Affirmative Covenants of the Originator. The Originator covenants and agrees that, unless otherwise consented to by Buyer and the Administrative Agent, from and after the Closing Date and until the Termination Date:

     (a) Offices and Records. The Originator shall to maintain its principal place of business and chief executive office and the office at which it keeps its Records at the location specified in
Schedule 4.01(b) or, upon 30 days' prior written notice to Buyer and the Administrative Agent, at such other location in a jurisdiction where all action requested by Buyer, any Lender or the Administrative Agent pursuant to Section 8.13 shall have been taken with respect to the Transferred Receivables. The
Originator shall at its own cost and expense, for not less than three years from the date on which each Transferred Receivable was originated, or for such longer period as may be required by law, maintain adequate Records with respect to such Transferred Receivable, including records of all payments received, credits granted and merchandise returned with respect thereto.

(b)  Access.  The Originator shall during normal business hours
(subject to Originator's reasonable and customary safety, security and confidentiality policies and regulations), from time to time upon one Business Day's prior notice, but not more frequently than once per calendar quarter (or with such greater frequency during the existence of a Termination Event or Incipient Termination Event under the Funding Agreement), as
Buyer, the Servicer or the Administrative Agent determines to be appropriate: (i) provide Buyer, the Servicer or the Administrative Agent and any of their respective officers, employees and agents access to its properties (including properties utilized in connection with the collection, processing or servicing of the Transferred Receivables), facilities, advisors and employees (including officers) and to the Transferred Receivables, (ii) permit Buyer, the Servicer or the
Administrative Agent and any of their respective officers, employees and agents, to inspect, audit and make extracts from its books and records, including all Records, (iii) permit Buyer, the Servicer or the Administrative Agent and their respective officers, employees and agents, to inspect, review and evaluate the Transferred Receivables, and (iv) permit Buyer, the Servicer or the Administrative Agent and their respective officers, employees and agents to discuss matters relating to the Transferred Receivables or the Originator's performance under this Agreement or the affairs, finances and accounts of the Originator with any of their respective officers, directors, employees, representatives or agents (in each case, with those Persons having knowledge of such matters) and with its independent certified public accountants. If an Incipient
Termination Event or a Termination Event shall have occurred and be continuing, or the Administrative Agent, in good faith, believes that an Incipient Termination Event or a Termination
Event is imminent or deems the Administrative Agent's or any Lender's rights in the Borrower Collateral insecure, the Originator shall provide such access at all times and without advance notice and shall provide Buyer, the Servicer or the Administrative Agent with access to its suppliers and customers.
The Originator shall make available to Buyer, the Servicer or the Administrative Agent and their respective counsel, as quickly as is possible under the circumstances, originals or copies of all books and records, including Records, that Buyer, the Servicer or the Administrative Agent may request. The Originator shall deliver any document or instrument necessary for Buyer, the Servicer or the Administrative Agent, as they may from time to time request, to obtain records from any service bureau or other
Person that maintains records for the Originator, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by the Originator.
(c)  Communication with Accountants.  The Originator authorizes
Buyer, the Servicer and the Administrative Agent to communicate directly with its independent certified public accountants, and authorizes and shall instruct those accountants and advisors to disclose and make available to Buyer, the Servicer and the Administrative Agent any and all financial statements and other supporting financial documents, schedules and information relating to the Originator (including copies of any issued management letters) with respect to the business, financial condition and other affairs of the Originator provided, however, in the absence of an Incipient Termination Event or a Termination
Event, the Buyer, Servicer or Administrative Agent, as applicable, shall give not less than (5) Business Days' notice to the Originator prior to scheduling any meeting or other material communication with such independent certified public accountants.
Such notice shall contain the date, time, location and other pertinent logistical information regarding any such meeting or other material communication , as well as an agenda for such meeting or other material communication. The Originator agrees to render to Buyer, the Servicer and the Administrative Agent at the Originator's own cost and expense, such clerical and other assistance as may be reasonably requested with regard to the foregoing. If any Termination Event shall have occurred and be continuing, the Originator shall, promptly upon request therefor, assist Buyer in delivering to the Administrative Agent Records reflecting activity through the close of business on the Business
Day immediately preceding the date of such request.
(d)  Compliance With Credit and Collection Policies.  The
Originator shall comply in all material respects with the Credit and Collection Policies applicable to each Transferred Receivable and the Contracts therefor, and with the terms of such Receivables and Contracts.
(e) Assignment. The Originator agrees that, to the extent permitted under the Funding Agreement, Buyer may assign all of its right, title and interest in, to and under the Transferred
Receivables and this Agreement, including its right to exercise the remedies set forth in Section 4.04. The Originator agrees that, upon any such assignment, the assignee thereof may enforce directly, without joinder of Buyer, all of the obligations of the Originator hereunder, including any obligations of the Originator set forth in Sections 4.02(o), 4.04, 5.01 and 8.14.
(f)  Compliance with Agreements and Applicable Laws.  The
Originator shall perform each of its obligations under this Agreement and the other Related Documents and comply with all federal, state and local laws and regulations applicable to it and the Receivables, including those relating to truth in lending, retail installment sales, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy, licensing, taxation, ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to so comply, individually or in the aggregate, could not reasonably be expected to have a Material
Adverse Effect.
(g)  Maintenance of Existence and Conduct of Business.  The
Originator shall: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and in accordance with the terms of its certificate or articles of incorporation, bylaws, operating agreement or other constitutive document; (iii) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, including all licenses, permits, charters and registrations, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and (iv) transact business only in such corporate, company, partnership and trade names as are set forth in Schedule 4.02(g) or, upon 30 days' prior written notice to Buyer, the Administrative Agent and each Rating Agency, in such other corporate or trade names with respect to which all action requested by Buyer, any Lender or the Administrative Agent pursuant to Section 8.13 shall have been taken with respect to the Transferred Receivables. The Originator shall not change its jurisdiction of formation except upon 30 days' prior written notice to Buyer and the Administrative Agent, and with respect to which jurisdiction all action requested by Buyer, any Lender or the Administrative Agent pursuant to Section 8.13 shall have been taken with respect to the Transferred Receivables.
(h) Notice of Material Event. The Originator agrees that, from and after the Closing Date and until the Termination Date, it shall deliver or cause to be delivered the reports, notices and other information required under Annex 4.02(h) attached hereto, all at the times, to the Persons and in the manner set forth in Annex 4.02(h) attached hereto.
(i) Eligible Receivables Reports. On or before the date that the Buyer shall deliver a Borrowing Base Certificate pursuant to the Funding Agreement, the Originator shall deliver a report
(each, an "Eligible Receivables Report") to the Buyer and the Administrative Agent, specifying in form and substance satisfactory to the Buyer and the Administrative Agent, the extent to which Transferred Receivables transferred to the Buyer since the previous such report satisfied the criteria of "Eligible Receivables" as of the respective Transfer Dates in respect of each such Receivable.
(j)  Separate Identity.
          (i) The Originator shall maintain corporate, company or limited partnership, as applicable, records and books of account separate from those of Buyer.

(ii) The financial statements of the Parent and its consolidated Subsidiaries shall disclose the effects of the Originator's transactions under this Agreement in accordance with GAAP and, in addition, disclose that (A) Buyer's sole business consists of the purchase or acceptance through capital contribution of the Receivables from the Originator and the subsequent resale of such Receivables to the Lender, (B) Buyer is a separate corporate entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of Buyer's assets prior to any value in Buyer becoming available to Buyer's equity holders and (C) the assets of Buyer are not available to pay creditors of the Parent, the Originator or any other member of the Parent Group.
(iii) The resolutions, agreements and other instruments underlying the transactions described in this Agreement shall be continuously maintained by the Originator as official records.
(iv) The Originator shall maintain an arm's-length relationship with Buyer and shall not hold itself out as being liable for the Debts of Buyer.
(v) The Originator shall keep its assets and its liabilities wholly separate from those of Buyer.
(vi) The Originator shall conduct its business solely in its own name through its duly Authorized Officers or agents and in a manner designed not to mislead third parties as to the separate identity of the Buyer.
(vii) The Originator shall not mislead third parties by conducting or appearing to conduct business on behalf of Buyer or expressly or impliedly representing or suggesting that the Parent, the Originator or any Subsidiary included in the Parent Group is liable or responsible for the Debts of Buyer or that the assets of the Parent, the Originator or any Subsidiary included in the Parent Group are available to pay the creditors of Buyer.
(viii) The Originator shall cause operating expenses and liabilities of Buyer to be paid from Buyer's own funds.
(ix) The Originator shall at all times have stationery and other business forms and a mailing address and telephone number separate from those of Buyer.
(x) The Originator shall at all times limit its transactions with Buyer only to those expressly permitted hereunder or under any other Related Document.
(xi) The Originator shall comply with (and cause to be true and correct) each of the facts and assumptions contained in the opinion of Brobeck, Phlegler & Harrison LLP delivered pursuant to the Schedule of Documents.
     (k) ERISA. The Originator shall give Buyer and the Administrative Agent prompt written notice of any event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or the imposition of any federal, state or local tax Lien on any of its Receivables.

(l)  Payment, Performance and Discharge of Obligations.
          (i) Subject to Section 4.02(l)(ii), the Originator shall pay, perform and discharge or cause to be paid, performed and discharged when due all of its obligations and liabilities for
     (x) all taxes, assessments and governmental charges upon its income or properties (including, without limitation, all taxes and charges with respect to social security and unemployment withholding with respect to its employees) and (y) all lawful claims for labor, materials, supplies and services (but in the case of this clause (y), excluding current liabilities incurred in the ordinary course of business).

(ii) The Originator may in good faith contest, by appropriate proceedings, the validity or amount of any charges or claims described in Section 4.02(l)(i); provided, that (A) adequate reserves with respect to such contest are maintained on the books of the Originator, in accordance with GAAP, (B) none of the Transferred Receivables may become subject to a material risk of forfeiture or loss as a result of such contest, (C) no Lien may be imposed to secure payment of such charges that is superior to any of the Liens securing the Originator's obligations hereunder and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such charges, (D) the Originator shall promptly pay or discharge such contested charges or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Buyer and the Administrative Agent evidence acceptable to the Buyer and Administrative Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to the Originator or the conditions set forth in this
Section 4.02(l) are no longer met and, (E) the Administrative
Agent has not advised the Originator in writing that the Administrative Agent reasonably believes that nonpayment or nondischarge thereof could reasonably be expected to have or result in a Material Adverse Effect.
     (m) Deposit of Collections. The Originator shall deposit and cause its Subsidiaries to deposit or cause to be deposited promptly into a Lockbox Account, and in any event no later than the first Business Day after receipt thereof, all Collections it may receive in respect of Transferred Receivables.

(n) Accounting Changes. If any Accounting Changes occur and such changes result in a change in the standards or terms used herein, then the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of such Persons and their Subsidiaries shall be the same after such Accounting Changes as if such Accounting Changes had not been made. If the parties hereto agree upon the required amendments to this Agreement, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained herein shall, only to the extent of such Accounting Change, refer to GAAP consistently applied after giving effect to the implementation of such Accounting Change. If such parties cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all financial statements delivered and all standards and terms used herein shall be prepared, delivered and used without regard to the underlying Accounting Change.
(o) Adjustments to Sale Price. The Originator may not amend or modify the terms of any Transferred Receivable. If the Billed Amount of any Sold Receivable is reduced as a result of any Credit Adjustments, and the amount of such reduction exceeds the amount, if any, of Credit Adjustments taken into account in the calculation of the Sale Price for such Transferred Receivable, the Originator shall make a cash payment to Buyer on the earlier of the due date hereunder of the next Borrowing Base Certificate or the next Settlement Date (such date being herein called the "Adjustment Date") in the amount of such excess by remitting such amount to the Collection Account in accordance with the terms of the Funding Agreement (which payment shall be deemed to be a capital contribution by the Originator to Buyer, and the aggregate amount of such excess Credit Adjustments so payable on any particular Adjustment Date shall be reduced by the aggregate amount of any Debit Adjustments made since the last Adjustment
Date). Except as expressly set forth in this Section 4.02(o), no Sale Price will be subject to any adjustment.
(p) Financial Covenants. The Originator shall cause the Parent to comply with the financial covenants set forth on Annex 4.02(p) attached hereto.
     Section 4.03. Negative Covenants of the Originator. The Originator covenants and agrees that, without the prior written consent of Buyer and the Administrative Agent, from and after the Closing Date and until the Termination Date:

     (a) Modifications of Receivables or Contracts. The Originator shall not extend, amend, forgive, discharge, compromise, cancel or otherwise modify the terms of any Transferred Receivable, or amend, modify or waive any term or condition of any Contract therefor in any respect that would purport to adversely affect any Transferred Receivable or its collectibility; provided, that the Originator acting as Servicer or Sub-Servicer may, in its capacity as a Servicer or Sub-Servicer, take such of the foregoing actions to the extent that they are expressly permitted by the terms of the Servicing Agreement.

(b) Sale Characterization. The Originator shall not make statements or disclosures or prepare any financial statements for any purpose, including for federal income tax, reporting or accounting purposes, that shall account for the transactions contemplated by this Agreement in any manner other than (i) with respect to the Sale of each Receivable originated by it, as a true sale or absolute assignment of its full right, title and ownership interest in such Receivable and (ii) with respect to the Transfer of each Contributed Receivable under this Agreement, as a contribution to the capital of Buyer.
(c) Actions Affecting Rights. The Originator shall not (i) take any action, if such action may interfere with the enforcement of any rights hereunder or under the other Related Documents, including rights with respect to the Transferred Receivables;
(ii) waive or alter any rights with respect to the Transferred Receivables (or any agreement or instrument relating thereto); or
(iii) fail to pay any tax, assessment, charge, fee or other obligation of the Originator with respect to the Transferred Receivables, or fail to defend any action, if such failure to pay or defend may adversely affect the priority or enforceability of the perfected title of Buyer to and the sole record and beneficial ownership interest of Buyer in the Transferred Receivables or, prior to their Transfer hereunder, the Originator's right, title or interest therein.
(d) ERISA. The Originator shall not cause or permit to occur an event which could result in the imposition of a Lien under
Section 412 of the IRC or Section 302 or 4068 of ERISA.
(e) Change to Credit and Collection Policies. The Originator shall comply with the Credit and Collection Policies, and no change shall be made to, the Credit and Collection Policies without the prior written consent of Buyer and the Administrative Agent (other than any change required by any applicable law, rule or regulation).
(f) Adverse Tax Consequences. Notwithstanding the parties' express intent that each Transfer shall constitute an absolute assignment, purchase and sale or capital contribution, as applicable, of Transferred Receivables and not a loan, and to the extent that any court may nevertheless determine that any such Transfer constitutes a loan rather than a sale transaction, and in addition to but not in derogation of any rights now or hereafter acquired by Buyer under Section 2.01 hereof, the following provisions shall apply: The Originator shall not take or permit to be taken any action (other than with respect to actions taken or to be taken solely by a Governmental Authority), or fail or neglect to perform, keep or observe any of its obligations hereunder or under the other Related Documents, that would have the effect directly or indirectly of subjecting any payment to Buyer, any Lender or holders of the Commercial Paper who are residents of the United States of America to withholding taxation.
(g) No Proceedings. From and after the Closing Date and until the date one year plus one day following the date on which the Commercial Paper with the latest maturity has been indefeasibly paid in full in cash, the Originator shall not institute or cause to be instituted against Buyer or Conduit Lender any proceeding of the type referred to in Sections 9.01(c) and 9.01(d) of the Funding Agreement.
(h) Commingling. The Originator shall not, and shall not permit any Subsidiary to, knowingly deposit or permit the deposit of any funds that do not constitute Collections of Transferred Receivables into the Concentration Account or any Lockbox Account, and the Originator shall establish and maintain reasonable precautions to attempt to prevent any such funds from being deposited in any such accounts. If such funds are nonetheless deposited into the Concentration Account or a Lockbox Account and the Originator so notifies the Administrative Agent, the Administrative Agent shall promptly remit any such amounts as directed by the Originator.
     Section 4.04. Breach of Representations, Warranties or Covenants. Upon discovery by the Originator or Buyer of any breach of any representation, warranty or covenant described in Sections 4.01, 4.02 or 4.03 (other than a representation, warranty or covenant relating to the absence of Credit Adjustments), which breach is reasonably likely to have a material adverse effect on the value of a Transferred Receivable or the interests of Buyer therein, the party discovering the same shall give prompt written notice thereof to the other parties hereto. The Originator may, at any time on any Business Day, or shall, if requested by notice from Buyer, on the first Business Day following receipt of such notice, either (a) repurchase such Transferred Receivable from Buyer for cash, (b) transfer ownership of a new Eligible Receivable or new Eligible Receivables to Buyer on such Business Day, or (c) make a capital contribution in cash to Buyer by remitting the amount (the "Rejected Amount") of such capital contribution to the Collection Account in accordance with the terms of the Funding Agreement, in each case in an amount equal to the Billed Amount of such Transferred Receivable (net of any reduction thereof for which the Originator has made the payment required therefor under
Section 4.02(o)) minus the sum of (A) Collections received in respect thereof and (B) the amount of any Credit Adjustment taken into account in the calculation of the Sale Price therefor. Notwithstanding the foregoing, if any Receivable is not paid in full on account of any Credit Adjustments, the Originator's repurchase obligation under this Section 4.04 with respect to such Receivable shall be reduced by the amount of any such Credit Adjustments taken into account in the calculation of the Sale Price therefor. The Originator shall ensure that no Collections or other proceeds with respect to a Transferred Receivable so reconveyed to it are paid or deposited into any Lockbox Account.

                            ARTICLE V
                         INDEMNIFICATION

     Section 5.01. Indemnification. Without limiting any other rights which Buyer or any of its stockholders, officers, directors, employees, agents or representatives (each, a "Buyer Indemnified Person") may have hereunder, or under applicable law, the Originator agrees to indemnify and hold harmless each Buyer Indemnified Person as a result of (a) the failure of a Contract to be originated in compliance with the requirements of law, (b) any breach of any of its representations, warranties or covenants contained herein, or (c) claims, actions, suits or judgments asserted or imposed against it and arising out of the transactions contemplated hereby or any of the other Related Documents, including any tort claims and any fines or penalties arising from any violation of the laws or regulations of the United States or any state or local government or Governmental Authority; provided that the foregoing indemnity shall in no way be deemed to impose upon the Originator any obligation, other than to the extent specifically set forth in this Article V, to make any payment with respect to principal or interest on the Advances or to reimburse Buyer for any payments on account of the Advances. Notwithstanding the foregoing, (and with respect to clause (ii) below, without prejudice to the rights that Buyer may have pursuant to the other provisions of this Agreement or the provisions of any other Related Documents), in no event shall any Buyer Indemnified Person be awarded any Indemnified Amounts to the extent (i) resulting from the gross negligence or willful misconduct on the part of such Buyer Indemnified Person or a breach of its obligations under a Related Document or (ii) the same constitutes directly or indirectly recourse for uncollectible or uncollected Transferred Receivables.

          NO BUYER INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF ANY TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

                           ARTICLE VI
                           [RESERVED]

ARTICLE VII
[RESERVED]
ARTICLE VIII
MISCELLANEOUS
     Section 8.01. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 8.01),
(c) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number set forth below in this Section 8.01 or to such other address (or facsimile number) as may be substituted by notice given as herein provided:

          the Originator:

                    Consolidated Freightways Corporation of
                    Delaware
                    16400 SE CF Way
                    Vancouver, WA  98683
                    Attention: Chief Financial Officer

          Buyer:

                    Consolidated Freightways Funding LLC
                    16400 SE CF Way
                    Vancouver, WA  98683
                    Attention: Chief Financial Officer

provided, that each such declaration or other communication shall be deemed to have been validly delivered to the Administrative Agent under this Agreement upon delivery to the Administrative Agent in accordance with the terms of the Funding Agreement. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Buyer) designated in any written communication provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any other party hereto by a specific time, such notice shall only be effective if actually received by such party prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall only be effective on the immediately succeeding Business Day.

     Section 8.02. No Waiver; Remedies. Buyer's failure, at any time or times, to require strict performance by the Originator of any provision of this Agreement or any Receivables Assignment shall not waive, affect or diminish any right of Buyer thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Originator contained in this Agreement or any Receivables Assignment, and no breach or default by the Originator hereunder or thereunder, shall be deemed to have been suspended or waived by Buyer unless such waiver or suspension is by an instrument in writing signed by an officer of or other duly authorized signatory of Buyer and directed to the Originator specifying such suspension or waiver. Buyer's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Buyer may have under any other agreement, including the other Related Documents, by operation of law or otherwise.

Section 8.03. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Originator and Buyer and their respective successors and permitted assigns, except as otherwise provided herein. The Originator may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of Buyer, the Lenders and the Administrative Agent and unless the Rating Agency Condition shall have been satisfied with respect to any such assignment. Any such purported assignment, transfer, hypothecation or other conveyance by the Originator without the prior express written consent of Buyer, the Lenders and the Administrative Agent shall be void. The Originator acknowledges that, to the extent permitted under the Funding Agreement, Buyer may assign its rights granted hereunder, including the benefit of any indemnities under Article V, and upon such assignment, such assignee shall have, to the extent of such assignment, all rights of Buyer hereunder and, to the extent permitted under the Funding Agreement, may in turn assign such rights. The Originator agrees that, upon any such assignment, such assignee may enforce directly, without joinder of Buyer, the rights set forth in this Agreement. All such assignees, including parties to the Funding Agreement in the case of any assignment to such parties, shall be third party beneficiaries of, and shall be entitled to enforce Buyer's rights and remedies under, this Agreement to the same extent as if they were parties hereto. Without limiting the generality of the foregoing, all notices to be provided to the Buyer hereunder shall be delivered to both the Buyer and the Administrative Agent under the Funding Agreement, and shall be effective only upon such delivery to the Administrative Agent.
The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of the Originator and Buyer with respect to the transactions contemplated hereby and, except for the Lenders and the Administrative Agent, no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement.
Section 8.04.       Termination; Survival of Obligations.
     (a) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination Date.

(b) Except as otherwise expressly provided herein or in any other Related Document, no termination or cancellation (regardless of cause or procedure) of any commitment made by Buyer under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Originator or the rights of Buyer relating to any unpaid portion of any and all recourse and indemnity obligations of the Originator to Buyer, including those set forth in Sections 4.02(o), 4.04, 5.01 and 8.14, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Facility Termination Date. Except as otherwise expressly provided herein or in any other Related Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Originator, and all rights of Buyer hereunder, all as contained in the Related Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the rights and remedies pursuant to Sections 4.02(o), 4.04, the indemnification and payment provisions of Article V, and the provisions of Sections 4.03(g), 8.03, 8.12 and 8.14 shall be continuing and shall survive any termination of this Agreement.
     Section 8.05. Complete Agreement; Modification of Agreement. This Agreement and the other Related Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements and understandings relating to the subject matter hereof and thereof, and may not be modified, altered or amended except as set forth in Section 8.06.

Section 8.06. Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement or any of the other Related Documents, or any consent to any departure by the Originator therefrom, shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto and the Lenders and the Administrative Agent. No consent or demand in any case shall, in itself, entitle any party to any other consent or further notice or demand in similar or other circumstances.
Section 8.07.       GOVERNING LAW; CONSENT TO JURISDICTION;
WAIVER OF JURY TRIAL.
     (a) THIS AGREEMENT AND EACH RELATED DOCUMENT (EXCEPT TO THE EXTENT THAT ANY RELATED DOCUMENT EXPRESSLY PROVIDES TO THE CONTRARY) AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES), EXCEPT TO THE EXTENT THAT THE PERFECTION, EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF THE BUYER IN THE RECEIVABLES OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)  EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE
OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK
CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR
TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED DOCUMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES
THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A
COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK
CITY; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE
DEEMED OR OPERATE TO PRECLUDE BUYER FROM BRINGING SUIT OR TAKING
OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON ANY SECURITY FOR THE OBLIGATIONS OF THE ORIGINATOR ARISING HEREUNDER,
OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF BUYER.
EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH
JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT,
AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY
MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE
OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF
SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH
COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR
SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO
SUCH PARTY AT THE ADDRESS SET FORTH BENEATH ITS NAME ON THE
SIGNATURE PAGES HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY'S ACTUAL RECEIPT THEREOF
OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER
POSTAGE PREPAID.  NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT
OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER
PERMITTED BY LAW.
(c)  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX
FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED
BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH
APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN
ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE
RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL
SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO
TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO
RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR
OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR
INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN
CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
     Section 8.08. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

Section 8.09.       Severability.  Wherever possible, each
provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.
Section 8.10. Section Titles, Etc. The section titles and table of contents contained in this Agreement are provided for ease of reference only and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto. Whenever any provision in this Agreement refers to the knowledge (or an analogous phrase) of the Originator, such words are intended to signify that one or more of the Executive Officer's of the Originator has actual knowledge or awareness of a particular fact or circumstance or that one or more of the Executive Officer's of the Originator, if they had exercised reasonable diligence, would have known or been aware of such fact or circumstance.
Section 8.11. No Setoff. The Originator's obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right the Originator might have against Buyer, any Lender or the Administrative Agent, all of which rights are hereby expressly waived by the Originator.
Section 8.12.       Confidentiality.
     (a) Except to the extent otherwise required by applicable law, as required to be filed publicly with the Securities and Exchange Commission, or unless each Affected Party shall otherwise consent in writing, the Originator and Buyer agree to maintain the confidentiality of this Agreement (and all drafts hereof and documents ancillary hereto) in its communications with third parties other than any Affected Party or any Buyer Indemnified Person and otherwise and not to disclose, deliver or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Agreement (or any draft hereof and documents ancillary hereto) except to an Affected Party or an Buyer Indemnified Person.

(b) The Originator agrees that it shall not (and shall not permit any of its Subsidiaries to) issue any news release or make any public announcement pertaining to the transactions contemplated by this Agreement and the Related Documents without the prior written consent of Buyer and each of the Committed Lender and the Conduit Lender (which consent shall not be unreasonably withheld) unless such news release or public announcement is required by law, in which case the Originator shall consult with Buyer and each of the Committed Lender and the Conduit Lender prior to the issuance of such news release or public announcement. The Originator may, however, disclose the general terms of the transactions contemplated by this Agreement and the Related Documents to trade creditors, suppliers and other similarly-situated Persons so long as such disclosure is not in the form of a news release or public announcement.
(c) Except to the extent otherwise required by applicable law, or in connection with any judicial or administrative proceedings, as required to be filed publicly with the Securities Exchange Commission, or unless the Originator otherwise consents in writing, the Buyer agrees (i) to maintain the confidentiality of
(A) this Agreement (and all drafts hereof and documents ancillary hereto) and (B) all other confidential proprietary information with respect to the Originator and its Affiliates and each of their respective businesses obtained by the Buyer in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other documents ancillary hereto, in each case, in its communications with third parties other than any Affected Party or the Originator and (ii) not to disclose, deliver, or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Agreement (or any draft hereof and documents ancillary hereto) except to an Affected Party or the Originator.
     Section 8.13.       Further Assurances.

     (a) The Originator shall at its sole cost and expense, upon request of Buyer, any Lender or the Administrative Agent, promptly and duly execute and deliver any and all further instruments and documents and take such further actions that may be necessary or desirable or that Buyer, any Lender or the Administrative Agent may request to carry out more effectively the provisions and purposes of this Agreement or any other Related Document or to obtain the full benefits of this Agreement and of the rights and powers herein granted, including (i) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Buyer of any Transferred Receivable, and (ii) filing any financing or continuation statements under the UCC with respect to the ownership interests or Liens granted hereunder or under any other Related Document. The Originator hereby authorizes Buyer, each Lender and the Administrative Agent to file any such financing or continuation statements without the signature of the Originator to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement or of any notice or financing statement covering the Transferred Receivables, or any part thereof shall be sufficient as a notice or financing statement where permitted by law. Notwithstanding any other term or provision hereof to the contrary, the Originator shall not be required to assemble or deliver to Buyer, any Lender or the Administrative Agent originals or copies of bills of lading or warehouse receipts, absent the occurrence of a Termination Event or Incipient Termination Event and a written request to such effect by the Buyer or the Administrative Agent.

(b) If the Originator fails to perform any agreement or obligation under this Section 8.13, Buyer, any Lender or the Administrative Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of Buyer, such Lender or the Administrative Agent incurred in connection therewith shall be payable by the Originator upon demand of Buyer, such Lender or the Administrative Agent.
     Section 8.14. Fees and Expenses. In addition to its indemnification obligations pursuant to Article V, the Originator agrees to pay on demand all costs and expenses incurred by Buyer in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Related Documents, including the fees and out-of-pocket expenses of Buyer's counsel, advisors, consultants and auditors retained in connection with the transactions contemplated thereby and advice in connection therewith, and the Originator agrees to pay all costs and expenses, if any (including attorneys' fees and expenses but excluding any costs of enforcement or collection of the Transferred Receivables), in connection with the enforcement of this Agreement and the other Related Documents.

          IN WITNESS WHEREOF, the parties have caused this Receivables Sale and Contribution Agreement to be executed by their respective duly authorized representatives, as of the date first above written.

                        CONSOLIDATED FREIGHTWAYS CORPORATION OF
                        DELAWARE


                       By:   /s/Robert E. Wrightson
                       Name: Robert E. Wrightson
                       Title:Executive Vice President and Chief
                              Financial Officer



                       CONSOLIDATED FREIGHTWAYS FUNDING LLC


                       By:   /s/Kerry K. Morgan
                       Name: Kerry K. Morgan
                       Title:Vice President and Treasurer







                         EXHIBIT 2.01(a)


                             Form of


                     RECEIVABLES ASSIGNMENT

          THIS RECEIVABLES ASSIGNMENT (the "Receivables Assignment") is entered into as of April 27, 2001, by and between CONSOLIDATED FREIGHTWAYS CORPORATION OF DELAWARE, a Delaware corporation (the "Originator") and CONSOLIDATED FREIGHTWAYS FUNDING LLC, a Delaware limited liability company ("Buyer").

          1. We refer to that certain Receivables Sale and Contribution Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Sale and Contribution Agreement") of even date herewith between the Originator and the Buyer. All of the terms, covenants and conditions of the Sale and Contribution Agreement are hereby made a part of this Receivables Assignment and are deemed incorporated herein in full. Unless otherwise defined herein, capitalized terms or matters of construction defined or established in the Sale and Contribution Agreement shall be applied herein as defined or established therein.

          2. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Originator hereby sells, or sells or contributes, and absolutely assigns, to Buyer, without recourse, except as provided in Sections 4.02(o) and 4.04 of the Sale and Contribution Agreement, all of the Originator's right, title and interest, legal or equitable, in, to and under all of its Receivables (including all Collections, Records and proceeds with respect thereto) existing as of the Closing Date and as of each Transfer Date until the Facility Termination Date (other than Receivables previously transferred by the Originator to the Buyer and repurchased by the Originator pursuant to Section 4.04 of the Sale and Contribution Agreement).

          3. Subject to the terms and conditions of the Sale and Contribution Agreement, the Originator hereby covenants and agrees to sign, sell or contribute, as applicable, execute and deliver, or cause to be signed, sold or contributed, executed and delivered, and to do or make, or cause to be done or made, upon request of Buyer and at the Originator's expense, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by Buyer for the purpose of or in connection with acquiring or more effectively vesting in Buyer or evidencing the vesting in Buyer of the property, rights, title and interests of the Originator sold or contributed hereunder or intended to be sold or contributed hereunder.

          4. Wherever possible, each provision of this Receivables Assignment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Receivables Assignment shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Receivables Assignment.

          5. THIS RECEIVABLES ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

          IN WITNESS WHEREOF, the parties have caused this Receivables Assignment to be executed by their respective officers thereunto duly authorized, as of the day and year first above written.

CONSOLIDATED FREIGHTWAYS         CONSOLIDATED FREIGHTWAYS
CORPORATION OF DELAWARE          FUNDING LLC

By:                              By:
Name:                            Name:
Title:                           Title:




                          ANNEX 4.02(h)
                               to
           RECEIVABLES SALE AND CONTRIBUTION AGREEMENT


                     REPORTING REQUIREMENTS

          The Originator shall furnish, or cause to be furnished, to the Buyer, Lenders, the Administrative Agent, the Collateral
Agent and (in the case of paragraph (f) below only) the Rating
Agencies:

          (a) Annual Audited Financials. As soon as available, and in any event within 90 days after the end of each fiscal year, (i) a copy of the audited consolidated financial statements for such year for the Parent and its Subsidiaries, certified in each case in a manner satisfactory to the Administrative Agent and the Collateral Agent by Arthur Andersen LLP (or its successor) or other nationally recognized independent public accountants acceptable to the Administrative Agent and the Collateral Agent, with such financial statements being prepared in accordance with GAAP applied consistently throughout the period involved (except as approved by such accountants and disclosed therein), and (ii) a report from Arthur Andersen LLP (or its successor) or other nationally recognized independent public accountants reasonably acceptable to the Administrative Agent and the Collateral Agent (upon which report the Administrative Agent and the Collateral Agent shall be entitled to rely) to the effect that such firm has caused this Agreement to be reviewed and that in the course of their audit of the Parent and its Subsidiaries no facts have come to their attention to cause them to believe that any Termination Event or Incipient Termination Event exists and in particular that they have no knowledge of any failure on the part of the Parent to comply with the financial covenants in this Agreement or any failure on the part of the Borrower to comply with the Funding Agreement in the preparation of the Monthly Reports (including the Borrowing Base Certificates attached thereto) delivered during the previous fiscal year, or if such is not the case, specifying any exception and the nature thereof.

          (b) Quarterly Financials. As soon as available, and in any event within 45 days after the end of each fiscal quarter (other than the last fiscal quarter of any fiscal year), financial information regarding the Parent and its Subsidiaries, certified by the Chief Financial Officer of the Parent, consisting of consolidated (i) unaudited balance sheets as of the close of such fiscal quarter and the related statements of income and cash flows for that portion of the fiscal year ending as of the close of such fiscal quarter and (ii) unaudited statements of income and cash flows for such fiscal quarter, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such fiscal year, all prepared in accordance with GAAP. Such financial information shall be accompanied by a listing of the letter of credit requirements of the Parent and its Subsidiaries as of the end of such quarter and the certification of the Chief Financial Officer of the Parent that (A) such financial information presents fairly in accordance with GAAP the financial position and results of operations of the Parent and its Subsidiaries, on a consolidated basis, as at the end of such quarter and for the period then ended, subject to the absence of footnotes (except as to the identity of the Borrower) ordinary year-end audit adjustments and (B) any other information presented is true, correct and complete in all material respects and that there was no Incipient Termination Event or Termination Event in existence as of such time or, if an Incipient Termination Event or Termination Event shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Incipient Termination Event or Termination Event. In addition, the Originator shall furnish, or cause to be furnished, to the Administrative Agent and the Collateral Agent, within 45 days after the end of each fiscal quarter, (y) a statement in reasonable detail (each, a "Compliance Certificate") showing the calculations used in determining compliance with each financial covenant set forth on Annex 4.02(o) and (z) a management discussion and analysis that includes a comparison to budget for the fiscal year to date as of the end of such fiscal quarter and a comparison of performance for the fiscal year to date as of the end of that fiscal quarter to the corresponding period in the prior year.

          (c) Monthly Financials. As soon as available, and in any event within 30 days after the end of each fiscal month (other than the last month of any fiscal quarter), financial information regarding the Parent and its Subsidiaries, certified by the Chief Financial Officer of the Parent, consisting of consolidated (i) unaudited balance sheets as of the close of such fiscal month and the related statements of income and cash flows for that portion of the fiscal year ending as of the close of such fiscal month and (ii) unaudited statements of income and cash flows for such fiscal month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such fiscal year, all prepared in accordance with GAAP. Such financial information shall be accompanied by a listing of the letter of credit requirements of the Parent and its Subsidiaries as of the end of one month and the certification of the Chief Financial Officer of the Parent that (A) such financial information presents fairly in accordance with GAAP the financial position and results of operations of the Parent and its Subsidiaries, on a consolidated basis as at the end of such month and for the period then ended, subject to the absence of footnotes and to ordinary year-end audit adjustments and (B) any other information presented is true, correct and complete in all material respects and that there was no Incipient Termination Event or Termination Event in existence as of such time or, if an Incipient Termination Event or Termination Event shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Incipient Termination Event or Termination Event.

          (d) Operating Plan. As soon as available, but not later than the earlier of (i) 60 days after the end of each fiscal year and (ii) three (3) Business Days after the Board of Directors approval thereof, an annual operating plan for the Parent and its Subsidiaries, approved by the Board of Directors of the Parent, for the following year, which will (i) include a statement of all of the material assumptions on which such plan is based, (ii) include monthly balance sheets and a monthly budget for the following year and (iii) integrate sales, gross profits, operating expenses, operating profit, cash flow projections, letter of credit requirement projections, and Funding Availability projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance).

          (e) Management Letters. Within five Business Days after receipt thereof by the Parent, copies of all management letters, exception reports or similar letters or reports received by the Parent from its independent certified public accountants.

          (f) Default Notices. As soon as practicable, and in any event within five Business Days after an Authorized Officer of the Parent or the Originator has actual knowledge of the existence thereof, telephonic or telecopied notice of each of the following events, in each case specifying the nature and anticipated effect thereof and what action, if any, any Originator, the Parent or other Domestic Subsidiaries proposes to take with respect thereto, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day:

               (i)    any Incipient Termination Event or
Termination Event;

               (ii) any Adverse Claim in excess of $10,000 made or asserted against any of the Transferred Receivables of which it becomes aware;

               (iii) the commencement of a case or proceeding by or against any member of the Parent Group seeking a decree or order in respect of such Person (A) under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (B) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Person or for any substantial part of its assets, or (C) ordering the winding-up or liquidation of the affairs of such Person;

               (iv) the receipt of notice that (A) any member of the Parent Group is being placed under regulatory supervision,
(B) any license, permit, charter, registration or approval necessary for the conduct of such Person's business is to be, or may be, suspended or revoked, or (C) any member of the Parent Group is to cease and desist any practice, procedure or policy employed by it in the conduct of its business if such cessation may have a Material Adverse Effect;

               (v) any other event, circumstance or condition that has had or could reasonably be expected to have a Material
Adverse Effect.

          (g) SEC Filings and Press Releases. Promptly upon their becoming available, copies of: (i) all financial statements, reports, notices and proxy statements made publicly available by the Parent or the Originator to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Parent or the Originator with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by the Parent or the Originator to the public concerning material adverse changes or developments in the business of any such Person.

          (h) Litigation. Promptly upon learning thereof, written notice of any Litigation commenced or threatened against any member of the Parent Group or with respect to or in connection with all or any portion of the Transferred Receivables that (A) seeks damages or penalties in an uninsured amount in excess of $10,000,000 in any one instance or $10,000,000 in the aggregate, (B) seeks injunctive relief (other than injunctive relief relating to labor practices which together with all other such injunctions could not reasonably be expected to have a Material Adverse Effect), (C) is asserted or instituted against any Plan, its fiduciaries or its assets or against any member of the Parent Group or ERISA Affiliate in connection with any Plan,
(D) alleges criminal misconduct by any member of the Parent Group, or (E) could reasonably be expected, if determined adversely, to have a Material Adverse Effect.

          (i) Other Documents. Such other financial and other information respecting the Transferred Receivables, the Contracts therefor or the condition or operations, financial or otherwise, of the Borrower or the Parent or any of its other Subsidiaries as the Lender, the Buyer, the Administrative Agent or the Collateral Agent shall, from time to time, request.

          (j) Downgrading of Credit Rating. Promptly upon learning of thereof, written notice of any downgrading of the rating of the Debt of the Parent by S & P setting forth the Debt affected and the nature of the change.

          (k) Notice of Liens. As soon as practicable, and in any event within five Business Days after any Authorized Officer or Executive Officer of the Originator has actual knowledge of the existence thereof, telephonic or telecopied notice of any Lien on any of the Receivables of the Originator (including any Transferred Receivables) as a result of any judgment rendered against the Originator or the failure by the Originator to pay when due any employee wages or any federal, state or local taxes.


  ANNEX 4.02(p) TO RECEIVABLES SALE AND CONTRIBUTION AGREEMENT


                       FINANCIAL COVENANTS

          (a) Minimum Fixed Charge Coverage Ratio. The Parent and its Subsidiaries shall have on a consolidated basis, as of the end of each fiscal quarter set forth below, a Fixed Charge Coverage Ratio for the Rolling Period then ended of not less than the following:

Fiscal Quarter                Minimum Fixed Charge Coverage
                              Ratio

Fiscal Quarter ending June    1.25 to 1.00
30, 2001

Fiscal Quarter ending         1.30 to 1.00
September 30, 2001

Fiscal Quarter ending         1.70 to 1.00
December 31, 2001 and each
Fiscal Quarter thereafter



          (b) Minimum Tangible Net Worth. Parent and its Subsidiaries on a consolidated basis shall have a Tangible Net Worth, as of the Closing Date and as of the end of each of the second, third and fourth fiscal quarters of fiscal year 2001, of not less than $195,000,000. Thereafter, Parent and its Subsidiaries on a consolidated basis shall have, as of the end of each fiscal year ending on or after December 31, 2001 (each such fiscal year herein called the "Subject Fiscal Year") and as of the end of the first three fiscal quarters of the immediately succeeding fiscal year, a Tangible Net Worth of not less than the sum of (i) the minimum Tangible Net Worth required hereunder for the fiscal year which immediately preceded the Subject Fiscal Year (or, where the Subject Fiscal Year is the fiscal year ending December 31, 2001, the sum of $195,000,000) plus (ii) an amount equal to fifty percent (50%) of the positive net income of the Parent and its Subsidiaries on a consolidated basis for the Subject Fiscal Year plus (iii) an amount equal to one hundred percent (100%) of the amount of any equity raised by or capital contributed to the Parent during the Subject Fiscal Year (in the case of equity raised or capital contributed, net of the bona fide, reasonable expenses, if any, relating to the raising of such equity or such capital contribution and paid to Persons who are not Affiliates of the Parent).

          (c) Minimum EBITDA. Parent and its Subsidiaries shall have on a consolidated basis for each fiscal quarter set forth below an EBITDA for the Rolling Period then ended of not less than the following:

Fiscal Quarter                   Minimum EBITDA

Fiscal Quarter ending June 30,   $49,000,000
2001

Fiscal Quarter ending September  $50,000,000
30, 2001

Fiscal Quarter ending December   $60,000,000
31, 2001 and for each Fiscal
Quarter thereafter



     (d) Maximum Capital Expenditures. Parent and its Subsidiaries shall not make or incur any Capital Expenditures if, after giving effect thereto, the aggregate amount of all Capital Expenditures made or incurred by Parent and its Subsidiaries during any period of four (4) consecutive fiscal quarters would exceed $55,000,000.

          Capitalized terms used in this Annex 4.02(o) and not otherwise defined below shall have the respective meanings ascribed to them in Annex X. As used in this Annex 4.02(o), "Term Debt", "Vancouver Property", "Menlo Park Property", "Restricted Payments", "Permitted Stock Repurchases" and "Permitted Acquisitions" shall have the meanings ascribed to such terms in the Standby Letter of Credit Agreement. The following terms shall have the respective meanings set forth below:

          "Capital Expenditures" shall mean, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Debt) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP, but excluding (i) Capital Expenditures of the Parent, the Originator or any Subsidiary Guarantor financed by the incurrence of Term Debt to the extent that such Term Debt is permitted to be incurred under Section 6.3 of the Standby Letter of Credit Agreement, provided that on or prior to the date of incurrence of such Term Debt, the Parent has furnished to the Administrative Agent a written statement of sources and uses of such Term Debt, which statement describes with particularity the principal amount of the Term Debt to be used for the proposed Capital Expenditure and the fixed assets or improvements to be acquired, replaced, substituted or added to in connection with such proposed Capital Expenditure, (ii) the purchase of the Vancouver Property by the Parent, provided that to the extent the purchase price of the Vancouver Property exceeds $25,000,000, such excess shall be included as a Capital Expenditure for purposes of determining compliance with the Maximum Capital Expenditure covenant set forth in paragraph (d) of this Annex 4.02(o), (iii) any Capital Expenditures incurred by the Parent in connection with the refinancing of the Participation Agreement, provided that to the extent that such Capital Expenditures exceed $22,500,000, such excess shall be included as a Capital Expenditure for purposes of determining compliance with the Maximum Capital Expenditure covenant set forth in paragraph (d) of this Annex 4.02(o), (iv) any purchase by the Parent or any Subsidiary of fixed assets or improvements to the extent that such purchase qualifies for like-kind tax treatment under Section 1031 of the IRC, provided that such exclusion from Capital Expenditures under this clause (iv) shall be limited to an amount not to exceed the lesser of (x) the cash proceeds received from the transfer of the property relinquished in the like-kind exchange, assuming for purposes hereof that the Parent or Subsidiary does not qualify for like-kind tax treatment under Section 1031 of the IRC in connection with such transfer and (y) the value of the fixed assets or improvements purchased by the Parent in the subject transaction which qualifies for like-kind tax treatment under Section 1031 of the IRC, (v) any purchase by the Parent or any Subsidiary of fixed assets or improvements with the proceeds received from the sale of the Menlo Park Property, provided that on or prior to the date of any such Capital Expenditures, the Parent has furnished to the Administrative Agent a written statement of sources and uses of the proceeds from the sale of the Menlo Park Property, which statement describes with particularity the amount of the proceeds from the sale of the Menlo Park Property to be used for the proposed Capital Expenditure and the fixed assets or improvements to be acquired, replaced, substituted or added to in connection with such proposed Capital Expenditures, and (vi) such other items as the Parent and the Administrative Agent may agree in writing to exclude.

          "EBITDA" shall mean, with respect to any Person for any fiscal period, the amount equal to (a) consolidated net income of such Person for such period, plus (b) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) depreciation and amortization for such period, (v) amortized debt discount for such period, (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, and (vii) Lease Expenses, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, minus (c) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), provided that there shall be excluded from the amount of any aggregate net gain under this clause (iv), in solely the fiscal quarter ending March 31, 2001, an amount equal to the lesser of (x) $19,200,000 and
(y) the actual gain recognized by the Parent and its Subsidiaries from the sale of its Portland, Oregon administrative complex and
(v) any other non-cash gains that have been added in determining consolidated net income (including LIFO adjustments), in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (A) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries; (B) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (C) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary;
(D) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (E) any write-up of any asset;
(F) any net gain from the collection of the proceeds of life insurance policies; (G) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Debt, of such Person, (H) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and (I) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

          "Fixed Charges" shall mean, with respect to any Person for any fiscal period, the aggregate of, without duplication, (a) all Interest Expense and Lease Expense paid or accrued during such period, plus (b) all regularly scheduled payments of principal with respect to Debt (including any lease payments by any Person in respect of Capital Leases) due or made during such period, plus (c) all Restricted Payments made during such period (other than Permitted Stock Repurchases covered by Section 6.14(vii) of the Standby Letter of Credit Agreement), plus (d) any cash payments made by such Person in connection with any Permitted Acquisitions.

          "Fixed Charge Coverage Ratio" shall mean, with respect to any Person for any fiscal period, the ratio of (i) the sum of
(x) EBITDA for such period less (y) cash taxes made during such period to (ii) Fixed Charges for such period.

          "Interest Expense" shall mean, with respect to any Person for any fiscal period, the sum of (a) interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including (i) amortization of original issue discount on any Debt and of all fees payable in connection with the incurrence of such Debt (to the extent included in interest expense), (ii) the interest portion of any deferred payment obligation, (iii) the interest component of any Capital Lease Obligation plus (b) the amount of any Letter of Credit Fee (as such term is defined in the Standby Letter of Credit Agreement) paid during the relevant period ended on such date, plus (c) the amount of any payments by such Person, as lessee, under any sale-leaseback or synthetic lease transaction.

          "Lease Expenses" shall mean, with respect to any Person for any fiscal period, the aggregate rental obligations of such Person determined in accordance with GAAP that are payable in respect of such period under operating leases of equipment having an original non-cancelable term (as determined in accordance with GAAP) in excess of twelve months (net of income from subleases thereof, but including taxes, insurance, maintenance and similar expenses that the lessee is obligated to pay under the terms of such leases), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of such Person or in the notes thereto, excluding, however, any such obligations under Capital Leases.

          "Net Worth" shall mean, with respect to any Person as of any date of determination, (a) the book value of the assets of such Person, minus (b) reserves applicable thereto, minus (c) all of such Person's liabilities on a consolidated basis (including accrued and deferred income taxes), all as determined in accordance with GAAP.

          "Rolling Period" shall mean, as of the end of any fiscal quarter, the immediately preceding four (4) fiscal quarters, including the fiscal quarter then ending.

          "Tangible Net Worth" shall mean, with respect to any Person at any date, the Net Worth of such Person at such date, excluding, however, from the determination of the total assets at such date, (a) all goodwill, capitalized organizational expenses, capitalized research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses (excluding software licenses) and rights in any thereof, and other intangible items (other than software licenses), (b) all unamortized debt discount and expense, (c) treasury Stock, and
(d) any write-up in the book value of any asset resulting from a revaluation thereof.

Rules of Construction Concerning Financial Covenants. Unless otherwise specifically provided therein, any accounting term used in any Related Document shall have the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any Accounting Changes occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in any Related Document, then the parties thereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of such Persons and their Subsidiaries shall be the same after such Accounting Changes as if such Accounting Changes had not been made. If the parties thereto agree upon the required amendments thereto, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained therein shall, only to the extent of such Accounting Change, refer to GAAP consistently applied after giving effect to the implementation of such Accounting Change. If such parties cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all financial statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Related Documents shall be prepared, delivered and made without regard to the underlying Accounting Change.








ARTICLE I  DEFINITIONS AND INTERPRETATION                        1
 Section 1.01.  Definitions                                      1
 Section 1.02.  Rules of Construction                            1

ARTICLE II  TRANSFERS OF RECEIVABLES                             1
 Section 2.01.  Agreement to Transfer                            1
 Section 2.02.  Grant of Security Interest                       3

ARTICLE III  CONDITIONS PRECEDENT                                3
 Section 3.01.  Conditions to Initial Transfer                   3
 Section 3.02.  Conditions to all Transfers                      4

ARTICLE IV  REPRESENTATIONS, WARRANTIES AND COVENANTS            5
      Section 4.01.  Representations and Warranties of the
      Originator                                                 5
 Section 4.02.  Affirmative Covenants of the Originator         11
 Section 4.03.  Negative Covenants of the Originator            16
     Section 4.04.  Breach of Representations, Warranties or
      Covenants                                                 18

ARTICLE V  INDEMNIFICATION                                      18
 Section 5.01.  Indemnification                                 18

ARTICLE VI  [RESERVED]                                          19

ARTICLE VII  [RESERVED]                                         19

ARTICLE VIII  MISCELLANEOUS                                     19
 Section 8.01.  Notices                                         19
 Section 8.02.  No Waiver; Remedies                             20
 Section 8.03.  Successors and Assigns                          21
 Section 8.04.  Termination; Survival of Obligations            21
       Section 8.05.  Complete Agreement; Modification of
      Agreement                                                 22
 Section 8.06.  Amendments and Waivers                          22
     Section 8.07.  GOVERNING LAW; CONSENT TO JURISDICTION;
      WAIVER OF JURY TRIAL                                      22
 Section 8.08.  Counterparts                                    23
 Section 8.09.  Severability                                    23
 Section 8.10.  Section Titles, Etc                             23
 Section 8.11.  No Setoff                                       24
 Section 8.12.  Confidentiality                                 24
 Section 8.13.  Further Assurances                              25
 Section 8.14.  Fees and Expenses                               25






                             ANNEX X


                               to


          RECEIVABLES SALE AND CONTRIBUTION AGREEMENT,


                       SERVICING AGREEMENT

                               and


                  RECEIVABLES FUNDING AGREEMENT


                        each dated as of


                         April 27, 2001





                 Definitions and Interpretation

          SECTION 1. Definitions and Conventions. Capitalized terms used in the Sale and Contribution Agreement and the Funding
Agreement shall have (unless otherwise provided elsewhere therein) the following respective meanings:

          "Accession Agreement" shall mean an Accession Agreement substantially in the form of Exhibit A to the Collateral Agent
Agreement.

          "Account Agreement" shall mean that certain Account Agreement dated on or about the Closing Date by and among a financial institution satisfactory to the Administrative Agent, the Borrower and the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time, in form and substance reasonably acceptable to the Administrative Agent.

          "Accounting Changes" shall mean, with respect to any Person, (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion of the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or any successor thereto or any agency with similar functions); (b) changes in accounting principles concurred in by such Person's certified public accountants; (c) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (d) the reversal of any reserves established as a result of purchase accounting adjustments.

          "Accounts" shall mean the Collection Account, the Concentration Account, the Lockbox Accounts and the Retention
Account, collectively.

          "Accrued Yield" shall mean, as of any date of determination within a Settlement Period, the sum of the Daily
Yields for each day from and including the first day of the Settlement Period through and including such date.

          "Accrued Servicing Fee" shall mean, as of any date of determination within a Settlement Period, the sum of the Servicing Fees calculated for each day from and including the first day of the Settlement Period through and including such date.

          "Accrued Unused Facility Fee" shall mean, as of any date of determination within a Settlement Period, the sum of the Unused Facility Fees calculated for each day from and including the first day of the Settlement Period through and including such date.

          "Additional Amounts" shall mean any amounts payable to any Affected Party under Sections 2.09 or 2.10 of the Funding
Agreement.

          "Additional Costs" shall have the meaning assigned to it in Section 2.09(b) of the Funding Agreement.

          "Administrative Agent" shall have the meaning set forth in the Preamble of the Funding Agreement and any successor thereto.

          "Administrative Services Agreement" shall mean that certain Administrative Services Agreement dated as of March 7,
2000, between Redwood and the Operating Agent.

          "Advance" shall have the meaning assigned to it in
Section 2.01 of the Funding Agreement.

          "Advance Date" shall mean each day on which any Advance is made.

          "Advance Discount Rate" shall mean, as of any date of determination, a rate equal to the lesser of (a) the Dynamic
Advance Discount Rate and (b) the Advance Discount Rate Cap.

          "Advance Discount Rate Cap" shall mean a rate equal to eighty-five percent (85%); provided, that the Advance Discount Rate Cap shall be permanently reduced by the percent (the "Percentage Reduction") by which the Dilution Trigger Ratio for any given month exceeds the sum of (i) 5% plus (ii) the Percentage Reduction, if any, in effect during the prior month. Once the Advance Discount Rate Cap has been reduced during any period, the reduced Advance Discount Rate Cap shall be the new Advance Discount Rate Cap for purposes of this definition from the date thereof until the earlier of (a) the Facility Termination Date or (b) the next day in which the Advance Discount Rate Cap is further reduced. Notwithstanding the foregoing, the Advance Discount Rate Cap may be increased at any time at the sole discretion of the Administrative Agent upon satisfaction of the Rating Agency Condition with respect thereto.

          "Adverse Claim" shall mean any claim of ownership or any Lien, other than any ownership interest or Lien created under the Sale and Contribution Agreement, the Funding Agreement or any Lien created under the Collateral Agent Agreement.

          "Affected Party" shall mean each of the following
Persons: the Conduit Lender, the Committed Lender, the Liquidity Agent, each Liquidity Lender, the Administrative Agent, the Operating Agent, the Letter of Credit Agent, each Letter of Credit Provider, the Collateral Agent, the Depositary and each Affiliate of the foregoing Persons.

          "Affiliate" shall mean, with respect to any Person,
(a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the Stock having ordinary voting power in the election of directors of such Person,
(b) each Person that controls, is controlled by or is under common control with such Person, or (c) each of such Person's executive officers, directors, joint venturers and general partners. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

          "Appendices" shall mean, with respect to any Related
Document, all exhibits, schedules, annexes and other attachments thereto, or expressly identified thereto.

          "Applicable Lender" shall mean (i) prior to the occurrence of a Committed Lender Funding Event, the Conduit
Lender, and (ii) on and after the occurrence of a Committed
Lender Funding Event, the Committed Lender.

          "Authorized Officer" shall mean, with respect to any corporation, the Chairman or Vice-Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer and each other officer of such corporation specifically authorized in resolutions of the Board of Directors of such corporation to sign agreements, instruments or other documents on behalf of such corporation in connection with the transactions contemplated by the Sale and Contribution Agreement, the Funding Agreement and the other Related Documents.

          "Availability" shall mean, as of any date of determination, the amount equal to the lesser of: (a) (i) the Borrowing Base multiplied by the Advance Discount Rate minus (ii) the Discount Reserve, the Dilution Reserve and the Permitted
Encumbrance Reserve, and (b) the Maximum Facility Amount.

          "Available LOC Percentage" shall mean twenty-five percent (25%); provided, that the Available LOC Percentage may be changed at any time by the Administrative Agent in its sole discretion, exercised in good faith, and, in the case of a decrease only, upon satisfaction of the Rating Agency Condition with respect thereto.

          "Bankruptcy Code" shall mean the provisions of title 11
of the United States Code, 11 U.S.C.   101 et seq.

          "Billed Amount" shall mean, with respect to any Transferred Receivable, the amount billed on the Billing Date by the Originator to the Obligor thereunder.

          "Billing Date" shall mean, with respect to any Transferred Receivable, the date on which the freight bill (if any) or invoice with respect thereto was generated.

          "Borrower" shall mean Consolidated Freightways Funding
LLC, a Delaware limited liability company, in its capacity as borrower under the Funding Agreement.

          "Borrower Account" shall mean a deposit account maintained in the name of the Borrower at a Borrower Blocked
Account Bank.

          "Borrower Account Collateral" shall have the meaning assigned to it in Section 8.01(c) of the Funding Agreement.

          "Borrower Assigned Agreements" shall have the meaning assigned to it in Section 8.01(b) of the Funding Agreement.

          "Borrower Blocked Account Agreement" shall mean an agreement among the Borrower, the Administrative Agent and a bank or financial institution that provides, among other things, that
(a) all items of payment deposited in the Borrower Account are held by the Borrower Blocked Account Bank as custodian for the Administrative Agent, (b) the Borrower Blocked Account Bank has no rights of setoff or recoupment or any other claim against the Borrower Account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of the Borrower Account and for returned checks or other items of payment and (c) upon the giving of a Notice of Direction (as defined in the Borrower Blocked Account Agreement) by the Administrative Agent to such Borrower Blocked Account Bank, such Borrower Blocked Account Bank agrees to forward all amounts received in the Borrower Account to an account of the Administrative Agent within one Business Day of receipt, and is otherwise in form and substance acceptable to the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.

          "Borrower Blocked Account Bank" shall mean a bank or depository institution acceptable to the Administrative Agent.

          "Borrower Collateral" shall have the meaning assigned to it in Section 8.01 of the Funding Agreement.

          "Borrower Secured Obligations" shall mean all loans, advances, debts, liabilities, indemnities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by the Borrower to any Affected Party under the Funding Agreement and any other Related Documents, and all amendments, extensions or renewals thereof, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising thereunder, including Outstanding Principal Amount, Daily Yield, Yield Shortfall, Unused Facility Fees, Unused Facility Fee Shortfall, Margin, amounts in reduction of Funding Excess, Successor Servicing Fees and Expenses, Additional Amounts and Indemnified Amounts. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against the Borrower in bankruptcy, whether or not allowed in such case or proceeding), fees, charges, expenses, attorneys' fees and any other sum chargeable to the Borrower thereunder, whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations that are paid to the extent all or any portion of such payment is avoided or recovered directly or indirectly from any Lender or the Administrative Agent or any transferee of the Lender or the Administrative Agent as a preference, fraudulent transfer or otherwise.

          "Borrower's Share" shall mean the ratio of (a) the Maximum Facility Amount to (b) the aggregate maximum purchase limits or commitments under the Funding Agreement and all Other
Funding Agreements.

          "Borrowing Base" shall mean, as of any date of determination, the amount equal to the Outstanding Balance of Eligible Receivables as disclosed in the Borrowing Base Certificate most recently submitted by the Borrower minus the Reserves with respect thereto.

          "Borrowing Base Certificate" shall have the meaning assigned to it in Section 2.03(a) of the Funding Agreement.

          "Borrowing Request" shall have the meaning assigned to it in Section 2.03 of the Funding Agreement.

          "Breakage Costs" shall have the meaning assigned to it in Section 2.10 of the Funding Agreement.

          "Bringdown Certificate" shall mean an Officer's
Certificate substantially in the form of Exhibit 3.01(a)(i)(B) to the Funding Agreement.

          "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York or the State of Washington (or, with respect to any determination of LIBOR only, in London, England).

          "Buyer" shall mean Consolidated Freightways Funding
LLC, a Delaware limited liability company, in its capacity as purchaser under the Sale and Contribution Agreement.

          "Buyer Indemnified Person" shall have the meaning assigned to it in Section 5.01 of the Sale and Contribution
Agreement.

          "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

          "Capital Lease Obligation" shall mean, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

          "CFF LOC Draw" shall have the meaning assigned to it in the LAPA.

          "CFRM" shall mean CF Risk Management Services, Ltd., a
Bermuda company.

          "Change of Control" means any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 25% or more of the issued and outstanding shares of capital Stock of the Parent having the right to vote for the election of directors of the Parent under ordinary circumstances; (b) during any period of twelve consecutive calendar months ending after the Closing Date, individuals who at the beginning of such period constituted the board of directors of the Parent (together with any new directors whose election by the board of directors of the Parent or whose nomination for election by the stockholders of the Parent was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; (c) the Parent shall cease to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of the Originator or the Originator shall cease to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of the Borrower, or (d) the Parent has sold, transferred, conveyed, assigned or otherwise disposed of (i) all or substantially all of the assets of the Originator or the Borrower, or (ii) all or substantially all of the assets of the Parent in a transaction not expressly permitted under Section 6.8 of the Standby Letter of Credit Agreement, other than to a wholly-owned Subsidiary of the Parent.

          "Closing Date" shall mean April 27, 2001.

          "Collateral Agent" shall mean GE Capital, in its capacity as collateral agent for the Conduit Lender and the Conduit Lender Secured Parties pursuant to the Collateral Agent
Agreement and any successor thereto.

          "Collateral Agent Agreement" shall mean that certain
Third Amended and Restated Collateral Agent and Security
Agreement dated as of March 7, 2000, among Redwood, the Depositary and GE Capital, in its capacities as (a) the Collateral Agent, (b) the Operating Agent, (c) the Liquidity
Agent and (d) the Letter of Credit Agent.

          "Collection Account" shall mean (a) prior to the earlier of the Redwood Transfer Date or the date of the Committed Lender Funding Event, that certain segregated deposit account established by the Conduit Lender and maintained with the Depositary as designated by the Administrative Agent to the Borrower in a written notice delivered on or after the Closing Date, or such other account established in accordance with the requirements set forth in Section 6.01(b) of the Funding Agreement, and (b) following the Redwood Transfer Date, an account established in accordance with Section 3.03(a) of the LAPA.

          "Collection Account Deficiency" shall mean, as of any Settlement Date or Business Day (as applicable), the amount, if any, by which the amount necessary to make the payments required to be made on such date under Sections 6.04(a)(i), (ii) and (iii) of the Funding Agreement exceeds (i) prior to the earlier of the Redwood Transfer Date or the date of the Committed Lender Funding Event, the amount on deposit in the Retention Account and (ii) from and after the earlier of the Redwood Transfer Date, or the date of the Committed Lender Funding Event, the amount transferred on such date to the Administrative Agent pursuant to
Section 6.03(a) of the Funding Agreement.

          "Collections" shall mean, with respect to any Receivable, all cash collections and other proceeds of such Receivable (including late charges, fees and interest arising thereon, and all recoveries with respect thereto that have been written off as uncollectible).

          "Commercial Paper" shall mean those certain short-term promissory notes issued by the Conduit Lender (or, with respect to the Committed Lender, by GE Capital), from time to time in the United States of America commercial paper market.

          "Committed Lender" shall mean GE Capital, its successors and assigns.

          "Committed Lender Expiry Date" shall mean (i) April 26, 2002 (as such date shall be automatically extended for additional periods not to exceed 364 days each until April 26, 2006, unless a Termination Event or an Incipient Termination Event is in existence at the time of any such extension).

          "Committed Lender Funding Event" shall mean the occurrence of a Redwood Termination Date, but only if both (i) no Termination Event has occurred and is continuing, and (ii) the Committed Lender Expiry Date has not occurred.

          "Committed Lender Daily Yield" means, for any day, the product of (i) the Committed Lender Daily Yield Rate for such day, plus the Daily Margin on such day, plus, if a Termination Event has occurred and is continuing, the Daily Default Margin, multiplied by (ii) the Committed Lender's Outstanding Principal Amount on such day.

          "Committed Lender Daily Yield Rate" means, for any day during a Settlement Period, (a) the weighted average Committed Lender Yield Rates applicable to the Committed Lender's Outstanding Principal Amount on such day, weighted by the portion of the Outstanding Principal Amount bearing interest at each such Committed Lender Yield Rate, divided by (b) 360.

          "Committed Lender Yield Rate" means, with respect to any day, (i) the Index Rate for such day, or (ii) at the option of the Borrower exercised by fifteen (15) Business Days' prior written notice to the Administrative Agent and the Lenders, LIBOR for the Monthly LIBOR Period in which such day occurs.

          "Commitment Reduction Notice" shall have the meaning assigned to it in Section 2.02(a) of the Funding Agreement.

          "Commitment Termination Notice" shall have the meaning assigned to it in Section 2.02(b) of the Funding Agreement.

          "Concentration Account" shall mean the segregated deposit account established by Borrower pursuant to and in accordance with Section 6.01(a) of the Funding Agreement.

          "Concentration Account Agreement" shall mean any agreement by and among the Concentration Account Bank, the Servicer, the Borrower and the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time, in form and substance reasonably acceptable to the Administrative
Agent.

          "Concentration Account Bank" shall mean any bank or other financial institution at which the Concentration Account is maintained.

          "Concentration Percentage" shall mean, with respect to an Obligor as of any date of determination, the amount (expressed as a percentage) by which the Outstanding Balance of Eligible Receivables owing by such Obligor exceeds the product of (i) three percent (3.0%) multiplied by (ii) the Outstanding Balance of all Eligible Receivables at such date of determination.

          "Conditions Precedent Fulfillment Date" shall mean May
15, 2001.

          "Conduit Lender" shall mean (i) prior to the occurrence of a Refinancing Event, GE Capital, its successors and assigns, and (ii) after the occurrence of a Refinancing Event, Redwood and its successors and assigns.

          "Conduit Lender Secured Parties" shall mean the
Collateral Agent, the CP Holders, the Depositary, the Liquidity
Agent, the Liquidity Lenders, the Letter of Credit Agent and the
Letter of Credit Providers.

          "Consumer Receivable" shall mean any Eligible
Receivable that arises from the provision by the Originator of services for a personal, family or household purpose.

          "Consumer Receivable Reserve" shall mean, as of any date of determination thereof and after giving effect to all Eligible Receivables (if any) to be transferred on such date, a reserve in an amount equal to the amount (if any) by which the aggregate Outstanding Balance at such time of all Eligible Receivables which consist of Consumer Receivables exceeds $1,000,000.

          "Contract" shall mean any written agreement (including any invoice) pursuant to, or under which, an Obligor shall be obligated to make payments with respect to any Receivable.

          "Contributed Receivables" shall have the meaning assigned to it in Section 2.01(d) of the Sale and Contribution
Agreement.

          "CP Holder" shall mean any Person that holds record or beneficial ownership of Commercial Paper.

          "Credit Adjustments" shall mean, with respect to any Transferred Receivable, any net credits, rebates, cash discounts, volume discounts, cooperative advertising expenses, customer refunds, disputes, setoffs, chargebacks, allowances for early payments and other similar allowances that are reflected on the books of the Originator and made in accordance with the usual practices of the Originator and the Credit and Collections Policy; provided, that (a) any allowances or adjustments in accordance with the Credit and Collection Policies made on account of the actual or impending insolvency of the Obligor thereunder or the Obligor's inability to pay shall not constitute a Credit Adjustment and (b) a Permitted Setoff Right shall not constitute a Credit Adjustment.

          "Credit and Collection Policies" shall mean the credit, collection, customer relations and service policies of the Originator in effect on the Closing Date a copy of which is attached as Exhibit A to the Funding Agreement, as the same may from time to time be amended, restated, supplemented or otherwise modified with the written consent of the Administrative Agent or as otherwise expressly permitted by the Sale and Contribution Agreement.

          "Daily Default Margin" shall mean, for any day on which a Termination Event has occurred and is continuing, two percent
(2.0%) divided by 360.

          "Daily Margin" shall mean, for any day, the Per Annum
Daily Margin on such day divided by 360.

          "Daily Yield" means, for any day, (a) the Redwood Daily
Yield for such day, or (b) the Committed Lender Daily Yield for such day, as the case may be.

          "Daily Yield Rate" shall mean the Redwood Daily Yield
Rate or the Committed Lender Daily Yield Rate, as the case may be.

          "Dealer" shall mean any dealer party to a Dealer
Agreement.

          "Dealer Agreement" shall mean any dealer agreement entered into by Redwood for the distribution of Commercial Paper.

          "Debit Adjustments" shall mean, with respect to any Transferred Receivable, any increase in the Billed Amount of such Transferred Receivable, by virtue of the correction of any billing error or by virtue of additional amounts billed on a pre-existing invoice due to the provision of ancillary services, that is made in accordance with the usual practices of the Originator and the Credit and Collection Policies.

          "Debit Adjustment Lag" shall mean, with respect to all Debit Adjustments made in any Settlement Period, the lesser of
(i) 30 days or (ii) the average delay (expressed in number of days) between the respective Billing Dates of the related Transferred Receivables and the respective dates of such Debit Adjustments.

          "Debt" of any Person shall mean without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit or bankers' acceptances whether or not matured, or with respect to surety bonds on which a claim has been paid, (c) all obligations evidenced by notes, bonds, debentures or similar instruments issued or executed by such Person, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or creditor under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Debt referred to above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt, and (i) the Borrower Secured Obligations.

          "Defaulted Receivable" shall mean any Transferred Receivable (a) with respect to which any payment, or part thereof, remains unpaid for more than 120 days from its Billing Date, (b) with respect to which the Obligor thereunder has taken any action, or suffered any event to occur, of the type described in Sections 9.01(c) or 9.01(d) of the Funding Agreement or (c) that otherwise is determined to be uncollectible (other than due solely to Credit Adjustments) and is written off in accordance with the Credit and Collection Policies.

          "Default Ratio" shall mean, as of any date of determination, the ratio (expressed as a percentage) of:

          (a) the sum of the respective Outstanding Balances of all Transferred Receivables with respect to which any payment, or part thereof, remains unpaid for more than 120 days from its Billing Date, as of the last day of the three Settlement Periods immediately preceding such date to

          (b) the sum of the respective Outstanding Balances of all Transferred Receivables as of the last day of the three
Settlement Periods immediately preceding such date.

          "Delinquency Ratio" shall mean, as of any date of determination, the ratio (expressed as a percentage) of:

          (a) the average of the respective Outstanding Balances of all Transferred Receivables which remain unpaid for more than 91 days but less than 120 days from their respective Billing Date as of the last day of the three Settlement Periods immediately preceding such date to

          (b) the sum of the respective Outstanding Balances of all Transferred Receivables as of the last day of the three
Settlement Periods immediately preceding such date.

          "Depositary" shall mean Deutsche Bank, or any other Person designated as the successor Depositary pursuant to and in accordance with the terms of the Depositary Agreement, in its capacity as issuing and paying agent or trustee in connection with the issuance of Commercial Paper.

          "Depositary Agreement" shall mean that certain
Depositary Agreement dated March 15, 1994, by and between Redwood and the Depositary and consented to by the Liquidity Agent.

          "Dilution Factors" shall mean, with respect to any Settlement Period, an amount calculated in accordance with the following formula:

          CA - [(DAL30) X DA]

          Where:

          CA = the total Credit Adjustments made in such Settlement Period

          DA = the total Debit Adjustments made in such Settlement Period

          DAL = the number of days in the Debit Adjustment Lag for such Settlement Period.

          "Dilution Ratio" shall mean, as of any date of determination, the ratio (expressed as a percentage) of:

          (a) the aggregate Dilution Factors during the Settlement Period immediately preceding such date to

          (b)  the aggregate Billed Amount of all Transferred
Receivables originated during the third Settlement Period immediately preceding such date.

          "Dilution Reserve" means, on any date of determination, an amount calculated in accordance with the following formula:

          Borrowing Base x [(OMDR x 2.00) + .05 - (1.00 - ADR)]

          Where:

          OMDR = The One Month Dilution Ratio as of such date of determination

          ADR = The Advance Discount Rate (expressed as a decimal) as of such date of determination.

Notwithstanding the foregoing, the Dilution Reserve shall be deemed to be zero if at any time the above calculation results in a negative number.

          "Dilution Reserve Ratio" shall mean, as of any date of determination, the ratio (expressed as a percentage) calculated in accordance with the following formula:

          [(ADR x 2.00) + [(HDR - ADR) x  HDR]]  x  DILHOR
                                        ADR        NRPB
          where:

          ADR = the average of the respective Dilution Ratios as of the last day of the 12 Settlement
                    Periods immediately preceding such date.

          HDR =     the highest Dilution Ratio during the 12
                    Settlement Periods immediately preceding such date.

          DILHOR =  the aggregate Billed Amount of Transferred
                    Receivables originated during the two
                    Settlement Periods immediately preceding such date.

          NRPB =    the Outstanding Balance of Transferred
                    Receivables as of the last day of the first
                    Settlement Period immediately preceding such date.

          Notwithstanding the foregoing, the Dilution Reserve
Ratio shall be deemed to be 5% if at any time the above calculation results in a percentage of less than 5%.

          "Dilution Trigger Ratio" shall mean, as of any date of determination, the ratio (expressed as a percentage ) of:

          (a) the sum of (i) the aggregate Dilution Factors recognized by the Borrower during the last three Settlement Periods immediately preceding such date plus (ii) the aggregate amount of Transferred Receivables that were written off as uncollectible by the Borrower during the last three Settlement Periods immediately preceding such date to

          (b)  the aggregate Billed Amount of all Transferred
Receivables originated during the third, fourth and fifth
Settlement Periods immediately preceding such date.

          "Discount Reserve" means, at any time, an amount equal to the product of (i) 1.5, (ii) the Index Rate plus 2.0%, (iii) the outstanding Advances and (iv) a fraction, the numerator of which is the higher of (a) 30 and (b) the most recent reported Receivables Collection Turnover multiplied by 2, and the denominator of which is 360.

          "Dollars" or "$" shall mean lawful currency of the United States of America.

          "Dynamic Advance Discount Rate" shall mean, as of any date of determination, the rate equal to (a) 100% minus (b) the sum of (i) the Loss Reserve Ratio plus (ii) the Dilution Reserve
Ratio, plus (c) the Available LOC Percentage.

          "Election Notice" shall have the meaning assigned to it in Section 2.01(d) of the Sale and Contribution Agreement.

          "Eligible Receivable" shall mean, as of any date of determination, a Transferred Receivable:

          (a)  that is not a liability of an Excluded Obligor;

(b) that is not a liability of an Obligor (i) that is organized under the laws of any jurisdiction outside of the United States of America (including the District of Columbia and the Commonwealth of Puerto Rico but otherwise excluding its territories and possessions) or (ii) having its principal place of business outside of the United States of America (including the District of Columbia but otherwise excluding its territories and possessions), except to the extent that such Receivable is secured or payable by a letter of credit, bank guarantee, bond or other similar instrument satisfactory to the Administrative Agent;
(c) that is only denominated and payable in Dollars in the United States of America;
(d) that is not subject to any right of rescission, setoff, recoupment, counterclaim or defense (together, "Setoff Right"), whether arising out of transactions concerning the Contract therefor or otherwise, other than Receivables to the extent subject only to Permitted Setoff Rights; provided, however, that Receivables that would otherwise not be Eligible Receivables by virtue of this clause (d) shall be ineligible only to the extent of the applicable Setoff Right; and provided further that to the extent that any such Setoff Right as to any Obligor does not exceed at any time of determination $100,000, it shall be disregarded for purposes of this clause (d);
(e)  that is not a Defaulted Receivable or an Unapproved
Receivable;
(f) that does not represent "billed but not yet shipped" goods or merchandise, consigned goods or "sale or return" goods;
(g) as to which the representations and warranties of Sections 4.01(v)(ii)-(iv) of the Sale and Contribution Agreement are true and correct in all material respects as of the Transfer Date therefor;
(h) that is not the liability of an Obligor that has any claim of a material nature against or affecting the Originator thereof or the property of such Originator (other than a Permitted Setoff Right);
(i) that is a true and correct statement of a bona fide indebtedness incurred in the amount of the Billed Amount of such Receivable for merchandise sold to or services rendered and accepted or to be accepted by the Obligor thereunder;
(j) that was originated in accordance with and satisfies in all material respects all applicable requirements of the Credit and Collection Policies;
(k) that represents the legal, valid and binding obligation of the Obligor thereunder enforceable by the holder thereof in accordance with its terms;
(l) that is entitled to be paid pursuant to the terms of the Contract therefor, has not been paid in full (or as to which an unidentified, unmatched or in-transit payment has been received but has not yet reduced the respective Receivable to which it relates) or been compromised, adjusted, extended, satisfied, subordinated, rescinded or modified, and is not subject to compromise, adjustment, extension, satisfaction, subordination, rescission, or modification by the Originator thereof (except for adjustments to the Outstanding Balance thereof to reflect Credit Adjustments made in accordance with the Credit and Collection Policy);
(m) with respect to which the Originator has generated a freight bill or submitted an invoice to the Obligor together with all other necessary documentation for payment to the Obligor thereunder and such Originator has fulfilled (or is not in breach of its obligation to fulfill) all of its other obligations in respect thereof;
(n) the stated term of which, if any, is not greater than (i) 30 days after its Billing Date or (ii) solely in the case of any Transferred Receivable owing from certain designated Obligors identified in writing by the Originator and approved in writing by the Administrative Agent in its sole discretion, 60 days from its Billing Date, and, in any case, which is not cash-on-delivery or "C.O.D.";
(o) that does not contravene in any material respect any laws, rules or regulations applicable thereto (including laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract therefor is in violation of any such law, rule or regulation that could have a material adverse effect on the collectibility, value or payment terms of such Transferred Receivable;
(p) with respect to which no proceedings or investigations are pending or threatened before any Governmental Authority (i) asserting the invalidity of such Receivable or the Contract therefor, (ii) asserting the bankruptcy or insolvency of the Obligor thereunder, (iii) seeking payment of such Receivable or payment and performance of such Contract or (iv) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of such Receivable or such Contract;
(q) with respect to which the Obligor thereunder is not: (i) bankrupt or insolvent, (ii) unable to make payment of its obligations when due, (iii) a debtor in a voluntary or involuntary bankruptcy proceeding, or (iv) the subject of a comparable receivership or insolvency proceeding, except to the extent that such Receivable is secured or payable by a letter of credit, bank guarantee, bond or other similar instrument satisfactory to the Administrative Agent;
(r) that is an "account" within the meaning of the UCC of the jurisdictions in which the chief executive offices of the Originator and the Borrower are located and the jurisdictions under which they are organized, and that is not evidenced by chattel paper, a promissory note or a negotiable instrument;
(s) that is payable solely and directly to the Originator and not to any other Person, except to the extent that payment thereof may be made to the Collection Account or otherwise as directed pursuant to Article VI of the Funding Agreement;
(t) with respect to which all material consents, licenses, approvals or authorizations of, or registrations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable or the Contract therefor to the extent necessary to avoid any defense to payment by the Obligor have been duly obtained, effected or given and are in full force and effect;
(u) that is created through the provision of merchandise, goods or services by the Originator in the ordinary course of its business in a current transaction;
(v) that complies with such other criteria and requirements as the Administrative Agent may from time to time in its reasonable credit judgment specify to the Borrower and the Originator thereof by written notice.
(w) that is not the liability of an Obligor that, under the terms of the Credit and Collection Policies, is receiving or should receive merchandise, goods or services on a "cash on delivery" basis;
(x) that does not constitute a rebilled amount arising from a deduction taken by an Obligor with respect to a previously arising Receivable which was the subject of a new Billing Date;
(y) that is not subject to any Lien, right, claim, security interest or other interest of any other Person, other than Permitted Encumbrances (but the Administrative Agent may, subject to prior notice to the Borrower and the Originator, in the exercise of its reasonable credit judgment establish a Permitted Encumbrance Reserve with respect to each such Lien other than Liens in favor of the Administrative Agent or Lenders);
(z) that does not represent the collection of sales, use or other taxes or late fees, to that extent;
(aa) that does not represent the balance owed or a Receivable with respect to which the Obligor has previously made a partial payment;
(bb) that does not represent a Receivable on which a check, draft or other item of payment was previously received that was returned unpaid or otherwise dishonored;
(cc) that has not been assigned to CFRM; and
(dd) that does not constitute payment for any freight forwarding services performed by the Originator.
          "Eligible Receivables Report" shall have the meaning given to such term in Section 4.02(i) of the Sale and Contribution Agreement.

          "Eligible Transferee" shall mean (a) GE Capital or any Subsidiary of GE Capital, (b) any commercial finance company, (c) any bank or other financial institution, or (d) any other Person that is not engaged in the less-than-truckload motor carrier or freight transportation business.

          "ERISA" shall mean the Employee Retirement Income
Security Act of 1974 and any regulations promulgated thereunder.

          "ERISA Affiliate" shall mean, with respect to any Originator, any trade or business (whether or not incorporated) that, together with such Originator, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

          "ERISA Event" shall mean, with respect to any Originator or any ERISA Affiliate, (a) any event described in
Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Originator or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a "substantial employer," as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Originator or any ERISA Affiliate from any Multiemployer Plan;
(d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under
Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC;
(f) the failure by any Originator or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under
Section 4241 of ERISA; or (i) the loss of a Qualified Plan's qualification or tax exempt status.

          "ESOP" shall mean a Plan that is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

          "Event of Servicer Termination" shall have the meaning assigned to it in Section 6.01 of the Servicing Agreement.

          "Excluded Obligor" shall mean any Obligor (a) that is an Affiliate of the Originator or the Borrower, (b) that is a Governmental Authority, (c) with respect to which 50% or more of the aggregate Outstanding Balance of all Receivables owing by such Obligor are Defaulted Receivables, or (d) with respect to which the aggregate Outstanding Balance of all Receivables owing by such Obligor exceeds any credit limit for such Obligor then imposed by the Originator in accordance with the Credit and Collection Policies, or (e) that is designated by the Administrative Agent in its reasonable credit judgment as an "Excluded Obligor" by written notice by the Administrative Agent to the Originator and the Borrower given not less than one (1) Business Day after the Administrative Agent has contacted or attempted to contact representatives of the Parent or the Originator by telephone or facsimile to discuss the Administrative Agent's reasons for designating such Obligor as an Excluded Obligor.

          "Executive Officer" of any Person, means the chief executive officer, president, chief financial officer, treasurer, controller, general counsel or chief accounting officer of such Person.

          "Existing Credit Agreement" shall mean that certain Credit Agreement dated as of October 12, 1999, by and among CF Delaware, ABN Amro Bank N.V., as issuing bank and administrative agent, and the lenders party thereto, as amended prior to the Closing Date.

          "Facility Termination Date" shall mean the earliest of
(a) the date so designated pursuant to Section 9.01 of the Funding Agreement, (b) 90 days prior to the Final Advance Date,
(c) 90 days prior to the date of termination of the Maximum Facility Amount specified in a notice from the Borrower to the Lenders delivered pursuant to and in accordance with Section 2.02(b) of the Funding Agreement, (d) the Committed Lender Expiry Date, (e) the Standby Letter of Credit Commitment Termination Date and (f) the Conditions Precedent Fulfillment Date, if all of the conditions precedent set forth in Section 3.01 to the Funding Agreement and Section 3.01 to the Servicing Agreement have not been satisfied in full or waived in writing by the Administrative Agent and the Lenders on or prior to such date.

          "Federal Funds Rate" shall mean, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal
Reserve System, as determined by the Administrative Agent.

          "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

          "Fee Letter" shall mean that certain letter agreement dated April 27, 2001, among the Borrower, Redwood and GE Capital.

          "Final Advance Date" shall mean April 27, 2006.

          "Funding Agreement" shall mean that certain Receivables
Funding Agreement dated as of April 27, 2001, among the Borrower, the Conduit Lender, the Committed Lender and the Administrative
Agent.

          "Funding Availability" shall mean, as of any date of determination, the amount, if any, by which Availability exceeds the Outstanding Principal Amount as of the end of the immediately preceding day.

          "Funding Excess" shall mean, as of any date of determination, the extent to which the sum of the Outstanding Principal Amount exceeds the Availability, in each case as disclosed in the most recently submitted Borrowing Base Certificate or as otherwise determined by the Administrative Agent based on Borrower Collateral information available to it, including any information obtained from any audit or from any other reports with respect to the Borrower Collateral.

          "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the Closing Date, consistently applied as such term is further defined in Section 2(a) of this Annex X.

          "GE Capital" shall mean General Electric Capital
Corporation, a New York corporation, and its successors and assigns.

          "General Trial Balance" shall mean, with respect to the Originator and as of any date of determination, the Originator's accounts receivable trial balance (whether in the form of a computer printout, magnetic tape or diskette) as of such date, listing Obligors and the Receivables owing by such Obligors as of such date together with the aged Outstanding Balances of such Receivables, in form and substance satisfactory to the Borrower and the Lenders.

          "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantors" shall mean, collectively, the Parent and each of the Subsidiary Guarantors.

          "Guaranty Agreement" shall mean that certain Guaranty
Agreement dated as of April 27, 2001, by the Guarantors in favor of the Buyer, the Administrative Agent and the Lenders.

          "Incipient Servicer Termination Event" shall mean any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Servicer Termination.

          "Incipient Termination Event" shall mean any event that, with the passage of time or notice or both, would, unless cured or waived, become a Termination Event.

          "Indemnified Amounts" shall mean, with respect to any Person, any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal).

          "Indemnified Person" shall have the meaning assigned to it in Section 12.01(a) of the Funding Agreement.

          "Indemnified Taxes" shall have the meaning assigned to it in Section 2.08(b) of the Funding Agreement.

          "Index Rate" shall mean the latest rate for 30-day dealer placed commercial paper (which for purposes hereof shall mean high grade unsecured notes sold through dealers by major corporations in multiples of $100,000), which normally is published in the "Money Rates" section of The Wall Street Journal (or if such rate ceases to be so published, as quoted from such other generally available and recognizable independent source as the Administrative Agent may reasonably select). Each change in any interest rate provided for in the Funding Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

          "Initial Funding Date" shall mean the date upon which all of the conditions precedent set forth in Section 3.01 to the Funding Agreement are satisfied in full or waived in writing by the Administrative Agent and the Lenders.

          "Intercreditor Agreement" shall mean that certain
Intercreditor Agreement dated as of April 27, 2001, among the Borrower, the Servicer, the Originator, the Lenders, the Standby
L/C Creditor and GE Capital in various agent capacities.

          "Interest Expense" shall mean, with respect to any Person and any period, the interest expense of such Person, determined on a consolidated basis for such period, including in any event the interest portion or payments under Capital Lease Obligations and interest expense for the relevant period that has been capitalized on the balance sheet of such Person and yield or other amounts due and payable (other than upfront fees) under any accounts receivable securitization facility to which any such Person is a party as seller or issuer.

          "In Transit Reserve" shall mean, as at any date of determination thereof, the aggregate Outstanding Balance as of such date of all Eligible Receivables with respect to which (i) any services remain to be performed by or on behalf of the Originator as a condition to the payment thereof, or (ii) acceptance by or any other act of the Obligor thereunder remains to be performed as a condition to the payment thereof.

          "Investment Company Act" shall mean the provisions of
the Investment Company Act of 1940, 15 U.S.C.   80a et seq.,
and any regulations promulgated thereunder.

          "Investments" shall mean, with respect to any Borrower
Account Collateral, the certificates, instruments, investment property or other investments in which amounts constituting such collateral are invested from time to time.

          "IRC" shall mean the Internal Revenue Code of 1986 and any regulations promulgated thereunder.

          "IRS" shall mean the Internal Revenue Service.

          "LAPA" shall mean a Liquidity Loan and Asset Funding Agreement entered into after the Closing Date by Redwood and GE Capital, in its capacities as (a) the administrative agent for the Conduit Lender and the Committed Lender, (b) the Collateral Agent and Operating Agent for Redwood, (c) the initial Liquidity Lender, (d) the Liquidity Agent, and (e) the Committed Lender, in connection with the transactions contemplated by the Funding Agreement, as amended, restated, supplemented or otherwise modified from time to time.

          "Lenders" shall mean the Conduit Lender and the Committed Lender.

          "Letter of Credit" shall mean that certain letter of credit issued by the Letter of Credit Providers at the request of Redwood in favor of the Collateral Agent pursuant to the Letter of Credit Agreement.

          "Letter of Credit Agent" shall mean GE Capital, in its capacity as agent for the Letter of Credit Providers under the Letter of Credit Agreement and any successor thereto.

          "Letter of Credit Agreement" shall mean that certain
Third Amended and Restated Letter of Credit Reimbursement
Agreement dated as of March 7, 2000, among Redwood, the Letter of Credit Agent, the Letter of Credit Providers and the Collateral
Agent.

          "Letter of Credit Exposure Excess" shall have the meaning given to such term in the Standby Letter of Credit
Agreement.

          "Letter of Credit Providers" shall mean, initially, GE Capital, in its capacity as issuer of the Letter of Credit under the Letter of Credit Agreement, and thereafter its successors and permitted assigns in such capacity.

          "LIBOR" means, for any Monthly LIBOR Period, the per annum rate for deposits in Dollars for a period of 30 days which appears on Telerate Page 3750 as of 11:00 a.m., London time, two
(2) Business Days prior to the first day of such Monthly LIBOR Period. If such rate does not appear on Telerate Page 3750 on such day, the rate will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks selected by the Administrative Agent at approximately 11:00 a.m., London time, on such day to prime banks in the London interbank market for a period of one month commencing on that day. The Administrative Agent will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by two or more major banks in New York City, selected by the Administrative Agent, in its sole discretion at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period of 90 days.

          "LIBOR Election" shall mean any election by Borrower to have the Redwood Daily Yield Rate or the Committed Lender Fixed
Rate computed based on LIBOR.

          "Lien" shall mean, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security title, security interest or other preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of any indebtedness, obligation or liability, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For purposes of this definition, a Person shall be deemed to own subject to a Lien any asset which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Liquidity Agent" shall mean GE Capital, in its capacity as agent for the Liquidity Lenders pursuant to the LAPA.

          "Liquidity Lenders" shall mean, collectively, GE
Capital and any other provider of Liquidity Loans under the LAPA.

          "Liquidity Loans" shall mean any and all borrowings by Redwood under the LAPA.

          "Litigation" shall mean, with respect to any Person, any action, claim, lawsuit, demand, investigation or proceeding pending or threatened against such Person before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof or before any arbitrator or panel of arbitrators.

          "Lockbox" shall have the meaning assigned to it in
Section 6.01(a)(ii) of the Funding Agreement.

          "Lockbox Account" shall mean any segregated deposit account established by the Borrower for the deposit of Collections pursuant to and in accordance with Section 6.01(a) of the Funding Agreement. As used herein and in the Funding
Agreement, the term "Lockbox Account" shall be deemed to include the depositary account that is the subject of the Account
Agreement.

          "Lockbox Account Agreement" shall mean any agreement among an Originator, the Borrower, the Administrative Agent, and a Lockbox Account Bank with respect to a Lockbox and Lockbox Account that provides, among other things, that (a) all items of payment deposited in such Lockbox and Lockbox Account are held by such Lockbox Account Bank as custodian for the Administrative Agent, (b) such Lockbox Account Bank has no rights of setoff or recoupment or any other claim against such Lockbox Account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such Lockbox Account and for returned checks or other items of payment and (c) such Lockbox Account Bank agrees to forward all Collections received in such Lockbox Account to the Concentration Account within one Business Day of receipt, and is otherwise in form and substance reasonably acceptable to the Administrative
Agent.   As used herein and in the Funding Agreement, the term
"Lockbox Account Agreement" shall be deemed to include the Account Agreement.

          "Lockbox Account Bank" shall mean any bank or other financial institution at which one or more Lockbox Accounts are maintained.

          "Loss Reserve Ratio" shall mean, as of any date of determination, the ratio (expressed as a percentage) calculated in accordance with the following formula:

          2 x ARR x  DEFHOR
                     NRPB

          where:

          ARR =     the highest Three Month Aged Receivables
                    Ratio during the 12 Settlement Periods
                    immediately preceding such date.

          DEFHOR =  the aggregate Billed Amount of Transferred
                    Receivables originated during the four
                    Settlement Periods immediately preceding such date.

          NRPB =    the Outstanding Balance of Transferred
                    Receivables as of the last day of the first
                    Settlement Period immediately preceding such date.

          "Margin" shall mean, for any day, the product of (i) the Outstanding Principal Amount and (ii) the sum of the Daily
Margin plus Daily Default Margin, if any, for such day.

          "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, liabilities, operations, prospects or financial or other condition of the relevant Person or of (i) the Originator, (ii) the Borrower or (iii) the Parent, the Originator and the Subsidiary Guarantors considered as a whole, (b) the ability of the relevant Person, or of the Originator, the Borrower, the Servicer, the Parent or any Subsidiary Guarantor to perform any of its obligations under the Related Documents in accordance with the terms thereof, (c) the validity or enforceability of any Related Document or the rights and remedies of the Borrower, the Lenders, the Administrative Agent or the Collateral Agent under any Related Document, (d) the federal income tax attributes of the sale, contribution or pledge of the Transferred Receivables pursuant to any Related Document or (e) the Transferred Receivables, the Contracts therefor, the Borrower Collateral or the ownership interests or Liens of the Borrower or the Lenders or the Administrative Agent thereon or the priority of such interests or Liens.

          "Maximum Facility Amount" shall mean $200,000,000, as such amount may be reduced in accordance with Section 2.02(a) of the Funding Agreement.

          "Monthly LIBOR Periods" shall mean a period of one month commencing on the effective date of a LIBOR Election and ending on the same day of the immediately succeeding calendar month and each succeeding period of one month (which shall commence on the last day of the immediately preceding Monthly LIBOR Period and shall end on the same day of the immediately succeeding calendar month) thereafter so long as such LIBOR Election is in effect; provided that (i) if a Monthly LIBOR Period ends on a day that is not a Business Day, such period shall end on the immediately succeeding Business Day (unless such succeeding Business Day falls in a new calendar month and in the case such succeeding period shall end on the immediately preceding Business Day and (ii) if there is no numerically corresponding day in the calendar month in which a Monthly LIBOR Period is scheduled to end, such period shall end on the last Business Day of such month.

          "Monthly Report" shall have the meaning assigned to it in paragraph (a) of Annex 5.02(a) to the Funding Agreement.

          "Moody's" shall mean Moody's Investors Service, Inc. or any successor thereto.

          "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA with respect to which any Originator or ERISA Affiliate is making, is obligated to make, or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

          "Net Worth Percentage" shall mean a fraction (expressed as a percentage) (a) the numerator of which equals the excess of assets over liabilities, in each case determined in accordance with GAAP consistently applied and (b) the denominator of which equals the Outstanding Balance of Transferred Receivables.

          "Obligor" shall mean, with respect to any Receivable, the Person primarily obligated to make payments in respect thereof.

          "Officer's Certificate" shall mean, with respect to any Person, a certificate signed by an Authorized Officer of such Person.

          "One Month Dilution Ratio" shall mean, as of any date determination, the ratio (expressed as a percentage) of:

          (a) The sum of (i) the aggregate Dilution Factors recognized in respect of Transferred Receivables during the Settlement Period immediately preceding such date, plus (ii) the aggregate amount of Transferred Receivables that were written off as uncollectible during the Settlement Period immediately preceding such date.

          to

          (b)  the aggregate Billed Amount of all Transferred
               Receivables originated during the third Settlement
               Period preceding such date.

          "Operating Agent" shall mean GE Capital, in its capacity as operating agent for the Conduit Lender under the Administrative Services Agreement and any successor thereto.

          "Originator" shall mean Consolidated Freightways
Corporation of Delaware, a Delaware corporation, as the seller of Receivables under the Sale and Contribution Agreement.

          "Originator Blocked Account" means the Blocked Account as such term is defined in the Standby L/C Guaranty.

          "Other Funding Agreements" shall mean any agreements entered into from time to time by the Conduit Lender for the purchase or financing of receivables of the Borrower.

          "Outstanding Balance" shall mean, with respect to any Transferred Receivable and as of any date of determination, the amount (which amount shall not be less than zero) equal to (a) the Billed Amount thereof, minus (b) all Collections received from the Obligor thereunder, minus (c) all discounts to or any other modifications that reduce such Billed Amount, (including without limitation Credit Adjustments), plus (d) all Debit Adjustments with respect to such Transferred Receivable; provided, that if the Administrative Agent or the Servicer makes a determination that all payments by such Obligor with respect to such Billed Amount have been made, the Outstanding Balance shall be zero.

          "Outstanding Principal Amount" shall mean, as of any date of determination, the amount equal to (a) the aggregate Advances made by the Lenders under the Funding Agreement on or before such date, minus (b) the aggregate amounts disbursed to any Lender in reduction of such Advances pursuant to Sections 6.02, 6.03, 6.04 or 6.05 of the Funding Agreement on or before such date; provided, that references to the Outstanding Principal Amount of any Lender shall mean an amount equal to (x) the aggregate Advances made by such Lender to the Collection Account pursuant to Section 2.04(a)(i) of the Funding Agreement on or before such date, plus (b) in the case of the Committed Lender only, any amounts advanced by the Committed Lender to the Conduit Lender under the LAPA in respect of Outstanding Principal Amount when purchasing the Redwood Interest (as defined in the LAPA) minus (c) the aggregate amounts disbursed to such Lender in reduction of Outstanding Principal Amount pursuant to Sections 6.02, 6.03, 6.04 or 6.05 of the Funding Agreement on or before such date.

          "Parent" shall mean Consolidated Freightways
Corporation, a Delaware corporation.

          "Parent Group" shall mean the Parent and each of its Subsidiaries other than the Borrower.

          "Participation Agreement" shall mean the Participation
Agreement (as such term is defined in the Standby Letter of Credit Agreement).

          "PBGC" shall mean the Pension Benefit Guaranty
Corporation.

          "Pension Plan" shall mean a Plan described in Section
3(2) of ERISA.

          "Per Annum Daily Margin" shall mean a rate per annum equal to (a) 0.75% with respect to the Conduit Lender's
Outstanding Principal Amount, and (b) 2.50% with respect to the Committed Lender's Outstanding Principal Amount.

          "Permitted Acquisitions" shall have the meaning assigned to it in the Standby Letter of Credit Agreement.

          "Permitted Encumbrance Reserve" shall mean any reserve established by the Administrative Agent in its reasonable credit judgment with respect to any Permitted Encumbrance that attaches to any of the Borrower Collateral (other than any Lien in favor of the Administrative Agent or the Lenders or any Lien in respect of taxes not yet due and payable), and each such Reserve shall not exceed the aggregate indebtedness or liability secured by such Permitted Encumbrance.

          "Permitted Encumbrances" shall mean the following encumbrances: (a) Liens for taxes or assessments or other governmental charges not yet due and payable; (b) pledges or deposits securing obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation; (c) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Originator, the Borrower or the Servicer is a party as lessee made in the ordinary course of business; (d) deposits securing statutory obligations of any Originator, the Borrower or the Servicer; (e) inchoate and unperfected workers', mechanics', suppliers' or similar Liens arising in the ordinary course of business; (f) carriers', warehousemen's or other similar possessory Liens arising in the ordinary course of business; (g) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Originator, the Borrower or the Servicer is a party; (h) any attachment or judgment Lien not constituting a Termination Event under Section 9.01(f) of the Funding Agreement; (i) Liens existing on the Closing Date and listed on Schedule 5.03(b) of the Funding Agreement; (j) presently existing or hereinafter created Liens in favor of the Buyer, the Borrower, the Lenders, the Administrative Agent or the Collateral Agent; (k) Liens in favor of the Standby L/C Creditor on any assets of the Originator so long as such Liens are subject to the Intercreditor Agreement;
(l) bankers' lien on and set-off rights against deposit accounts, and (m) any other Liens constituting Permitted Encumbrances (as defined in the Standby Letter of Credit Agreement) provided that such Liens do not attach to any assets of the Borrower.

          "Permitted Investments" shall mean any of the following:

          (a) obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States of America or obligations of any agency or instrumentality thereof if such obligations are backed by the full faith and credit of the United States of America, in each case with maturities of not more than 90 days from the date first acquired;

          (b) repurchase agreements on obligations of the type specified in clause (a) of this definition; provided, that the short-term debt obligations of the party agreeing to repurchase are rated at least A-1+ or the equivalent by S&P and P-1 or the equivalent by Moody's as of the date first acquired;

          (c) federal funds, certificates of deposit, time deposits and bankers' acceptances of any depository institution or trust company incorporated under the laws of the United States of America or any state, in each case with maturities remaining as of the date of acquisition of not more than 90 days or, in the case of bankers' acceptances, original maturities of not more than 365 days; provided, that the short-term obligations of such depository institution or trust company are rated as of the date of acquisition of at least A-1+ or the equivalent by S&P and P-1 or the equivalent by Moody's;

          (d) commercial paper of any corporation incorporated under the laws of the United States of America or any state thereof with maturities remaining as of the date of acquisition of not more than 30 days that on the date of acquisition are rated as of the date of acquisition at least A-1+ or the equivalent by S&P and P-1 or the equivalent by Moody's;

          (e) securities of money market funds rated as of the date of acquisition thereof at least Aam or the equivalent by S&P and P-1 or the equivalent by Moody's; and

          (f) such other investments with respect to which each Rating Agency shall have confirmed in writing to the Lenders and Collateral Agent that such investments shall not result in a withdrawal or reduction of the then current rating by such Rating Agency of the Commercial Paper.

          "Permitted Setoff Rights" means, in respect of any Receivable, any right of setoff, recoupment, or similar right (i) as to which a no-offset agreement reasonably acceptable to the Administrative Agent has been executed between the Originator and the Obligor holding such right, (ii) that is prohibited to the satisfaction of the Administrative Agent's counsel by contract, tariff or law, (iii) representing an unmatured or contingent right to future scheduled payments pursuant to a contract with an Obligor that could not reasonably be expected to become due within 30 days after the applicable date of determination, or
(iv) as to which the Administrative Agent in its reasonable credit judgment determines that an appropriate Reserve has been established therefor.

          "Permitted Stock Repurchases" shall have the meaning assigned to it in the Standby Letter of Credit Agreement.

          "Person" shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, trust, association, corporation (including a business trust), limited liability company, institution, public benefit corporation, joint stock company, Governmental Authority or any other entity of whatever nature.

          "Plan" shall mean, at any time, an "employee benefit plan," as defined in Section 3(3) of ERISA, that any Originator or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Originator or ERISA Affiliate.

          "Prime Rate" shall mean, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the "base rate on corporate loans at large U.S. money center commercial banks" (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release
H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and (ii) the Federal Funds Rate
plus fifty (50) basis points per annum.   Each change in any
interest rate provided for in the Agreement based upon the Prime Rate shall take effect at the time of such change in the Prime Rate.

          "Proceeds" shall mean, with respect to any property, whatever is receivable or received when such property is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment, including returned premiums, with respect to any insurance relating to such property, and also includes any returned, reclaimed or repossessed goods.

          "Program Documents" shall mean the Letter of Credit Agreement, the LAPA, the Collateral Agent Agreement, the Depositary Agreement, the Commercial Paper, the Administrative Services Agreement, each Accession Agreement and the Dealer Agreements.

          "Projections" shall mean the Parent's forecasted consolidated: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a basis consistent with the historical financial statements of the Parent, together with appropriate supporting details and a statement of underlying assumptions, which shall also include projected Availability and letter of credit requirements.

          "Qualified Plan" shall mean a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

          "Rating Agency" shall mean Moody's or S&P.

          "Rating Agency Condition" shall mean, with respect to any action, that each Rating Agency has notified the Conduit Lender and the Administrative Agent in writing that such action will not result in a reduction or withdrawal of the rating of any outstanding Commercial Paper.

          "Ratios" shall mean, collectively, the Default Ratio, the Dilution Trigger Ratio, the Dilution Ratio, the Dilution
Reserve Ratio, the Loss Reserve Ratio, the Receivables Collection
Turnover, the Delinquency Ratio, and the Three Month Aged
Receivables Ratio.

          "Receivable" shall mean, with respect to any Obligor:

          (a) indebtedness of such Obligor (whether constituting an account, chattel paper, document, instrument or general intangible) arising from the provision of merchandise, goods or services to or for the benefit of such Obligor, including the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto;

          (b) all Liens and property subject thereto from time to time securing or purporting to secure any such indebtedness of such Obligor;

          (c) all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;

          (d) all Collections with respect to any of the foregoing;

          (e)  all Records with respect to any of the foregoing;
and

          (f)  all Proceeds with respect to any of the foregoing.

          "Receivables Assignment" shall have the meaning assigned to such term in Section 2.01(a) of the Sale and Contribution Agreement.

          "Receivables Collection Turnover" shall mean, as of any date of determination, the amount (expressed in days) equal to:

          (a) a fraction, (i) the numerator of which is equal to the average of the Outstanding Balances of Transferred Receivables on the first day of the three Settlement Periods immediately preceding such date and (ii) the denominator of which is equal to aggregate Collections received during such three Settlement Periods with respect to all Transferred Receivables, multiplied by

          (b)  the number of days contained in such three
Settlement Periods.

          "Records" shall mean all Contracts and other documents, books, records and other information (including computer programs, tapes, disks, data processing software and related property and rights) prepared and maintained by the Originator, the Servicer, any Sub-Servicer or the Borrower with respect to the Receivables and the Obligors thereunder, the Transferred Receivables and the Borrower Collateral.

          "Redwood" shall mean Redwood Receivables Corporation, a
Delaware corporation.

          "Redwood Daily Yield" shall mean, for any day, the product of (a) the Redwood Daily Yield Rate for such day, multiplied by (b) Redwood's Outstanding Principal Amount on such day.

          "Redwood Daily Yield Rate" shall mean, on any day, a floating per annum rate equal to the sum of (a) the Daily Margin on such day, plus (b) if a Termination Event has occurred and is continuing, the Daily Default Margin, plus (c) the applicable rate set forth below:

          (i) to the extent the Conduit Lender's Advances hereunder are being financed by the sale of Commercial Paper, at the option of the Borrower exercised by written notice to the Administrative Agent and the Lenders (which shall be given not less than fifteen (15) Business Days prior to the effective date of any rate under clause (A) below and one (1) Business Day prior to effective date of any rate under clause (B) below), either (A) the LIBOR for the Monthly LIBOR Period in which such day occurs, or (B)(I) the per annum rate equivalent to the weighted average of the rates paid or payable by the Conduit Lender from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of Commercial Paper that is allocated, in whole or in part, to fund or maintain the Conduit Lender's Outstanding Principal Amount during the relevant Settlement Period, which rates shall reflect and give effect to Dealer fees, commissions of placement agents and other issuance costs in respect of such Commercial Paper, divided by (II) 360 days; provided, however, that if any component of such rate in this clause (B) is a discount rate the rate used shall be the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum (in the absence of an effective notice from Borrower of the interest rate selected by it under this paragraph (i), the rate provided in clause (B) shall be deemed to have been selected by Borrower), and

          (ii) to the extent the Conduit Lender's Advances hereunder are not being financed by the sale of Commercial
     Paper, the daily rate charged to the Conduit Lender for borrowing such funds under the LAPA.

          "Redwood Termination Date" shall mean the date elected by Redwood or the Collateral Agent, by notice to the Borrower and the Administrative Agent as the Redwood Termination Date; provided, that on such date, one or more of the following events shall have occurred and be continuing: (a) a CFF LOC Draw; (b) the obligations of the Liquidity Lenders to make Liquidity Loans under the LAPA shall have terminated and such Liquidity Lenders shall not have otherwise been replaced; (c) an event of default under the Collateral Agent Agreement or any other Program Document shall have occurred; (d) the short term debt rating of a Liquidity Lender shall have been downgraded by a Rating Agency and such Liquidity Lender shall not have been replaced in accordance with the terms of the LAPA within 30 days thereafter, or (e) Redwood or the Collateral Agent shall have determined that the funding of Transferred Receivables under the Funding Agreement is impracticable for any reason whatsoever, including as a result of (i) a drop in or withdrawal of any of the ratings assigned to the Commercial Paper by any Rating Agency, (ii) the imposition of Additional Amounts, (iii) restrictions on the amount of Transferred Receivables Redwood may finance or (iv) the inability of Redwood to issue Commercial Paper.

          "Redwood Transfer Date" shall mean the date on which Redwood transfers to the Liquidity Lenders pursuant to Section
3.01 of the LAPA all of the Redwood Interest (as defined in the LAPA).

          "Regulatory Change" shall mean any change after the Closing Date in any federal, state or foreign law or regulation (including Regulation D of the Federal Reserve Board) or the adoption or making after such date of any interpretation, directive or request under any federal, state or foreign law or regulation (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof that, in each case, is applicable to any Affected Party.

          "Rejected Amount" shall have the meaning assigned to it in Section 4.04 of the Sale and Contribution Agreement.

          "Related Documents" shall mean the Concentration Account Agreement, each Lockbox Account Agreement, the Borrower Blocked Account Agreement, the Sale and Contribution Agreement, the Funding Agreement, the Servicing Agreement, the Receivables Assignment, the Guaranty Agreement, the Intercreditor Agreement and all other agreements, instruments, documents and certificates identified in the Schedule of Documents and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Person, or any employee of any Person, and delivered in connection with Sale and Contribution Agreement, the Funding Agreement or the transactions contemplated thereby. Any reference in the Sale and Contribution Agreement, the Funding Agreement or any other Related Document to a Related Document shall include all Appendices thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Related Document as the same may be in effect at any and all times such reference becomes operative; provided that the term "Related Document" as used herein shall not include any "Letter of Credit Document" as such term is defined in Annex A to the Standby Letter of Credit Agreement or any of the Program Documents.

          "Repayment Notice" shall have the meaning assigned to it in Section 2.03(c) of the Funding Agreement.

          "Reserves" shall mean (i) the aggregate Concentration
Percentage for all Obligors of Transferred Receivables, (ii) the
In Transit Reserve, (iii) the Consumer Receivable Reserve, and
(iv) such other reserves as the Administrative Agent may establish from time to time in its sole discretion.

          "Retained Servicing Fee" shall mean, as of any date of determination within a Settlement Period, the sum of all amounts transferred to or retained in the Retention Account (or, from and after the earlier of the Redwood Transfer Date or the date of the Committed Lender Funding Event, transferred to the Administration Agent) with respect to the Servicing Fee from and including the first day of such Settlement Period through and including such date pursuant to Section 6.03(a)(ii) of the Funding Agreement.

          "Retained Unused Facility Fee" shall mean, as of any date of determination within a Settlement Period, the sum of all amounts transferred to or retained in the Retention Account (or, from and after the earlier of the Redwood Transfer Date or the date of the Committed Lender Funding Event, transferred to the Administration Agent) with respect to the Unused Facility Fee from and including the first day of such Settlement Period through and including such date in accordance with Section 6.03(a)(ii) of the Funding Agreement.

          "Retained Yield" shall mean, as of any date of determination within a Settlement Period, the sum of all amounts transferred to or retained in the Retention Account (or, from and after the earlier of the Redwood Transfer Date or the date of the Committed Lender Funding Event, transferred to the Administration Agent) with respect to Daily Yield from and including the first day of such Settlement Period through and including such date pursuant to Section 6.03(a)(ii) of the Funding Agreement.

          "Retention Account" shall mean that certain segregated deposit account established by the Administrative Agent and maintained with the Depositary for the benefit of Redwood and designated by the Administrative Agent to the Borrower in a written notice delivered on or after the Closing Date.

          "Retiree Welfare Plan" shall mean, at any time, a Welfare Plan that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

          "Revolving Note" shall have the meaning assigned to such term in Section 2.01(b) of the Funding Agreement.

          "Revolving Period" shall mean the period from and including the Closing Date through and including the day immediately preceding the Facility Termination Date.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

          "Sale" shall mean a sale of Receivables by the Originator to the Borrower pursuant to Section 2.01 of the Sale and Contribution Agreement.

          "Sale and Contribution Agreement" shall mean that certain Receivables Sale and Contribution Agreement dated as of April 27, 2001, between the Originator and the Borrower, as the Buyer thereunder.

          "Sale Price" shall mean, with respect to any Sale of Sold Receivables, the price calculated by the Borrower and confirmed as to accuracy from time to time by the Administrative
Agent equal to:

          (a) the Outstanding Balance of such Sold Receivables as of the Transfer Date, minus

          (b) the costs expected as of the Transfer Date by the Borrower to be incurred in financing the purchase of such Sold
Receivables until the Outstanding Balance of such Sold
Receivables, as applicable, is paid in full, minus

          (c) the portion of such Sold Receivables that is expected by the Originator as of the Transfer Date to become
Defaulted Receivables, minus

          (d) the portion of such Sold Receivables expected by the Originator to be reduced by Dilution Factors (based on assumptions reasonably satisfactory to the Administrative Agent), minus

          (e) amounts expected by the Borrower as of the Transfer Date to be paid to the Servicer with respect to the servicing, administration and collection of such Sold
Receivables;

provided, that such calculations shall be reasonably determined based on the historical experience of (y) such Originator, with respect to the calculations required in each of clauses (c) and
(d) above, and (z) the Borrower, with respect to the calculations required in clauses (b) and (e) above.

          "Schedule of Documents" shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Sale and Contribution Agreement, the Funding Agreement and the other Related Documents and the transactions contemplated thereunder, substantially in the form attached as Annex Y to the Funding Agreement.

          "Securities Act" shall mean the provisions of the Securities Act of 1933, 15 U.S.C. Sections 77a et seq., and any regulations promulgated thereunder.

          "Securities Exchange Act" shall mean the provisions of the Securities Exchange Act of 1934, 15 U.S.C. Sections 78a et seq., and any regulations promulgated thereunder.

          "Servicer" shall mean the Originator, in its capacity as the Servicer under the Servicing Agreement, or any other
Person designated as a Successor Servicer.

          "Servicer's Certificate" shall mean an Officer's
Certificate substantially in the form of Exhibit 3.01(a)(ii)(B) to the Funding Agreement.

          "Servicer Termination Notice" shall mean any notice by the Administrative Agent to the Servicer that (a) an Event of Servicer Termination has occurred and (b) the Servicer's appointment under the Servicing Agreement has been terminated.

          "Servicing Agreement" shall mean that certain Servicing
Agreement dated as of April 27, 2001, among the Borrower, the Lenders, the Administrative Agent and the Servicer.

          "Servicing Fee" shall mean, for any day within a Settlement Period, the amount equal to (a) (i) the Servicing Fee
Rate divided by (ii) 360, multiplied by (b) the Outstanding
Principal Amount on such day.

          "Servicing Fee Rate" shall mean 1.00%.

          "Servicing Fee Shortfall" shall mean, as of any date of determination within a Settlement Period, the amount, if any, by which the Accrued Servicing Fee exceeds the Retained Servicing
Fee, in each case as of such date.

          "Servicing Records" shall mean all documents, books, Records and other information (including computer programs, tapes, disks, data processing software and related property and rights) prepared and maintained by the Servicer to the extent relating to the Transferred Receivables and the Obligors thereunder.

          "Settlement Date" shall mean the tenth Business Day following the end of each Settlement Period.

          "Settlement Period" shall mean (a) solely for purposes of determining the Ratios, (i) with respect to all Settlement Periods other than the final Settlement Period, each calendar month, whether occurring before or after the Closing Date, and
(ii) with respect to the final Settlement Period, the period ending on the Termination Date and beginning with the first day of the calendar month in which the Termination Date occurs, and
(b) for all other purposes, (i) with respect to the initial Settlement Period, the period from and including the Closing Date through and including the last day of the calendar month in which the Closing Date occurs, (ii) with respect to the final Settlement Period, the period ending on the Termination Date and beginning with the first day of the calendar month in which the Termination Date occurs, and (iii) with respect to all other Settlement Periods, each calendar month; provided, however, that upon the occurrence of the earlier of the Redwood Transfer Date or the date of the Committed Lender Funding Event, such Settlement Period shall terminate on the day prior to the earlier of the Redwood Transfer Date or the date of the Committed Lender Funding Event (as the case may be), and the next Settlement Period shall be the period from and including the Redwood Transfer Date or the date of the Committed Lender Funding Event (as the case may be) through and including the last day of the calendar month in which the Redwood Transfer Date or the Committed Lender Funding Event (as the case may be) occurs.

          "Sold Receivable" shall have the meaning assigned to it in Section 2.01(b) of the Sale and Contribution Agreement.

          "Solvency Certificate" shall mean an Officer's
Certificate substantially in the form of Exhibit 3.01(a)(i) to the Funding Agreement.

          "Solvent" shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person;
(b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its Debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur Debts or liabilities beyond such Person's ability to pay as such Debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as Litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Standby L/C Creditor" shall mean GE Capital as
Creditor under the Standby Letter of Credit Agreement.

          "Standby L/C Guaranty" shall mean that certain Guaranty dated as of April 27, 2001, by the Originator and certain other domestic subsidiaries of the Parent in favor of the Standby L/C Creditor, together with such amendments, restatements, supplements or modifications thereto or any refinancings, replacements or refundings thereof as may be agreed to by the Lenders and the Administrative Agent.

          "Standby Letter of Credit Agreement" shall mean that certain Letter of Credit Agreement dated as of April 27, 2001, between the Parent and the Standby L/C Creditor, together with such amendments, restatements, supplements or modifications thereto or any refinancings, replacements or refundings thereof as may be agreed to by the Lenders and the Administrative Agent.

          "Standby Letter of Credit Commitment Termination Date" shall mean the Commitment Termination Date (as defined in the Standby Letter of Credit Agreement).

          "Stock" shall mean all shares, options, warrants, member interests, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, limited liability company, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act).

          "Stockholder" shall mean, with respect to any Person, each holder of Stock of such Person.

          "Sub-Servicer" shall mean any Person with whom the Servicer enters into a Sub-Servicing Agreement.

          "Sub-Servicing Agreement" shall mean any written contract entered into between the Servicer and any Sub-Servicer pursuant to and in accordance with Section 2.01 of the Servicing
Agreement relating to the servicing, administration or collection of the Transferred Receivables.

          "Subsidiary" shall mean, with respect to any Person, any corporation or other entity (a) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person or (b) that is directly or indirectly controlled by such Person within the meaning of control under Section 15 of the Securities Act.

          "Subsidiary Guarantors" shall mean the each domestic
Subsidiary of the Parent (other than the Originator and the Borrower).

          "Successor Servicer" shall have the meaning assigned to it in Section 7.02 of the Servicing Agreement.

          "Successor Servicing Fees and Expenses" shall mean the fees and expenses payable to the Successor Servicer as agreed to by the Borrower, the Lenders and the Administrative Agent.

          "Termination Date" shall mean the date on which
(a) Outstanding Principal Amount has been permanently reduced to zero, (b) all other Borrower Secured Obligations under the Funding Agreement and the other Related Documents have been indefeasibly repaid in full and completely discharged and (c) the Maximum Facility Amount has been irrevocably terminated in accordance with the provisions of Section 2.02(b) of the Funding Agreement.

          "Termination Event" shall have the meaning assigned to it in Section 9.01 of the Funding Agreement.

          "Three Month Aged Receivables Ratio" shall mean as of any date of determination the three month average of the following the ratio (expressed as a percentage):

          (a) (i) the sum of the respective Outstanding Balances of Transferred Receivables with respect to which any payment, or part thereof, remaining unpaid for more than 120 but less than 181 days from their respective Billing Dates as of the last day of the Settlement Period immediately preceding such date, plus
(ii) any Transferred Receivables that have been written off as uncollectible less than 120 days from their Billing Date.

          to

          (b)  the aggregate Billed Amount of Transferred
Receivables originated during the fifth and sixth Settlement
Periods immediately preceding such date.

          "Title IV Plan" shall mean a Pension Plan (other than a Multiemployer Plan) that is covered by Title IV of ERISA and that any Originator or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

          "Transfer" shall mean any Sale or capital contribution of Transferred Receivables by the Originator to the Borrower pursuant to the terms of the Sale and Contribution Agreement.

          "Transfer Date" shall have the meaning assigned to it in Section 2.01(a) of the Sale and Contribution Agreement.

          "Transferred Receivable" shall mean any Sold Receivable or Contributed Receivable; provided, that any Receivable repurchased by the Originator pursuant to Section 4.04 of the Sale and Contribution Agreement or otherwise shall not be deemed to be a Transferred Receivable from and after the date of such repurchase unless such Receivable has subsequently been repurchased by or contributed to the Borrower.

          "UCC" shall mean, with respect to any jurisdiction, the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in such jurisdiction.

          "Unapproved Receivable" shall mean any receivable
(a) with respect to which the obligor thereunder is not an Obligor on any Transferred Receivable and whose customer relationship with an Originator arises as a result of the acquisition by such Originator of another Person or (b) that was originated in accordance with standards established by another Person acquired by an Originator, in each case, solely with respect to any such acquisitions that have not been approved in writing by the Administrative Agent and then only for the period prior to any such approval.

          "Unfunded Pension Liability" shall mean, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five years following a transaction that might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Originator or any ERISA Affiliate as a result of such transaction.

          "Unused Facility Fee" shall have the meaning assigned to it in Section 2.07(c) of the Funding Agreement.

          "Unused Facility Fee Shortfall" shall mean, as of any date of determination within a Settlement Period, the amount, if any, by which the Accrued Unused Facility Fee exceeds the Retained Unused Facility Fee, in each case as of such date.

          "Welfare Plan" shall mean a Plan described in Section
3(1) of ERISA.

          "Yield Shortfall" shall mean, as of any date of determination the amount, if any, by which the Accrued Yield exceeds the Retained Yield, in each case as of such date.

          SECTION 2. Other Terms and Rules of Construction.

          (a) Accounting Terms. Rules of construction with respect to accounting terms used in any Related Document shall be as set forth in Annex 4.02 to the Sale and Contribution Agreement. Unless otherwise specifically provided therein, any accounting term used in any Related Document shall have the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing.

          (b) Other Terms. All other undefined terms contained in any of the Related Documents shall, unless the context indicates otherwise, have the meanings provided for by the UCC as in effect in the State of New York to the extent the same are used or defined therein.

          (c) Rules of Construction. Unless otherwise specified, references in any Related Document or any of the Appendices thereto to a Section, subsection or clause refer to such Section, subsection or clause as contained in such Related Document. The words "herein," "hereof" and "hereunder" and other words of similar import used in any Related Document refer to such Related Document as a whole, including all annexes, exhibits and schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in such Related Document or any such annex, exhibit or schedule. Any reference to or definition of any document, instrument or agreement shall, unless expressly noted otherwise, include the same as amended, restated, supplemented or otherwise modified from time to time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; the word "or" is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Related Documents) or, in the case of Governmental Authorities, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations.

          (d) Rules of Construction for Determination of Ratios. The Ratios in respect of any applicable Settlement Period preceding the Closing Date shall be established by the Administrative Agent on or prior to the Closing Date and the underlying calculations for periods preceding the Closing Date to be used in future calculations of the Ratios shall be established by the Administrative Agent on or prior to the Closing Date in accordance with Schedule1 attached to this Annex X. For purposes of calculating the Ratios, (i) averages shall be computed by rounding to the third decimal place and (ii) the Settlement Period in which the date of determination thereof occurs shall not be included in the computation thereof and the first Settlement Period immediately preceding such date of determination shall be deemed to be the Settlement Period immediately preceding the Settlement Period in which such date of determination occurs.

          (e) Rules of Construction Concerning Financial Covenants. Unless otherwise specifically provided therein, any accounting term used in any Related Document shall have the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any Accounting Changes occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in any Related Document, then the parties thereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of such Persons and their Subsidiaries shall be the same after such Accounting Changes as if such Accounting Changes had not been made. If the parties thereto agree upon the required amendments thereto, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained therein shall, only to the extent of such Accounting Change, refer to GAAP consistently applied after giving effect to the implementation of such Accounting Change. If such parties cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all financial statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Related Documents shall be prepared, delivered and made without regard to the underlying Accounting Change.




                  RECEIVABLES FUNDING AGREEMENT


                   Dated as of April 27, 2001,


                          by and among


              CONSOLIDATED FREIGHTWAYS FUNDING LLC
                          as Borrower,


                               and


                REDWOOD RECEIVABLES CORPORATION,
                        as Conduit Lender


              GENERAL ELECTRIC CAPITAL CORPORATION,
         as Committed Lender and as Administrative Agent



                            EXHIBITS

Exhibit 2.01(b)   -   Form of Revolving Note
Exhibit 2.02(a)   -   Form of Commitment Reduction Notice
Exhibit 2.02(b)   -   Form of Commitment Termination Notice
Exhibit 2.03(a)   -   Form of Borrowing Base Certificate
Exhibit 2.03(b)   -   Form of Borrowing Request
Exhibit 2.03(c)   -   Form of Repayment Notice
Exhibit           -   Form of Officer's Certificate as to Solvency
3.01(a)(i)            of Borrower
Exhibit           -   Form of Officer's Closing Certificate of
3.01(a)(i)(A)         Borrower
Exhibit           -   Form of Officer's Post-Closing Certificate of
3.01(a)(i)(B)         Borrower
Exhibit           -   Form of Officer's Certificate as to Solvency
3.01(a)(ii)           of Servicer
Exhibit           -   Form of Officer's Closing Certificate of
3.01(a)(ii)(A)        Servicer
Exhibit           -   Form of Officer's Post-Closing Certificate of
3.01(a)(ii)(B)        Servicer
Exhibit           -   Form of Monthly Report
3.01(a)(iv)
Exhibit           -   Form of Opinion of Brobeck, Phleger &
3.01(k)(i)            Harrison LLP (True Sale)
Exhibit           -   Form of Opinion of Brobeck, Phleger &
3.01(k)(ii)           Harrison LLP (Non-Consolidation)
Exhibit           -   Form of Opinion of Brobeck, Phleger &
3.01(k)(iii)          Harrison LLP (Corporate Enforceability, etc.)
Exhibit           -   Form of Opinion of Stephen D. Richards, Esq.,
3.01(k)(iv)           General Counsel
Exhibit           -   Form of Opinion of  Stoel Rives LLP
3.01(k)(v)
Exhibit 10.03         Form of Power of Attorney
Exhibit A         -   Credit and Collection Policy

Annex 5.02(a)     -   Reporting Requirements of the Borrower
Annex X           -   Definitions
Annex Y           -   Schedule of Documents

Schedule 4.01(b)  -   Executive Offices; Collateral Locations;
                      Company or Other Names; FEIN/Borrower
Schedule 4.01(d)  -   Litigation
Schedule 4.01(h)  -   Ventures, Subsidiaries and Affiliates;
                      Outstanding Stock and Indebtedness/Borrower
Schedule 4.01(i)  -   Tax Matters/Borrower
Schedule 4.01(q)  -   Deposit and Disbursement Accounts/Borrower
Schedule 5.01(b)  -   Trade Names/Borrower
Schedule 5.03(a)  -   Existing Liens/Borrower

         THIS RECEIVABLES FUNDING AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, the "Agreement") is entered into as of April 27, 2001 by and among CONSOLIDATED FREIGHTWAYS FUNDING LLC, a Delaware limited liability company (the "Borrower"), REDWOOD RECEIVABLES
   CORPORATION, a Delaware corporation, as Conduit Lender (the "Conduit Lender") and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, as a Committed Lender (the "Committed Lender"), and as administrative agent for the Conduit Lender and the Committed Lender hereunder (in such capacity, the "Administrative
                            Agent").

                            RECITALS

          A. The Borrower is a special purpose corporation owned by the Originator.

B. The Borrower has been formed for the purpose of purchasing, or otherwise acquiring by capital contribution, Receivables of the Originator party pursuant to the Sale and Contribution Agreement.
C. The Borrower intends to fund its purchases of the Receivables, in part, by borrowing Advances hereunder and pledging all of its right, title and interest in and to the Receivables and certain other assets as security therefor, and, subject to the terms and conditions hereof, the Conduit Lender and the Committed Lender intend to make such Advances, from time to time, as described herein.
D. The Administrative Agent has been requested and is willing to act as administrative agent on behalf of each of the Conduit Lender and the Committed Lender in connection with the making and financing of such Advances.
                            AGREEMENT

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                           ARTICLE I.

                 DEFINITIONS AND INTERPRETATION

          Section 1.01. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Annex X.

Section 1.02. Rules of Construction. For purposes of this Agreement, the rules of construction set forth in Annex X shall govern. All Appendices hereto, or expressly identified to this Agreement, are incorporated herein by reference and, taken together with this Agreement, shall constitute but a single agreement.
                           ARTICLE II.

                  AMOUNTS AND TERMS OF ADVANCES

          Section 2.01. Advances. (a) From and after the Closing Date and until the Facility Termination Date and subject to the terms and conditions hereof, the Conduit Lender (prior to the occurrence of a Redwood Termination Date or the Redwood Transfer
Date) and the Committed Lender (after the occurrence of the Committed Lender Funding Event) severally agree to make advances
(each such advance hereunder, an "Advance") to the Borrower from time to time. Under no circumstances shall a Lender make any Advances if, after giving effect thereto, a Funding Excess would exist. The aggregate amount of Advances outstanding shall not exceed at any time lesser of (i) the Availability as determined by the most recent Borrowing Base Certificate delivered by the Borrower under Section 2.03(a) and (ii) the Maximum Facility
Amount. Borrower may from time to time borrow, repay and reborrow Advances hereunder on the terms and conditions set forth herein.

          (b) Borrower shall execute and deliver to each Lender a note to evidence the Advances which may be made hereunder from time to time by such Lender. The note shall be in the principal amount of the Maximum Facility Amount, dated the Closing Date and substantially in the form of Exhibit 2.01(b) (each, a "Revolving
Note"). Each Revolving Note shall represent the obligation of Borrower to the applicable Lender to pay the amount of the Maximum Facility Amount or, if less, the aggregate unpaid principal amount of all Advances made by such Lender to Borrower together with interest thereon as prescribed in Section 2.06.
The entire unpaid balance of all of the Advances and all other unpaid Borrower Secured Obligations shall be immediately due and payable in full in same day funds on the Facility Termination
Date.

          Section 2.02.       Optional Changes in Maximum Facility Amount.

          (a) So long as no Incipient Termination Event or Termination Event shall have occurred and be continuing, the Borrower may, not more than four times during each calendar year, reduce the Maximum Facility Amount permanently; provided, that (i) the Borrower shall give ten Business Days' prior written notice of any such reduction to the Administrative Agent substantially in the form of Exhibit 2.02(a) (each such notice, a "Commitment
Reduction Notice"), (ii) any partial reduction of the Maximum
Facility Amount shall be in a minimum amount of $5,000,000 or an integral multiple thereof, and (iii) no such reduction shall reduce the Maximum Facility Amount below the greater of (x)
Outstanding Principal Amount and (y) $50,000,000.

(b) The Borrower may at any time on at least 30 days' prior written notice by the Borrower to the Administrative Agent irrevocably terminate the Maximum Facility Amount; provided, that
(i) such notice of termination shall be substantially in the form of Exhibit 2.02(b) (the "Commitment Termination Notice") and (ii) the Borrower shall reduce the Outstanding Principal Amount to zero and make all payments required by Section 2.03(c) at the time and in the manner specified therein. Upon such termination, the Borrower's right to request that any Lender make Advances hereunder shall simultaneously terminate and the Facility
Termination Date shall automatically occur.
(c) Each written notice required to be delivered pursuant to Sections 2.02(a) and (b) shall be irrevocable and shall be effective (i) on the day of receipt if received by the Administrative Agent and the Lenders not later than 4:00 p.m.
(New York time) on any Business Day and (ii) on the immediately succeeding Business Day if received by the Administrative Agent and the Lenders after such time on such Business Day or if any such notice is received on a day other than a Business Day
(regardless of the time of day such notice is received). Each such notice of termination or reduction shall specify, respectively, the amount of, or the amount of the proposed reduction in, the Maximum Facility Amount.
          Section 2.03. Notices Relating to Increases and Reductions in the Outstanding Principal Amount.

          (a) Not later than 12:00 noon (New York time) on the fourth Business Day of each week (or on each Business Day if requested by the Administrative Agent at any time when any Termination
Event or Incipient Termination Event is in existence), the Borrower shall deliver to the Lenders and the Administrative
Agent an Officer's Certificate substantially in the form of
Exhibit 2.03(a) (each, a "Borrowing Base Certificate"). Funding Availability shall be determined by the Administrative Agent based on information related to the Borrower Collateral available to it, including (A) any information obtained in connection with any audit or reflected in the most recent Borrowing Base
Certificate or (B) any other information that may be available to the Lenders and the Administrative Agent.

(b) Each Advance shall be made upon the provision of notice by the Borrower to the Administrative Agent in the manner provided herein. Any such notice must be accompanied by a Borrowing Base Certificate as required pursuant to Section 2.03(a) updated with information through the most recent date available, and must given in writing so that it is received no later than 4:00 p.m. (New York time) (i) in respect of any Advance to be made by the Conduit Lender, on the Business Day immediately preceding the proposed Advance Date set forth therein and (ii) after the occurrence of a Committed Lender Funding Event, in respect of any Advance to be made by the Committed Lender on the Business Day immediately preceding the proposed Advance Date set forth therein. Each such notice (a "Borrowing Request") shall (x) be substantially in the form of Exhibit 2.03(b), (y) be irrevocable and (z) specify the amount of the requested increase in Outstanding Principal Amount (which shall be in a minimum amount of $500,000) and the proposed Advance Date (which shall be a Business Day), and shall include such other information as may be reasonably required by the Lenders and the Administrative Agent.
(c) The Borrower may at any time reduce the Outstanding Principal Amount; provided, that (i) the Borrower shall give one Business Day's prior written notice of any such reduction to the Administrative Agent substantially in the form of Exhibit 2.03(c) (each such notice, a "Repayment Notice"), (ii) each such notice shall be irrevocable, (iii) each such notice shall specify the amount of the requested reduction in the Outstanding Principal Amount and the proposed date of such reduction (which shall be a Business Day) and (iv) any such reduction must be accompanied by payment of (A) all Daily Yield accrued and unpaid on the Outstanding Principal Amount being reduced through but excluding the date of such reduction and (B) the costs, if any, required by
Section 2.10. Any such notice of reduction must be received by the Administrative Agent no later than 4:00 p.m. (New York time) on the Business Day immediately preceding the date of the proposed reduction in the Outstanding Principal Amount.
          Section 2.04.       Making of Advances.

          (a)  Increases in Outstanding Principal Amount.

               (i) Funding of Collection Account. Following receipt of any Borrowing Request, and subject to satisfaction of the conditions set forth in Section 3.02, the Applicable Lender shall make available to or on behalf of the Borrower on the Advance Date specified therein the lesser of (x) the requested increase in the Outstanding Principal Amount specified in such Borrowing Request and (y) the Funding Availability by depositing such amount in immediately available funds into the Collection Account. The Applicable Lender shall, or shall cause the Administrative Agent to, deposit into the Borrower Account on each Business Day during the Revolving Period, in immediately available funds, all amounts on deposit in the Collection Account that are to be disbursed pursuant to Section 6.03(b).

(ii) Recordation of Advances. The Borrower shall indicate in its Records that interests in the Transferred Receivables have been pledged hereunder and that the Administrative Agent has a lien on and security interest in all such Transferred Receivables on behalf of the Lenders. The Borrower shall hold all Contracts and other documents and incidents relating to such Transferred
Receivables in trust for the benefit of the Administrative Agent on behalf of the Conduit Lender and the Committed Lender in accordance with their interests hereunder. The Borrower hereby acknowledge that their retention and possession of such Contracts and documents shall at all times be at the sole discretion of the Administrative Agent and in a custodial capacity for the Administrative Agent's (on behalf of the Lenders) benefit only.
          (b) Repurchases of Transferred Receivables. If the Originator is required to repurchase Transferred Receivables from the Borrower pursuant to Section 4.04 of the Sale and Contribution
Agreement, upon payment from the Originator of the applicable repurchase price thereof, the Administrative Agent and the Applicable Lenders shall release their liens on and security interests in the Transferred Receivables being so repurchased.

          Section 2.05. Facility Termination Date. Notwithstanding anything to the contrary set forth herein, no Lender shall have any obligation to make any Advances from and after the Facility
Termination Date.

Section 2.06.       Daily Yield.
          (a) The Borrower shall pay Daily Yield to the Administrative Agent, for the account of the Applicable Lenders, for each day on which any Outstanding Principal Amount is outstanding, in the manner and at the times specified in Sections 6.03, 6.04 and 6.05.

(b) Notwithstanding the foregoing, the Borrower shall pay interest at the applicable Daily Yield Rate on unpaid Daily Yield and on any other amount payable by the Borrower hereunder (to the extent permitted by law) that shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof to (but excluding) the date the same is indefeasibly paid in full.
          Section 2.07.       Fees.

          (a) On or prior to the Closing Date, the Borrower shall pay to the Administrative Agent, for the account of itself and the Lenders, the fees set forth in the Fee Letter that are payable on the Closing Date.

(b) On each Settlement Date, the Borrower shall pay to the Servicer or to the Successor Servicer, as applicable, the Servicing Fee or the Successor Servicing Fees and Expenses, respectively, in each case to the extent of available funds therefor as provided in Section 6.04.
(c) The Borrower agrees to pay to the Administrative Agent, for the account of the Applicable Lender, an unused facility fee (the "Unused Facility Fee") equal to one-quarter of one percent (0.25%) per annum, calculated daily from the Closing Date until the Termination Date and payable monthly in arrears on the fifth Business Day of each month, commencing with the first calendar month following the Closing Date, on the amount by which the Maximum Facility Amount as in effect on each such day exceeds the sum (without duplication) of the aggregate Outstanding Principal Amount and Standby L/C Exposure on such day, which fee shall be fully earned when payable and shall be non-refundable.
          Section 2.08.       Time and Method of Payments.

          (a) Subject to the provisions of Sections 6.02, 6.03, 6.04 and 6.05, all payments with respect to the Outstanding Principal
Amount and all payments of interest, fees and other amounts payable by the Borrower hereunder shall be made in Dollars, in immediately available funds, to the Administrative Agent (for its account or the account of the Applicable Lenders, Affected
Parties or Indemnified Persons) not later than 12:00 noon (New
York time) on the due date therefor. Any such payment made on such date but after such time shall be deemed to have been made on, and interest shall continue to accrue and be payable thereon at the applicable Daily Yield Rate until, the next succeeding
Business Day. If any such payment becomes due on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day and interest thereon at the applicable Daily Yield Rate shall be payable during such extension.

(b) Any and all payments by the Borrower hereunder shall be made in accordance with this Section 2.08 without setoff or counterclaim and free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, excluding taxes imposed on or measured by the net income of any Affected Party by the jurisdictions under the laws of which such Affected Party is organized or by any political subdivisions thereof (such non-excluded taxes, levies, imposts, deductions, charges and withholdings being "Indemnified Taxes"). If the Borrower shall be required by law to deduct any Indemnified Taxes from or in respect of any sum payable hereunder, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.08) the Affected Party entitled to receive any such payment receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within 30 days after the date of any payment of Indemnified Taxes, the Borrower shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof. The
Borrower shall indemnify any Affected Party from and against, and, within ten days of demand therefor, pay any Affected Party for, the full amount of Indemnified Taxes (together with any taxes imposed by any jurisdiction on amounts payable under this
Section 2.08) paid by such Affected Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted.
(c) Each Lender that is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia (each of "Foreign Lender") agrees to furnish to the Borrower and the Administrative Agent, prior to the time it becomes a Lender hereunder, two (2) copies of either U.S. Internal Revenue Service Form 4224 or U.S.
Internal Revenue Service Form 1001 or any successor forms thereto (wherein such Foreign Lender claims entitlement to complete exemption from or a reduced rate of U.S. federal withholding tax on interest paid by the Borrower hereunder) and to provide to the Borrower and the Administrative Agent a new Form 4224 or Form
1001 or any successor forms thereto if any previously delivered form is found to be incomplete or incorrect in any material respect or upon the obsolescence of any previously delivered form. Any Foreign Lender that is not entitled to claim an exemption from or a reduced rate of withholding under applicable law, promptly upon written request of the Borrower, shall so inform the Borrower and the Administrative Agent in writing.
Borrower shall not be required to pay any amounts pursuant to this Section 2.08(c) to any Foreign Lender for the account of such Foreign Lender in respect of any United States withholding taxes payable hereunder (and Borrower, if required by law to do so, shall be entitled to withhold such amounts and to pay such amounts to the United States Internal Revenue Service) if the obligation to pay such additional amounts would not have arisen but for the failure by such Foreign Lender to comply with its obligations under the immediately preceding paragraph of this Section, and such Foreign Lender shall not be entitled to exemption from deduction of withholding of United States federal income tax in respect of the payment of any such sum by Borrower hereunder for, in each case, any reason other than a change in the United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date such Foreign Lender becomes a Lender hereunder.
          Section 2.09.       Capital Requirements; Additional Costs.

          (a) If the Administrative Agent on behalf of any Affected Party shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by such Affected Party with any request or directive regarding capital adequacy, reserve requirements or similar requirements
(whether or not having the force of law) from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Affected Party against commitments made by it under this Agreement, any other Related
Document or any Program Document and thereby reducing the rate of return on such Affected Party's capital as a consequence of its commitments hereunder or thereunder, then the Borrower shall from time to time upon demand by the Administrative Agent pay to the Administrative Agent on behalf of such Affected Party additional amounts sufficient to compensate such Affected Party for the Borrower's Share of such reduction together with interest thereon from the date of any such demand until payment in full at the applicable Daily Yield Rate. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by the Administrative Agent to the Borrower shall be final, binding and conclusive on the parties hereto (absent manifest error) for all purposes.

(b) If, due to any Regulatory Change, there shall be any increase in the cost to any Affected Party of agreeing to make or making, funding or maintaining any commitment hereunder, under any other Related Document or under any Program Document, including with respect to any Advances, Outstanding Principal
Amount, CFF LOC Draws or Liquidity Loans, or any reduction in any amount receivable by such Affected Party hereunder or thereunder, including with respect to any Advances, Outstanding Principal
Amount, CFF LOC Draws or Liquidity Loans (any such increase in cost or reduction in amounts receivable are hereinafter referred to as "Additional Costs"), then the Borrower shall, from time to time upon demand by the Administrative Agent, pay to the Administrative Agent on behalf of such Affected Party additional amounts sufficient to compensate such Affected Party for the Borrower's Share of such Additional Costs together with interest thereon from the date demanded until payment in full thereof at the applicable Daily Yield Rate. Each Affected Party agrees that, as promptly as practicable after it becomes aware of any circumstance referred to above that would result in any such Additional Costs, it shall, to the extent not inconsistent with its internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by the Borrower pursuant to this Section
2.09(b).
(c)  Determinations by any Affected Party for purposes of this
Section 2.09 of the effect of any Regulatory Change on its costs of making, funding or maintaining any commitments hereunder, under any other Related Document or under any Program Document or on amounts receivable by it hereunder or thereunder or of the additional amounts required to compensate such Affected Party in respect of any Additional Costs shall be set forth in a written notice to the Borrower in reasonable detail and which is calculated the same as for comparable claims with respect to similarly situated sellers or borrowers of the Affected Party and shall be final, binding and conclusive on the Borrower (absent manifest error) for all purposes.
          Section 2.10. Breakage Costs. The Borrower shall pay to the Administrative Agent for the account of either Lender, upon request of such Lender, such amount or amounts as shall compensate such Lender for any actual, out-of-pocket loss, cost or expense incurred by such Lender (as determined by such Lender) as a result of any reduction by the Borrower in the Outstanding
Principal Amount (and accompanying loss of Daily Yield thereon) other than on the maturity date of the Commercial Paper (or other financing source) funding such Outstanding Principal Amount, which compensation shall include an amount equal to any loss or expense incurred by such Lender during the period from the date of such reduction to (but excluding) the maturity date of such Commercial Paper (or other financing source) if the rate of interest obtainable by such Lender upon its redeployment of such funds in an amount equal to such reduction (or, if such Lender is Redwood, the rate of interest obtained by Redwood on its deposit in the Retention Account of such reduction) is less than the interest rate applicable to such Commercial Paper (or other financing source) (any such loss, cost or expense, "Breakage Costs"), provided that any such Breakage Costs shall, to the extent relating to amounts arising under Program
Documents, be determined based upon an equitable and reasonable allocation of such costs among all similarly situated transactions subject to such Program Documents, and provided further that no such Breakage Cost shall be due if there is a reduction by the Borrower in the Outstanding Principal Amount owed to the Conduit Lender as a result of or following the occurrence of a Redwood Transfer Date or Redwood Termination
Date. The determination by such Lender of the amount of any such loss, cost or expense shall be set forth in a written notice to the Borrower in reasonable detail and shall be final, binding and conclusive on the Borrower (absent manifest error) for all purposes.

Section 2.11. Funding Excess. On each Business Day during the Revolving Period and after completion of the disbursements specified in Section 6.03, the Administrative Agent shall notify the Borrower and the Servicer of any Funding Excess on such day, and the Borrower shall deposit the amount of such Funding Excess in the Collection Account by 12:00 noon (New York time) on the immediately succeeding Business Day.
                          ARTICLE III.

                      CONDITIONS PRECEDENT

          Section 3.01. Conditions to Initial Advance. Neither the Conduit Lender nor the Committed Lender shall be obligated to make the initial Advance hereunder or to take, fulfill or perform any other action hereunder, until the following conditions have been satisfied, in the sole discretion of, or waived in writing by, the Lenders and the Administrative Agent:

          (a) Funding Agreement; Other Related Documents. This Agreement and the Revolving Notes shall have been duly executed by, and delivered to, the parties hereto and the Lenders and the Administrative Agent shall have received such other documents, instruments, agreements and legal opinions as each Lender and the Administrative Agent shall request in connection with the transactions contemplated by this Agreement, including all those listed in the Schedule of Documents (Annex Y), each in form and substance satisfactory to each Lender and the Administrative
Agent.

(b)  Governmental Approvals.  The Lenders and the Administrative
Agent shall have received (i) satisfactory evidence that the Borrower and the Servicer have obtained all required consents and approvals of all Persons, including all requisite Governmental
Authorities, to the execution, delivery and performance of this Agreement and the other Related Documents and the consummation of the transactions contemplated hereby or thereby or (ii) an Officer's Certificate from each of the Borrower and the Servicer in form and substance satisfactory to the Lenders and the Administrative Agent affirming that no such consents or approvals are required.
(c) Compliance with Laws. The Borrower and the Servicer shall be in compliance in all material respects with all applicable foreign, federal, state and local laws and regulations, including those specifically referenced in Section 5.01(a).
(d) Payment of Fees. The Borrower shall have paid all fees required to be paid by it on the Closing Date, including all fees required hereunder and under the Fee Letter, and shall have reimbursed each Lender for all fees, costs and expenses of closing the transactions contemplated hereunder and under the other Related Documents, including each Lender's legal, rating agency and audit expenses, and other document preparation costs.
(e) Representations and Warranties. Each representation and warranty by the Borrower contained herein and in each other
Related Document shall be true and correct as of the Closing
Date, except to the extent that such representation or warranty expressly relates solely to an earlier date.
(f)  No Termination Event.  No Incipient Termination Event or
Termination Event hereunder or any "Event of Default" or "Default" (each as defined in the Standby Letter of Credit
Agreement) shall have occurred and be continuing or would result after giving effect to any of the transactions contemplated on the Closing Date.
(g) Audit. The Administrative Agent shall have completed a satisfactory audit of the Receivables and of the Originator's locations.
(h)  Standby Letter of Credit Agreement.  The Standby Letter of
Credit Agreement and the Collateral Documents (as defined therein) shall have been executed and delivered by all parties thereto and all conditions precedent to the effectiveness therein
(other than the effectiveness of this Agreement), shall have been fulfilled to the satisfaction of the Lenders and the Administrative Agent.
(i) CFRM. The Administrative Agent shall have received written evidence satisfactory to it that CFRM has reassigned to the Originator all outstanding Receivables previously assigned by the Originator to CFRM.
(j)  Confirmation of Commercial Paper Ratings.  The
Administrative Agent shall have received written confirmation from each Rating Agency that the then current rating of the Commercial Paper shall not be withdrawn or downgraded after giving effect to this Agreement and the transactions contemplated thereby.
(k) Opinions of Counsel. Duly executed originals of the following opinions of counsel for the Originator, the Servicer, the Borrower, CF Delaware and the Guarantors:
               (i) Opinions of Brobeck, Phleger & Harrison LLP dated the Initial Funding Date, in the form of Exhibit 3.01(k)(i), (ii) and
     (iii) attached hereto, together with such changes thereto as may be acceptable to the Administrative Agent and the Lenders in their sole and absolute discretion;

(ii) Opinion of Stephen D. Richards, Esq., General Counsel, dated the Initial Funding Date, in the form of Exhibit 3.01(k)(iv) attached hereto, together with such changes thereto as may be acceptable to the Administrative Agent and the Lenders in their sole and absolute discretion; and
(iii)     Opinion of Stoel Rives LLP dated the Initial Funding
Date, in the form of Exhibit 3.01(k)(v) attached hereto, together with such changes thereto as may be acceptable to the Administrative Agent and the Lenders in their sole and absolute discretion.
          (l) Approval of Related Documents by Operating Agent. This Agreement and each of the other Related Documents to which Redwood is a party to shall be in form and substance acceptable to the Operating Agent (not to be unreasonably withheld or delayed).

          The Administrative Agent will confirm in writing to Borrower on the date of the initial Advance whether or not each of the conditions set forth above in this Section 3.01 has been satisfied or waived. Each of the parties hereto hereby acknowledges and agrees that the Rating Agency Condition may not be fulfilled if any Rating Agency objects to the form of one or more of the opinions referred to in clause (j) and set forth as exhibits hereto.

          Section 3.02. Conditions Precedent to All Advances. No Lender shall be obligated to make any Advances hereunder on any date if, as of the date thereof:

          (a) any representation or warranty of the Borrower contained herein or in any of the other Related Documents shall be untrue or incorrect in any material respect as of such date, either before or after giving effect to the Advances on such date and to the application of the proceeds therefrom, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted by this Agreement;

(b) any event shall have occurred, or would result from such Advances on such Advance Date or from the application of the proceeds therefrom, that constitutes an Incipient Termination Event, a Termination Event, an Incipient Servicer Termination Event or an Event of Servicer Termination;
(c) the Borrower shall not be in compliance with any of its covenants or other agreements set forth herein;
(d)  the Facility Termination Date shall have occurred;
(e) either before or after giving effect to such Advance, to the application of the proceeds therefrom a Funding Excess would exist; and
(f) the Administrative Agent shall not have received a Borrowing Base Certificate as required pursuant to Section 2.03(a).
The delivery by the Borrower of a Borrowing Request, the acceptance by the Borrower of the funds from such Advance on any Advance Date shall be deemed to constitute, as of any such Advance Date, a representation and warranty by the Borrower that the conditions in this Section 3.02 have been satisfied.

          Section 3.03. Conditions Precedent to Releases of Funds. The Administrative Agent shall not be obligated to authorize any release of funds to the Borrower Account under Section 6.03(b) on any date if, as of the date thereof:

          (a) any representation or warranty of the Borrower or the Servicer contained herein or in any of the other Related
Documents shall be untrue or incorrect in any material respect as of such date, either before or after giving effect to the release of such funds on such date and to the application of the proceeds therefrom, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted by this Agreement;

(b) any event shall have occurred, or would result from such release of funds or from the application of the proceeds therefrom, that constitutes an Incipient Termination Event, a Termination Event, an Incipient Servicer Termination Event or an Event of Servicer Termination;
(c) the Borrower shall not be in compliance with any of its covenants or other agreements set forth herein;
(d)  the Facility Termination Date shall have occurred;
(e) either before or after giving effect to such release of funds and to the application of the proceeds therefrom, a Funding Excess would exist;
(f) the Originator, the Borrower or the Servicer shall fail to have taken such other action, including delivery of approvals, consents, opinions, documents and instruments to the Lenders and the Administrative Agent, (i) as any Lender or the Administrative Agent may reasonably request, or (ii) as either Rating Agency may request;
(g) the Administrative Agent shall not have received a Borrowing Base Certificate on or before such date as required pursuant to
Section 2.03(a); or
(h) the Borrower Account is not subject to a valid Borrower Blocked Account Agreement as of such date.
The acceptance by the Borrower of the funds released to the Borrower Account from the Collection Account on any date shall be deemed to constitute, as of any such date, a representation and warranty by the Borrower that the conditions in this Section 3.03 have been satisfied.

                           ARTICLE IV.

                 REPRESENTATIONS AND WARRANTIES

          Section 4.01. Representations and Warranties of the Borrower. To induce each Lender to make Advances from time to time and the Administrative Agent to take any action required to be performed by it hereunder, the Borrower makes the following representations and warranties to each Lender and the Administrative Agent, each and all of which shall survive the execution and delivery of this Agreement.

          (a) Company Existence; Compliance with Law. The Borrower (i) is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation;
(ii) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification; (iii) has the requisite company power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business, in each case, as now, heretofore and proposed to be conducted;
(iv) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (v) is in compliance with its certificate of formation and operating agreement; and (vi) subject to specific representations set forth herein regarding labor, employment, ERISA, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect as to the Borrower.

(b)  Executive Offices; Collateral Locations; Company or Other
Names; FEIN. As of the Closing Date, the current location of the Borrower's chief executive office, principal place of business, other offices, the premises within which any Borrower Collateral is stored or located, and the locations of its company records concerning the Borrower Collateral (including originals of the Borrower Assigned Agreements) are set forth in Schedule 4.01(b) and none of such locations has changed within the past 12 months
(or such shorter time as the Borrower has been in existence).
During the prior five years (or such shorter time as the Borrower has been in existence), except as set forth in Schedule 4.01(b), the Borrower has not been known as or used any company, fictitious or trade name. In addition, Schedule 4.01(b) lists the federal employer identification number of the Borrower.
(c) Power, Authorization, Enforceable Obligations. The execution, delivery and performance by the Borrower of this Agreement and the other Related Documents to which it is a party, the creation and perfection of all Liens and ownership interests provided for therein: (i) are within the Borrower's company power; (ii) have been duly authorized by all necessary or proper company and member action; (iii) do not contravene any provision of the Borrower's certificate of formation or operating agreement; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Borrower is a party or by which the Borrower or any of the property of the Borrower is bound; (vi) do not result in the creation or imposition of any Adverse Claim upon any of the property of the Borrower or the Originator; and (vii) do not require the consent or approval of any Governmental Authority or any other Person, except those which have been duly obtained, made or complied with prior to the Closing Date as provided in
Section 3.01(b). The exercise by each of the Borrower, the Lenders or the Administrative Agent of any of its rights and remedies under any Related Document to which it is a party, do not require the consent or approval of any Governmental Authority or any other Person (other than consents or approvals solely relating to or required to be obtained by a Lender or the Administrative Agent); except those which will have been duly obtained, made or complied with prior to the Closing Date as provided in Section 3.01(b). On or prior to the Closing Date, each of the Related Documents to which the Borrower is a party shall have been duly executed and delivered by the Borrower and each such Related Document shall then constitute a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms.
(d) No Litigation. No Litigation is now pending or, to the knowledge of the Borrower, threatened against the Borrower that
(i) challenges the Borrower's right or power to enter into or perform any of its obligations under the Related Documents to which it is a party, or the validity or enforceability of any Related Document or any action taken thereunder, (ii) seeks to prevent the transfer, sale, pledge or contribution of any Receivable or the consummation of any of the transactions contemplated under this Agreement or the other Related Documents, or (iii) has a reasonable risk of being determined adversely to the Borrower and that, if so determined, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.01(d), as of the Closing Date there is no Litigation pending or threatened that seeks damages or injunctive relief against, or alleges criminal misconduct by, the Borrower.
(e) Solvency. Both before and after giving effect to (i) the transactions contemplated by this Agreement and the other Related Documents and (ii) the payment and accrual of all transaction costs in connection with the foregoing, the Borrower is and will be Solvent.
(f) Material Adverse Effect. Since the date of the Borrower's organization, (i) the Borrower has not incurred any obligations, contingent or non-contingent liabilities, liabilities for charges, long-term leases or unusual forward or long-term commitments that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect as to the Borrower,
(ii) no contract, lease or other agreement or instrument has been entered into by the Borrower or has become binding upon the Borrower's assets and no law or regulation applicable to the Borrower has been adopted that has had or could reasonably be expected to have a Material Adverse Effect as to the Borrower and
(iii) the Borrower is not in default and no third party is in default under any material contract, lease or other agreement or instrument to which the Borrower is a party that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect as to the Borrower. Since the date of the Borrower's organization, no event has occurred with respect to the Borrower that alone or together with other events could reasonably be expected to have a Material Adverse Effect as to the Borrower.
(g) Ownership of Property; Liens. None of the properties and assets (including the Transferred Receivables) of the Borrower are subject to any Adverse Claims other than Permitted
Encumbrances, and there are no facts, circumstances or conditions known to the Borrower that may result in (i) with respect to the Transferred Receivables, any Adverse Claims other than Permitted Encumbrances (including Adverse Claims arising under environmental laws) and (ii) with respect to its other properties and assets, any Adverse Claims other than Permitted Encumbrances (including Adverse Claims arising under environmental laws). The Borrower has received all assignments, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect the Borrower's right, title and interest in and to the Transferred Receivables and its other properties and assets. The Liens granted to the Lender pursuant to Section 8.01 will at all times be fully perfected first priority Liens in and to the Borrower Collateral, subject only to Permitted Encumbrances.
(h) Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in Schedule 4.01(h), the Borrower has no Subsidiaries, is not engaged in any joint venture or partnership with any other Person, and as of the Closing Date is not an Affiliate of any other Person. Borrower shall provide the Administrative Agent with written notice, promptly upon learning thereof, of each Person that becomes an Affiliate of Borrower after the Closing Date. All of the issued and outstanding Stock of the Borrower is owned by each of the Stockholders in the amounts set forth on Schedule 4.01(h).
There are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which the Borrower may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Debt of the Borrower as of the Closing Date complies with Section 5.03(i).
(i) Taxes. All material tax returns, reports and statements, including information returns, required by any Governmental
Authority to be filed by the Borrower and each of its Affiliates included in the Parent Group have been filed with the appropriate Governmental Authority and all charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding charges or other amounts being contested in accordance with
Section 5.01(e). Proper and accurate amounts have been withheld by the Borrower or such Affiliate from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities, except for such amounts that in the aggregate for the Borrower and such Affiliates combined would not at any time exceed $1,000,000. Schedule 4.01(i) sets forth as of the Closing
Date (i) those taxable years for which the Borrower's or such Affiliates' tax returns are currently being audited by the IRS or any other applicable Governmental Authority and (ii) any assessments or threatened assessments in connection with any such audit or otherwise currently outstanding. Except as described on
Schedule 4.01(i), neither the Borrower nor any such Affiliate has executed or filed with the IRS or any other Governmental
Authority any written agreement or other document extending, or having the effect of extending, the period for assessment or collection of any charges. The Borrower is not liable for any charges: (A) under any agreement (including any tax sharing agreements) or (B) to the best of the Borrower's knowledge, as a transferee. As of the Closing Date, neither the Borrower nor any of its Affiliates included in the Parent Group has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, that would have a Material Adverse Effect.
(j) Full Disclosure. All information contained in this Agreement, any Borrowing Base Certificate or any of the other
Related Documents, or any written statement furnished by or on behalf of the Borrower to either Lender or the Administrative
Agent pursuant to the terms of this Agreement or any of the other Related Documents is true and accurate in every material respect, and none of this Agreement, any Borrowing Base Certificate or any of the other Related Documents, or any written statement furnished by or on behalf of the Borrower to either Lender or the Administrative Agent pursuant to the terms of this Agreement or any of the other Related Documents is misleading as a result of the failure to include therein a material fact.
(k) ERISA. The Borrower is in compliance with ERISA and has not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) payable to the PBGC under ERISA.
(l) Brokers. No broker or finder acting on behalf of the Borrower was employed or utilized in connection with this Agreement or the other Related Documents or the transactions contemplated hereby or thereby and the Borrower has no obligation to any Person in respect of any finder's or brokerage fees in connection therewith.
(m) Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security," as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). The Borrower shall not at any time own any Margin Stock with a value, in the aggregate, in excess of the lesser of (i) $500,000 and (ii) one percent (1%) of its gross assets. No portion of the proceeds of the Advances made hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Debt that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any portion of such proceeds to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. The Borrower will not take or permit to be taken any action that might cause any Related Document to violate Regulation T, U or X of the Federal Reserve Board.
(n) Nonapplicability of Bulk Sales Laws. No transaction contemplated by this Agreement or any of the Related Documents requires compliance with any bulk sales act or similar law.
(o) Government Regulation. The Borrower is not subject to regulation under Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the
Federal Power Act, as amended, or any other federal or state statute that restricts or limits its ability to incur Debt or to perform its obligations hereunder or under the other Related
Documents. The making of Advances by the Lenders hereunder, the application of the proceeds thereof and the consummation of the transactions contemplated by this Agreement and the other Related Documents will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.
(p) Nonconsolidation. The Borrower is operated in such a manner that the separate company existence of the Borrower, on the one hand, and the corporate existence of any member of the Parent
Group, on the other hand, would not be disregarded in the event of the bankruptcy or insolvency of any member of the Parent Group and, without limiting the generality of the foregoing:
               (i) the Borrower is a limited purpose limited liability company whose activities are restricted in its certificate of formation and operating agreement to those activities expressly permitted hereunder and under the other Related Documents and the Borrower has not engaged, and does not presently engage, in any activity other than those activities expressly permitted hereunder and under the other Related Documents, nor has the Borrower entered into any agreement other than this Agreement, the other Related Documents to which it is a party and, with the prior written consent of the Lenders and the Administrative Agent, any other agreement necessary to carry out more effectively the provisions and purposes hereof or thereof;

(ii) no individual at the time he or she is acting specifically in the capacity as an officer or employee of any member of the Parent Group is or will be acting in the capacity as an officer or employee of the Borrower;
(iii) other than the purchase and acceptance through capital contribution of Transferred Receivables, the payment of dividends and the return of capital to the Originator and the payment of Servicing Fees to the Servicer under this Agreement and the Related Documents, the Borrower engages and has engaged in no intercompany transactions with any member of the Parent Group;
(iv) the Borrower maintains company records and books of account separate from that of each member of the Parent Group, holds regular limited liability company meetings and otherwise observes limited liability company formalities and has a business office separate from that of each member of the Parent Group;
(v) the financial statements and books and records of the Borrower, the Parent and the Originator reflect the separate company existence of the Borrower;
(vi) (A) the Borrower maintains its assets separately from the assets of each member of the Parent Group (including through the maintenance of separate bank accounts and except for any Records to the extent necessary to assist the Servicer in connection with the servicing of the Transferred Receivables), (B) except as contemplated by the Lockbox Account Agreement and the Concentration Account Agreement, the Borrower's funds (including all money, checks and other cash proceeds) and assets, and records relating thereto, have not been and are not commingled with those of any member of the Parent Group and (C) the separate creditors of the Borrower will be entitled to be satisfied out of the Borrower's assets prior to any value in the Borrower becoming available to the Borrower's members;
(vii) no member of the Parent Group (A) pays the Borrower's expenses, (B) guarantees the Borrower's obligations, or (C) advances funds to the Borrower for the payment of expenses or otherwise;
(viii) all business correspondence and other communications of the Borrower are conducted in the Borrower's own name, on its own stationery and through a separately-listed telephone number;
(ix) Borrower shall maintain separate office space from the offices of any member of the Parent Group and identify such office by a sign in its own name;
(x) Borrower shall respond to any inquiries with respect to ownership of a Transferred Receivable by stating that it is the owner of such Transferred Receivable, and that such Transferred
Receivable is pledged to the Administrative Agent;
(xi) the Borrower does not act as agent for any member of the Parent Group, but instead presents itself to the public as a company separate from each such member and independently engaged in the business of purchasing and financing Receivables;
(xii) the Borrower maintains at least two independent managers each of whom (A) is employed by a firm or company other than the Parent, the Originator or any Affiliate thereof, which provides such independent managers in the ordinary course of its business, and is acceptable to the Administrative Agent, (B) by a firm or company which is not an Affiliate of the Originator or the Parent, provides such independent direction in the ordinary course of its business, and is acceptable to the Administrative
Agent, (C) is not a Stockholder, director, officer, employee or associate, or any relative of the foregoing, of any member of the Parent Group (other than the Borrower), all as provided in its certificate of formation and operating agreement, (D) has (1) prior experience as an independent manager for a limited liability company whose charter documents required the unanimous consent of all independent managers thereof before such limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (2) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities, and (E) is otherwise acceptable to the Lenders and the Administrative
Agent; and
(xiii) the operating agreement or the certificate of formation of the Borrower require (A) the affirmative vote of each independent manager before a voluntary petition under Section 301 of the Bankruptcy Code may be filed by the Borrower, and (B) the Borrower to maintain (1) correct and complete books and records of account and (2) minutes of the meetings and other proceedings of its Stockholders and managers.
          (q) Deposit and Disbursement Accounts. Schedule 4.01(q) lists all banks and other financial institutions at which the Borrower maintains deposit or other bank accounts as of the Closing Date, including the Concentration Account, any Lockbox Accounts, the Borrower Account and such schedule correctly identifies as of the Closing Date the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor. The Borrower shall furnish to the Administrative Agent on or prior to the Initial Funding Date an updated Schedule
4.01(q), which schedule shall be in form and substance satisfactory to the Administrative Agent and the Lenders.

          (r)  Transferred Receivables.

               (i) Transfers. Each Transferred Receivable was purchased by or contributed to the Borrower on the relevant Transfer Date pursuant to the Sale and Contribution Agreement.

               (ii) Eligibility. Each Transferred Receivable designated as an Eligible Receivable in the most recently delivered Borrowing Base Certificate constitutes an Eligible Receivable as of the date specified in such Borrowing Base Certificate.

(iii) No Material Adverse Effect. The Borrower has no knowledge of any fact (including any defaults by the Obligor thereunder on any other Receivable) that would reasonably cause it or should have reasonably caused it to believe that it is reasonably likely that any payments on each Transferred
Receivable designated as an Eligible Receivable in any Borrowing
Base Certificate will not be paid in full when due or has caused it to reasonably expect any Material Adverse Effect as to the Borrower.
(iv) Nonavoidability of Transfers. The Borrower shall have, previously or contemporaneously with the funding of any Advance relating to any Transferred Receivables, (A) received each such Contributed Receivable as a contribution to the capital of the Borrower by the Originator and (B) (1) purchased each such Sold
Receivable from the Originator for cash consideration and (2) have accepted assignment of any such Eligible Receivables transferred pursuant to clause (b) of Section 4.04 of the Sale and Contribution Agreement, in each case in an amount that constitutes fair consideration and reasonably equivalent value therefor. Each Sale of a Sold Receivable effected pursuant to the terms of the Sale and Contribution Agreement shall not have been made for or on account of an antecedent debt owed by the Originator to the Borrower and no such Sale is or may be avoidable or subject to avoidance under any bankruptcy laws, rules or regulations.
          (s) Representations and Warranties in Other Related Documents. Each of the representations and warranties of the Borrower contained in the Related Documents (other than this Agreement) is true and correct in all respects as of the date made or deemed made and the Borrower hereby makes each such representation and warranty to, and for the benefit of, the Lenders and the Administrative Agent as if the same were set forth in full herein.

                           ARTICLE V.

                GENERAL COVENANTS OF THE BORROWER

          Section 5.01. Affirmative Covenants of the Borrower. The Borrower covenants and agrees that from and after the Closing
Date and until the Termination Date:

          (a) Compliance with Agreements and Applicable Laws. The Borrower shall perform each of its obligations under this Agreement and the other Related Documents and comply with all federal, state and local laws and regulations applicable to it and the Transferred Receivables, including those relating to truth in lending, retail installment sales, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy, licensing, taxation, ERISA and labor matters and environmental laws and environmental permits, except to the extent that the failure to so comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b) Maintenance of Existence and Conduct of Business. The Borrower shall: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its limited liability company existence and its rights and franchises; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and in accordance with (1) the terms of its certificate of formation and operating agreement, (2) Sections 4.01(p) and (q), (3) the assumptions set forth in each legal opinion of Brobeck, Phleger & Harrison LLP, or other counsel to the Borrower from time to time delivered pursuant to Section 3.02(d) of the Sale and Contribution Agreement with respect to issues of substantive consolidation and true sale and absolute transfer and (4) the terms of the Non-Consolidation Letter Agreement referred to in the opinion of Brobeck, Phleger & Harrison LLP on the form attached hereto as an exhibit with respect to issues of substantive consolidation and true sale; (iii) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, including all licenses, permits, charters and registrations, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and
(iv) transact business only in such company and trade names as are set forth in Schedule 5.01(b).
(c) Deposit of Collections; Transfers from Borrower Account, etc. The Borrower shall deposit or cause to be deposited into a Lockbox Account and the Concentration Account and Borrower shall use its best efforts to cause each such deposit to occur no later than the first Business Day after receipt thereof, all Collections it may receive with respect to any Transferred Receivable (and each such deposit of such Collections shall in all cases be made within three Business Days after receipt thereof). All amounts that may from time to time be paid or payable by the Borrower to the Originator under the Sale and Contribution Agreement or any other Related Document (including, any amounts in respect of the Sale Price for Sold Receivables, any amounts on deposit in the Borrower Account and any amounts owing to the Originator it its capacity as Servicer) shall be transferred by the Borrower directly to the Originator Blocked Account maintained by the Originator.
(d) Use of Proceeds. The Borrower shall utilize the proceeds of the Advances made hereunder solely for (i) the purchase of Receivables from the Originator pursuant to the Sale and Contribution Agreement, (ii) the payment of distributions to its members, and (iii) the payment of administrative fees or Servicing Fees or expenses to the Servicer or routine administrative or operating expenses, in each case in accordance with the terms of this Agreement and the other Related Documents.
          (e)  Payment, Performance and Discharge of Obligations.

               (i) Subject to Section 5.01(e)(ii), the Borrower shall pay, perform and discharge or cause to be paid, performed and discharged when due all of its obligations and liabilities for
     (x) all taxes, assessments and governmental charges upon its income or properties (including, without limitation, all charges with respect to social security and unemployment withholding with respect to its employees), and (y) all lawful claims for labor, materials, supplies and services (but in the case of this clause
     (y), excluding current liabilities incurred in the ordinary course of business).

               (ii) The Borrower may in good faith contest, by appropriate proceedings, the validity or amount of any charges or claims described in Section 5.01(e)(i); provided, that (A) adequate reserves with respect to such contest are maintained on the books of the Borrower, in accordance with GAAP, (B) none of the Borrower Collateral becomes subject to a material risk of forfeiture or loss as a result of such contest, (D) no Lien shall be imposed to secure payment of such charges that is superior to any of the Liens securing the Borrower's obligations hereunder and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such charges, (D) the Borrower shall promptly pay or discharge such contested charges or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to the Administrative Agent evidence acceptable to the Administrative Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to the Borrower or the conditions set forth in this Section 5.01(e) are no longer met, and (E) the Administrative Agent has not advised the Borrower in writing that the Administrative Agent reasonably believes that nonpayment or nondischarge thereof could reasonably be expected to have or result in a Material Adverse Effect as to the Borrower.

          (f) ERISA. The Borrower shall give the Administrative Agent prompt written notice of any event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or the imposition of any federal, state or local tax lien on any of the Transferred Receivables.

          Section 5.02.       Reporting Requirements of the Borrower.

          (a) The Borrower hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver or cause to be delivered the reports, notices and other information required under Annex 5.02(a), all at the times, to the Persons and in the manner set forth in Annex 5.02(a).

(b)  The Borrower hereby agrees that, from and after the Closing
Date and until the Termination Date, it shall deliver or cause to be delivered to the Lenders, the Administrative Agent and the Collateral Agent (i) as soon as available and in any event no later than 12:00 noon (New York time) on the fourth Business Day of each week, a Borrowing Base Certificate, and (ii) such other reports, statements and reconciliations with respect to the Borrowing Base or Borrower Collateral as any Lender, the Administrative Agent or the Collateral Agent shall from time to time request in its reasonable discretion.
          Section 5.03. Negative Covenants of the Borrower. The Borrower covenants and agrees that, without the prior written consent of the Lenders and the Administrative Agent, from and after the Closing Date until the Termination Date:

          (a) Sale of Stock and Assets. The Borrower shall not sell, transfer, convey, assign or otherwise dispose of, or assign any right to receive income in respect of, any of its properties or other assets, including its capital Stock (whether in a public or a private offering or otherwise), any Transferred Receivable or Contract therefor or any of its rights with respect to any Lockbox or any Lockbox Account, the Concentration Account, the
Collection Account, the Retention Account or any other deposit account in which any Collections of any Transferred Receivable are deposited except as otherwise expressly permitted by this Agreement or any of the other Related Documents.

(b) Liens. The Borrower shall not create, incur, assume or permit to exist (i) any Adverse Claim on or with respect to its Transferred Receivables (other than Liens in favor of the Administrative Agent and the Lenders or Liens for taxes which are yet due and payable) or (ii) any Adverse Claim on or with respect to its other properties or assets (whether now owned or hereafter acquired) except for the Liens set forth in Schedule 5.03(b) and other Permitted Encumbrances. In addition, the Borrower shall not become a party to any agreement, note, indenture or instrument or take any other action that would prohibit the creation of a Lien on any of its properties or other assets in favor of the Lenders as additional collateral for the Borrower Secured Obligations, except as otherwise expressly permitted by this Agreement and the other Related Documents.
(c) Modifications of Receivables, Contracts or Credit and Collection Policies. The Borrower shall not, without the prior written consent of the Administrative Agent, extend, amend, forgive, discharge, compromise, waive, cancel or otherwise modify the terms of any Transferred Receivable or amend, modify or waive any term or condition of any Contract related thereto in any respect that would purport to adversely affect any Transferred Receivable or its collectibility; provided that the Borrower may authorize the Servicer to (i) take such actions as are expressly permitted by the terms of any Related Document or the Credit and Collection Policies, (ii) to amend, modify or waive any term or provision of the Credit and Collection Policies solely to the extent such amendment, modification or waiver is expressly permitted by the definition of such term and (iii) to make such other changes to the Credit and Collection Policies as may be required to comply with any applicable laws, rules or regulations.
(d) Changes in Instructions to Obligors. The Borrower shall not make any change in its instructions to Obligors regarding the deposit of Collections with respect to the Transferred Receivables, other than to better insure compliance by Borrower and Obligors with the terms of the Related Documents.
(e)  Capital Structure and Business.  The Borrower shall not
(i) make any changes in any of its business objectives, purposes or operations that could have or result in a Material Adverse Effect, (ii) make any change in its capital structure as described on Schedule 4.01(h), including the issuance of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock, or
(iii) amend its certificate of formation or operating agreement. The Borrower shall not engage in any business other than as provided in its organizational documents and the Related Documents.
(f) Mergers, Subsidiaries, Etc. The Borrower shall not directly or indirectly, by operation of law or otherwise, (i) form or acquire any Subsidiary, or (ii) merge with, consolidate with, acquire all or substantially all of the assets or capital Stock of, or otherwise combine with or acquire, any Person.
(g) Sale Characterization; Sale and Contribution Agreement. The Borrower shall not make statements or disclosures, prepare any financial statements or in any other respect account for or treat the transactions contemplated by the Sale and Contribution Agreement (including for accounting, tax and reporting purposes) in any manner other than (i) with respect to each Sale of each Sold Receivable effected pursuant to the Sale and Contribution Agreement, as a true sale and absolute assignment of the title to and sole record and beneficial ownership interest of the Transferred Receivables by the Originator to the Borrower and
(ii) with respect to each contribution of Contributed Receivables thereunder, as an increase in the stated capital of the Borrower.
(h) Restricted Payments. The Borrower shall not enter into any lending transaction with any other Person. The Borrower shall not at any time (i) advance credit to any Person or (ii) declare any dividends, repurchase any Stock, return any capital, or make any other payment or distribution of cash or other property or assets in respect of the Borrower's Stock if, after giving effect to any such advance or distribution, a Funding Excess, Incipient Termination Event or Termination Event would exist or otherwise result therefrom.
(i) Indebtedness. The Borrower shall not create, incur, assume or permit to exist any Debt, except (i) Debt of the Borrower to any Affected Party, Indemnified Person, the Servicer or any other Person expressly permitted by this Agreement or any other Related Document, (ii) deferred taxes, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, and (iv) indorser liability in connection with the indorsement of negotiable instruments for deposit or collection in the ordinary course of business.
(j) Prohibited Transactions. The Borrower shall not enter into, or be a party to, any transaction with any Person except as expressly permitted hereunder or under any other Related Document.
(k) Investments. Except as otherwise expressly permitted hereunder or under the other Related Documents, the Borrower shall not make any investment in, or make or accrue loans or advances of money to, any Person, including any Stockholder, manager, officer or employee of the Borrower, the Parent, the Originator or any of the Parent's other Subsidiaries, through the direct or indirect lending of money, holding of securities or otherwise, except with respect to Transferred Receivables and Permitted Investments.
(l) Commingling. The Borrower shall not knowingly deposit or permit the deposit of any funds that do not constitute Collections of Transferred Receivables into the Concentration Account or any Lockbox Account (and the Borrower shall establish and maintain, or cause to be established and maintained, reasonable precautions to attempt to prevent any such funds from being deposited in any such deposit accounts). If such funds are nevertheless deposited into a Lockbox Account or the Concentration Account and the Servicer has so notified the Administrative Agent, the Administrative Agent shall promptly remit (or direct the applicable Lockbox Account Bank or Concentration Account Bank to remit) any such amounts that are not Collections of Transferred Receivables to the applicable Originator or other Person designated in such notice from the Servicer.
(m) ERISA. The Borrower shall not, and shall not cause or permit any of its ERISA Affiliates to, cause or permit to occur an event that could result in the imposition of a Lien under
Section 412 of the IRC or Section 302 or 4068 of ERISA.
(n) Related Documents. The Borrower shall not amend, modify or waive any term or provision of any Related Document without the prior written consent of the Administrative Agent.
(o) Board Policies. The Borrower shall not modify the terms of any policy or resolutions of its board of managers if such modification could have or result in a Material Adverse Effect.
(p) Borrower Blocked Account Agreement. The Borrower Account and all amounts on deposit therein shall at all times be subject to a valid Borrower Blocked Account Agreement. The Administrative Agent agrees that it shall not give a Notice of Direction (as such term is defined in the Borrower Blocked Account Agreement) to the Borrower Blocked Account Bank unless
(i) the Originator has given an Election Notice in accordance with Section 2.01(d) of the Sale and Contribution Agreement or
(ii) an Incipient Termination Event or a Termination Event has occurred. Any Notice of Direction given by the Administrative Agent may direct the Borrower Blocked Account Bank to transfer all funds on deposit in the Borrower Account to any such account as the Administrative Agent may direct and such funds shall be applied in accordance with the terms of this Agreement; provided that nothing contained herein shall be deemed to create a Lien on such account in favor of any Person other than the Administrative Agent, the Lenders or the Collateral Agent.
                           ARTICLE VI.

                  COLLECTIONS AND DISBURSEMENTS

          Section 6.01.       Establishment of Accounts.

          (a)  The Concentration Account and Lockbox Accounts.

               (i) The Borrower has established the Concentration Account with the Concentration Account Bank. The Borrower has established with each Lockbox Account Bank one or more Lockbox Accounts. The
     Borrower agrees that the Administrative Agent shall have exclusive dominion and control of the Concentration Account and each Lockbox Account and all monies, instruments and other property from time to time on deposit therein. The Borrower shall not make or cause to be made, or have any ability to make or cause to be made, any withdrawals from the Concentration
     Account or any Lockbox Account except as provided in
     Section 6.01(b)(ii) or elsewhere in this Agreement.

(ii) The Borrower and the Servicer have instructed all existing Obligors of Transferred Receivables, and shall instruct all future Obligors of such Receivables, to make payments in respect thereof only (A) by check or money order mailed to one or more lockboxes or post office boxes under the control of the Administrative Agent (each a "Lockbox" and collectively the "Lockboxes") or (B) by wire transfer or moneygram directly to a Lockbox Account. Schedule 4.01(q) (as updated by any notice given pursuant to Section 6.01(a)(iii)) lists the Concentration Account, the Concentration Account Bank and all Lockboxes and all Lockbox Account Banks at which the Borrower maintains Lockbox Accounts as of the Closing Date, and such schedule correctly identifies (1) with respect to the Concentration Account Bank and each such Lockbox Account Bank, the name, address and telephone number thereof, (2) with respect to the Concentration Account and each Lockbox Account, the name in which such account is held and the complete account number therefor, and (3) with respect to each Lockbox, the lockbox number and address thereof. The Borrower and the Servicer shall endorse, to the extent necessary, all checks or other instruments received in any Lockbox so that the same can be deposited in the Lockbox Account, in the form so received (with all necessary endorsements), on the first Business Day after the date of receipt thereof. In addition, each of the Borrower and the Servicer shall deposit or cause to be deposited into a Lockbox Account or the Concentration Account all cash, checks, money orders or other proceeds of Transferred Receivables or Borrower Collateral received by it other than in a Lockbox or a Lockbox Account, in the form so received (with all necessary endorsements), and Borrower shall use its best efforts to cause each such deposit to occur not later than the close of business on the first Business Day following the date of receipt thereof (and each such deposit shall be made in all cases by no later than the close of business on the third Business Day following the date of receipt thereof), and until so deposited all such items or other proceeds shall be held in trust for the benefit of the Administrative Agent. Neither the Borrower nor the Servicer shall make any deposits into the Concentration Account, a Lockbox or any Lockbox Account except in accordance with the terms of this Agreement or any other Related Document.
(iii) If, for any reason, a Lockbox Account Agreement terminates or any Lockbox Account Bank fails to comply with its obligations under the Lockbox Account Agreement to which it is a party, then the Borrower shall promptly notify all Obligors of Transferred Receivables who had previously been instructed to make wire payments to a Lockbox Account maintained at any such Lockbox Account Bank to make all future payments to a new Lockbox Account in accordance with this Section 6.01(a)(iii). If for any reason the Concentration Account Agreement terminates or the Concentration Account Bank fails to comply with its obligations under the Concentration Account Agreement, then a new Concentration Account shall be established in accordance with this Section 6.01(a)(iii). The Borrower shall not close any such Lockbox Account or the Concentration Account unless it shall have
(A) received the prior written consent of the Administrative Agent, (B) established a new account with the same Lockbox Account Bank or Concentration Account Bank (as the case may be) or with a new depositary institution satisfactory to the Administrative Agent, (C) entered into an agreement covering such new account with such Lockbox Account Bank or Concentration Account Bank (as the case may be) or with such new depositary institution substantially in the form of such Lockbox Account Agreement or Concentration Account Agreement (as the case may be) or that is satisfactory in all respects to the Administrative Agent (whereupon, for all purposes of this Agreement and the other Related Documents, such new account shall become a Lockbox Account or the Concentration Account (as the case may be), such new agreement shall become a Lockbox Account Agreement and any new depositary institution shall become a Lockbox Account Bank or Concentration Account Bank (as the case may be)), and (D) taken all such action as the Administrative Agent shall require to grant and perfect a first priority Lien (subject only to bankers' liens and setoff rights, which shall be limited in a manner reasonably satisfactory to the Administrative Agent) in such new Lockbox Account or the Concentration Account (as the case may be) to the Lender under Section 8.01 of this Agreement. Except as permitted by this Section 6.01(a), neither the Borrower nor the Servicer shall open any new Lockbox, Lockbox Account or Concentration Account without the prior written consent of the Administrative Agent.
          (b)  Collection Account.

               (i) The Lenders have established and shall maintain the Collection Account with the Depositary. The Collection Account shall be registered in the name of the Administrative Agent and the Administrative Agent shall, subject to the terms of this Agreement, have exclusive dominion and control thereof and of all monies, instruments and other property from time to time on deposit therein.

(ii) Pursuant to Section 6.02, the Borrower shall instruct each Lockbox Account Bank to transfer, and the Borrower hereby grants the Administrative Agent the authority to instruct each such Lockbox Account Bank to transfer, on each Business Day in immediately available funds, all available funds in each Lockbox
Account to the Concentration Account, and the Borrower hereby instructs the Concentration Account Bank to transfer, and the Borrower hereby grants the Administrative Agent the authority to instruct the Concentration Account Bank to transfer, on each Business Day in immediately available funds, all available funds in the Concentration Account to the Collection Account. The
Lenders and the Administrative Agent may deposit into the Collection Account from time to time all monies, instruments and other property received by any of them as proceeds of the Transferred Receivables. On each Business Day prior to the
Facility Termination Date the Administrative Agent shall instruct and cause the Depositary (which instruction may be in writing or by telephone confirmed promptly thereafter in writing) to release funds on deposit in the Collection Account in the order of priority set forth in Section 6.03. On each Business Day from and after the Facility Termination Date the Administrative Agent shall apply all amounts when received in the Collection Account in the order of priority set forth in Section 6.05.
(iii) If, for any reason, the Depositary wishes to resign as depositary of the Collection Account or fails to carry out the instructions of the Administrative Agent, then the Administrative
Agent shall promptly notify the Lenders. Neither the Lenders nor the Administrative Agent shall close the Collection Account unless (A) a new deposit account has been established with the Depositary, (B) the Lenders and the Administrative Agent have entered into an agreement covering such new account with such new depositary institution satisfactory in all respects to the Administrative Agent (whereupon such new account shall become the Collection Account for all purposes of this Agreement and the other Related Documents), and (C) the Lenders and the Administrative Agent have taken all such action as the Administrative Agent shall require to grant and perfect a first priority Lien in such new Collection Account to the Administrative Agent on behalf of the Lenders and to the Collateral Agent on behalf of the Conduit Lender under the Collateral Agent Agreement.
          (c) Retention Account. The Administrative Agent has established and shall maintain the Retention Account with the Depositary for the benefit of Redwood. The Retention Account shall be registered in the name of the Administrative Agent and the Administrative Agent shall, subject to the terms of this Agreement, have exclusive dominion and control thereof and of all monies, instruments and other property from time to time on deposit therein.

          Section 6.02.       Funding of Collection Account.

          (a) As soon as practicable, and in any event no later than 12:00 noon (New York time) on each Business Day:

               (i) the Administrative Agent shall transfer or cause to be transferred (A) all Collections deposited in any Lockbox Account prior to such Business Day to the Concentration Account and (B) all available funds in the Concentration Account to the Collection Account;

(ii) the Applicable Lender or the Administrative Agent shall deposit in the Collection Account the amount, if any, required pursuant to Section 2.04(a)(i);
(iii) if, on the immediately preceding Business Day, the Administrative Agent shall have notified the Borrower of any Funding Excess or Letter of Credit Exposure Excess, then the Borrower shall deposit cash in the amount of such Funding Excess or Letter of Credit Exposure Excess in the Collection Account
(but deposits on account of any Letter of Credit Exposure Excess shall not be required if there are no Outstanding Principal
Amounts at such time)
(iv) if on such Business Day the Borrower is required to make other payments under this Agreement not previously retained out of Collections (including Additional Amounts and Indemnified Amounts not previously paid), then the Borrower shall deposit an amount equal to such payments in the Collection Account;
(v) if, on the immediately preceding Business Day, the Originator made a capital contribution or repurchased a Transferred Receivable pursuant to Section 4.04 of the Sale and Contribution Agreement or made a payment pursuant to
Section 4.02(o) of the Sale and Contribution Agreement, then the Borrower shall deposit in the Collection Account cash in the amount so received from the Originator for such contribution or for such repurchase or payment;
(vi) the Servicer shall deposit in the Collection Account the Outstanding Balance of any Transferred Receivable the Servicer elects to pay pursuant to Section 2.04 of the Servicing
Agreement; and
(vii) the Borrower shall deposit in the Collection Account the Outstanding Balance of any Transferred Receivable the Borrower elects to pay pursuant to Section 8.06(d).
          (b) If, on or before the second Business Day immediately preceding any Settlement Date that occurs prior to the earlier of the Redwood Transfer Date or the date of the Committed Lender Funding Event, the Administrative Agent shall have notified the Borrower of any Collection Account Deficiency pursuant to Section 6.04(b), then the Borrower shall deposit cash in the amount of such deficiency in the Collection Account no later than 12:00 noon (New York time) on such Settlement Date. If, on or before 4:00 p.m. (New York time) on any Business Day that occurs on or after the earlier of the Redwood Transfer Date or the date of the Committed Lender Funding Event, the Administrative Agent shall have notified the Borrower of any Collection Account Deficiency pursuant to Section 6.04(b), then the Borrower shall deposit cash in the amount of such deficiency in the Collection Account no later than 12:00 noon (New York time) on the immediately following Business Day.

(c)  From and after the Facility Termination Date, the
Administrative Agent shall transfer all amounts on deposit in the Retention Account as of that date to the Collection Account.
          Section 6.03. Daily Disbursements From the Collection Account; Revolving Period. No later than 1:00 p.m. (New York time) on each Business Day during the Revolving Period, and following the transfers made pursuant to Section 6.02, the Administrative Agent shall disburse Collections then on deposit in the Collection Account and its related subaccounts in the following priority:

          (a) to the Retention Account prior to the earlier of the Redwood Transfer Date or the date of the Committed Lender Funding Event, and to the Administrative Agent on or after the earlier of Redwood Transfer Date or the date of the Committed Lender Funding
Event:

               (i) the amount of any Collection Account Deficiency deposited pursuant to Section 6.02(b); and

(ii) an amount equal to the sum of:
                    (1)  Daily Yield;

(2) the Yield Shortfall as of the close of business on the immediately preceding Business Day;
(3)  the Servicing Fee;
(4) the Servicing Fee Shortfall as of the close of business on the immediately preceding Business Day;
(5)  the Unused Facility Fee;
(6) the Unused Facility Fee Shortfall as of the close of business on the immediately preceding Business Day;
(7)  any Additional Amounts and Indemnified Amounts then due; and
(8)  to the Lenders:
       (I)  an amount equal to the deposits made in the Collection
          Account pursuant to Section 6.02(a)(iv) and not otherwise disbursed pursuant to Section 6.03(a)(i), to be disbursed ratably based on the amounts owed to the applicable Lenders ;

(II) an amount equal to (without duplication) any Funding Excess or Letter of Credit Exposure Excess to be applied in reduction of Outstanding Principal Amount, to the Lenders ratably based on the amount of their respective Outstanding Principal Amounts (but payments to the Lenders with respect to any Letter of Credit Exposure Excess shall not be made if there are no Outstanding Principal Amounts at such time); and
(III) if, pursuant to a Repayment Notice, the Borrower has requested a reduction of the Outstanding Principal Amount of the Lenders, then to the Lenders, ratably based on the amount of their respective Outstanding Principal Amounts, the lesser of (A) the amount of such requested reduction of Outstanding Principal Amount and (B) such balance; and

          (b) to the Borrower Account, the balance of any amounts remaining after making the foregoing disbursements.

          Section 6.04.       Revolving Period Settlement Procedures.

          (a) On each Settlement Date during the Revolving Period that occurs on or prior to the earlier of the Redwood Transfer Date or the date of the Committed Lender Funding Event and on each Business Day during the Revolving Period that occurs after the earlier of the Redwood Transfer Date or the date of the Committed
Lender Funding Event, the amounts on deposit in the Retention
Account or transferred to the Administrative Agent pursuant to
Section 6.03(a) shall be disbursed or retained by the Administrative Agent in the following priority:

     (i) to the applicable Lenders (or, if applicable, any Indemnified Person or Affected Party):

     (1) if such Settlement Date occurs on or prior to the earlier of the Redwood Transfer Date or the date of the Committed Lender Funding Event, an amount equal to:

      (A)  the Accrued Yield for the immediately preceding Settlement
          Period;

(B) the Accrued Unused Facility Fee for the immediately preceding Settlement Period;
(C)  all Additional Amounts incurred and payable to any Affected
Party as of the end of the immediately preceding Settlement
Period;
(D)  all other amounts accrued and payable under this Agreement
(including Indemnified Amounts incurred and payable to any Indemnified Person) as of the end of the immediately preceding
Settlement Period to the extent not already transferred pursuant to Section 6.03(a)(ii); and
(E) if a Funding Excess or Letter of Credit Exposure Excess exists on such date, an amount equal to such excess to the extent not already transferred pursuant to Section 6.03(a)(ii), to be applied in reduction of the Outstanding Principal Amount (but payments to the Lenders with respect to any Letter of Credit
Exposure Excess shall not be made if there are no Outstanding
Principal Amounts at such time);
     (2) if such Business Day occurs after the earlier of the Redwood Transfer Date or the date of the Committed Lender Funding Event, an amount equal to:

      (A)  the accrued and unpaid Daily Yield as of such date;

(B)  the accrued and unpaid Unused Facility Fee as of such date;
(C)  All Additional Amounts incurred and payable to any Affected
Party as of such date;
(D) all other amounts accrued and payable under this Agreement (including Indemnified Amounts incurred and payable to any Indemnified Person) as of such date to the extent not already transferred pursuant to Section 6.03(a)(ii); and
(E) if a Funding Excess or a Letter of Credit Exposure Excess exists on such date, an amount equal to such excess to the extent not already transferred pursuant to Section 6.03(a)(ii), to be applied in reduction of the Outstanding Principal Amount (but payments to the Lenders with respect to any Letter of Credit
Exposure Excess shall not be made if there are no Outstanding Principal Amounts at such time);
     (ii) to the Servicer on behalf of the Borrower, an amount equal to its accrued and unpaid Servicing Fee as of (x) the end of the immediately preceding Settlement Date of the Period if such date occurs on or prior to the earlier of the Redwood Transfer Date or the Committed Lender Funding Event or (y) such date if it occurs after the earlier of the Redwood Transfer Event or the date of the Committed Lender Funding Event;

(iii) to be retained in the Retention Account if such Settlement Date occurs prior to the earlier of the Redwood
Transfer Date or the date of the Committed Lender Funding Event, an amount equal to the Accrued Yield, Accrued Unused Facility Fee and Accrued Servicing Fee as of such Settlement Date; and
(iv) to the Borrower Account, the balance of any funds remaining after retaining or disbursing the foregoing amounts (and, prior to the occurrence of the Redwood Termination Date or the Redwood
Transfer Date, the Administrative Agent also shall transfer to the Borrower Account on such date any and all interest earned on, and paid by the Depositary with respect to, any funds on deposit in the Retention Account during the preceding Settlement Period).
          (b) No later than the second Business Day immediately preceding each Settlement Date that occurs prior to the earlier of the Redwood Transfer Date or the date of the Committed Lender Funding
Event, the Administrative Agent shall determine and notify the Borrower of any Collection Account Deficiency for the preceding
Settlement Period, and the Borrower shall deposit cash in the amount of such Collection Account Deficiency to the Collection
Account pursuant to Section 6.02(b).  Not later than 4:00 p.m.
(New York time) on each Business Day that occurs on or after the earlier of the Redwood Transfer Date or the date of the Committed
Lender Funding Event, the Administrative Agent shall determine and notify the Borrower of any Collection Account Deficiency as of that Business Day, and the Borrower shall deposit cash in the amount of such Collection Account Deficiency to the Collection
Account pursuant to Section 6.02(b).

          Section 6.05. Liquidation Settlement Procedures. On each Business Day from and after the Facility Termination Date until the Termination Date, the Administrative Agent shall, as soon as practicable, transfer all amounts then on deposit in the Retention Account to the Collection Account and shall transfer all amounts in the Collection Account (including amounts transferred from the Retention Account pursuant to Section
6.02(c)) in the following priority:

          (a) if an Event of Servicer Termination has occurred and a Successor Servicer has assumed the responsibilities and obligations of the Servicer in accordance with Section 7.02 of the Servicing Agreement, then to the Successor Servicer an amount equal to its accrued and unpaid Successor Servicing Fees and Expenses;

(b) to the Lenders, ratably, an amount equal to accrued and unpaid Daily Yield through and including the date of maturity (if any) of the Commercial Paper (or other funding source) maintaining the Outstanding Principal Amount;
(c)  to the Lenders, an amount equal to the unpaid Outstanding
Principal Amount;
(d) to the Administrative Agent, an amount equal to accrued and unpaid Unused Facility Fees;
(e) all Additional Amounts and Indemnified Amounts incurred and payable to any Indemnified Person; and
(f) if an Event of Servicer Termination shall not have occurred, to the Servicer in an amount equal to the accrued and unpaid
Servicing Fee; and
(g) to the Borrower Account, the balance of any funds remaining after payment in full of all amounts set forth in this Section
6.05 (and, prior to the occurrence of the Redwood Termination
Date or the Redwood Transfer Date, the Administrative Agent also shall transfer to the Borrower Account on such date any and all interest earned on, and paid by the Depositary with respect to, the funds on deposit in the Retention Account during the preceding Settlement Period).
          Section 6.06. Investment of Funds in Accounts. To the extent uninvested amounts are on deposit in the Retention Account on any given day during the Revolving Period, the Administrative
Agent shall invest all such amounts in Permitted Investments that mature no later than the immediately succeeding Settlement
Date. From and after the Facility Termination Date, any investment of such amounts shall be solely at the discretion of the Administrative Agent, subject to the restrictions described above. All proceeds of any such investment shall be deposited upon receipt into the Retention Account.

Section 6.07.       Termination Procedures.
          (a) On the earlier of (i) the first Business Day after the Facility Termination Date on which the Outstanding Principal
Amount has been reduced to zero or (ii) the Final Advance Date, if the obligations to be paid pursuant to Section 6.05 have not been paid in full, the Borrower shall immediately deposit in the Collection Account an amount sufficient to make such payments in full.

(b) On the Termination Date, all amounts on deposit in the Collection Account and the Retention Account shall be disbursed to the Borrower and all Liens of the Lenders in and to all Transferred Receivables and all Liens of the Lenders and the Administrative Agent in and to the Borrower Collateral shall be released by each Lender and the Administrative Agent. Such disbursement shall constitute the final payment to which the Borrower is entitled pursuant to the terms of this Agreement.
                          ARTICLE VII.
                           [RESERVED]

ARTICLE VIII.

GRANT OF SECURITY INTERESTS
          Section 8.01. Borrower's Grant of Security Interest. To secure the prompt and complete payment, performance and observance of all Borrower Secured Obligations, and to induce the Administrative Agent, the Conduit Lender and the Committed Lender to enter into this Agreement and perform the obligations required to be performed by them hereunder in accordance with the terms and conditions thereof, the Borrower hereby grants, assigns, conveys, pledges, hypothecates and transfers to the Administrative Agent, for the benefit of itself, the Conduit
Lender and the Committed Lender, a Lien upon and security interest in all of its right, title and interest in, to and under, but none of its obligations arising from, the following property, whether now owned by or owing to, or hereafter acquired by or arising in favor of, the Borrower (including under any trade names, styles or derivations of the Borrower), and regardless of where located (all of which being hereinafter collectively referred to as the "Borrower Collateral"):

          (a)  all Receivables, Contracts therefor and Collections thereon;

(b)  the Sale and Contribution Agreement, the Servicing
Agreement, the Receivables Assignments, the Concentration Account
Agreement, all Lockbox Account Agreements, the Borrower Blocked
Account Agreement, and all other Related Documents now or hereafter in effect relating to the purchase, servicing or processing of Transferred Receivables (collectively, the "Borrower Assigned Agreements"), including (i) all rights of the Borrower to receive moneys due and to become due thereunder or pursuant thereto, (ii) all rights of the Borrower to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all claims of the Borrower for damages or breach with respect thereto or for default thereunder and
(iv) the right of the Borrower to amend, waive or terminate the same and to perform and to compel performance and otherwise exercise all remedies thereunder;
(c)  all of the following (collectively, the "Borrower Account
Collateral"):
               (i) the Concentration Account, Lockbox Accounts, the Borrower Account, the Lockboxes, and all funds on deposit therein and all certificates and instruments, if any, from time to time representing or evidencing the Lockbox Accounts, the Borrower
     Account, the Lockboxes or such funds,

(ii) the Collection Account, the Retention Account and all funds on deposit therein and all certificates and instruments, if any, from time to time representing or evidencing the Collection
Account, the Retention Account or such funds,
(iii) all Investments from time to time of amounts in the Collection Account and the Retention Account, and all certificates, instruments and investment property, if any, from time to time representing or evidencing such Investments,
(iv) all notes, certificates of deposit and other instruments from time to time delivered to or otherwise possessed by any Lender or any assignee or agent on behalf of any Lender in substitution for or in addition to any of the then existing
Borrower Account Collateral, and
(v) all interest, dividends, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed with respect to or in exchange for any and all of the then existing Borrower Account
Collateral;
          (d) all other property that may from time to time hereafter be granted and pledged by the Borrower under this Agreement, including any deposit with any Lender or the Administrative Agent of additional funds by the Borrower; and

(e) to the extent not otherwise included, all proceeds and products of the foregoing and all accessions to, substitutions and replacements for, and profits of, each of the foregoing Borrower Collateral (including proceeds that constitute property of the types described in Sections 8.01(a) through (d)).
The grant of the foregoing security interest shall become effective automatically (without notice or any other action) on (but not prior to) the Initial Funding Date and shall remain effective until the Termination Date.

          Section 8.02. Borrower's Certification. The Borrower hereby certifies that (a) the benefits of the representations, warranties and covenants made by the Originator to the Borrower under the Sale and Contribution Agreement have been assigned by the Borrower to the Administrative Agent on behalf of the Lenders hereunder; (b) the rights of the Borrower to require a capital contribution from the Originator or to require payment of a Rejected Amount from the Originator under and in accordance with the terms and provisions of Section 2.01 of the Sale and Contribution Agreement may be enforced by the Lenders and the Administrative Agent; and (c) the Sale and Contribution Agreement provides that the representations, warranties and covenants described in Sections 4.01, 4.02 and 4.03 thereof, the indemnification and payment provisions of Article V thereof and the provisions of Sections 4.03(g), 8.03 and 8.14 thereof shall survive the sale of the Transferred Receivables (and undivided percentage ownership interests therein) and the termination of the Sale and Contribution Agreement and this Agreement. The
Borrower hereby acknowledges that the Conduit Lender has assigned to the Collateral Agent under the Collateral Agent Agreement the benefits of the representations, warranties and covenants certified in Section 8.02(a) to have been assigned to the Administrative Agent on behalf of the Lenders hereunder.

Section 8.03.       Consent to Assignment.  The Borrower
acknowledges and consents to the grant by the Conduit Lender to the Collateral Agent pursuant to the Collateral Agent Agreement of a Lien upon all of the Conduit Lender's right, title and interest in, to and under the Borrower Collateral and acknowledges the rights of the Collateral Agent thereunder and the covenants made by the Conduit Lender in favor of the Collateral Agent set forth therein, and further acknowledges and consents that, upon the occurrence and during the continuance of an Incipient Termination Event or a Termination Event prior to a Committed Lender Funding Event, the Collateral Agent shall be entitled to enforce the provisions of the Borrower Assigned Agreements and shall be entitled to all the rights and remedies of the Conduit Lender thereunder. Nothing in this Section 8.03 shall be construed as limiting the rights and remedies of the Administrative Agent under this Agreement and the Related
Documents upon the occurrence of an Incipient Termination Event or a Termination Event. In addition, the Borrower hereby authorizes the Collateral Agent to rely on the representations and warranties made by it in the Borrower Assigned Agreements to which it is a party and in any other certificates or documents furnished by it to any party in connection therewith.
Section 8.04. Delivery of Collateral. All certificates or instruments representing or evidencing the Borrower Collateral shall be delivered to and held by or on behalf of the Administrative Agent and shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent (but bills of lading and warehouse receipts shall only be required to be so delivered if requested in writing by the Administrative Agent at a time when a Termination Event or Incipient Termination Event is then in existence). The Administrative Agent shall have the right (a) at any time to exchange certificates or instruments representing or evidencing Borrower Collateral for certificates or instruments of smaller or larger denominations and (b) at any time in its discretion following the occurrence and during the continuation of a Termination Event and without notice to the Borrower, to transfer to or to register in the name of the Administrative Agent or its nominee any or all of the Borrower Collateral.
Section 8.05. Borrower Remains Liable. It is expressly agreed by the Borrower that, anything herein to the contrary notwithstanding, the Borrower (or the Originator as the case may be) shall remain liable under any and all of the Transferred Receivables, the Contracts therefor, the Borrower Assigned
Agreements and any other agreements constituting the Borrower Collateral to which it is a party to observe and perform all the conditions and obligations to be observed and performed by it thereunder. The Lenders, the Administrative Agent, the
Collateral Agent and the other Conduit Lender Secured Parties shall not have any obligation or liability under any such Receivables, Contracts or agreements by reason of or arising out of this Agreement or the Collateral Agent Agreement or the granting herein or therein of a Lien thereon or the receipt by the Administrative Agent, Lenders, the Collateral Agent or any Conduit Lender Secured Party of any payment relating thereto pursuant hereto or thereto. The exercise by any Lender or the Administrative Agent of any of its respective rights under this Agreement shall not release the Originator, the Borrower or the Servicer from any of their respective duties or obligations under any such Receivables, Contracts or agreements. None of the Lenders, the Administrative Agent, the Collateral Agent or any of the Conduit Lender Secured Parties shall be required or obligated in any manner to perform or fulfill any of the obligations of the Originator, the Borrower or the Servicer under or pursuant to any such Receivable, Contract or agreement, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Receivable, Contract or agreement, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.
          Section 8.06. Covenants of the Borrower Regarding the Borrower Collateral.

          (a) Offices and Records. The Borrower shall maintain its principal place of business and chief executive office and the office at which it stores its Records at the respective locations specified in Schedule 4.01(b) or, upon 30 days' prior written notice to the Administrative Agent, at such other location in a jurisdiction where all action reasonably requested by the Administrative Agent pursuant to Section 14.15 shall have been taken with respect to the Borrower Collateral. The Borrower shall, at its own cost and expense, maintain or cause to be maintained adequate and complete records of the Transferred Receivables and the Borrower Collateral, including records of any and all payments received, credits granted and merchandise returned with respect thereto and all other dealings therewith.
The Borrower shall mark or cause to be marked conspicuously with a legend, in form and substance satisfactory to the Administrative Agent, its books and records, computer tapes, computer disks and credit files pertaining to the Borrower Collateral, and its file cabinets or other storage facilities where it maintains information pertaining thereto, to evidence this Agreement and the assignment and Liens granted pursuant to this Article VIII. Upon the occurrence and during the continuance of a Termination Event, the Borrower shall deliver and turn over such books and records to the Administrative Agent or its representatives at any time on demand of the Administrative
Agent. Prior to the occurrence of a Termination Event and upon notice from the Administrative Agent, the Borrower shall permit any representative of the Administrative Agent to inspect such books and records relating to the Borrower Collateral and shall provide photocopies thereof to the Administrative Agent as more specifically set forth in Section 8.06(b).

(b) Access. The Borrower shall, at its own expense, during normal business hours, subject to Borrower's reasonable and customary safety, security and confidentiality policies and regulations, from time to time upon one Business Day's prior notice, but not more frequently than once per calendar quarter (or with such greater frequency during the existence of a Termination Event or Incipient Termination Event), as the Administrative Agent determines to be appropriate: (i) provide the Lenders, the Administrative Agent and any of their respective officers, employees and agents access to its properties (including properties utilized in connection with the collection, processing or servicing of the Transferred Receivables), facilities, advisors and employees (including officers) and to the Borrower Collateral, (ii) permit the Lenders, the Administrative Agent and any of their respective officers, employees and agents to inspect, audit and make extracts from its books and records, including all Records, (iii) permit the Lenders or the Administrative Agent and their respective officers, employees and agents to inspect, review and evaluate the Transferred Receivables and the Borrower Collateral and
(iv) permit the Lenders or the Administrative Agent and their respective officers, employees and agents to discuss matters relating to the Transferred Receivables or its performance under this Agreement or the other Related Documents or its affairs, finances and accounts with any of its officers, managers, employees, representatives or agents (in each case, with those persons having knowledge of such matters) and with its independent certified public accountants; provided that, (x) prior to the existence of a Termination Event or an Incipient Termination Event, the Borrower shall only be liable for the costs and expenses for not more than two of the foregoing inspections, appraisals, evaluations and reviews in any calendar year, and (y) during the existence of a Termination Event or an Incipient Termination Event, the Borrower shall be liable for the costs and expenses relating to all of the foregoing inspections, appraisals, evaluations and reviews conducted during the existence of such Incipient Termination Event or Termination Event. If (A) an Incipient Termination Event or a Termination Event shall have occurred and be continuing or (B) the Administrative Agent, in good faith, believes that an Incipient Termination Event or a Termination Event is imminent or deems any Lender's rights or interests in the Transferred Receivables, the Borrower Assigned Agreements or any other Borrower Collateral insecure, then the Borrower shall, at its own expense, provide such access at all times and without advance notice and provide the Lenders or the Administrative Agent with access to its suppliers and customers. The Borrower shall make available to the Administrative Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records, including Records, that the Administrative Agent may request. The Borrower shall deliver any document or instrument necessary for the Administrative Agent, as the Administrative Agent may from time to time request, to obtain records from any service bureau or other Person that maintains records for the Borrower or the Servicer, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by the Borrower or the Servicer.
(c) Communication with Accountants. The Borrower authorizes the Lenders and the Administrative Agent to communicate directly with its independent certified public accountants and authorizes and shall instruct those accountants and advisors to disclose and make available to the Lenders and the Administrative Agent any and all financial statements and other supporting financial documents, schedules and information relating to the Borrower or the Servicer (including copies of any issued management letters) with respect to its business, financial condition and other affairs; provided, however, in the absence of an Incipient Termination Event or a Termination Event, the Lenders and the Administrative Agent shall give not less than (5) Business Days' notice to the Borrower prior to scheduling any meeting or other material communication with such independent certified public accountants. Such notice shall contain the date, time, location and other pertinent logistical information regarding any such meeting or other material communication , as well as an agenda for such meeting or other material communication.
(d) Collection of Transferred Receivables. Except as otherwise provided in this Section 8.06(d), the Servicer shall continue to collect or cause to be collected, at its sole cost and expense, all amounts due or to become due to the Borrower under the Transferred Receivables, the Borrower Assigned Agreements and any other Borrower Collateral. In connection therewith, the Borrower and the Servicer shall take such action as it, and from and after the occurrence and during the continuance of a Termination Event, the Administrative Agent, may deem necessary or desirable to enforce collection of the Transferred Receivables, the Borrower Assigned Agreements and the other Borrower Collateral; provided, that the Borrower or the Servicer may, rather than commencing any such action or taking any other enforcement action, at its option, elect to pay to the Administrative Agent, for the account of the Applicable Lender (in accordance with its Advances), the Outstanding Balance of any such Transferred Receivable; provided further, that if a Termination Event shall have occurred and be continuing, the Borrower Assigned Agreements or any other Borrower Collateral insecure, then the Administrative Agent may, without prior notice to the Borrower or the Servicer, notify any Obligor under any Transferred Receivable or obligors under the Borrower Assigned Agreements of the assignment of such Transferred Receivables or Borrower Assigned Agreements, as the case may be, to the Administrative Agent on behalf of the Lenders hereunder and direct that payments of all amounts due or to become due to the Borrower thereunder be made directly to the Administrative Agent or any servicer, collection agent or lockbox or other account designated by the Administrative Agent and, upon such notification and at the sole cost and expense of the Borrower and the Servicer, the Administrative Agent may enforce collection of any such Transferred Receivable or the Borrower Assigned Agreements and adjust, settle or compromise the amount or payment thereof. The Administrative Agent shall provide prompt notice to the Borrower and the Servicer of any such notification of assignment or direction of payment to the Obligors under any Transferred Receivables.
(e) Performance of Borrower Assigned Agreements. The Borrower shall (i) perform and observe all the terms and provisions of the Borrower Assigned Agreements to be performed or observed by it, maintain the Borrower Assigned Agreements in full force and effect, enforce the Borrower Assigned Agreements in accordance with their terms and take all action as may from time to time be requested by the Administrative Agent in order to accomplish the foregoing, and (ii) upon the request of and as directed by the Administrative Agent, make such demands and requests to any other party to the Borrower Assigned Agreements as are permitted to be made by the Borrower or the Servicer thereunder.
(f) License for Use of Software and Other Intellectual Property. Unless expressly prohibited by the licensor thereof or any provision of applicable law, if any, each of the Borrower and the Originator hereby grants to the Administrative Agent on behalf of the Lenders a license to use, without charge, the Borrower's and the Originator's computer programs, software, printouts and other computer materials, technical knowledge or processes, data bases, materials, trademarks, registered trademarks, trademark applications, service marks, registered service marks, service mark applications, patents, patent applications, trade names, rights of use of any name, labels fictitious names, inventions, designs, trade secrets, goodwill, registrations, copyrights, copyright applications, permits, licenses, franchises, customer lists, credit files, correspondence, and advertising materials or any property of a similar nature, in each case solely as it pertains to the Borrower Collateral, or any rights to any of the foregoing, in the advertising for sale, and selling any of the Borrower Collateral, or exercising of any other remedies hereto, and each of the Borrower and the Originator agrees that its rights under all such licenses and franchise agreements shall inure to the Administrative Agent's benefit (on behalf of itself and the Lenders). Except upon the occurrence and continuation of a Termination Event under Section 9.01(c) or (d), the Administrative Agent and the Lenders agree not to use any such license without giving the Borrower and the Originator notice.
                           ARTICLE IX.

                       TERMINATION EVENTS

          Section 9.01. Termination Events. If any of the following events (each, a "Termination Event") shall occur (regardless of the reason therefor):

          (a) the Borrower shall (i) fail to make any payment of any Borrower Secured Obligation when due and payable and the same shall remain unremedied for one Business Day or more, (ii) fail or neglect to perform, keep or observe the provisions of Section 5.01(c); or (iii) fail or neglect to perform, keep or observe any other provision of this Agreement or the other Related Documents (other than any provision embodied in or covered by any other clause of this Section 9.01) and the same shall remain unremedied for five Business Days or more after written notice thereof shall have been given by the Administrative Agent to the Borrower; or

(b) a default or breach shall occur under any other agreement, document or instrument to which the Originator, the Borrower, the Parent or any Subsidiary Guarantor is a party or by which any such Person or its property is bound, and such default or breach
(i) involves the failure to make any payment when due in respect of any Debt (other than the Borrower Secured Obligations) of any such Person or (ii) permits any holder of such Debt or a trustee or agent to cause Debt or a portion thereof which, except with respect to the Borrower, is in excess of a principal amount of $10,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment or
(iii) causes Debt or a portion thereof which, except with respect to the Borrower, is in excess of a principal amount of $10,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment; in each case, regardless of whether such default is waived, or such right is exercised, by such holder, trustee or agent; or
(c) a case or proceeding shall have been commenced against the Borrower, the Parent, the Originator or any Subsidiary Guarantor seeking a decree or order in respect of any such Person (i) under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person's assets, or (iii) ordering the winding-up or liquidation of the affairs of any such Person; or
(d) the Borrower, the Parent, the Originator or any Subsidiary Guarantor shall (i) file a petition seeking relief under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consent or fail to object in a timely and appropriate manner to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person's assets, (iii) make an assignment for the benefit of creditors, or (iv) take any company or corporate action in furtherance of any of the foregoing; or
(e) (i) the Originator, the Borrower, the Parent or any Subsidiary Guarantor generally does not pay its debts as such debts become due or admits in writing its inability to, or is generally unable to, pay its debts as such debts become due or
(ii) the fair market value of the Originator's, the Parent's, the Borrower's or any Subsidiary Guarantor's liabilities exceeds the fair market value of its assets; or
(f) a final judgment or judgments for the payment of money in excess of $10,000,000 in the aggregate at any time outstanding shall be rendered against the Parent, the Originator or any Subsidiary Guarantor and the same shall not, within 30 days after the entry thereof, have been satisfied, or discharged or execution thereof stayed or bonded pending appeal, or discharged prior to the expiration of any such stay; or
(g) a judgment or order for the payment of money shall be rendered against the Borrower; or
(h) (i) any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect, or (ii) any representation or warranty of the Originator, the Parent, the Borrower or any Subsidiary Guarantor herein or in any other Related Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered by or on behalf of the Originator, the Parent, the Borrower or any Subsidiary Guarantor to any Affected Party hereto or thereto is untrue or incorrect in any material respect as of the date when made or deemed made and such information, representation and warranty, if relating to any Transferred Receivable, has not been cured by the repurchase of any such Transferred Receivable pursuant to Section 4.04 of the Sale and Contribution Agreement; or
(i) any Governmental Authority (including the IRS or the PBGC) shall file notice of a Lien with regard to (i) any assets of the Originator (other than a Lien (i) limited by its terms to assets other than Receivables and (ii) not materially adversely affecting the financial condition of the Originator or the ability of the Originator to perform as Servicer under the Servicing Agreement), or (ii) any assets of the Guarantors (other than a Lien not materially adversely affecting the financial condition of the Guarantor or the ability of the Guarantor to perform its obligations under the Guaranty and Security Agreement and any other Related Documents to which it is party to); or
(j) any Governmental Authority (including the IRS or the PBGC) shall file notice of a Lien with regard to any of the assets of the Borrower; or
(k) (i) a default or breach shall occur under any provision of Sections 4.02(o), 4.04, 5.01 or 8.14 of the Sale and Contribution Agreement and the same shall remain unremedied for one Business Day or more after the occurrence thereof, (ii) a default or breach shall occur under any other provision of the Sale and Contribution Agreement and the same shall remain unremedied for five Business Days or more after written notice thereof shall have been given by the Administrative Agent to the Borrower or
(iii) the Sale and Contribution Agreement shall for any reason cease to evidence the transfer to the Borrower of the legal and equitable title to, and ownership of, the Transferred Receivables; or
(l) except as otherwise expressly provided herein, any Lockbox Account Agreement, the Borrower Blocked Account Agreement or the Sale and Contribution Agreement shall have been modified, amended or terminated without the prior written consent of the Lenders and the Administrative Agent, and, in the case of any Lockbox Account Agreement or Borrower Blocked Account Agreement, has not been replaced by a substitute agreement in accordance with
Section 6.01 of this Agreement prior to the date of termination of such agreement; or
(m)  an Event of Servicer Termination shall have occurred; or
(n) a Change of Control shall occur with respect to the Borrower; or
(o) the Borrower shall have received an Election Notice pursuant to Section 2.01(d) of the Sale and Contribution Agreement; or
(p) (i) the Default Ratio shall exceed 18.5%; (ii) the Dilution Trigger Ratio shall exceed 6.5%; (iii) the Receivables Collection Turnover shall exceed 67 days; (iv) the Borrower's Net Worth Percentage shall be less than 5%; or (v) the Delinquency Ratio shall exceed 6.7%; or
(q) any material provision of any Related Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or the Originator or the Borrower shall challenge the enforceability of any Related Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Related Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms); or
          Then, and in any such event, the Administrative Agent shall, at the request of, or may, with the consent of, the Lenders or the Administrative Agent, by notice to the Borrower, declare the Facility Termination Date to have occurred without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, that the Facility Termination Date shall automatically occur (i) upon the occurrence of any of the Termination Events described in Sections 9.01(c), (d), (e) or (o) or (ii) three Business Days after the occurrence of the Termination Event described in Section 9.01(a)(i) if the same shall not have been remedied by such time (unless such failure is due to a breach of a Lockbox Account Bank's or the Concentration Account Bank's failure to transfer funds from any Lockbox Account or the Concentration Account, as the case may be, notwithstanding Borrower's and the Servicer's reasonable efforts to cause such transfers to occur when due), in each case without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. Upon the occurrence of an Event of Servicer Termination, the Administrative Agent shall, at the request of, or may, with the consent of, the Lenders or the Administrative Agent, by delivery of a Servicer Termination Notice to the Borrower and the Servicer, terminate the servicing responsibilities of the Servicer under the Servicing Agreement, without demand, protest or further notice of any kind, all of which are hereby waived by the Servicer pursuant to the terms of the Servicing Agreement.

                           ARTICLE X.

                            REMEDIES

          Section 10.01. Actions Upon Termination Event. If any Termination Event shall have occurred and be continuing and the Administrative Agent shall have declared the Facility Termination Date to have occurred or the Facility Termination Date shall be deemed to have occurred pursuant to Section 9.01, then the Administrative Agent may exercise in respect of the Borrower Collateral, in addition to any and all other rights and remedies granted to it hereunder, under any other Related Document or under any other instrument or agreement securing, evidencing or relating to the Borrower Secured Obligations or otherwise available to it, all of the rights and remedies of a secured party upon default under the UCC (such rights and remedies to be cumulative and nonexclusive), and, in addition, may take the following actions:

          (a) The Administrative Agent may, without notice to the Borrower except as required by law, and at any time or from time to time, charge, offset or otherwise apply amounts payable to the Borrower from the Collection Account, any Lockbox Account, the Retention
Account or any part of such accounts in accordance with the priorities set forth in Sections 6.05 and 6.07 against all or any part of the Borrower Secured Obligations.

(b) The Administrative Agent may, without notice except as specified below, solicit and accept bids for and sell the Borrower Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or any of the Lenders', or Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. The
Administrative Agent shall have the right to conduct such sales on the Borrower's premises or elsewhere and shall have the right to use any of the Borrower's premises without charge for such sales at such time or times as the Administrative Agent deems necessary or advisable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten Business
Days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Borrower Collateral regardless of notice of sale having been given. The
Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed for such sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Every such sale shall operate to divest all right, title, interest, claim and demand whatsoever of the Borrower in and to the Borrower
Collateral so sold, and shall be a perpetual bar, both at law and in equity, against each Originator, the Borrower, any Person claiming the Borrower Collateral sold through the Originator or the Borrower, and their respective successors or assigns. The
Administrative Agent shall deposit the net proceeds of any such sale in the Collection Account and such proceeds shall be disbursed in accordance with Section 6.05.
(c) Upon the completion of any sale under Section 10.01(b), the Borrower or the Servicer shall deliver or cause to be delivered to the purchaser or purchasers at such sale on the date thereof, or within a reasonable time thereafter if it shall be impracticable to make immediate delivery, all of the Borrower
Collateral sold on such date, but in any event full title and right of possession to such property shall vest in such purchaser or purchasers upon the completion of such sale. Nevertheless, if so requested by the Administrative Agent or by any such purchaser, the Borrower shall confirm any such sale or transfer by executing and delivering to such purchaser all proper instruments of conveyance and transfer and releases as may be designated in any such request.
(d) At any sale under Section 10.01(b), the Lenders, the Administrative Agent or any other Conduit Lender Secured Party may bid for and purchase the property offered for sale and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor.
(e) The Administrative Agent may exercise, at the sole cost and expense of the Borrower, any and all rights and remedies of the Borrower under or in connection with the Borrower Assigned
Agreements or the other Borrower Collateral, including any and all rights of the Borrower to demand or otherwise require payment of any amount under, or performance of any provisions of, the Borrower Assigned Agreements.
          Section 10.02. Exercise of Remedies. No failure or delay on the part of the Administrative Agent in exercising any right, power or privilege under this Agreement and no course of dealing between the Originator, the Borrower or the Servicer, on the one hand, and the Administrative Agent, on the other hand, shall operate as a waiver of such right, power or privilege, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies under this Agreement are cumulative, may be exercised singly or concurrently, and are not exclusive of any rights or remedies that the Administrative Agent would otherwise have at law or in equity. No notice to or demand on any party hereto shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of the party providing such notice or making such demand to any other or further action in any circumstances without notice or demand.

          Section 10.03. Power of Attorney. On the Closing Date, each of the Borrower and the Servicer shall execute and deliver a power of attorney substantially in the form attached hereto as
Exhibit 10.03 (each, a "Power of Attorney"). The power of attorney granted pursuant to each Power of Attorney is a power coupled with an interest and shall be irrevocable until all of the Borrower Secured Obligations are indefeasibly paid or otherwise satisfied in full. The powers conferred on the Administrative Agent under each Power of Attorney are solely to protect the Administrative Agent's and the Lenders' Liens upon and interests in the Borrower Collateral and shall not impose any duty upon the Administrative Agent to exercise any such powers.
The Administrative Agent and the Lenders shall not be accountable for any amount other than amounts that the Administrative Agent actually receives as a result of the exercise of such powers and none of the Administrative Agent's or any Lender's officers, directors, employees, agents or representatives shall be responsible to the Borrower or the Servicer for any act or failure to act, except in respect of damages attributable solely to their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

Section 10.04. Continuing Security Interest. This Agreement shall create a continuing Lien in the Borrower Collateral until the conditions to the release of the Liens of the Lender and the Administrative Agent thereon set forth in Section 6.07(b) have been satisfied.
                           ARTICLE XI.
                           [RESERVED]

ARTICLE XII.

INDEMNIFICATION
          Section 12.01.      Indemnities by the Borrower.

          (a) Without limiting any other rights that the Conduit Lender, the Committed Lender, the Administrative Agent, the Collateral
Agent, the Liquidity Agent, any Liquidity Lender, the Letter of
Credit Agent or any Letter of Credit Provider or any of their respective officers, directors, employees, attorneys, agents or representatives (each, an "Indemnified Person") may have hereunder, or under applicable law, the Borrower hereby agrees to indemnify and hold harmless each Indemnified Person from and against any and all Indemnified Amounts that may be claimed or asserted against or incurred by any such Indemnified Person in connection with or arising out of the transactions contemplated under this Agreement or under any other Related Document or any actions or failures to act in connection therewith, including any and all legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Related Documents; provided, that the Borrower shall not be liable for any indemnification to an Indemnified Person to the extent that any such Indemnified Amount results from such Indemnified Person's gross negligence or willful misconduct or breach of its obligations under a Related Document.

(b) Any Indemnified Amounts subject to the indemnification provisions of this Section 12.01 not paid in accordance with
Article VI shall be paid by the Borrower to the Indemnified
Person entitled thereto within five Business Days following demand therefor.
          Section 12.02. Limitation of Damages; Indemnified Persons. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER
PARTY TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT, ANY
SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR
ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH
PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES
THAT MAY BE ALLEGED AS A RESULT OF ANY TRANSACTION CONTEMPLATED
HEREUNDER OR THEREUNDER.

                          ARTICLE XIII.

                              AGENT

          Section 13.01.      Authorization and Action.

          (a) The Administrative Agent may take such action and carry out such functions under this Agreement as are authorized to be performed by it pursuant to the terms of this Agreement, any other Related Document or otherwise contemplated hereby or thereby or are reasonably incidental thereto; provided, that the duties of the Administrative Agent hereunder shall be determined solely by the express provisions of this Agreement, and, other than the duties set forth in Section 13.02, any permissive right of the Administrative Agent hereunder shall not be construed as a duty.

          Section 13.02. Reliance. None of the Administrative Agent, any of its Affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or the other Related Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the generality of the foregoing, and notwithstanding any term or provision hereof to the contrary, the Borrower, the Conduit Lender and the Committed Lender hereby acknowledge and agree that the Administrative Agent (a) acts as agent hereunder for the Conduit
Lender and the Committed Lender and has no duties or obligations to, shall incur no liabilities or obligations to, and does not act as an agent in any capacity for, the Borrower (other than, with respect to the Administrative Agent, under the Power of Attorney with respect to remedial actions) or the Originator, (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts, (c) makes no representation or warranty hereunder to any Affected Party and shall not be responsible to any such Person for any statements, representations or warranties made in or in connection with this Agreement or the other Related Documents,
(d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, or the other Related Documents on the part of the Borrower, the Servicer, the Conduit Lender or the Committed Lender or to inspect the property (including the books and records) of the Borrower, the Servicer, the Conduit Lender or the Committed Lender, (e) shall not be responsible to the Borrower, the Servicer or any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Related Documents or any other instrument or document furnished pursuant hereto or thereto, (f) shall incur no liability under or in respect of this Agreement or the other Related Documents by acting upon any notice, consent, certificate or other instrument or writing believed by it to be genuine and signed, sent or communicated by the proper party or parties and (g) shall not be bound to make any investigation into the facts or matters stated in any notice or other communication hereunder and may rely on the accuracy of such facts or matters. Notwithstanding the foregoing, the Administrative Agent acknowledges that it has a duty to transfer funds between and among the Accounts and the Collection Account, and make investments of funds on deposit in the Retention
Account, in accordance with Article VI and the instructions of the Servicer.

Section 13.03. GE Capital and Affiliates. GE Capital and its Affiliates may generally engage in any kind of business with any Obligor, the Parent, the Originator, the Borrower, the Servicer, the Conduit Lender or the Committed Lender, any of their respective Affiliates and any Person who may do business with or own securities of such Persons or any of their respective Affiliates, all as if GE Capital were not the Administrative Agent and without the duty to account therefor to any Obligor, the Parent, the Originator, the Borrower, the Servicer, any Lender or any other Person.
                          ARTICLE XIV.

                          MISCELLANEOUS

          Section 14.01. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three
Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by facsimile (with such facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this
Section 14.01), (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number set forth under its name on the signature page hereof or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than the Conduit Lender, the Committed Lender and the Administrative Agent) designated in any written notice provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any other party hereto by a specific time, such notice shall only be effective if actually received by such party prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall only be effective on the immediately succeeding Business Day.

          Section 14.02.      Binding Effect; Assignability.

          (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Servicer, the Conduit Lender, the Committed Lender and the Administrative Agent and their respective successors and permitted assigns. Neither the Borrower nor the Servicer may assign, transfer, hypothecate or otherwise convey any of their respective rights or obligations hereunder or interests herein without the express prior written consent of the Conduit Lender, the Committed Lender and the Administrative Agent and unless the Rating Agency Condition shall have been satisfied with respect to any such assignment. Any such purported assignment, transfer, hypothecation or other conveyance by the Borrower or the Servicer without the prior express written consent of the Conduit Lender, the Committed
Lender and the Administrative Agent shall be void.

(b)  The Conduit Lender, the Committed Lender or the
Administrative Agent may, at any time, assign any of its rights and obligations hereunder or interests herein to any Eligible
Transferee which has a short-term debt rating of at least A-1 by S&P and P-1 by Moody's, and any such assignee may further assign at any time its rights and obligations hereunder or interests herein (including any rights it may have in and to the Advances and the Borrower Collateral and any rights it may have to exercise remedies hereunder) to an Eligible Transferee, in each case without the consent of the Originator, the Borrower or the Servicer. The Borrower acknowledges and agrees that, upon any such assignment, the assignee thereof may enforce directly, without joinder of any Lender, all of the obligations of the Borrower hereunder. Any sale of a participation by the Committed
Lender of its right hereunder, after the occurrence of a Redwood
Termination Date, shall be made only to an Eligible Transferee.
(c) The Borrower hereby acknowledges that in accordance with the provisions of the LAPA, (i) on the day of the Committed Lender
Funding Event, (A) the Committed Lender may purchase from the Conduit Lender all or any part of the outstanding Advances made by the Conduit Lender prior to the Committed Lender Funding
Event, and (B) the Conduit Lender may assign all or any part of its rights and interest in the Borrower Collateral to the Committed Lender, and (ii) on the Redwood Transfer Date, (A)
Redwood may assign and transfer to the Liquidity Lenders all of the Redwood Interest (as defined in the LAPA), and (B) the Liquidity Lenders may purchase from Redwood all of the Redwood
Interest (as defined in the LAPA).
          Section 14.03. Termination; Survival of Borrower Secured Obligations Upon Facility Termination Date.

          (a) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination
Date.

(b) Except as otherwise expressly provided herein or in any other Related Document, no termination or cancellation
(regardless of cause or procedure) of any commitment made by any Affected Party under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Borrower or the rights of any Affected Party relating to any unpaid portion of the Borrower Secured Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Facility Termination
Date. Except as otherwise expressly provided herein or in any other Related Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Borrower or the Servicer, and all rights of any Affected Party hereunder, all as contained in the Related Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the rights and remedies provided for herein with respect to any breach of any representation or warranty made by the Borrower or the Servicer pursuant to Article IV, the indemnification and payment provisions of Article XII and Sections 14.04, 14.05 and 14.06 shall be continuing and shall survive the Termination Date.
          Section 14.04. Costs, Expenses and Taxes. (a) The Borrower shall reimburse each Lender and the Administrative Agent for all out-of-pocket expenses incurred in connection with the negotiation and preparation of this Agreement and the other
Related Documents (including the reasonable fees and expenses of all of its special counsel, advisors, consultants and auditors retained in connection with the transactions contemplated thereby and advice in connection therewith). The Borrower shall reimburse the Conduit Lender, the Committed Lender and the Administrative Agent for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors
(including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:

               (i) the forwarding to the Borrower or any other Person on behalf of the Borrower by any Lender of any proceeds of Advances made by such Lender hereunder;

(ii) any amendment, modification or waiver of, consent with respect to, or termination of this Agreement or any of the other Related Documents or advice in connection with the administration thereof or their respective rights hereunder or thereunder;
(iii) any Litigation, contest or dispute (whether instituted by the Borrower, the Conduit Lender, the Committed Lender, the Administrative Agent or any other Person as a party, witness, or otherwise) in any way relating to the Borrower Collateral, any of the Related Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any Litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against the Borrower or any other Person that may be obligated to the Lender or the Administrative Agent by virtue of the Related Documents, including any such Litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the transactions contemplated hereby during the pendency of one or more Termination Events;
(iv) any attempt to enforce any remedies of the Conduit Lender, the Committed Lender or the Administrative Agent against the Borrower or any other Person that may be obligated to them by virtue of any of the Related Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the transactions contemplated hereby during the pendency of one or more Termination Events;
(v) any work-out or restructuring of the transactions contemplated hereby during the pendency of one or more Termination Events; and
(vi) subject to any applicable limitation set forth in Section 8.06(b), efforts to (A) monitor the Advances or any of the Borrower Secured Obligations, (B) evaluate, observe or assess the Originator, the Borrower or the Servicer or their respective affairs, and (C) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Borrower Collateral;
including all attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 14.04, all of which shall be payable, on demand, by the Borrower to the Conduit Lender, the Committed Lender or the Administrative Agent, as applicable. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or facsimile charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

          (b) In addition, the Borrower shall pay on demand any and all stamp, sales, excise and other taxes (excluding income taxes) and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement or any other Related Document, and the Borrower agrees to indemnify and save each Indemnified Person harmless from and against any and all liabilities with respect to or resulting from any delay or failure to pay such taxes and fees.

          Section 14.05.      Confidentiality.

          (a) Except to the extent otherwise required by applicable law, as required to be filed publicly with the Securities and Exchange
Commission, or unless the Administrative Agent shall otherwise consent in writing, the Borrower and the Servicer each severally agree to maintain the confidentiality of this Agreement (and all drafts hereof and documents ancillary hereto) in their communications with third parties other than any Affected Party or any Indemnified Person and otherwise and not to disclose, deliver or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Agreement (or any draft hereof and documents ancillary hereto) except to an Affected Party or an Indemnified Person.

(b) The Borrower and the Servicer each agrees that it shall not (and shall not permit any of its Subsidiaries to) issue any news release or make any public announcement pertaining to the transactions contemplated by this Agreement and the other Related
Documents without the prior written consent of the Conduit
Lender, the Committed Lender and the Administrative Agent (which consent shall not be unreasonably withheld) unless such news release or public announcement is required by law, in which case the Borrower or the Servicer, as applicable, shall consult with the Conduit Lender, the Committed Lender and the Administrative
Agent prior to the issuance of such news release or public announcement. The Borrower may, however, disclose the general terms of the transactions contemplated by this Agreement and the other Related Documents to trade creditors, suppliers and other similarly-situated Persons so long as such disclosure is not in the form of a news release or public announcement.
(c) Each of the Lenders and the Administrative Agent agrees to use commercially reasonable efforts (equivalent to the efforts that such Persons apply to maintain as confidential its own confidential information) to maintain as confidential all confidential information provided to it by the Borrower and designated as confidential for a period of two (2) years following receipt thereof, except that the Lenders and the Administrative Agent may disclose such information (a) to Persons employed or engaged by the Lenders or the Administrative Agent in evaluating, approving, structuring or administering the Advances, this Agreement or any of the Related Documents; (b) to any bona fide participant or potential participant that is an Eligible
Transferee and to any insurer of any Lender, in each case, that has agreed to comply with the covenant contained in this Section
14.05(c) (and any such bona fide participant or potential participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by the Administrative Agent or any Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of the Administrative Agent's or any Lender's counsel, required by law;
(e) in connection with the exercise of any right or remedy under this Agreement or any Related Document or in connection with any litigation to which any Lender or the Administrative Agent is a party, (f) to any Rating Agency or (g) which ceases to be confidential through no fault of the Administrative Agent and the Lenders. For purposes of this Section 14.05(c), all financial projections and the names of the Originator's customers, shippers and consignees shall be deemed to be designated as confidential by the Lenders and the Administrative Agent.
          Section 14.06. No Proceedings. Each of the Borrower and the Servicer hereby agrees that, from and after the Closing Date and until the date one year plus one day following the date on which the Commercial Paper with the latest maturity has been indefeasibly paid in full in cash, it will not, directly or indirectly, institute or cause to be instituted against the Conduit Lender or the Committed Lender any proceeding of the type referred to in Sections 9.01(c) and 9.01(d).

Section 14.07.      Complete Agreement; Modification of
Agreement. This Agreement and the other Related Documents constitute the complete agreement among the parties hereto with respect to the subject matter here of and thereof, supersede all prior agreements and understandings relating to the subject matter hereof and thereof, and may not be modified, altered or amended except as set forth in Section 14.08.
Section 14.08. Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement or any of the other Related Documents, or any consent to any departure by the Borrower or the Servicer therefrom, shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto or thereto and by the Collateral Agent; provided, that (i) the Administrative Agent shall notify each of the Rating Agencies concurrently with the execution of any amendment to any provision of this Agreement or any of the other Related Documents, and (ii) it shall be a condition precedent to the effectiveness of any material amendment to any provision of this Agreement or any of the other Related Documents that the Rating Agency Condition shall have been satisfied in respect thereof.
Section 14.09.      No Waiver; Remedies.  The failure by the
Conduit Lender, the Committed Lender or the Administrative Agent, at any time or times, to require strict performance by the Borrower or the Servicer of any provision of this Agreement or any Receivables Assignment shall not waive, affect or diminish any right of any Lender or the Administrative Agent thereafter to demand strict compliance and performance herewith or therewith.
Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Borrower or the Servicer contained in this Agreement or any Receivables
Assignment, and no breach or default by the Borrower or the Servicer hereunder or thereunder, shall be deemed to have been suspended or waived by any Lender or the Administrative Agent unless such waiver or suspension is by an instrument in writing signed by an officer of or other duly authorized signatory of the Conduit Lender, the Committed Lender, the Collateral Agent and the Administrative Agent and directed to the Borrower or the Servicer, as applicable, specifying such suspension or waiver.
The rights and remedies of the Conduit Lender, the Committed
Lender, the Collateral Agent and the Administrative Agent under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that the Conduit Lender, the Committed
Lender, the Collateral Agent and the Administrative Agent may have under any other agreement, including the other Related Documents, by operation of law or otherwise. Recourse to the Borrower Collateral shall not be required.
          Section 14.10. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

          (a) THIS AGREEMENT AND EACH OTHER RELATED DOCUMENT (EXCEPT TO THE EXTENT THAT ANY RELATED DOCUMENT EXPRESSLY PROVIDES TO THE
CONTRARY) AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER
SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION,
VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND
ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK
(INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS BUT
OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES) EXCEPT
TO THE EXTENT THAT THE PERFECTION, EFFECT OF PERFECTION OR
PRIORITY OF THE INTERESTS OF THE ADMINISTRATIVE AGENT IN THE
RECEIVABLES OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT
THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN
THE STATE OF NEW YORK, AND ANY APPLICABLE LAWS OF THE UNITED
STATES OF AMERICA.

(b)  EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE
OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK
CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY
CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR
TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY
OTHER RELATED DOCUMENT; PROVIDED, THAT EACH PARTY HERETO
ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE
HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN
NEW YORK CITY; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT
SHALL BE DEEMED OR OPERATE TO PRECLUDE ANY LENDER OR THE
ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL
ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE BORROWER
COLLATERAL OR ANY OTHER SECURITY FOR THE BORROWER SECURED
OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN
FAVOR OF THE CONDUIT LENDER, THE COMMITTED LENDER OR THE
ADMINISTRATIVE AGENT.  EACH PARTY HERETO SUBMITS AND CONSENTS IN
ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN
ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION
THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL
JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY
CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS
DEEMED APPROPRIATE BY SUCH COURT.  EACH PARTY HERETO HEREBY
WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER
PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE
OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY
REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE
ADDRESS SET FORTH BENEATH ITS NAME ON THE SIGNATURE PAGES HEREOF
AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE
EARLIER OF SUCH PARTY'S ACTUAL RECEIPT THEREOF OR THREE DAYS
AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID.
NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY
HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY
LAW.
(c)  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX
FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED
BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH
APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN
ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE
RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO
ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL
SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO
TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO
RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR
OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR
INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN
CONNECTION WITH THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT OR
THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
          Section 14.11. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

Section 14.12.      Severability.  Wherever possible, each
provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.
Section 14.13. Section Titles. The section titles and table of contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.
Section 14.14.      Limited Recourse.  The obligations of the
Conduit Lender and the Committed Lender under this Agreement and all Related Documents are solely the corporate obligations of each such Lender. No recourse shall be had for the payment of any amount owing in respect of Advances or for the payment of any fee hereunder or any other obligation or claim arising out of or based upon this Agreement or any other Related Document against any Stockholder, employee, officer, director, agent or incorporator of such Lender. Any accrued obligations owing by the Conduit Lender or the Committed Lender under this Agreement shall be payable by such Lender solely to the extent that funds are available therefor from time to time in accordance with the provisions of Article VI of this Agreement, and, with respect to the Conduit Lender, in accordance with Article VI of the Collateral Agent Agreement (and such accrued obligations shall not be extinguished until paid in full).
Section 14.15.      Further Assurances.
          (a) Each of the Borrower and the Servicer shall, at its sole cost and expense, upon request of the Conduit Lender, the Committed Lender or the Administrative Agent, promptly and duly execute and deliver any and all further instruments and documents and take such further action that may be necessary or desirable or that the Conduit Lender, the Committed Lender or the Administrative Agent may request to (i) perfect, protect, preserve, continue and maintain fully the Liens granted to the Administrative Agent and the Lenders under this Agreement, (ii) enable the Conduit Lender, the Committed Lender or the Administrative Agent to exercise and enforce its rights under this Agreement or any of the other Related Documents or (iii) otherwise carry out more effectively the provisions and purposes of this Agreement or any other Related Document. Without limiting the generality of the foregoing, the Borrower shall, upon request of the Conduit Lender and the Committed Lender or the Administrative Agent, (A) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices that may be necessary or desirable or that the Lenders or the Administrative
Agent may request to perfect, protect and preserve the Liens granted pursuant to this Agreement, free and clear of all Adverse Claims, (B) mark, or cause the Servicer to mark, each Contract evidencing each Transferred Receivable with a legend, acceptable to each Lender and the Administrative Agent evidencing that the Borrower has purchased such Transferred Receivables and that the Administrative Agent, for the benefit of itself and the Lenders, has a security interest in and lien thereon, (C) mark, or cause the Servicer to mark, its master data processing records evidencing such Transferred Receivables with such a legend and
(D) notify or cause the Servicer to notify Obligors of the Liens on the Transferred Receivables granted hereunder.
Notwithstanding anything herein to the contrary, Borrower shall not be required hereunder to deliver any warehouse receipts or bills of lading to the Administrative Agent unless requested in writing by the Administrative Agent at a time when a Termination
Event or Incipient Termination Event is then in existence.

(b) Without limiting the generality of the foregoing, the Borrower hereby authorizes the Conduit Lender, the Committed Lender and the Administrative Agent, and each of the Conduit Lender and the Committed Lender hereby authorizes the Administrative Agent, to file one or more financing or continuation statements, or amendments thereto or assignments thereof, relating to all or any part of the Transferred Receivables, including Collections with respect thereto, or the Borrower Collateral without the signature of the Borrower or, as applicable, the Conduit Lender or the Committed Lender, as applicable, to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement or of any notice or financing statement covering the Transferred Receivables, the Borrower Collateral or any part thereof shall be sufficient as a notice or financing statement where permitted by law.




    [Remainder of page intentionally left blank; next page is
                         signature page]



          IN WITNESS WHEREOF, the parties have caused this Receivables Funding Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                         CONSOLIDATED FREIGHTWAYS FUNDING LLC, as the Borrower


                         By:    /s/Kerry K. Morgan
                         Name:  Kerry K. Morgan
                                Vice President and Treasurer

                         Address:  16400 SE CF Way
                                   Vancouver, WA  98683



                         REDWOOD RECEIVABLES CORPORATION,
                              as Conduit Lender


                              By:
                              Name:
                                   Duly Authorized Signatory



                              GENERAL ELECTRIC CAPITAL
                              CORPORATION,
                              as Committed Lender


                              By   /s/Craig Winslow
                              Name Craig Winslow
                                   Duly Authorized Signatory



                              GENERAL ELECTRIC CAPITAL
                              CORPORATION,
                              as Administrative Agent



                              By   /s/Craig Winslow
                              Name Craig Winslow
                                   Duly Authorized Signatory


                              ACKNOWLEDGED AND AGREED:

                              GENERAL ELECTRIC CAPITAL
                              CORPORATION, as Collateral Agent


                              By   /s/Craig Winslow
                              Name Craig Winslow
                                   Duly Authorized Signatory




                          ANNEX 5.02(a)
                               to
                        FUNDING AGREEMENT

             REPORTING REQUIREMENTS OF THE BORROWER

          The Borrower shall furnish, or cause to be furnished, to the Lender, the Administrative Agent and the Collateral Agent:

          (a) Monthly Report. As soon as available, and in any event no later than 11:00 a.m. (New York time) on the tenth Business Day of each fiscal month, a Monthly Report in the form of Exhibit 3.01(a)(iv) prepared by the Borrower as of the last day of the previous fiscal month.

          (b) Default Notices. As soon as practicable, and in any event within five Business Days after an Authorized Officer of the Borrower has actual knowledge of the existence thereof, telephonic or telecopied notice of each of the following events, in each case specifying the nature and anticipated effect thereof and what action, if any, the Borrower proposes to take with respect thereto, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day:

               (i)    any Incipient Termination Event or
Termination Event;

               (ii) any Adverse Claim made or asserted against any of the Borrower Collateral of which it becomes aware;

               (iii)     the occurrence of any event that would
have a material adverse effect on the aggregate value of the Borrower Collateral or on the assignments and Liens granted by the Borrower pursuant to this Agreement;

               (iv) the occurrence of any event of the type described in Sections 4.02(h)(ii) or (iii) of the Sale and Contribution Agreement involving any Obligor obligated under Transferred Receivables with an aggregate Outstanding Balance at such time of $1,000,000 or more;

               (v) the commencement of a case or proceeding by or against the Borrower seeking a decree or order in respect of the Borrower (A) under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (B) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for the Borrower or for any substantial part of its assets, or (C) ordering the winding up or liquidation of the affairs of the Borrower;

               (vi) the receipt of notice that (A) the Borrower is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval necessary for the conduct of the Borrower's business is to be, or may be, suspended or revoked, or (C) the Borrower is to cease and desist any practice, procedure or policy employed by it in the conduct of its business if such cessation may have a Material Adverse Effect; or

               (vii)      any other event, circumstance or
condition that has had or could reasonably be expected to have a Material Adverse Effect.

          (c) Litigation. Promptly upon learning thereof, written notice of any Litigation affecting the Borrower, the Transferred Receivables or the Borrower Collateral, whether or not fully covered by insurance, and regardless of the subject matter thereof that (i) seeks damages in excess of $500,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against the Borrower or any ERISA Affiliate of the Borrower in connection with any Plan, (iv) alleges criminal misconduct the Borrower or (v) would, if determined adversely, have a Material Adverse Effect.

          (d) Other Documents. Such other financial and other information respecting the Transferred Receivables, the Contracts therefor or the condition or operations, financial or otherwise, of the Borrower or the Parent or any of its Subsidiaries as the Lender, the Administrative Agent or the Collateral Agent shall, from time to time, request.

          (e) Miscellaneous Certifications. As soon as available, and in any event within 90 days after the end of each fiscal year, (i) a Bringdown Certificate, (ii) a Servicer's Certificate, and (iii) if requested, an opinion of counsel, in form and substance satisfactory to the Lender, the Administrative Agent, and the Collateral Agent, reaffirming as of the date of such opinion the opinion of counsel with respect to the Borrower and the Originator delivered to the Lender, the Administrative Agent and the Collateral Agent on the Closing Date.





ARTICLE I.  DEFINITIONS AND INTERPRETATION                            2
     Section 1.01.                                    Definitions     2
     Section 1.02.                          Rules of Construction     2

ARTICLE II.  AMOUNTS AND TERMS OF ADVANCES                            2
     Section 2.01.                                       Advances     2
     Section 2.02.    Optional Changes in Maximum Facility Amount     2
     Section 2.03.Notices Relating to Increases and Reductions in
              the Outstanding Principal Amount                        3
     Section 2.04.                             Making of Advances     4
     Section 2.05.                      Facility Termination Date     5
     Section 2.06.                                    Daily Yield     5
     Section 2.07.                                           Fees     5
     Section 2.08.                    Time and Method of Payments     5
     Section 2.09.         Capital Requirements; Additional Costs     7
     Section 2.10.                                 Breakage Costs     8
     Section 2.11.                                 Funding Excess     8

ARTICLE III.  CONDITIONS PRECEDENT                                    8
     Section 3.01.                  Conditions to Initial Advance     8
     Section 3.02.           Conditions Precedent to All Advances     10
     Section 3.03.      Conditions Precedent to Releases of Funds     11

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES                           12
     Section 4.01. Representations and Warranties of the Borrower     12

ARTICLE V.  GENERAL COVENANTS OF THE BORROWER                         19
     Section 5.01.          Affirmative Covenants of the Borrower     19
     Section 5.02.         Reporting Requirements of the Borrower     20
     Section 5.03.             Negative Covenants of the Borrower     21

ARTICLE VI.  COLLECTIONS AND DISBURSEMENTS                            23
     Section 6.01.                      Establishment of Accounts     23
     Section 6.02.                  Funding of Collection Account     26
     Section 6.03.Daily Disbursements From the Collection Account;
                  Revolving Period                                    27
     Section 6.04.         Revolving Period Settlement Procedures     29
     Section 6.05.              Liquidation Settlement Procedures     31
     Section 6.06.                Investment of Funds in Accounts     31
     Section 6.07.                         Termination Procedures     31

ARTICLE VII.  [RESERVED]                                              32

ARTICLE VIII.  GRANT OF SECURITY INTERESTS                            32
     Section 8.01.          Borrower's Grant of Security Interest     32
     Section 8.02.                       Borrower's Certification     33
     Section 8.03.                          Consent to Assignment     34
     Section 8.04.                         Delivery of Collateral     34
     Section 8.05.                        Borrower Remains Liable     34
     Section 8.06.Covenants of the Borrower Regarding the Borrower
                   Collateral                                         35

ARTICLE IX.  TERMINATION EVENTS                                       38
     Section 9.01.                             Termination Events     38

ARTICLE X.  REMEDIES                                                  41
     Section 10.01.                Actions Upon Termination Event     41
     Section 10.02.                          Exercise of Remedies     42
     Section 10.03.                             Power of Attorney     42
     Section 10.04.                  Continuing Security Interest     43

ARTICLE XI.  [RESERVED]                                               43

ARTICLE XII.  INDEMNIFICATION                                         43
     Section 12.01.                   Indemnities by the Borrower     43
     Section 12.02.    Limitation of Damages; Indemnified Persons     43

ARTICLE XIII.  AGENT                                                  44
     Section 13.01.                      Authorization and Action     44
     Section 13.02.                                      Reliance     44
     Section 13.03.                     GE Capital and Affiliates     45

ARTICLE XIV.  MISCELLANEOUS                                           45
     Section 14.01.                                       Notices     45
     Section 14.02.                 Binding Effect; Assignability     45
     Section 14.03.Termination; Survival of Borrower Secured
                    Obligations Upon  Facility Termination Date       46
     Section 14.04.                     Costs, Expenses and Taxes     47
     Section 14.05.                               Confidentiality     48
     Section 14.06.                                No Proceedings     49
     Section 14.07. Complete Agreement; Modification of Agreement     49
     Section 14.08.                        Amendments and Waivers     49
     Section 14.09.                           No Waiver; Remedies     50
     Section 14.10.GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER
                   OF JURY TRIAL                                      50
     Section 14.11.                                  Counterparts     51
     Section 14.12.                                  Severability     51
     Section 14.13.                                Section Titles     52
     Section 14.14.                              Limited Recourse     52
     Section 14.15.                            Further Assurances     52





                       SERVICING AGREEMENT



                   Dated as of April 27, 2001

                          by and among

              CONSOLIDATED FREIGHTWAYS FUNDING LLC

                          as Borrower,

        CONSOLIDATED FREIGHTWAYS CORPORATION OF DELAWARE

                          as Servicer,

                REDWOOD RECEIVABLES CORPORATION,

                        as Conduit Lender

                               and

              GENERAL ELECTRIC CAPITAL CORPORATION,

         as Committed Lender and as Administrative Agent



     THIS SERVICING AGREEMENT, (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement") is entered into as of April 27, 2001, by and among CONSOLIDATED FREIGHTWAYS CORPORATION OF DELAWARE, a Delaware corporation (individually, "CF Delaware", and in its capacity as servicer hereunder, the "Servicer"), REDWOOD RECEIVABLES CORPORATION, a Delaware corporation, as Conduit Lender (the "Conduit Lender"), CONSOLIDATED FREIGHTWAYS FUNDING LLC, a Delaware limited liability company ("CF Funding"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, as a Committed Lender (the "Committed Lender") (Conduit Lender and Committed Lender being herein collectively called the "Lenders") and as administrative agent for the Conduit Lender and the Committed Lender hereunder (in such capacity, the "Administrative Agent").

                            RECITALS

     A. CF Delaware, as originator (in such capacity, the "Originator"), and CF Funding, as purchaser, are parties to that certain Receivables Sale and Contribution Agreement, dated as of April 27, 2001 (as amended, supplemented or otherwise modified and in effect from time to time, the "Sale and Contribution Agreement"), pursuant to which the Originator has agreed to sell and CF Funding has agreed to purchase all of the Originator's Receivables (as defined below).

     B. CF Funding, as borrower (in such capacity, the "Borrower"), the Lenders and the Administrative Agent are parties to that certain Receivables Funding Agreement, dated as of April 27, 2001 (as amended, supplemented or otherwise modified and in effect from time to time, the "Funding Agreement"), pursuant to which the Borrower will fund its purchases of the Receivables, in part, by borrowing Advances from the Lenders and pledging to the Administrative Agent (for the benefit of itself and the Lenders) all of Borrower's right, title and interest in and to the Receivables and certain other assets (including, without limitation, its rights under this Agreement), as security therefor, and, subject to the terms and conditions thereof, the Lenders will make such Advances, from time to time, as described therein.

     C. In order to effectuate the purposes of the Funding Agreement, the Borrower desires to appoint CF Delaware to service, administer and collect the Receivables pursuant to the Funding Agreement and CF Delaware is willing to act in such capacity as Servicer hereunder on the terms and conditions set forth herein.

                            AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                            ARTICLE I

                 DEFINITIONS AND INTERPRETATIONS

     Section 1.01 Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Annex X to the Funding Agreement.

Section 1.02 Rules of Construction. For purposes of this Agreement, the rules of construction set forth in Annex X shall govern. All Appendices hereto, or expressly identified to this Agreement, are incorporated herein by reference and, taken together with this Agreement, shall constitute but a single agreement.
                           ARTICLE II

                       SERVICER PROVISIONS

     Section 2.01 Appointment of the Servicer. The Borrower hereby appoints the Servicer as its agent, and the Lenders hereby acknowledge such appointment, to service the Transferred
Receivables and enforce its rights and interests in and under each Transferred Receivable and Contract therefor and to serve in such capacity until the termination of its responsibilities pursuant to Article VI or Section 7.01. In connection therewith, the Servicer hereby accepts such appointment and agrees to perform the duties and obligations set forth herein. The
Servicer may, with the prior written consent of the Borrower, each Lender and the Administrative Agent (other than Sub-
Servicers retained solely to collect Defaulted Receivables, which shall require no such prior consent) not to be unreasonably withheld, subcontract with one or more Sub-Servicers for the collection, servicing or administration of the Transferred Receivables; provided, that (a) the Servicer shall remain liable for the performance of the duties and obligations of such Sub-Servicer pursuant to the terms hereof and (b) any Sub-Servicing Agreement that may be entered into and any other transactions or services relating to the Transferred Receivables involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Servicer alone, and the Lenders and the Administrative Agent shall not be deemed parties thereto or have any obligations, duties or liabilities with respect to the Sub-Servicer.

Section 2.02   Duties and Responsibilities of the Servicer.
Subject to the provisions of this Agreement, the Servicer shall conduct the servicing, administration and collection of the Transferred Receivables and shall take, or cause to be taken, all actions that (i) may be necessary or advisable to service, administer and collect each Transferred Receivable from time to time, (ii) the Servicer would take if the Transferred Receivables were owned by the Servicer, and (iii) are consistent with industry practice for the servicing of such Transferred
Receivables.
Section 2.03 Collections on Receivables. (a) In the event that the Servicer is unable to determine the specific Transferred Receivables on which Collections have been received from the Obligor thereunder, the parties agree for purposes of this Agreement and the Funding Agreement only that such Collections shall be deemed to have been received on such Receivables in the order in which they were originated with respect to such Obligor.
In the event that the Servicer is unable to determine the specific Transferred Receivables on which discounts, offsets or other non-cash reductions have been granted or made with respect to the Obligor thereunder, the parties agree for purposes of this Agreement and the Funding Agreement only that such reductions shall be deemed to have been granted or made (i) prior to a Termination Event, on such Receivables as determined by the Servicer, and (ii) from and after the occurrence of a Termination Event, in the reverse order in which they were originated with respect to such Obligor.
          (b) If the Servicer determines that amounts unrelated to the Transferred Receivables (the "Unrelated Amounts") have been deposited in the Collection Account, then the Servicer shall provide written evidence thereof to the Lenders and the Administrative Agent no later than the first Business Day following the day on which the Servicer had actual knowledge thereof, which evidence shall be provided in writing and shall be otherwise satisfactory to each such Affected Party. Upon receipt of any such notice, the Administrative Agent shall segregate the Unrelated Amounts and the same shall not be deemed to constitute Collections on Transferred Receivables and shall not be subject to the provisions of Article VI of the Funding Agreement.

     Section 2.04 Authorization of the Servicer. The Borrower hereby authorizes the Servicer to take any and all commercially reasonable steps in its name and on its behalf necessary or desirable and not inconsistent with the rights of the Administrative Agent and the Lenders hereunder and under the Funding Agreement and the pledge of the Conduit Lender's Revolving Note by the Conduit Lender to the Collateral Agent pursuant to the Collateral Agent Agreement, in the determination of the Servicer, to (a) collect all amounts due under any Transferred Receivable, including endorsing its name on checks and other instruments representing Collections on such Receivable, and execute and deliver any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to any such Receivable and (b) after any Transferred Receivable becomes a Defaulted Receivable and to the extent permitted under and in compliance with applicable law and regulations, undertake commercially reasonable defaulted receivable collection efforts, including commencing proceedings with respect to the enforcement of payment of any such Receivable and the Contract therefor and adjust, settle or compromise any payments due thereunder, in each case to the same extent as the applicable Originator could have done if it had continued to own such Receivable. The Borrower, the Administrative Agent and each Lender shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. Notwithstanding anything to the contrary contained herein, the Lenders and the Administrative Agent shall have the absolute and unlimited right to direct the Servicer (whether the Servicer is the Originator or otherwise) (i) to commence or settle any legal action to enforce collection of any Transferred Receivable or (ii) to foreclose upon, repossess or take any other action that the Administrative Agent deems necessary or advisable with respect thereto; provided, that (A) in lieu of commencing any such action or taking other enforcement action, the Servicer may, at its option, elect to pay to the Collection Account for the benefit of the Applicable Lenders, an amount equal to the Outstanding Balance of such Transferred Receivable, and (B) the Originator or Servicer shall not, unless indemnified to its satisfaction by the Lenders, be obligated to commence or take any legal action that is in contravention of law or regulation, or to settle any action that would entail an admission by the Originator or Servicer of legal wrongdoing or culpability or require the payment of damages by the Originator or Servicer to any third party. In no event shall the Servicer be entitled to make any Affected Party a party to any Litigation without such Affected Party's express prior written consent, or to make the Borrower a party to any Litigation without the Administrative Agent's consent.

Section 2.05 Servicing Fees. As compensation for its servicing activities and as reimbursement for its reasonable expenses in connection therewith, the Servicer shall be entitled to receive the Servicing Fees in accordance with Sections 6.04 and 6.05 of the Funding Agreement. The Servicer shall be required to pay for all expenses incurred by it in connection with its activities hereunder (including any payments to accountants, counsel or any other Person) and shall not be entitled to any payment therefor other than the Servicing Fees. On each Settlement Date, the Borrower shall pay to the Servicer or to the Successor Servicer, as applicable, the Servicing Fee or the Successor Servicing Fees and Expenses, respectively, in each case to the extent of available funds therefor as provided in Section 6.04 of the Funding Agreement.
Section 2.06 Administrative Agent. The Servicer hereby acknowledges and agrees to the provisions of Section 13.02 of the Funding Agreement.
                           ARTICLE III

                   CONDITIONS TO EFFECTIVENESS

     Section 3.01 Conditions to Effectiveness. This Agreement and the appointment of CF Delaware as the Servicer hereunder are subject to the fulfillment of the following conditions precedent:

          (a) One or more counterparts of this Agreement shall have been executed and delivered by the Borrower and CF Delaware and this Agreement shall have been acknowledged and agreed to by the Administrative Agent and the Lenders.

(b) the Servicer shall have executed and delivered to the Administrative Agent a power of attorney substantially in the form attached as Exhibit 10.03 to the Funding Agreement (each, a "Power of Attorney"). The power of attorney granted pursuant to each Power of Attorney is a power coupled with an interest and shall be irrevocable until all of the Borrower Secured Obligations are indefeasibly paid or otherwise satisfied in full. The powers conferred on the Administrative Agent under each Power of Attorney are solely to protect the Administrative Agent's and the Lenders' Liens upon and interests in the Borrower Collateral and shall not impose any duty upon the Administrative Agent to exercise any such powers. The Administrative Agent and the Lenders shall not be accountable for any amount other than amounts that the Administrative Agent actually receives as a result of the exercise of such powers and none of the Administrative Agent's or any Lender's officers, directors, employees, agents or representatives shall be responsible to the Borrower or the Servicer for any act or failure to act, except in respect of damages attributable solely to their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.
(c) There shall not have occurred any Termination Event or Event of Servicer Termination or any event that with the passage of time or giving of notice or both would result in a Termination Event or Event of Servicer Termination.
(d) The execution and delivery of this Agreement will not cause a Termination Event or an Event of Servicer Termination.
(e) the Servicer shall have executed and delivered to the Borrower and the Administrative Agent the Officer's Certificate as to solvency of the Servicer, substantially in the form attached hereto as Exhibit 3.01(a)(ii) to the Funding Agreement.
(f) the Servicer shall have executed and delivered to the Borrower and the Administrative Agent the Officer's Certificate of Servicer, substantially in the form attached hereto as Exhibit 3.01(a)(ii)(A) to the Funding Agreement.
     The Administrative Agent will confirm in writing to the Servicer on the Closing Date whether or not each of the conditions set forth above in this Section 3.01 has been satisfied or waived.

                           ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES

     Section 4.01 Representations and Warranties of the Servicer. To induce the Borrower to appoint CF Delaware as Servicer hereunder and to induce the Lenders to make Advances from time to time to the Borrower under the Funding Agreement and the Administrative Agent to take any action required to be performed by it under the Funding Agreement, the Servicer represents and warrants to the Borrower, the Lenders and the Administrative
Agent, which representation and warranty shall survive the execution and delivery of this Agreement:

Section 4.02 Corporate Existence; Compliance with Law. The Servicer (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (iii) has the requisite corporate power and authority and the legal right to own and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (iv) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (v) is in compliance with its charter and bylaws; and (vi) subject to specific representations set forth herein regarding ERISA, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
Section 4.03 Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by the Servicer of this Agreement and the other Related Documents to which it is a party and, solely with respect to clause (vii) below, the exercise by each of the Borrower, the Lenders or the Administrative Agent of any of its rights and remedies under any Related Document to which it is a party: (i) are within the Servicer's corporate power; (ii) have been duly authorized by all necessary or proper corporate and shareholder action; (iii) do not contravene any provision of the Servicer's charter or bylaws;
(iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Servicer is a party or by which the Servicer or any of the property of the Servicer is bound; (vi) do not result in the creation or imposition of any Adverse Claim upon any of the property of the Servicer; and (vii) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in
Section 3.01(b) of the Funding Agreement, all of which will have been duly obtained, made or complied with prior to the Closing Date. On or prior to the Closing Date, each of the Related Documents to which the Servicer is a party shall have been duly executed and delivered by the Servicer and each such Related Document shall then constitute a legal, valid and binding obligation of the Servicer enforceable against it in accordance with its terms.
Section 4.04 No Litigation. No Litigation is now pending or, to the knowledge of the Servicer, threatened against the Servicer that (i) challenges the Servicer's right or power to enter into or perform any of its obligations under the Related Documents to which it is a party, or the validity or enforceability of any Related Document or any action taken thereunder, (ii) seeks to prevent the transfer, sale, pledge or contribution of any Receivable or the consummation of any of the transactions contemplated under this Agreement or the other Related Documents, or (iii) has a reasonable risk of being determined adversely to the Servicer and that, if so determined, could reasonably be expected to have a Material Adverse Effect.
Section 4.05 Full Disclosure. No information contained in this Agreement, any Borrowing Base Certificate or any of the other Related Documents, or any written statement furnished by or on behalf of the Servicer to either Lender or the Administrative Agent pursuant to the terms of this Agreement or any of the other Related Documents contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.
Section 4.06 Other Representations and Warranties. Each of the representations and warranties of the Servicer (whether made by the Servicer in its capacity as an Originator or as the Servicer) contained in any Related Document is true and correct as of the date made or deemed made and, if made by the Servicer in its capacity as an Originator, applies with equal force to the Servicer in its capacity as Servicer.
                            ARTICLE V

                            COVENANTS

     The Servicer covenants and agrees that from and after the Closing Date and until the Termination Date:

     Section 5.01 Ownership of Transferred Receivables. The Servicer shall identify the Transferred Receivables clearly and unambiguously in its Servicing Records to reflect that such Transferred Receivables have been sold or contributed to the Borrower and have been pledged to the Administrative Agent for the benefit of itself and the Lenders.

Section 5.02   Compliance with Credit and Collection Policies.
The Servicer shall comply in all respects with the Credit and Collection Policies with respect to each Transferred Receivable and the Contract therefor. The Servicer shall not amend, waive or modify any term or provision of the Credit and Collection Policies, except as required to maintain compliance with applicable law or regulation, or to comply with changes in GAAP, without the prior written consent of the Administrative Agent.
Section 5.03   Covenants in Other Related Documents.  The
Servicer shall perform, keep and observe all covenants applicable to it in its capacity as an Originator under the Sale and Contribution Agreement and the other Related Documents (including those covenants set forth in Sections 4.02 and 4.03 of the Sale and Contribution Agreement) and the Servicer hereby agrees to be bound by such covenants in its capacity as Servicer hereunder for the benefit of the Lenders and the Administrative Agent as if the same were set forth in full herein.
Section 5.04 Reporting Requirements of the Servicer. The Servicer hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver or cause to be delivered to the Lenders and the Administrative Agent the financial statements, notices, and other information at the times, to the Persons and in the manner set forth in Annex 5.04.
Section 5.05   The Lockbox Accounts, Etc.
          (a) The Servicer has instructed all existing Obligors of Transferred Receivables, and shall instruct all future Obligors of such Receivables, to make payments in respect thereof only (A) by check or money order mailed to one or more Lockboxes or (B) by wire transfer or moneygram directly to a Lockbox Account.
Schedule 4.01(q) to the Funding Agreement lists all Lockboxes and all Lockbox Account Banks at which the Borrower maintains Lockbox Accounts as of the Closing Date, and such schedule correctly identifies (1) with respect to the Concentration Account Bank and each such Lockbox Account Bank, the name, address and telephone number thereof, (2) with respect to the Concentration Account and each Lockbox Account, the name in which such account is held and the complete account number therefor, and (3) with respect to each Lockbox, the lockbox number and address thereof. The
Servicer shall endorse, to the extent necessary, all checks or other instruments received in any Lockbox so that the same can be deposited in the Lockbox Account, in the form so received (with all necessary endorsements), on the first Business Day after the date of receipt thereof. In addition, the Servicer shall deposit or cause to be deposited into a Lockbox Account all cash, checks, money orders or other proceeds of Transferred Receivables or Borrower Collateral received by it other than in a Lockbox or a Lockbox Account, in the form so received (with all necessary endorsements), not later than the close of business on the first Business Day following the date of receipt thereof, and until so deposited all such items or other proceeds shall be held in trust for the benefit of the Administrative Agent. The Servicer shall not make any deposits into the Concentration Account, a Lockbox or any Lockbox Account except in accordance with the terms of this Agreement or any other Related Document.

(b) the Servicer shall deposit in the Collection Account the Outstanding Balance of any Transferred Receivable the Servicer elects to pay pursuant to Section 2.04; and
(c) The Servicer shall hold all Contracts and other documents and instruments relating to such Transferred Receivables in trust for the benefit of the Administrative Agent on behalf of the Conduit Lender and the Committed Lender in accordance with their respective interests; provided that the Servicer shall incur no trustee or fiduciary liabilities as a result of this provision.
The Servicer hereby acknowledges that its retention and possession of such Contracts and documents shall at all times be at the sole discretion of the Administrative Agent and in a custodial capacity for the Borrower's and the Administrative
Agent's (on behalf of the Lenders) benefit only.
(d) The Servicer acknowledges and consents to any grant on or after the Closing Date by the Conduit Lender to the Collateral
Agent pursuant to the Collateral Agent Agreement of a Lien upon all of the Conduit Lender's right, title and interest in, to and under the Borrower Collateral and acknowledges the rights of the Collateral Agent thereunder and the covenants made by the Conduit Lender in favor of the Collateral Agent set forth therein, and further acknowledges and consents that, upon the occurrence and during the continuance of an Incipient Termination Event or a Termination Event prior to a Committed Lender Funding Event, the Collateral Agent shall be entitled to enforce the provisions of the Borrower Assigned Agreements and shall be entitled to all the rights and remedies of the Conduit Lender thereunder. In addition, the Servicer hereby authorizes the Collateral Agent to rely on the representations and warranties made by it in the Borrower Assigned Agreements to which it is a party and in any other certificates or documents furnished by it to any party in connection therewith.
(e) The exercise by any Lender or the Administrative Agent of any of its respective rights under this Agreement, the Funding Agreement or any Related Document shall not release the Originator, the Borrower or the Servicer from any of their respective duties or obligations under any such Receivables, Contracts or agreements.
     Section 5.06 Offices and Records. The Servicer shall, at its own cost and expense, maintain or cause to be maintained adequate and complete records of the Transferred Receivables and the Borrower Collateral, including records of any and all payments received, credits granted and merchandise returned with respect thereto and all other dealings therewith. The Servicer shall mark or cause to be marked conspicuously with a legend, in form and substance satisfactory to the Administrative Agent, its books and records, computer tapes, computer disks and credit files pertaining to the Borrower Collateral, and its file cabinets or other storage facilities where it maintains information pertaining thereto, to evidence the Sale or contribution of Transferred Receivables pursuant to the Sale and Contribution Agreement and this Agreement and the assignment and Liens granted pursuant to Article VIII of the Funding Agreement. Upon the occurrence and during the continuance of a Termination Event, the Servicer shall deliver and turn over such books and records to the Administrative Agent or its representatives at any time on demand of the Administrative Agent. Prior to the occurrence of a Termination Event and upon notice from the Administrative Agent, the Servicer shall permit any representative of the Administrative Agent to inspect such books and records relating to the Borrower Collateral and shall provide photocopies thereof to the Administrative Agent as more specifically set forth in
Section 8.06(b) of the Funding Agreement.

Section 5.07 Access. The Servicer shall, at its own expense, during normal business hours, subject to Servicer's reasonable and customary safety, security and confidentiality policies and regulations, from time to time upon one Business Day's prior notice, but not more frequently than once per calendar quarter (or with such greater frequency during the existence of a Termination Event or Incipient Termination Event, as the Administrative Agent determines to be appropriate): (i) provide the Lenders, the Administrative Agent and any of their respective officers, employees and agents access to its properties (including properties utilized in connection with the collection, processing or servicing of the Transferred Receivables), facilities, advisors and employees (including officers) and to the Borrower Collateral, (ii) permit the Lenders, the Administrative Agent and any of their respective officers, employees and agents to inspect, audit and make extracts from its books and records, including all Records, (iii) permit the Lenders or the Administrative Agent and their respective officers, employees and agents to inspect, review and evaluate the Transferred Receivables and the Borrower Collateral and (iv) permit the Lenders or the Administrative Agent and their respective officers, employees and agents to discuss matters relating to the Transferred Receivables or its performance under this Agreement or the other Related Documents or its affairs, finances and accounts with any of its officers, directors, employees, representatives or agents (in each case, with those persons having knowledge of such matters) and with its independent certified public accountants; provided that, unless a Termination Event or Incipient Termination Event is then in existence, the Servicer, the Borrower and the Parent shall not be liable for the costs and expenses of more than two of the foregoing inspections, appraisals and reviews in any calendar year. If (A) an Incipient Termination Event or a Termination Event shall have occurred and be continuing or (B) the Administrative Agent, in good faith, believes that an Incipient Termination Event or a Termination Event is imminent or deems any Lender's rights or interests in the Transferred Receivables, the Borrower Assigned Agreements or any other Borrower Collateral insecure, then the Servicer shall, at its own expense, provide such access at all times and without advance notice and provide the Lenders or the Administrative Agent with access to its suppliers and customers. The Servicer shall make available to the Administrative Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records, including Records, that the Administrative Agent may request. The Servicer shall deliver any document or instrument necessary for the Administrative Agent, as the Administrative Agent may from time to time request, to obtain records from any service bureau or other Person that maintains records for the Borrower or the Servicer, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by the Borrower or the Servicer.
Section 5.08 Communication with Accountants. The Servicer authorizes the Lenders and the Administrative Agent to communicate directly with its independent certified public accountants and authorizes and shall instruct those accountants and advisors to disclose and make available to the Lenders and the Administrative Agent any and all financial statements and other supporting financial documents, schedules and information relating to the Borrower or the Servicer (including copies of any issued management letters) with respect to its business, financial condition and other affairs; provided, however, in the absence of a Termination Event, the Lenders and the Administrative Agent shall give not less than (5) Business Days' notice to the Servicer prior to scheduling any meeting or other material communication with such independent certified public accountants. Such notice shall contain the date, time, location and other pertinent logistical information regarding any such meeting or other material communication, as well as an agenda for such meeting or other material communication.
Section 5.09 Collection of Transferred Receivables. Except as otherwise provided in this Section 5.09, the Servicer shall continue to collect or cause to be collected, at its sole cost and expense, all amounts due or to become due to the Borrower under the Transferred Receivables, the Borrower Assigned Agreements and any other Borrower Collateral. In connection therewith, the Borrower and the Servicer shall take such action as it, and from and after the occurrence and during the continuance of a Termination Event, the Administrative Agent, may deem necessary or desirable to enforce collection of the Transferred Receivables, the Borrower Assigned Agreements and the other Borrower Collateral; provided, that the Borrower or the Servicer may, rather than commencing any such action or taking any other enforcement action, at its option, elect to pay to the Administrative Agent, for the account of the Applicable Lender (in accordance with its Advances), the Outstanding Balance of any such Transferred Receivable; provided further, that if a Termination Event shall have occurred and be continuing, then the Administrative Agent may, without prior notice to the Borrower or the Servicer, notify any Obligor under any Transferred Receivable or obligors under the Borrower Assigned Agreements of the assignment of such Transferred Receivables or Borrower Assigned Agreements, as the case may be, to the Administrative Agent on behalf of the Lenders hereunder and direct that payments of all amounts due or to become due to the Borrower thereunder be made directly to the Administrative Agent or any servicer, collection agent or lockbox or other account designated by the Administrative Agent and, upon such notification and at the sole cost and expense of the Borrower and the Servicer, the Administrative Agent may enforce collection of any such Transferred Receivable or the Borrower Assigned Agreements and adjust, settle or compromise the amount or payment thereof. The Administrative Agent shall provide prompt notice to the Borrower and the Servicer of any such notification of assignment or direction of payment to the Obligors under any Transferred Receivables.
Section 5.10 Performance of Borrower Assigned Agreements. Each of the Borrower and the Servicer shall (i) perform and observe all the terms and provisions of the Borrower Assigned Agreements to be performed or observed by it, maintain the Borrower Assigned Agreements in full force and effect, enforce the Borrower Assigned Agreements in accordance with their terms and take all action as may from time to time be requested by the Administrative Agent in order to accomplish the foregoing, and
(ii) upon the request of and as directed by the Administrative Agent, make such demands and requests to any other party to the Borrower Assigned Agreements as are permitted to be made by the Borrower or the Servicer thereunder.
Section 5.11 License for Use of Software and Other Intellectual Property. Unless expressly prohibited by the licensor thereof or any provision of applicable law, if any, each of the Borrower and CF Delaware hereby grants to the Administrative Agent on behalf of the Lenders a license to use, without charge, the Borrower's and the CF Delaware's computer programs, software, printouts and other computer materials, technical knowledge or processes, data bases, materials, trademarks, registered trademarks, trademark applications, service marks, registered service marks, service mark applications, patents, patent applications, trade names, rights of use of any name, labels fictitious names, inventions, designs, trade secrets, goodwill, registrations, copyrights, copyright applications, permits, licenses, franchises, customer lists, credit files, correspondence, and advertising materials or any property of a similar nature, in each case solely as it pertains to the Borrower Collateral, or any rights to any of the foregoing, in the advertising for sale, and selling any of the Borrower Collateral, or exercising of any other remedies hereto, and each of the Borrower and CF Delaware agrees that its rights under all such licenses and franchise agreements shall inure to the Administrative Agent's benefit (on behalf of itself and the Lenders). Except upon the occurrence and continuation of an Event of Servicer Termination under Section 6.01(d) or (e), the Administrative Agent and the Lenders agree not to use any such license without giving the Borrower and the CF Delaware notice.
                           ARTICLE VI

                 EVENTS OF SERVICER TERMINATION

     Section 6.01 Events of Servicer Termination. If any of the following events (each, an "Event of Servicer Termination") shall occur (regardless of the reason therefor):

          (a) the Servicer shall (i) fail to deliver when due the Monthly Reports or any other reports, statements or reconciliations required to be delivered pursuant to Annex 5.04 or any other report related to the Receivables as required by the other
Related Documents and the same shall remain unremedied for two
(2) Business Days or more after written notice thereof shall have been given by the Lenders or the Administrative Agent to the Servicer or (ii) fail or neglect to perform, keep or observe any provision of this Agreement or the other Related Documents
(whether in its capacity as an Originator or as Servicer) including, without limitation, the obligation to make any payment or deposit hereunder or thereunder and such failure shall not be cured within a period of five (5) Business Days; or

(b) any representation or warranty of the Servicer herein or in any other Related Document or in any written statement, report, financial statement or certificate made or delivered by the Servicer to the Lenders or the Administrative Agent hereto or thereto is untrue or incorrect in any material respect as of the date when made or deemed made; or
(c) a default or breach shall occur under any other agreement, document or instrument to which the Originator or the Servicer is a party or by which the Originator or the Servicer or the property of any such Person is bound, and such default or breach
(i) involves the failure to make any payment when due in respect of any Debt (other than the Borrower Secured Obligations) of any such Person which, except as provided in clause (iii) below, is not cured within a period of fifteen days, or (ii) permits any holder of such Debt or a trustee or agent to cause Debt or a portion thereof which is in excess of a principal amount of $10,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, and which, except as provided in clause (iii) below, is not cured within a period of thirty days, or (iii) causes Debt or a portion thereof which is in excess of a principal amount of $10,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment; in each case, regardless of whether such default is waived, or such right is exercised, by such holder, trustee or agent; or
(d) a case or proceeding shall have been commenced against the Servicer or any Affiliate which acts as a Sub-Servicer seeking a decree or order in respect of any such Person (i) under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person's assets, or (iii) ordering the winding-up or liquidation of the affairs of any such Person; or
(e) the Servicer or any Affiliate which acts as a Sub-Servicer shall (i) file a petition seeking relief under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consent or fail to object in a timely and appropriate manner to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person's assets, (iii) make an assignment for the benefit of creditors, or (iv) take any corporate action in furtherance of any of the foregoing; or
(f) (i) the Servicer or any Affiliate which acts as a Sub-Servicer generally does not pay its debts as such debts become due or admits in writing its inability to, or is generally unable to, pay its debts as such debts become due or (ii) the fair market value of the Servicer's liabilities exceeds the fair market value of its assets; or
(g) a final judgment or judgments for the payment of money in excess of $10,000,000 in the aggregate at any time outstanding shall be rendered against the Servicer or any other Subsidiary of the Originator which acts as a Sub-Servicer and the same shall not, within 30 days after the entry thereof, have been satisfied, or discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay; or
(h) any representation or warranty of the Servicer herein or in any other Related Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered by the Servicer to any Affected Party thereto is untrue or incorrect in any material respect as of the date when made or deemed made and such representation and warranty, if relating to any Transferred Receivable, has not been cured by the repurchase of any such Transferred Receivable pursuant to Section 4.04 of the Sale and Contribution Agreement; or
(i) the Administrative Agent shall have determined that any event or condition that materially adversely affects the ability of the Servicer to collect the Transferred Receivables or to otherwise perform hereunder has occurred; or
(j) a Termination Event shall have occurred or this Agreement shall have been terminated; or
(k) a material deterioration has taken place in the quality of servicing of Transferred Receivables or other Receivables serviced by the Servicer that the Administrative Agent, in its sole discretion, determines to be material, and such material deterioration has not been eliminated within 30 days after written notice thereof shall have been given by the Administrative Agent to the Servicer; or
(l) the Servicer shall, assign or purport to assign any of its obligations hereunder or under the Sale and Contribution Agreement without the prior written consent of the Administrative Agent; or
(m) a default or breach of any of the covenants set forth in Annex A shall have occurred; or
(n)  a Change of Control shall occur; or
(o) the Borrower's board of directors shall have determined that it is in the best interests of the Borrower to terminate the duties of the Servicer hereunder and shall have given the Servicer, the Lenders and the Administrative Agent at least 30 days' written notice thereof; or
(p) an "Event of Default" (as such term is defined in the Standby Letter of Credit Agreement) shall occur or the occurrence of the Standby Letter of Credit Commitment Termination Date; or
(q) a default or breach of any of the covenants set forth in Annex 4.02(o) to the Sale and Contribution Agreement shall have occurred; or
(r) there shall have occurred any event which materially and adversely impairs the ability of the Originator to originate Receivables of a general credit quality which are at least of the general credit quality of the Receivables as of the date of the initial Advance, or any event or condition has occurred that has had or could reasonably be expected to have a Material Adverse Effect.
     Then, and in any such event, the Administrative Agent shall, at the request of, or may, with the consent of, the Lenders or the Administrative Agent, by delivery of a Servicer Termination Notice to the Borrower and the Servicer, terminate the servicing responsibilities of the Servicer hereunder, without demand, protest or further notice of any kind, all of which are hereby waived by the Servicer. Upon the delivery of any such notice, all authority and power of the Servicer under this Agreement and the Sale and Contribution Agreement shall pass to and be vested in the Successor Servicer acting pursuant to Section 7.02; provided, that notwithstanding anything to the contrary herein, the Servicer agrees to continue to follow the procedures set forth in Section 2.02 with respect to Collections on the Transferred Receivables until a Successor Servicer has assumed the responsibilities and obligations of the Servicer in accordance with Section 7.02.

                           ARTICLE VII

                  SUCCESSOR SERVICER PROVISIONS

     Section 7.01 Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that (a) the performance of its duties hereunder has become impermissible under applicable law or regulation and (b) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder become permissible under applicable law. Any such determination shall (i) with respect to clause (a) above, be evidenced by an opinion of counsel to such effect and (ii) with respect to clause (b) above, be evidenced by an Officer's Certificate to such effect, in each case delivered to the Administrative Agent. No such resignation shall become effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 7.02.

Section 7.02 Appointment of the Successor Servicer. In connection with the termination of the Servicer's responsibilities or the resignation by the Servicer under this Agreement pursuant to Article VI or Section 7.01, the
Administrative Agent shall (a) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations as Servicer (but not in any other capacity, including specifically not the obligations of the Servicer set forth in Section 8.14) under this Agreement (and except that the Administrative Agent makes no representations and warranties pursuant to Article IV) and (b) may at any time appoint a successor servicer to the Servicer that shall be acceptable to the Administrative Agent and shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement (the Administrative Agent, in such capacity, or such successor servicer being referred to as the "Successor Servicer"); provided, that the Successor Servicer shall have no responsibility for any actions of the Servicer prior to the date of its appointment or assumption of duties as Successor Servicer.
In selecting a Successor Servicer, the Administrative Agent may obtain bids from any potential Successor Servicer and may agree to any bid it deems appropriate. The Successor Servicer shall accept its appointment by executing, acknowledging and delivering to the Administrative Agent an instrument in form and substance acceptable to the Administrative Agent.
Section 7.03 Duties of the Servicer. The Servicer covenants and agrees that, following the appointment of, or assumption of duties by, a Successor Servicer:
          (a) The Servicer shall terminate its activities as Servicer hereunder in a manner that facilitates the transfer of servicing duties to the Successor Servicer and is otherwise acceptable to each Lender and the Administrative Agent and, without limiting the generality of the foregoing, shall timely deliver (i) any funds to the Administrative Agent that were required to be remitted to the Administrative Agent for deposit in the Collection Account and (ii) all Servicing Records and other information with respect to the Transferred Receivables to the Successor Servicer at a place selected by the Successor Servicer.
The Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may be required to vest and confirm in the Successor Servicer all rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

(b) The Servicer shall terminate each existing Sub-Servicing Agreement and the Successor Servicer shall not be deemed to have assumed any of the Servicer's interests therein or to have replaced the Servicer as a party thereto.
     Section 7.04 Effect of Termination or Resignation. Any termination of or resignation by the Servicer hereunder shall not affect any claims that the Borrower, the Lenders, or the Administrative Agent may have against the Servicer for events or actions taken or not taken by the Servicer arising prior to any such termination or resignation.

                          ARTICLE VIII

                          MISCELLANEOUS

     Section 8.01 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by facsimile (with such facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 8.01),
(c) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number set forth under its name on the signature page hereof or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than the Conduit Lender, the Committed Lender and the Administrative Agent) designated in any written notice provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any other party hereto by a specific time, such notice shall only be effective if actually received by such party prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall only be effective on the immediately succeeding Business Day.

Section 8.02 Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Servicer, the Conduit Lender, the Committed Lender and the Administrative Agent and their respective successors and permitted assigns. Neither the Borrower nor the Servicer may assign, transfer, hypothecate or otherwise convey any of their respective rights or obligations hereunder or interests herein without the express prior written consent of the Conduit Lender, the Committed Lender and the Administrative Agent and unless the Rating Agency Condition shall have been satisfied with respect to any such assignment. Any such purported assignment, transfer, hypothecation or other conveyance by the Borrower or the Servicer without the prior express written consent of the Conduit Lender, the Committed Lender and the Administrative Agent shall be void.
Section 8.03   Termination; Survival of Borrower Secured
Obligations Upon Facility Termination Date.
          (a) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination
Date.

(b) Except as otherwise expressly provided herein or in any other Related Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Borrower or the Servicer, and all rights of any Affected Party, all as contained in the Related Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the rights and remedies provided for herein with respect to any breach of any representation or warranty made by the Servicer pursuant to
Article IV, the indemnification and payment provisions of Section
8.14 and Sections 8.04 and 8.05 shall be continuing and shall survive the Termination Date.
     Section 8.04   Confidentiality.

          (a) Except to the extent otherwise required by applicable law, as required to be filed publicly with the Securities and Exchange
Commission, or unless the Administrative Agent shall otherwise consent in writing, the Borrower and the Servicer each severally agree to maintain the confidentiality of this Agreement (and all drafts hereof and documents ancillary hereto) in their communications with third parties other than any Affected Party or any Indemnified Person and otherwise and not to disclose, deliver or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Agreement (or any draft hereof and documents ancillary hereto) except to an Affected Party or an Indemnified Person.

(b) The Borrower and the Servicer each agrees that it shall not (and shall not permit any of its Subsidiaries to) issue any news release or make any public announcement pertaining to the transactions contemplated by this Agreement and the other Related Documents without the prior written consent of the Conduit
Lender, the Committed Lender and the Administrative Agent (which consent shall not be unreasonably withheld) unless such news release or public announcement is required by law, in which case the Borrower or the Servicer, as applicable, shall consult with the Conduit Lender, the Committed Lender and the Administrative
Agent prior to the issuance of such news release or public announcement. The Borrower may, however, disclose the general terms of the transactions contemplated by this Agreement and the other Related Documents to trade creditors, suppliers and other similarly-situated Persons so long as such disclosure is not in the form of a news release or public announcement.
     Section 8.05 No Proceedings. The Servicer hereby agrees that, from and after the Closing Date and until the date one year plus one day following the date on which the Commercial Paper with the latest maturity has been indefeasibly paid in full in cash, it will not, directly or indirectly, institute or cause to be instituted against the Conduit Lender or the Committed Lender any proceeding of the type referred to in Sections 9.01(c) and 9.01(d) of the Funding Agreement.

Section 8.06 Complete Agreement; Modification of Agreement. This Agreement and the other Related Documents constitute the complete agreement among the parties hereto with respect to the subject matter hereof and thereof, supersede all prior agreements and understandings relating to the subject matter hereof and thereof, and this Agreement may not be modified, altered or amended except as set forth in Section 8.07.
Section 8.07 Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement, or any consent to any departure by the Borrower or the Servicer therefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, the Lenders and each of the parties hereto; provided, that (i) the Administrative Agent shall notify each of the Rating Agencies concurrently with the execution of any amendment to any provision of this Agreement, and (ii) it shall be a condition precedent to the effectiveness of any material amendment to any provision of this Agreement that the Rating Agency Condition shall have been satisfied in respect thereof.
Section 8.08 No Waiver; Remedies. The failure by the Borrower, the Conduit Lender, the Committed Lender or the Administrative Agent, at any time or times, to require strict performance by the Servicer of any provision of this Agreement shall not waive, affect or diminish any right of any Lender or the Administrative Agent thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Servicer contained in this Agreement, and no breach or default by the Servicer hereunder or thereunder, shall be deemed to have been suspended or waived by any Lender or the Administrative Agent unless such waiver or suspension is by an instrument in writing signed by an officer of or other duly authorized signatory of the Conduit Lender, the Committed Lender and the Administrative Agent and directed to the Servicer specifying such suspension or waiver. The rights and remedies of the Administrative Agent and the Lenders under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that the Borrower or the Administrative Agent or the Lenders may have under any other agreement, including the other Related Documents, by operation of law or otherwise. Recourse to the Borrower Collateral shall not be required.
Section 8.09 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT (EXCEPT TO THE EXTENT THAT ANY RELATED DOCUMENT EXPRESSLY PROVIDES TO THE CONTRARY) AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).
     EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ANY LENDER OR THE ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE BORROWER COLLATERAL OR ANY OTHER SECURITY FOR THE BORROWER SECURED OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE CONDUIT LENDER, THE COMMITTED LENDER OR THE ADMINISTRATIVE AGENT. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH BENEATH ITS NAME ON THE SIGNATURE PAGES HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY'S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

     BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     Section 8.10 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

Section 8.11 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.
Section 8.12 Section Titles. The section titles and table of contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.
Section 8.13   Collateral Assignment; Third Party Beneficiaries,
Etc. Each of the Borrower and the Servicer hereby acknowledges and agrees that this Agreement has been pledged and collaterally assigned by the Borrower to the Administrative Agent (on behalf of itself and the Lenders) pursuant to the terms of the Funding
Agreement.  The Servicer hereby acknowledges and agrees that (a)
Borrower's rights and benefits (but not obligations and duties) under this Agreement shall inure to the benefit of the Lenders, the Administrative Agent and the Collateral Agent, as express third party beneficiaries of such rights and benefits (but not obligations and duties) of the Borrower under this Agreement, (b) the Administrative Agent on behalf of itself and the Lenders may at any time (whether prior to or after the occurrence of any Incipient Servicer Termination Event, Servicer Termination Event,
Incipient Termination Event or Termination Event) enforce all of the Borrower's rights and remedies against the Servicer under this Agreement and under law, and (c) without limiting the foregoing clause (b), the Servicer shall follow all instructions and directions given by the Administrative Agent from time to time in accordance with this Agreement.
          (a) Further Assurances. Each of the Borrower and the Servicer shall, at its sole cost and expense, upon request of the Conduit
Lender, the Committed Lender or the Administrative Agent, promptly and duly execute and deliver any and all further instruments and documents and take such further action that may be necessary or desirable or that the Conduit Lender, the Committed Lender or the Administrative Agent may request to (i) perfect, protect, preserve, continue and maintain fully the Liens granted to the Administrative Agent and the Lenders under the Funding Agreement, (ii) enable the Conduit Lender, the Committed
Lender or the Administrative Agent to exercise and enforce its rights under this Agreement or any of the other Related Documents or (iii) otherwise carry out more effectively the provisions and purposes of this Agreement or any other Related Document.

     Section 8.14   Indemnities by the Servicer.

          (a) Without limiting any other rights that an Indemnified Person may have hereunder or under applicable law, the Servicer hereby agrees to indemnify and hold harmless each Indemnified Person from and against any and all Indemnified Amounts that may be claimed or asserted against or incurred by any such Indemnified
Person in connection with or arising out of any breach by the Servicer of its obligations hereunder or under any other Related
Document; provided, that the Servicer shall not be liable for any indemnification to an Indemnified Person to the extent that any such Indemnified Amount directly or indirectly (x) results from such Indemnified Person's gross negligence or willful misconduct, in each case as finally determined by a court of competent jurisdiction, or (y) constitutes recourse for uncollectible or uncollected Transferred Receivables. Without limiting the generality of the foregoing, but subject to the preceding exceptions (x) and (y), the Servicer shall pay on demand to each Indemnified Person any and all Indemnified Amounts relating to or resulting from:

          (i) reliance on any representation or warranty made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement or any other Related Document or on any other information delivered by the Servicer pursuant hereto or thereto that shall have been incorrect in any material respect when made or deemed made or delivered;

(ii) the failure by the Servicer to comply with any term, provision or covenant contained in this Agreement, any other
Related Document or any agreement executed in connection herewith or therewith, any applicable law, rule or regulation with respect to any Transferred Receivable or the Contract therefor, or the nonconformity of any Transferred Receivable or the Contract therefor with any such applicable law, rule or regulation;
(iii) the imposition of any Adverse Claim with respect to any Transferred Receivable or the Borrower Collateral as a result of any action taken by the Servicer; or
(iv) the commingling of Collections with respect to Transferred Receivables by the Servicer at any time with its other funds or the funds of any other Person.
          (b) Any Indemnified Amounts subject to the indemnification provisions of this Section 8.14 not paid in accordance with
Article VI of the Funding Agreement shall be paid by the Servicer to the Indemnified Person entitled thereto within five Business
Days following demand therefor.

     Section 8.15 Limitation of Damages; Indemnified Persons. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH
PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF ANY TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.



 [Remainder of Page Intentionally Blank; Next Page is Signature
                              Page]



     IN WITNESS WHEREOF, the parties hereto have caused this Servicing Agreement to be duly executed by their respective authorized officers as of the date first above written.


                          CONSOLIDATED FREIGHTWAYS CORPORATION OF
                          DELAWARE, as Servicer


                          By:/s/Robert E. Wrightson
                          Name: Robert E. Wrightson
                          Title:Executive Vice President and
                                Chief Financial Officer

                         Address:  16400 SE CF Way
                                   Vancouver, WA  98683
                                   Attention: Chief Financial
                                                Officer



                          CONSOLIDATED FREIGHTWAYS FUNDING LLC,
                          as Borrower

                          By:   /s/Kerry K. Morgan
                          Name: Kerry K. Morgan
                          Title:Vice President and Treasurer


                         Address:  16400 SE CF Way
                                   Vancouver, WA  98683



                          REDWOOD RECEIVABLES CORPORATION, as
                          Conduit Lender


                          By:___________________________
                          Name:
                          Title:



                          GENERAL ELECTRIC CAPITAL CORPORATION,
                          as Committed Lender and Administrative
                          Agent


                          By:   /s/Craig Winslow
                          Name: Craig Winslow
                                Its Duly Authorized Signatory





                           ANNEX 5.04
                               to
                       SERVICING AGREEMENT


             REPORTING REQUIREMENTS OF THE SERVICER

     The Servicer shall furnish, or cause to be furnished, to the Lender, the Administrative Agent and the Collateral Agent all of the following:

     (a) Annual Audited Financials. As soon as available and in any event within 90 days after the end of each fiscal year of the Servicer, a copy of the audited consolidated financial statements of the Servicer and its Subsidiaries for such year, certified in each case in a manner satisfactory to the Administrative Agent and the Collateral Agent by Arthur Andersen LLP (or any successor thereto) or another firm of nationally recognized independent certified public accountants acceptable to the Administrative Agent and the Collateral Agent, with such financial statements being prepared in accordance with GAAP applied consistently throughout the period involved (except as approved by such accountants and disclosed therein).

     (b) Quarterly Officer's Certificate. As soon as available, and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year and 90 days after the end of each fiscal year, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during the preceding fiscal quarter and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such period or, if there has been a default in the fulfillment of any such obligation, describing the nature and status thereof and all efforts undertaken to cure such default, (iii) there was no Event of Servicer Termination in existence as of such time or, if an Event of Servicer Termination shall have occurred and be continuing, describing the nature and status thereof and all efforts undertaken to cure such Event of Servicer Termination,
(iv) the Servicer has complied with each of its covenants under the Servicing Agreement and the other Related Documents, and (v) each of the representations and warranties of the Servicer contained in the Servicing Agreement or in any other Related Document is true and correct in all respects and with the same force and effect as though made on and as of the date of such certification, except to the extent that any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted therein.

     (c) Management Letters. Within five Business Days after receipt thereof by the Servicer, copies of all management letters, exception reports or similar letters or reports received by the Servicer from its independent certified public accountants.

     (d) Default Notices. As soon as practicable, and in any event within five Business Days after an Authorized Officer of the Servicer has actual knowledge of the existence thereof, telephonic or telecopied notice of each of the following events, in each case specifying the nature and anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day:

          (i)  any Incipient Termination Event, Termination
     Event, Incipient Servicer Termination Event or Event of
     Servicer Termination;

          (ii) (A) any Adverse Claim made or asserted against any of the Borrower Collateral of which it becomes aware or (B) any determination that any Transferred Receivable designated as an Eligible Receivable in any Borrowing Base Certificate was not an Eligible Receivable at the time of such designation;

          (iii) the occurrence of any event that would have a material adverse effect on the aggregate value of the Borrower Collateral or on the assignments and Liens granted by the Borrower pursuant to the Funding Agreement;

          (iv) the occurrence of any event of the type described in clause (f)(iii) of Annex 4.02(h) of the Sale and Contribution Agreement or (iii) of the Sale and Contribution Agreement involving any Obligor obligated under Transferred Receivables with an aggregate Outstanding Balance at such
     time of $1,000,000 or more; or     (v)  any other event,
     circumstance or condition that has had or could reasonably be expected to have a Material Adverse Effect.

     (e) SEC Filings and Press Releases. Promptly upon their becoming available, copies of: (i) all financial statements, reports, notices and proxy statements made publicly available by the Servicer to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Servicer with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by the Servicer to the public concerning material adverse changes or developments in the business of any such Person.

     (f) Litigation. Promptly upon learning thereof, written notice of any Litigation commenced or threatened against the Originator, the Borrower, the Servicer, the Transferred Receivables or the Borrower Collateral that (A) seeks damages or penalties in an uninsured amount in excess of $10,000,000 in any one instance or $10,000,000 in the aggregate, (B) seeks injunctive relief (other than injunctive relief relating to labor practices which together with all other such injunctions could not reasonably be expected to have a Material Adverse Effect),
(C) is asserted or instituted against any Plan, its fiduciaries or its assets or against Debtor or any of its ERISA Affiliates in connection with any Plan, (D) alleges criminal misconduct by Debtor or any of its Subsidiaries, or (E) could reasonably be expected, if determined adversely, to have a Material Adverse Effect.

     (g) Other Documents. Such other financial and other information respecting the Transferred Receivables, the Contracts therefor or the condition or operations, financial or otherwise, of the Servicer or any of its Subsidiaries as the Lender, the Administrative Agent or the Collateral Agent shall, from time to time, request.


                             ANNEXES

Annex 5.04         Reporting Requirements of the Servicer











ARTICLE I  DEFINITIONS AND INTERPRETATIONS                      1
Section 1.01  Definitions                                       1
Section 1.02  Rules of Construction                             2

ARTICLE II  SERVICER PROVISIONS                                 2
Section 2.01  Appointment of the Servicer                       2
Section 2.02  Duties and Responsibilities of the Servicer       2
Section 2.03  Collections on Receivables                        2
Section 2.04  Authorization of the Servicer                     3
Section 2.05  Servicing Fees                                    3
Section 2.06  Administrative Agent                              4

ARTICLE III  CONDITIONS TO EFFECTIVENESS                        4
Section 3.01  Conditions to Effectiveness                       4

ARTICLE IV  REPRESENTATIONS AND WARRANTIES                      5
Section 4.01  Representations and Warranties of the Servicer    5
Section 4.02  Corporate Existence; Compliance with Law          5
Section 4.03  Corporate Power, Authorization, Enforceable
          Obligations                                           5
Section 4.04  No Litigation                                     6
Section 4.05  Full Disclosure                                   6
Section 4.06  Other Representations and Warranties              6

ARTICLE V  COVENANTS                                            6
Section 5.01  Ownership of Transferred Receivables              6
Section 5.02  Compliance with Credit and Collection Policies    6
Section 5.03  Covenants in Other Related Documents              7
Section 5.04  Reporting Requirements of the Servicer            7
Section 5.05  The Lockbox Accounts, Etc                         7
Section 5.06  Offices and Records                               8
Section 5.07  Access                                            8
Section 5.08  Communication with Accountants                    9
Section 5.09  Collection of Transferred Receivables             9
Section 5.10  Performance of Borrower Assigned Agreements      10
Section 5.11  License for Use of Software and Other Intellectual
          Property                                             10

ARTICLE VI  EVENTS OF SERVICER TERMINATION                     11
Section 6.01  Events of Servicer Termination                   11

ARTICLE VII  SUCCESSOR SERVICER PROVISIONS                     13
Section 7.01  Servicer Not to Resign                           13
Section 7.02  Appointment of the Successor Servicer            13
Section 7.03  Duties of the Servicer                           14
Section 7.04  Effect of Termination or Resignation             14

ARTICLE VIII  MISCELLANEOUS                                    14
Section 8.01  Notices                                          14
Section 8.02  Binding Effect; Assignability                    15
Section 8.03  Termination; Survival of Borrower Secured
          Obligations Upon Facility Termination Date           15
Section 8.04  Confidentiality                                  16
Section 8.05  No Proceedings                                   16
Section 8.06  Complete Agreement; Modification of Agreement    16
Section 8.07  Amendments and Waivers                           16
Section 8.08  No Waiver; Remedies                              17
Section 8.09  Governing Law; Consent To Jurisdiction; Waiver Of
          Jury Trial                                           17
Section 8.10  Counterparts                                     18
Section 8.11  Severability                                     18
Section 8.12  Section Titles                                   18
Section 8.13  Collateral Assignment; Third Party Beneficiaries,
          Etc                                                  19
Section 8.14  Indemnities by the Servicer                      19
Section 8.15  Limitation of Damages; Indemnified Persons       20


GUARANTY AGREEMENT

          THIS GUARANTY AGREEMENT (this "Agreement"), is entered into as of April 27, 2001, by CONSOLIDATED FREIGHTWAYS CORPORATION, a Delaware corporation (the "Parent"), the Subsidiaries of the Parent identified on the signature pages hereof (the "Subsidiary Guarantors"; together with the Parent referred to herein collectively, as the "Guarantors") in favor of CONSOLIDATED FREIGHTWAYS FUNDING LLC, a Delaware limited liability company ("Buyer"), REDWOOD RECEIVABLES CORPORATION, a Delaware corporation, as Conduit Lender ("Conduit Lender"), and GENERAL ELECTRIC CAPITAL CORPORATION, in its capacities as Committed Lender ("Committed Lender"; together with Conduit Lender referred to herein collectively as the "Lenders"), and Administrative Agent ("Administrative Agent") under the Receivables Funding Agreement described below (the Buyer, the Lenders, the Administrative Agent, and their respective successors and assigns, are herein collectively called the "Guaranteed Parties").

                            RECITALS

          A. Buyer has entered into a Receivables Sale and Contribution Agreement dated as of April 27, 2001 (as the same may from time to time be amended, restated, supplemented or replaced, the "Sale and Contribution Agreement"), with the Consolidated Freightways Corporation of Delaware, a Delaware corporation (the "Originator").

          B. Buyer, Lenders and the Administrative Agent have entered into a Receivables Funding Agreement, dated as of April 27, 2001 (as the same may from time to time be amended, restated, supplemented or replaced, the "Funding Agreement"). Unless otherwise defined herein, capitalized terms or matters of construction defined or established in the Funding Agreement shall be applied herein as defined or established therein.

          C. Buyer, Lenders, Administrative Agent and the Originator (in its capacity as Servicer) have entered into a Servicing Agreement, dated as of April 27, 2001 (as the same may from time to time be amended, restated, supplemented or replaced, the "Servicing Agreement"), pursuant to which, among other things, Buyer has appointed the Originator to act as Servicer in respect of the Transferred Receivables as provided for therein.

          D. The Originator is a direct Subsidiary of the Parent and the Subsidiary Guarantors are each a direct or indirect Subsidiary of Parent. Each of the Parent and the Subsidiary Guarantors will derive direct and indirect economic benefits from transactions contemplated by the Sale and Contribution Agreement, the Servicing Agreement, the Funding Agreement and the other Related Documents.

          E. It is a condition precedent to the acquisition of Transferred Receivables by Buyer from the Originator under the Sale and Contribution Agreement and to the funding of Advances by the Lenders to the Buyer under the Funding Agreement, that each of the Guarantors shall have executed and delivered this Agreement.

                            AGREEMENT

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Buyer to make purchases under the Sale and Contribution Agreement and the Lenders to make Advances under the Funding Agreement, each of the Guarantors hereby agrees as follows:

                            ARTICLE I

                            GUARANTY

          Section 1.01 Unconditional Guaranty. Each Guarantor hereby unconditionally and irrevocably (i) guaranties to each of the Guaranteed Parties the due and punctual performance and observance by the Originator and its successors and assigns of all of the terms, covenants, conditions, agreements and undertakings on the part of the Originator (in its capacity as the Originator or as the Servicer) to be performed or observed under the Sale and Contribution Agreement, the Servicing
Agreement or any of the other Related Documents in accordance with the terms thereof, including the punctual performance when due of all payment obligations of the Originator now or hereafter existing under the Sale and Contribution Agreement, the Servicing Agreement or any of the other Related Documents, whether for indemnification payments, fees, expenses or otherwise (such terms, covenants, conditions, agreements, undertakings and other obligations being herein collectively the "Originator
Obligations"), and (ii) agrees to pay any and all expenses
(including fees and expenses of attorneys, auditors and accountants) incurred by any of the Guaranteed Parties in enforcing any rights under this Agreement; provided, that the foregoing unconditional undertaking of each of the Guarantors is not intended to, and shall not, constitute a guarantee of the collectibility or payment of the Transferred Receivables or the Advances. In the event that the Originator shall fail in any manner whatsoever to perform or observe any of its Originator Obligations when the same shall be required to be performed or observed under the Sale and Contribution Agreement, the Servicing Agreement or any of the other Related Documents, then each of the Guarantors will itself duly and punctually perform or observe, or cause to be duly and punctually performed or observed, the Originator Obligations, and it shall not be a condition to the accrual of the obligation of the Guarantors hereunder to perform or observe the Originator Obligation (or to cause the same to be performed or observed) that any Guaranteed Party shall have first made any request of or demand upon or given any notice to any Guarantor or to the Originator or their respective successors or assigns, or have instituted any action or proceeding against any Guarantor or the Originator or their respective successors or assigns in respect thereof. This Agreement constitutes a guaranty of payment and performance (not of collection).

Section 1.02 Obligation Absolute. Each of the Guarantors undertakes that the Originator Obligations will be performed or paid strictly in accordance with the terms of the Related
Documents, regardless of any law, regulation or order applicable to any of the Guaranteed Parties now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any of the Guaranteed Parties with respect thereto. The obligations of each of the Guarantors under this Agreement are independent of the Originator Obligations, and a separate action or actions may be brought and prosecuted against the Guarantors to enforce this Agreement, irrespective of whether any action is brought against the Originator or whether the Originator is joined in any such action or actions. The liability of each of the Guarantors under this Agreement shall be absolute and unconditional irrespective of:
               (a) any lack of validity or enforceability of any of the Related Documents;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Originator Obligations, or any other amendment or waiver of or any consent to departure from any of the Related Documents, including, without limitation, any increase in the Originator Obligations resulting from additional purchases or contributions of Receivables or otherwise;
(c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Originator Obligations;
(d) any manner of application of collateral, or proceeds thereof, to all or any of the Originator Obligations, or any manner of sale or other disposition of any collateral for all or any of the Originator Obligations or any other assets of the Originator or any of its subsidiaries;
(e) any change, restructuring or termination of the corporate structure or existence of the Originator or any of its subsidiaries; or
(f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Originator, any Guarantor or any other guarantor.
          This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Originator Obligations is rescinded or must otherwise be returned by any Guaranteed Party upon the insolvency, bankruptcy or reorganization of the Originator or otherwise, all as though payment had not been made.

          Section 1.03 Waivers. Each of the Guarantors hereby waives promptness, diligence, notice of acceptance and, except to the extent required under any of the Related Documents, any other notice with respect to any of the Originator Obligations and this Agreement and any requirement that any Guaranteed Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Originator or any other person or entity or any collateral.

Section 1.04 Subrogation. Each of the Guarantors agrees not to exercise any rights that it may acquire by way of subrogation against the Originator and its property or any rights of indemnification, contribution and reimbursement from the Originator and its property, in each case in connection with this Agreement and any payments made hereunder, until such time as the Originator Obligations have been indefeasibly paid in cash and performed in full and the Termination Date has occurred.
Section 1.05   Limitation on Subsidiary Guaranteed Obligations.
Notwithstanding any provision herein contained to the contrary, each Subsidiary Guarantor's liability hereunder shall be limited to an amount not to exceed as of any date of determination the amount which could be claimed by the Guaranty Parties from such Subsidiary Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform
Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Subsidiary Guarantor's right of contribution and indemnification from each other Guarantor under Section
1.06.
Section 1.06   Contribution with Respect to Guaranteed
Obligations.
               (a) To the extent that any Guarantor shall make a payment under this Guaranty of all or any of the Originator Obligations (a
"Guarantor Payment") which, after taking into account all other
Guarantor Payments then previously or concurrently made by the other Guarantors, exceeds the amount which such Guarantor would otherwise have paid if each Guarantor had paid the aggregate
Originator Obligations satisfied by such Guarantor Payment in the same proportion that such Guarantor's Allocable Amount (as defined below) (in effect immediately prior to such Guarantor
Payment) bore to the aggregate Allocable Amounts of all of Guarantors in effect immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Originator Obligations and the occurrence of the Termination Date, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each of the other Guarantors for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b) As of any date of determination, the "Allocable Amount" of any Guarantor shall be equal to the maximum amount of the claim which could then be recovered from such Guarantor under this Guaranty without rendering such claim voidable or avoidable under
Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.
(c) This Section 1.06 is intended only to define the relative rights of Guarantors and nothing set forth in this Section 1.06 is intended to or shall impair the obligations of Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.
(d) The rights of the parties under this Section 1.06 shall be exercisable upon the full and indefeasible payment of the Originator Obligations and the occurrence of the Termination Date.
(e) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of any Guarantor to which such contribution and indemnification is owing.
                           ARTICLE II

            REPRESENTATIONS, WARRANTIES AND COVENANTS

          Section 2.01 Representations and Warranties of the Guarantors. To induce Buyer to purchase the Sold Receivables and to acquire the Contributed Receivables, each Guarantor makes the following representations and warranties to Buyer, Lenders and Administrative Agent each and all of which shall survive the execution and delivery of this Agreement.

               (a) Existence; Compliance with Law. Each Guarantor (i) is a corporation, limited liability company or limited partnership duly formed, validly existing and in good standing under the laws of its jurisdiction of formation; (ii) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified, individually or in the aggregate, could not reasonably be expected to have a Material Adverse
Effect; (iii) has the requisite corporate, company or partnership power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business, in each case, as now, heretofore and proposed to be conducted; (iv) subject to specific representations set forth herein regarding
ERISA has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, except where the failure to obtain such licenses, permits, consents or approvals is not reasonably likely to result in a Material
Adverse Effect; (v) is in compliance with its charter and bylaws;
and (vi) subject to specific representations set forth herein regarding ERISA, tax laws and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b) Power, Authorization, Enforceable Obligations. The execution, delivery and performance by each Guarantor of this Agreement and any other Related Documents to which it is a party:
(i) are within such Person's corporate, company or partnership power, as applicable; (ii) have been duly authorized by all necessary or proper corporate, company, partnership and shareholder action; (iii) do not contravene any provision of such Person's charter, bylaws, operating agreement or other constitutive documents; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental
Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (vi) do not result in the creation or imposition of any Adverse Claim upon any of the property of such Person; and (vii) do not require the consent or approval of any Governmental Authority or any other Person, except those which will have been duly obtained, made or complied with prior to the Closing Date. On or prior to the Closing Date, this Agreement and each of the other Related Documents shall have been duly executed and delivered by the Guarantor party thereto and each such Related Document to which the Guarantor is party to shall then constitute a legal, valid and binding obligation of such Guarantor enforceable against it in accordance with its terms.
(c) No Litigation. No Litigation is now pending or, to the knowledge of any Guarantor, threatened against any Guarantor that
(i) challenges any Guarantor's right or power to enter into or perform any of its obligations under this Agreement or any of the Related Documents to which it is a party, or the validity or enforceability of this Agreement or any Related Document or any action taken thereunder, (ii) seeks to prevent the Transfer, purchase, contribution or pledge of any Receivable or the consummation of any of the transactions contemplated under this Agreement or the other Related Documents or (iii) has a reasonable risk of being determined adversely to such Guarantor and that, if so determined, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule
2.01(c), as of the Closing Date there is no Litigation pending or, to the knowledge of any Guarantor, threatened that seeks damages in excess of $10,000,000 or injunctive relief (other than injunctive relief relating to labor practices, which, together with all other such injunctions, could not reasonably be expected to have a Material Adverse Effect), or alleges criminal misconduct by, any Guarantor.
(d) Solvency. Both before and after giving effect to (i) the transactions contemplated by this Agreement and the other Related
Documents and (ii) the payment and accrual of all transaction costs in connection with the foregoing, the each Guarantor is Solvent.
(e)  Material Adverse Effect.  Between December 31, 2000 and the
Closing Date, (i) no Guarantor has incurred any obligations, contingent or non-contingent liabilities, liabilities for charges, long-term leases or unusual forward or long-term commitments that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (ii) no contract, lease or other agreement or instrument has been entered into by any Guarantor or has become binding upon the assets of any Guarantor and no law or regulation applicable to any Guarantor has been adopted that, in any case, has had or could reasonably be expected to have a Material Adverse Effect; (iii) except for the defaults, if any, under the Existing Credit Agreement and the Participation Agreement, in each case as disclosed on Schedule
4.01(f) to the Sale and Contribution Agreement, no Guarantor is in default under any loan agreement, indenture, note or bond evidencing any obligations of any Guarantor; and (iv) no Guarantor is in default and no third party is in default under any material contract, lease or other agreement or instrument to which such Person is a party that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect.
Between December 31, 2000, and the Closing Date no event has occurred that alone or together with other events could reasonably be expected to have a Material Adverse Effect.
(f)  Ventures, Subsidiaries and Affiliates; Outstanding Stock.
Except as set forth in Schedule 2.01(f) to this Agreement, the Guarantors do not have any Subsidiaries, are not engaged in any joint venture or partnership with any other Person, under which any Guarantor is liable for any debts or liabilities of such Person, or as of the Closing Date or is an Affiliate of any other
Person. All of the issued and outstanding Stock of the Originator is owned by the Parent and all of the issued and outstanding stock of the Buyer is owned by the Originator. Each
Guarantor will provide the Guaranteed Parties written notice, promptly upon its learning thereof, of each Person who becomes an Affiliate of any Guarantor after the Closing Date.
(g) Taxes. All material tax returns, reports and statements, including information returns, required by any Governmental
Authority to be filed by the Parent and each of its Affiliates included in the Parent Group have been filed with the appropriate Governmental Authority and all charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding charges or other amounts being contested in accordance with
Section 2.02(g). Proper and accurate amounts have been withheld by the Parent or such Affiliate from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities, except for such amounts that in the aggregate for the Parent and such Affiliates of the Parent combined would not at any time exceed $1,000,000. Schedule 2.01(g) sets forth as of the Closing
Date (i) those taxable years for which the Parent's or such Affiliates' tax returns are currently being audited by the IRS or any other applicable Governmental Authority and (ii) any assessments or threatened assessments in connection with such audit or otherwise currently outstanding. Except as described on
Schedule 2.01(g), neither the Parent nor any such Affiliate has executed or filed with the IRS or any other Governmental
Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any charges. The Parent and such Affiliates are not liable for any charges: (A) under any agreement (including any tax sharing agreements) or (B) to the best of the Parent's knowledge, as a transferee. As of the Closing Date, neither the Parent nor any such Affiliate has not agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, that would have a Material
Adverse Effect.
(h)  Intellectual Property.  As of the Closing Date, each
Guarantor and each of its Subsidiaries owns or has rights to use all intellectual property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it. Each Guarantor and each of its Subsidiaries conducts its business and affairs without known infringement of or interference with any intellectual property of any other
Person. Except as set forth in Schedule 4.01(h), as of the Closing Date none of the Guarantors are aware of any infringement or claim of infringement by others of any intellectual property of the Guarantors or any of their Subsidiaries.
(i) Full Disclosure. All information pertaining to any of the Guarantors contained in this Agreement, any of the other Related
Documents, or any written statement pertaining to any of the Guarantors furnished by or on behalf of any Guarantor to any Guaranteed Party pursuant to the terms of this Agreement or any of the other Related Documents is true and accurate in every material respect, and none of this Agreement, any of the other
Related Documents, or any written statement furnished by or on behalf of any Guarantor to any Guaranteed Party pursuant to the terms of this Agreement or any of the other Related Documents, is misleading as a result of the failure to include therein a material fact.
(j)  ERISA.
               (i) Schedule 4.01(m) to the Sale and Contribution Agreement lists and separately identifies all Title IV Plans, Multiemployer Plans, ESOPs and Retiree Welfare Plans other than any Plans maintained by a labor union. Except with respect to Multiemployer Plans and Plans maintained by a labor union, each Qualified Plan has been determined by the IRS or has been submitted for such a determination to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC and nothing has occurred that would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance in all material respects with the applicable provisions of ERISA and the IRC including filing of reports required under the IRC or ERISA, and no Guarantor or ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan, except for any such failures which individually or in the aggregate, together with the aggregate amount of any liability of the type described in Section 2.01(j)(ii) and the aggregate amount of any liability described in the last sentence of this
          Section 2.01(j)(i), could not reasonably be expected to result in a liability of the Guarantors and their domestic Subsidiaries individually or in the aggregate of $10,000,000 or more. No Guarantor or any ERISA Affiliate has engaged in a "prohibited transaction," as defined in Section 4975 of the IRC, in connection with any Plan which would subject any Guarantor to a tax on prohibited transactions imposed by Section 4975 of the IRC, except for such prohibited transactions, which individually or in the aggregate, together with the aggregate amount of any liability of the type described in Section 2.01(j)(ii) and in the immediately preceding sentence, could not reasonably be expected to result in a liability of the Guarantors or their domestic Subsidiaries individually or in the aggregate of $10,000,000 or more.

(ii) Except as set forth in Schedule 4.01(m) to the Sale and Contribution Agreement: (A) no Title IV Plan has any Unfunded
Pension Liability; (B) no ERISA Event or event described in
Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (C) there are no pending or, to the knowledge of any Guarantor, threatened claims
(other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (D) none of the Guarantors or any ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (E) within the last five years no Title IV Plan with Unfunded Pension Liabilities has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Guarantor or ERISA Affiliate; and (F) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by Standard & Poor's Corporation or an equivalent rating by another nationally recognized rating agency, except for any such liability under this Section
2.01(j)(ii) which individually or in the aggregate, together with the aggregate amount of any liability of the type described in the penultimate sentence and the last sentence of Section
2.01(j)(i), could not reasonably be expected to result in a liability of the Guarantors and their domestic Subsidiaries individually or in the aggregate of $10,000,000 or more.
               (k) Brokers. No broker or finder acting on behalf of the Guarantors was employed or utilized in connection with the Sale and Contribution Agreement or the other Related Documents or the transactions contemplated hereby or thereby and none of the Guarantors has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

(l) Margin Regulations. Notwithstanding the parties' express intent that each Transfer shall constitute an absolute assignment, purchase and sale or capital contribution, as applicable, of Transferred Receivables and not a loan, and to the extent that any court may nevertheless determine that any such Transfer constitutes a loan rather than a sale transaction, and in addition to but not in derogation of any rights now or hereafter acquired by Buyer under Section 2.01 of the Sale and Contribution Agreement, the following provisions shall apply: No Guarantor is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Guarantor owns any Margin Stock with a value, in the aggregate, in excess of one percent (1%) of such Person's gross assets, and no portion of the proceeds of the Sale Price for any Sale under the Sale and Contribution Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Debt that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any portion of such proceeds to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. The Guarantors will not take or permit to be taken any action that might cause any Related Document to violate Regulations T, U or X of the Federal Reserve Board.
(m) Government Regulation. Notwithstanding the parties' express intent that each Transfer shall constitute an absolute assignment, purchase and sale or capital contribution, as applicable, of Transferred Receivables and not a loan, and to the extent that any court may nevertheless determine that any such Transfer constitutes a loan rather than a sale transaction, and in addition to but not in derogation of any rights now or hereafter acquired by Buyer under Section 2.01 of the Sale and Contribution Agreement, the following provisions shall apply: No Guarantor is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, as amended, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder or under the other Related Documents to which it is a party to.
(n) Representations and Warranties in Other Related Documents. Each of the representations and warranties of the Guarantors contained in the Related Documents (other than this Agreement) is true and correct in all material respects as of the date made or deemed made and the Guarantors hereby makes each such representation and warranty to, and for the benefit of, the Lenders and the Administrative Agent as if the same were set forth in full herein.
          The representations and warranties described in this
Section 2.01 shall survive the Transfer of the Transferred Receivables to Buyer, any subsequent assignment of the Transferred Receivables by Buyer, and the termination of this Agreement and the other Related Documents and shall continue until the indefeasible payment in full of all Transferred Receivables.

          Section 2.02 Affirmative Covenants of the Guarantors. Each of the Guarantors covenants and agrees that, unless otherwise consented to by Buyer and the Administrative Agent, from and after the Closing Date and until the Termination Date:

               (a) Access. The Guarantors shall during normal business hours, from time to time upon one Business Day's prior notice, but not more frequently than once per calendar quarter (or with such greater frequency during the existence of a Termination Event or Incipient Termination Event under the Funding Agreement), as
Buyer, the Lenders or the Administrative Agent determines to be appropriate: (i) provide Buyer, the Lenders, the Administrative
Agent and any of their respective officers, employees and agents access to its properties (including properties utilized in connection with the collection, processing or servicing of the Transferred Receivables), facilities, advisors and employees
(including officers), (ii) permit Buyer, the Lenders, the Administrative Agent and any of their respective officers, employees and agents, to inspect, audit and make extracts from its books and records, including all Records, (iii) permit Buyer, the Lenders, the Administrative Agent and their respective officers, employees and agents, to inspect, review and evaluate the Transferred Receivables, and (iv) permit Buyer, the Lenders, the Administrative Agent and their respective officers, employees and agents to discuss matters relating to the Guarantor's performance under this Agreement or the affairs, finances and accounts of the Guarantor with any of their respective officers, directors, employees, representatives or agents (in each case, with those Persons having knowledge of such matters) and with its independent certified public accountants. If an Incipient
Termination Event or a Termination Event shall have occurred and be continuing, or the Administrative Agent, in good faith, believes that an Incipient Termination Event or a Termination
Event is imminent, each Guarantor shall provide such access at all times and without advance notice and shall provide Buyer, the Lenders, the Administrative Agent with access to its suppliers and customers. Each Guarantor shall make available to Buyer, the Lenders, the Administrative Agent and their respective counsel, as quickly as is possible under the circumstances, originals or copies of all books and records, including Records, that Buyer, the Servicer or the Administrative Agent may request.

(b) Communication with Accountants. Each of the Guarantors authorizes Buyer, the Lenders and the Administrative Agent to communicate directly with its independent certified public accountants, and authorizes and shall instruct those accountants and advisors to disclose and make available to Buyer, the Lenders and the Administrative Agent any and all financial statements and other supporting financial documents, schedules and information relating to the Guarantors (including copies of any issued management letters) with respect to the business, financial condition and other affairs of the Guarantors. Each of the Guarantors agrees to render to Buyer, the Lenders and the Administrative Agent at the Guarantor's own cost and expense, such clerical and other assistance as may be reasonably requested with regard to the foregoing, provided, however, in the absence of a Termination Event, the Buyer, the Lenders and Administrative
Agent, as applicable, shall give not less than (5) Business Days' notice to the applicable Guarantor prior to scheduling any meeting or other material communication with such independent certified public accountants. Such notice shall contain the date, time, location and other pertinent logistical information regarding any such meeting or other material communication , as well as an agenda for such meeting or other material communication.
(c)  Compliance with Agreements and Applicable Laws.  Each
Guarantor shall perform each of its obligations under this Agreement and the other Related Documents and comply with all federal, state and local laws and regulations applicable to it, except to the extent that the failure to so comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
(d)  Maintenance of Existence and Conduct of Business.  Each
Guarantor shall: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and in accordance with the terms of its certificate or articles of incorporation, bylaws, operating agreement or other constitutive document; and (iii) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, including all licenses, permits, charters and registrations, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices.
(e)  Separate Identity.
               (i) The Parent shall, and shall cause each of its Subsidiaries included in the Parent Group to, maintain corporate, company or limited partnership, as applicable, records and books of account separate from those of Buyer.

(ii) The financial statements of the Parent and its consolidated Subsidiaries shall disclose the effects of the Originator's transactions under this Agreement in accordance with GAAP and, in addition, disclose that (A) Buyer's sole business consists of the purchase or acceptance through capital contribution of the Receivables from the Originator and the subsequent resale of such Receivables to the Lender, (B) Buyer is a separate corporate entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of Buyer's assets prior to any value in Buyer becoming available to Buyer's equity holders and (C) the assets of Buyer are not available to pay creditors of the Parent, the Originator or any other member of the Parent
Group.
(iii) The resolutions, agreements and other instruments underlying the transactions described in this Agreement shall be continuously maintained by the Parent and the Originator as official records.
(iv) The Parent shall, and shall cause each Subsidiary included in the Parent Group to, maintain an arm's-length relationship with Buyer and shall not hold itself out as being liable for the Debts of Buyer.
(v) The Parent shall, and shall cause each other member of the Parent Group to, keep its assets and its liabilities wholly separate from those of Buyer.
(vi) The Parent shall, and shall cause each Subsidiary included in the Parent Group to, conduct its business solely in its own name through its duly Authorized Officers or agents and in a manner designed not to mislead third parties as to the separate identity of the Buyer.
(vii) The Parent shall not, and shall cause each Subsidiary included in the Parent Group not to, mislead third parties by conducting or appearing to conduct business on behalf of Buyer or expressly or impliedly representing or suggesting that the Parent, the Originator or any Subsidiary included in the Parent Group is liable or responsible for the Debts of Buyer or that the assets of the Parent, the Originator or any Subsidiary included in the Parent Group are available to pay the creditors of Buyer.
(viii) The Parent shall cause operating expenses and liabilities of Buyer to be paid from Buyer's own funds.
(ix) The Parent shall at all times have, and cause each Subsidiary included in the Parent Group at all times to have, stationery and other business forms and a mailing address and telephone number separate from those of Buyer.
(x) The Parent shall, and shall cause each Subsidiary included in the Parent Group to, at all times limit its transactions with Buyer only to those expressly permitted hereunder or under any other Related Document.
(xi) The Parent shall, and cause each Subsidiary included in the Parent Group to, comply with (and cause to be true and correct) each of the facts and assumptions contained in the opinion of Brobeck Phleger & Harrison LLP delivered pursuant to the Schedule of Documents.
               (f) ERISA. Each Guarantor shall give Buyer and the Administrative Agent prompt written notice of any event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or the imposition of any federal, state or local tax Lien on any of the Receivables.

(g)  Payment, Performance and Discharge of Obligations.
               (i) Subject to Section 2.02(g)(ii), each Guarantor shall pay, perform and discharge or cause to be paid, performed and discharged all of its obligations and liabilities, including all taxes, assessments and governmental charges upon its income and properties and all lawful claims for labor, materials, supplies and services (but excluding current liabilities incurred in the ordinary course of business), promptly when due.

(ii) Each Guarantor may in good faith contest, by appropriate proceedings, the validity or amount of any charges or claims described in Section 2.02(g)(i); provided, that (A) adequate reserves with respect to such contest are maintained on the books of such Person, in accordance with GAAP, (B) none of the Transferred Receivables may become subject to a material risk of forfeiture or loss as a result of such contest, (C) no Lien may be imposed to secure payment of such charges that is superior to any of the Liens securing the Originator's obligations under the Sale and Contribution Agreement and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such charges, (D) such Person shall promptly pay or discharge such contested charges or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Buyer and the Administrative Agent evidence acceptable to the Buyer and Administrative Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Person or the conditions set forth in this Section 2.02(g) are no longer met, and (E) the Administrative Agent has not advised the Originator in writing that the Administrative Agent reasonably believes that nonpayment or nondischarge thereof could reasonably be expected to have or result in a Material Adverse Effect.
          Section 2.03 Negative Covenants of the Guarantors. Each of the Guarantors covenants and agrees that, without the prior written consent of Buyer and the Administrative Agent, from and after the Closing Date and until the Termination Date:

               (a) Sale Characterization. No Guarantor shall make statements or disclosures or prepare any financial statements for any purpose, including for federal income tax, reporting or accounting purposes, that shall account for the transactions contemplated by this Agreement in any manner other than (i) with respect to the Sale of each Receivable originated by it, as a true sale or absolute assignment of its full right, title and ownership interest in such Receivable and (ii) with respect to the Transfer of each Contributed Receivable under this Agreement, as a contribution to the capital of Buyer.

(b) Actions Affecting Rights. No Guarantor shall (i) take any action if such action may interfere with the enforcement of any rights hereunder or under the other Related Documents, including rights with respect to the Transferred Receivables; (ii) waive or alter any rights with respect to the Transferred Receivables (or any agreement or instrument relating thereto); or (iii) fail to pay any tax, assessment, charge, fee or other obligation of the Originator with respect to the Transferred Receivables, or fail to defend any action, if such failure to pay or defend may adversely affect the priority or enforceability of the perfected title of Buyer to and the sole record and beneficial ownership interest of Buyer in the Transferred Receivables or, prior to their Transfer hereunder, the Originator's right, title or interest therein.
(c) ERISA. No Guarantor shall cause or permit to occur an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA.
(d) Adverse Tax Consequences. Notwithstanding the parties' express intent that each Transfer shall constitute an absolute assignment, purchase and sale or capital contribution, as applicable, of Transferred Receivables and not a loan, and to the extent that any court may nevertheless determine that any such Transfer constitutes a loan rather than a sale transaction, and in addition to but not in derogation of any rights now or hereafter acquired by Buyer under Section 2.01 of the Sale and Contribution Agreement, the following provisions shall apply:
None of the Guarantors shall take or permit to be taken any action (other than with respect to actions taken or to be taken solely by a Governmental Authority), or fail or neglect to perform, keep or observe any of its obligations hereunder or under the other Related Documents, that would have the effect directly or indirectly of subjecting any payment to Buyer, any Lender or holders of the Commercial Paper who are residents of the United States of America to withholding taxation.
(e) No Proceedings. From and after the Closing Date and until the date one year plus one day following the date on which the Commercial Paper with the latest maturity has been indefeasibly paid in full in cash, the Parent shall not, and shall not permit any Subsidiary to, directly or indirectly, institute or cause to be instituted against Buyer or Conduit Lender any proceeding of the type referred to in Sections 9.01(c) and 9.01(d) of the Funding Agreement.
(f) Commingling. The Guarantors shall not knowingly deposit or permit the deposit of any funds that do not constitute Collections of Transferred Receivables into any Lockbox Account or the Concentration Account, and the Guarantors shall establish and maintain reasonable precautions to attempt to prevent any such funds from being deposited in any such accounts.
                           ARTICLE III

                          MISCELLANEOUS

          Section 3.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement, and no consent to any departure by any of the Guarantors herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 3.02 Addresses for Notices. All notices and other communications hereunder shall be sent in the manner provided in
Section 8.01 of the Sale and Contribution Agreement, which provision is incorporated herein by this reference as though fully set forth herein.
Section 3.03 No Waiver; Remedies. No failure on the part of any Guaranteed Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
Section 3.04 Continuing Guaranty. This Agreement is a continuing guaranty and shall (a) remain in full force and effect until the Termination Date has occurred and the payment and performance in full of the Originator Obligations and the payment of all other amounts payable under this Agreement, (b) be binding upon each of the Guarantors, its successors and assigns, and (c) inure to the benefit of, and be enforceable by, each Guaranteed Party and its successors, transferees and assigns.
Section 3.05 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.
Section 3.06 GOVERNING LAW. THIS AGREEMENT AND THE ORIGINATOR OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.
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                              Page]



          IN WITNESS WHEREOF, each of the undersigned parties to this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                              GUARANTORS:

                              CONSOLIDATED FREIGHTWAYS
                              CORPORATION

                              By:       /s/Robert E. Wrightson
                              Name:     Robert E. Wrightson
                              Title:    Executive Vice President
                                        and Chief Financial Officer

                              CF AIRFREIGHT CORPORATION

                              By:       /s/Kerry K. Morgan
                              Name:     Kerry K. Morgan
                              Title:    Vice President and
                                        Treasurer


                              CF MOVESU.COM INCORPORATED


                              By:       /s/Robert E. Wrightson
                              Name:     Robert E. Wrightson
                              Title:    Vice President and
                                        Controller


                              REDWOOD SYSTEMS, INC.



                              By:    /s/Kerry K. Morgan
                              Name:  Kerry K. Morgan
                              Title: Vice President and
                                     Treasurer


                              LELAND JAMES SERVICE CORPORATION


                              By:       /s/Kerry K. Morgan
                              Name:     Kerry K. Morgan
                              Title:    Vice President and
                                        Treasurer


                              GUARANTEED PARTIES:

                              CONSOLIDATED FREIGHTWAYS FUNDING
                              LLC


                              By:       /s/Kerry K. Morgan
                              Name:     Kerry K. Morgan
                              Title:    Vice President and
                                        Treasurer


                              GENERAL ELECTRIC CAPITAL
                              CORPORATION, as Committed Lender
                              and Administrative Agent


                              By:       /s/Craig Winslow
                              Name:     Craig Winslow
                              Title:    Its Duly Authorized
                                        Signatory


                              REDWOOD RECEIVABLES CORPORATION, as
                              Conduit Lender


                              By:
                              Name:
                              Title:



             FIRST AMENDMENT TO LETTER OF CREDIT AGREEMENT


           THIS FIRST AMENDMENT TO LETTER OF CREDIT AGREEMENT (this "Amendment"), is made and entered into as of May __, 2001 (the "Effective Date"), by and between CONSOLIDATED FREIGHTWAYS CORPORATION, a Delaware corporation ("Debtor"), the other credit parties signatory to the Letter of Credit Agreement (as defined below) (the "Credit Parties") and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("GE Capital").


                       W I T N E S E T H:

           WHEREAS, Debtor, the Credit Parties and GE Capital are parties to that certain Letter of Credit Agreement, dated as of April 27, 2001 (as amended to the date hereof, the "Letter of Credit Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Letter of Credit Agreement), pursuant to which GE Capital has committed to make certain loans available to Debtor; and

           WHEREAS, Debtor, the Credit Parties and GE Capital desire to modify the Letter of Credit Agreement in certain respects, all in accordance with and subject to the terms and conditions set forth herein.

           NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor, the Credit Parties and GE Capital do hereby agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Letter of Credit Agreement (except as otherwise expressly defined or limited herein) and do hereby further agree as follows:

      1. Amendments to the Letter of Credit Agreement. Subject to the terms and conditions of this Amendment, including without limitation the fulfillment of the conditions precedent specified in Section 6 below, the Letter of Credit Agreement is hereby amended by deleting Schedule 3.19 in its entirety and substituting, in lieu thereof, the schedule attached hereto as Attachment A.

      2.    No  Other  Amendments.   Except  for  the  amendments
expressly set forth and referred to in Section 1 above, the Letter of Credit Agreement shall remain unchanged and in full force and effect.

     3. Representations and Warranties. To induce GE Capital to enter into this Amendment, Debtor and each of the other Credit Parties hereby warrant, represent and covenant to GE Capital that: (a) this Amendment has been duly authorized, executed and delivered by Debtor and each Credit Party signatory thereto, (b) after giving effect to this Amendment, no Termination Event or Event of Default has occurred and is continuing as of this date, and (c) after giving effect to this Amendment, all of the representations and warranties made by Debtor and each Credit Party in the Letter of Credit Agreement are true and correct in all material respects on and as of the date of this Amendment (except to the extent that any such representations or warranties expressly referred to a specific prior date). Any breach in any material respect by Debtor or any Credit Party of any of its representations and warranties contained in this Section 3 shall be an Event of Default under the Letter of Credit Agreement.

     4. Ratification. Debtor and each of the other Credit Parties hereby ratify and reaffirm each and every term, covenant and condition set forth in the Letter of Credit Agreement and all other documents delivered by such company in connection therewith (including without limitation the other Letter of Credit Documents to which Debtor or any Credit Party is a party), effective as of the date hereof.

     5. Estoppel. To induce GE Capital to enter into this Amendment, Debtor and each of the other Credit Parties hereby acknowledge and agree that, as of the date hereof, there exists no right of offset, defense or counterclaim in favor of Debtor or any Credit Party as against GE Capital with respect to the obligations of Debtor or any Credit Party to GE Capital under the Letter of Credit Agreement or the other Letter of Credit Agreement Documents, either with or without giving effect to this Amendment.

      6. Conditions to Effectiveness. This Amendment shall become effective, upon the Effective Date, subject to the receipt by the GE Capital of this Amendment, duly executed, completed and delivered by Debtor and each Credit Party.

     7. Reimbursement of Expenses. Debtor and each of the other Credit Parties hereby agree that Debtor and each of the other Credit Parties shall reimburse GE Capital on demand for all costs and expenses (including without limitation attorney's fees) incurred by GE Capital in connection with the negotiation, documentation and consummation of this Amendment and the other documents executed in connection herewith and therewith and the transactions contemplated hereby and thereby.

     8.    Governing  Law.  THIS AGREEMENT SHALL BE GOVERNED  BY,
AND  CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE  OF  NEW
YORK FOR CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SAID STATE.

     9.    Severability  of Provisions.  Any  provision  of  this
Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, Debtor and each of the other Credit Parties hereby waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

     10. Counterparts. This Amendment may be executed in any number of several counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns.

     11. Entire Agreement. The Letter of Credit Agreement as amended by this Amendment embodies the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.



      [Remainder of page intentionally blank; next page is
                         signature page]



     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.



                         CONSOLIDATED FREIGHTWAYS CORPORATION


                         By:/s/Robert E. Wrightson
                         Name:Robert E. Wrightson
                         Title:Executive Vice President and CFO



                         GENERAL ELECTRIC CAPITAL CORPORATION


                         By:/s/Craig Winslow
                         Name:Craig Winslow
                         Duly Authorized Signatory





          FIRST AMENDMENT TO SECURITIZATION AGREEMENTS


          THIS FIRST AMENDMENT TO SECURITIZATION AGREEMENTS (this "Amendment"), is made and entered into as of May __, 2001 (the "Effective Date"), by and between CONSOLIDATED FREIGHTWAYS FUNDING LLC, a Delaware limited liability company (the "Borrower"), CONSOLIDATED FREIGHTWAYS CORPORATION OF DELAWARE, a Delaware corporation ("CFCD"; the Borrower and CFCD are referred to herein individually as a "Company" and collectively as the "Companies"), REDWOOD RECEIVABLES CORPORATION, a Delaware corporation ("Redwood"), as Conduit Lender (in such capacity, the "Conduit Lender"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("GE Capital"), as Committed Lender (in such capacity, the "Committed Lender"; together with the Conduit Lender referred to herein collectively as the "Lenders"), as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"), as Collateral Agent for the Conduit Lender and the Conduit Lender Secured Parties (in such capacity, the "Collateral Agent"), as Operating Agent for Redwood (in such capacity, the "Operating Agent"), and as Liquidity Agent for the Liquidity Lenders (in such capacity, the "Liquidity Agent").


                       W I T N E S E T H:

      WHEREAS, CFCD and the Borrower are parties to a certain Receivables Sale and Contribution Agreement, dated as of April 27, 2001 (as amended to the date hereof, the "Sale Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in Annex X to the Sale Agreement as amended by this Amendment), whereby CFCD has agreed to sell, contribute or otherwise transfer to the Borrower, and the Borrower has agreed to purchase or otherwise acquire from CFCD, all of the right, title and interest of CFCD in the Receivables; and

       WHEREAS,   CFCD,  the  Borrower,  the  Lenders   and   the
Administrative Agent, are parties to a certain Servicing Agreement, dated as of April 27, 2001 (as amended to the date hereof, the "Servicing Agreement"), whereby the Borrower has appointed CFCD to service, administer and collect the Transferred Receivables pursuant to the Funding Agreement (defined below) on the terms and conditions set forth therein; and

      WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a certain Receivables Funding Agreement, dated as of April 27, 2001 (as amended to the date hereof, the "Funding Agreement"), pursuant to which, among other things, the Lenders have agreed, subject to certain terms and conditions, to make Advances to the Borrower to fund its purchases of the Receivables; and

      WHEREAS, Redwood, GE Capital, as Liquidity Agent, Initial Liquidity Lender, Collateral Agent and Operating Agent are parties to a certain Liquidity Loan and Asset Purchase Agreement, dated as of April 27, 2001 (the "Liquidity Loan Agreement"), pursuant to which, among other things, the Liquidity Lenders have agreed, subject to certain terms and conditions, to make Liquidity Loans to Redwood; and

      WHEREAS, in connection with the Funding Agreement, Redwood and GE Capital in various capacities have entered into that certain Reimbursement Agreement Supplement dated as of April 27, 2001 (the "Reimbursement Agreement Supplement"; the Liquidity Loan Agreement, the Sale Agreement, the Servicing Agreement, the Funding Agreement and the Reimbursement Agreement Supplement, together with all exhibits and annexes thereto, are referred to herein collectively as the "Securitization Agreements"); and

      WHEREAS, the Companies have requested that certain of the Securitization Agreements be amended in certain respects, and Redwood and GE Capital are willing to agree to such amendments and grant such waivers subject to the terms and conditions of this Amendment.

     NOW  THEREFORE, in consideration of the premises and  mutual
covenants   contained  herein,  and  other  good   and   valuable
consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Amendments of Securitization Agreements. Subject to the terms and conditions of this Amendment, including without limitation the fulfillment of the conditions precedent specified in Section 6 below, the Securitization Agreements shall be amended as follows:

          (A) Amendments to Funding Agreement. The parties signatory to the Funding Agreement hereby agree that the Funding
Agreement shall be amended as follows:

     1.1 Section 2.03(b) of the Funding Agreement is hereby amended by inserting the word "be" between the words "must" and "given" in the fourth line of such section.

     1.2 In order to renumber and re-letter certain of the paragraphs set forth therein, Section 6.03 of the Funding
Agreement is hereby deleted in its entirety and the following new
Section 6.03 is substituted in lieu thereof:

                    Section 6.03.  Daily Disbursements From the
          Collection Account; Revolving Period. No later than 1:00 p.m. (New York time) on each Business Day during the Revolving Period, and following the transfers made pursuant to Section 6.02, the Administrative Agent shall disburse Collections then on deposit in the Collection Account and its related subaccounts in the following priority:

                    (a)  to the Retention Account prior to the
          earlier of the Redwood Transfer Date or the date of the Committed Lender Funding Event, and to the Administrative Agent on or after the earlier of Redwood Transfer Date or the date of the Committed Lender Funding Event:

                         (i)  the amount of any Collection
                    Account Deficiency deposited pursuant to
                    Section 6.02(b); and

                         (ii) an amount equal to the sum of:

                              (1)  Daily Yield;

                              (2)  the Yield Shortfall as of the
                              close of business on the
                              immediately preceding Business Day;

                              (3)  the Servicing Fee;

                              (4)  the Servicing Fee Shortfall as
                              of the close of business on the
                              immediately preceding Business Day;

                              (5)  the Unused Facility Fee;

                              (6)  the Unused Facility Fee
                              Shortfall as of the close of
                              business on the immediately
                              preceding Business Day;

                              (7)  any Additional Amounts and
                              Indemnified Amounts then due; and

                    (b)  to the Lenders:

                         (i)  an amount equal to the deposits
                    made in the Collection Account pursuant to
                    Section 6.02(a)(iv) and not otherwise
                    disbursed pursuant to Section 6.03(a)(i), to be disbursed ratably based on the amounts owed to the applicable Lenders ;

                         (ii) an amount equal to (without
                    duplication) any Funding Excess or Letter of Credit Exposure Excess to be applied in reduction of Outstanding Principal Amount, to the Lenders ratably based on the amount of their respective Outstanding Principal Amounts (but payments to the Lenders with respect to any Letter of Credit Exposure Excess shall not be made if there are no Outstanding Principal Amounts at such time); and

                         (iii)     if, pursuant to a Repayment
                    Notice, the Borrower has requested a
                    reduction of the Outstanding Principal Amount of the Lenders, then to the Lenders, ratably based on the amount of their respective Outstanding Principal Amounts, the lesser of
                    (A) the amount of such requested reduction of Outstanding Principal Amount and (B) such balance; and

                    (c)  to the Borrower Account, the balance of
          any amounts remaining after making the foregoing disbursements.

     1.3  The form of Borrowing Base Certificate as set forth as
Exhibit 2.03(a) to the Funding Agreement, is hereby deleted in its entirety, and a new form of Borrowing Base Certificate as set forth on Attachment A to this Amendment is substituted in lieu thereof.

     1.4 The form of Monthly Report as set forth as Exhibit 3.01(a)(iv) to the Funding Agreement, is hereby deleted in its entirety, and a new form of Monthly Report as set forth on Attachment B to this Amendment is substituted in lieu thereof.

     1.5 Schedule 4.01(b) to the Funding Agreement, is hereby deleted in its entirety, and a new form of the schedule as set forth on Attachment C to this Amendment is substituted in lieu thereof.

     1.6 Schedule 4.01(q) to the Funding Agreement, is hereby deleted in its entirety, and a new form of the schedule as set forth on Attachment D to this Amendment is substituted in lieu thereof.

     (B) Amendments to Liquidity Loan Agreement. The parties signatory to the Liquidity Loan Agreement hereby agree that the Liquidity Loan Agreement shall be amended as follows:

     1.7  The definition of "CFF Collateral Base" set forth in
Section 1.01 of the Liquidity Loan Agreement is hereby amended as follows:

          (a)  clause (a) of the definition of "CFF Collateral
Base" is hereby deleted in its entirety and the following new clause (a) is substituted in lieu thereof:

                    (a)  at the time of making a Liquidity Loan
          under Sections 2.02(a) or (b) an amount equal to the Borrowing Base as reported in the most recent Borrowing Base Certificate submitted by CFF to the Administrative Agent pursuant to Sections 2.03(a) and 2.03(b) of the Funding Agreement immediately prior to such date of calculation, and

          (b)  clause (b)(ii) of the definition of "CFF
Collateral Base" is hereby deleted in its entirety and the following new clause (b)(ii) is substituted in lieu thereof:

                         (ii) without duplication of amounts
          calculated pursuant to clause (v) below, the Redwood Interest in the Outstanding Balance of those Receivables that are Eligible Receivables included in such Borrowing Base that have become Defaulted Receivables subsequent to the period to which such Borrowing Base Certificate relates (as such Outstanding Balance is determined immediately prior to the time such Receivables become Defaulted Receivables); minus,

          (c)  clause (b)(v) of the definition of "CFF Collateral
Base" is hereby deleted in its entirety and the following new clause (b)(v) is substituted in lieu thereof:

                         (v)  without duplication of amounts
          calculated pursuant to clause (ii) above, the aggregate Redwood Interest in the Outstanding Balance of all Diluted Receivables or Receivables with respect to which a breach of the representations, warranties or covenants set forth in Sections 4.01(v), 4.02(d), 4.02(h), 4.03(a), 4.03(b), 4.03(c) or 4.03(e) of the
          Sale Agreement shall have occurred and the Originator shall be obligated to make a payment with respect thereto under Section 4.04 of the Sale Agreement which for any reason was not remitted to the Company subsequent to the period to which such Borrowing Base relates.

     1.8  The definition of "Diluted Receivables" set forth in
Section 1.01 of the Liquidity Loan Agreement is hereby deleted in its entirety and the following new definition is substituted in lieu thereof:

               "Diluted Receivables" shall mean any Receivable which is the subject of any net credits, rebates, cash discounts, volume discounts, cooperative advertising expenses, customer refunds, disputes, setoffs, chargebacks, allowances for early payments and other similar allowances that are reflected on the books of the Originator and made in accordance with the usual practices of the Originator thereof; provided, that (a) Diluted Receivables shall not include any Receivable which is the subject of any allowances or adjustments in accordance with the Credit and Collection Policies made on account of the actual or impending insolvency of the Obligor thereunder or the Obligor's inability to pay and (b) Diluted Receivables shall include any Receivable which is the subject of a Permitted Setoff Right.

     1.9 Section 3.01 of the Liquidity Loan Agreement is hereby amended as follows:

          (a) the language appearing in the first five lines of clause (ii) of Section 3.01(a) is hereby deleted in its entirety and the following new language is substituted in lieu thereof:

                    (ii) (A) on or after the Redwood Termination
          Date, (B) if the Outstanding Liquidity Loans equal or exceed the Company Aggregate Principal and no accrued and unpaid interest or other amount is owed to the Company pursuant to the Funding Agreement, or (C) if the Company has commenced foreclosure proceedings, with respect to the Collateral, in each case, the Company shall

          (b) the following language appearing in the sixth and seventh lines of clause (b) of Section 3.01 is hereby deleted in its entirety: "including all of the Company's rights, title, interests and obligations under the Funding Agreement and the other Related Documents,".

     (C) Amendments to Servicing Agreement. The parties signatory to the Servicing Agreement hereby agree that the Servicing Agreement shall be amended as follows:

     1.10 The last sentence of Section 2.05 of the Servicing
Agreement is hereby deleted in its entirety and the following new sentence is substituted in lieu thereof:

          On each Settlement Date, the Borrower shall pay to the Servicer or to the Successor Servicer, as applicable, the Servicing Fee or the Successor Servicing Fees and Expenses, respectively, in each case to the extent of available funds therefor as provided in Sections 6.04 and 6.05 of the Funding Agreement, provided that no recourse shall be had against any Lender or any shareholder, employee, officer, director, agent or incorporator of any Lender for the payment of the Servicing Fees or the Successor Servicing Fees and Expenses, respectively, hereunder if no funds are available for the payment of such fees and expenses as provided in Sections 6.04 and 6.05 of the Funding Agreement.

     1.11 Section 8.05 of the Servicing Agreement is hereby deleted in its entirety and the following new Section is substituted in lieu thereof:

               Section 8.05 No Proceedings. The Servicer, the Successor Servicer and any Sub-Servicer hereby agrees that, from and after the Closing Date and until the date one year plus one day following the date on which the Commercial Paper with the latest maturity has been indefeasibly paid in full in cash, it will not, directly or indirectly, institute or cause to be instituted against the Conduit Lender or the Committed Lender any proceeding of the type referred to in Sections 9.01(c) and 9.01(d) of the Funding Agreement.

     (D) Amendments to the Sale Agreement. The parties signatory to the Sale Agreement hereby amend the Sale Agreement as follows:

     1.12 Schedule 4.01(t) to the Sale Agreement is hereby deleted in its entirety and a new form of the schedule as set forth on Attachment E to this Amendment is substituted in lieu thereof.

     (E) Amendments to Annex X. The parties signatory to each of the Funding Agreement, the Sale Agreement, and the Servicing
Agreement hereby agree to amend Annex X to the Funding Agreement, the Sale Agreement and the Servicing Agreement as follows:

      1.13 The definition of the term "Available LOC Percentage" set forth in Annex X to the Funding Agreement, the Sale Agreement and the Servicing Agreement is hereby amended by deleting the reference to "twenty-five percent (25%)" appearing in the first line thereof and replacing it with "thirty percent (30%)".

      1.14 The last sentence of the definition of the term "Dilution Reserve Ratio" set forth in Annex X to the Funding Agreement, the Sale Agreement and the Servicing Agreement is hereby deleted in its entirety, and the following new sentence is substituted in lieu thereof:

                     Notwithstanding the foregoing, the  Dilution
          Reserve Ratio shall be deemed to be 7% if at any time the above calculation results in a percentage of less than 7%.

      1.15 The definition of the term "Dynamic Advance Discount Rate" set forth in Annex X to the Funding Agreement, the Sale Agreement and the Servicing Agreement is hereby deleted in its entirety, and the following new definition is substituted in lieu thereof:

          "Dynamic Advance Discount Rate" shall mean, as of any date of determination, the rate equal to (1) 100%, minus (2) the greater of (a) the sum of (i) the Loss Reserve Ratio plus (ii) the Dilution Reserve Ratio or
          (b) 40%, plus (3) the Available LOC Percentage.

     1.16 The definition of "Eligible Receivable" set forth in Annex X to the Funding Agreement, the Sale Agreement and the
Servicing Agreement is hereby amended as follows:

          (a)  clause (b) of the definition of "Eligible
Receivable" is hereby amended by adding the following language immediately prior to the semicolon at the end of said clause:

          and the Rating Agency Condition has been satisfied with respect thereto

          (b)  clause (q) of the definition of "Eligible
Receivable" is hereby amended by adding the following language immediately prior to the semicolon at the end of said clause:

          and the Rating Agency Condition has been satisfied with respect thereto

      1.17 The definition of the term "In Transit Reserve" set forth in Annex X to the Funding Agreement, the Sale Agreement and the Servicing Agreement is hereby deleted in its entirety, and the following new definition is substituted in lieu thereof:

               "In Transit Reserve" shall mean, as at any date of determination thereof, the aggregate Outstanding Balance as of such date of all Eligible Receivables with respect to which (i) any services remain to be performed by or on behalf of the Originator as a condition to the payment thereof, or (ii) acceptance by or any other act of the Obligor thereunder remains to be performed as a condition to the payment thereof, provided that the In Transit Reserve shall not include the Outstanding Balance of any Eligible Receivable to the extent that such Receivable arises out of the transportation of goods or merchandise by the Originator to or for the benefit of an Obligor and such goods or merchandise have been delivered to such Obligor or to a destination specified by such Obligor.

      1.18 The definition of the term "Loss Reserve Ratio" set forth in Annex X to the Funding Agreement, the Sale Agreement and the Servicing Agreement is hereby deleted in its entirety, and the following new definition is substituted in lieu thereof:

               "Loss Reserve Ratio" shall mean, as of any date of determination, the ratio (expressed as a percentage) calculated in accordance with the following formula:

               2 x ARR x  DEFHOR
                        NRPB

               where:

               ARR = (i) for any date of determination in any month that ends during the period commencing on the Closing Date and ending on January 31, 2002, the highest Three Month Aged Receivables Ratio for the number of Settlement Periods immediately preceding such date as specified in the table set forth below in this definition opposite the corresponding month in which such date of determination occurs, and (ii) for any date of determination in any month that ends after January 31, 2002, the highest Three Month Aged Receivables Ratio during the 12 Settlement Periods immediately preceding such date.

                    Month               Number of
                                        Settlement
                                        Periods
                    April 2001          3
                    May 2001            4
                    June 2001           5
                    July 2001           6
                    August 2001         7
                    September 2001      8
                    October 2001        9
                    November 2001       10
                    December 2001       11


               DEFHOR =  the aggregate Billed Amount of
                         Transferred Receivables originated
                         during the four Settlement Periods
                         immediately preceding such date.

               NRPB =    the Outstanding Balance of Transferred
                         Receivables as of the last day of the
                         first Settlement Period immediately
                         preceding such date.


     1.19 In order to re-letter certain of the paragraphs set forth therein, the definition of the term "Outstanding Principal Amount" set forth in Annex X to the Funding Agreement, the Sale Agreement and the Servicing Agreement is hereby deleted in its entirety, and the following new definition is substituted in lieu thereof:

                    "Outstanding Principal Amount" shall mean, as of any date of determination, the amount equal to (a) the aggregate Advances made by the Lenders under the Funding Agreement on or before such date, minus (b) the aggregate amounts disbursed to any Lender in reduction of such Advances pursuant to Sections 6.02, 6.03, 6.04 or 6.05 of the Funding Agreement on or before such date; provided, that references to the Outstanding Principal Amount of any Lender shall mean an amount equal to (x) the aggregate Advances made by such Lender to the Collection Account pursuant to Section 2.04(a)(i) of the Funding Agreement on or before such date, plus (y) in the case of the Committed Lender only, any amounts advanced by the Committed Lender to the Conduit Lender under the LAPA in respect of Outstanding Principal Amount when purchasing the Redwood Interest (as defined in the LAPA) minus (z) the aggregate amounts disbursed to such Lender in reduction of Outstanding Principal Amount pursuant to Sections 6.02, 6.03, 6.04 or 6.05 of the Funding Agreement on or before such date.

      1.20 The definition of "Three Month Aged Receivables Ratio" set forth in Annex X to the Funding Agreement, the Sale Agreement and the Servicing Agreement is hereby deleted in its entirety, and the following new definition is substituted in lieu thereof:

               "Three Month Aged Receivables Ratio" shall mean as of any date of determination the three month average (or in the case of any date of Settlement Period ending in February 2001, the one month average, for any Settlement Period ending in March 2001, the two month average and for any Settlement Period ending in April 2001, the three month average) of the following the ratio (expressed as a percentage):

                    (a)  (i) the sum of the respective
          Outstanding Balances of Transferred Receivables with respect to which any payment, or part thereof, remaining unpaid for more than 120 but less than 151 days from their respective Billing Dates as of the last day of the Settlement Period immediately preceding such date, plus (ii) any Transferred Receivables that have been written off as uncollectible less than 120 days from their Billing Date.

                    to

                    (b)  the aggregate Billed Amount of
          Transferred Receivables originated during the fifth
          Settlement Period immediately preceding such date.

     1.21 The definition of "Unapproved Receivable" set forth in Annex X to the Funding Agreement, the Sale Agreement and the Servicing Agreement is hereby amended by adding the following language immediately prior to the period at the end thereof:

, provided also that the Rating Agency Condition has been satisfied with respect thereto

     (F) Amendments to Reimbursement Agreement Supplement. The parties signatory to the Reimbursement Agreement Supplement hereby agree that the Reimbursement Agreement Supplement shall be amended as follows:

      1.22 Annex 1 to the Reimbursement Agreement Supplement is hereby amended by deleting the reference to "25%" in each place that it appears in said Annex 1 and in each case replacing it with "30%".

     (G) Amendments to Annex Y. The parties signatory to each of the Funding Agreement, the Sale Agreement, and the Servicing
Agreement hereby agree to amend Annex Y to the Funding Agreement, the Sale Agreement and the Servicing Agreement as follows:

      1.23 Paragraph 45 is hereby deleted in its entirety and replaced with the following language:

          45. [Intentionally omitted]


      2.    No  Other  Amendments.   Except  for  the  amendments
expressly set forth and referred to in Section 1 above, the Securitization Agreements shall remain unchanged and in full force and effect.

     3. Representations and Warranties. Each Company hereby represents and warrants to the Purchasers and the Administrative Agent that (a) this Amendment has been duly authorized, executed and delivered by each Company, (b) after giving effect to this Amendment, no Termination Event, Incipient Termination Event, Event of Servicer Termination or Incipient Servicer Termination Event has occurred and is continuing as of this date, and (c) after giving effect to this Amendment, all of the representations and warranties made by each Company in the Securitization Agreements are true and correct in all material respects on and as of the date of this Amendment (except to the extent that any such representations or warranties expressly referred to a specific prior date). Any breach in any material respect by any Company of any of its representations and warranties contained in this Section 3 shall be a Termination Event and an Event of Servicer Termination for all purposes of the Securitization Agreements.

     4. Ratification. Each Company hereby ratifies and reaffirms each and every term, covenant and condition set forth in the Securitization Agreements and all other documents delivered by such Company in connection therewith (including without limitation the other Related Documents to which each Company is a party), effective as of the date hereof.

     5. Estoppel. To induce GE Capital and Redwood to enter into this Amendment, each Company hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense or counterclaim in favor of any Company as against GE Capital or Redwood with respect to the obligations of any Company to GE Capital or Redwood under the Securitization Agreements or the other Related Documents, either with or without giving effect to this Amendment.

      6. Conditions to Effectiveness. This Amendment shall become effective, upon the Effective Date, subject to (i) the receipt by the Administrative Agent of this Amendment, duly executed, completed and delivered by each of the Companies, Redwood and GE Capital in its various capacities; and (ii) the receipt by the Administrative Agent of written confirmation from each Rating Agency that the then current rating of the Commercial Paper shall not be withdrawn or downgraded after giving effect to this Amendment and the transactions contemplated hereby.

     7. Reimbursement of Expenses. Each Company hereby agrees that it shall reimburse the Administrative Agent on demand for all costs and expenses (including without limitation attorney's fees) incurred by such parties in connection with the negotiation, documentation and consummation of this Amendment and the other documents executed in connection herewith and therewith and the transactions contemplated hereby and thereby.

     8.    Governing  Law.  THIS AGREEMENT SHALL BE GOVERNED  BY,
AND  CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE  OF  NEW
YORK FOR CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SAID STATE.

     9.    Severability  of Provisions.  Any  provision  of  this
Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by Applicable Law, each Company hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

     10. Counterparts. This Amendment may be executed in any number of several counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns.

     11. Entire Agreement. The Securitization Agreements as amended by this Amendment embody the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

     12.   Originators'  and GE Capital's  Capacities.   CFCD  is
executing and delivering this Amendment both in its capacity as an Originator under the Sale Agreement and as a Servicer under the Servicing Agreement, and all references herein to "CFCD" shall be deemed to include CFCD in both such capacities unless otherwise expressly indicated. GE Capital is executing and delivering this Amendment in its various capacities as Committed Lender, the Administrative Agent, the Collateral Agent, the Operating Agent and the Liquidity Agent, and all references herein to "GE Capital" shall be deemed to include it in both such capacities unless otherwise expressly indicated.

     13. Consent to First Amendment to Limited Liability Company Agreement of Borrower. In accordance with Section 5.03(a) of the Funding Agreement, the Administrative Agent hereby consents to the execution, adoption and effectiveness of the First Amendment to the Limited Liability Company Agreement of Borrower, dated as of April 24, 2001, between CFCD, as the sole member, and the Borrower, substantially in the form attached hereto as Attachment F.



      [Remainder of page intentionally blank; next page is
                         signature page]



     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.



                         CONSOLIDATED FREIGHTWAYS FUNDING LLC


                         By:/s/Kerry K. Morgan
                         Name:Kerry K. Morgan
                         Title:Vice President and Treasurer



                         CONSOLIDATED FREIGHTWAYS CORPORATION OF
                         DELAWARE


                         By:/s/Robert E. Wrightson
                         Name:Robert E. Wrightson
                         Title:Executive Vice President and CFO


                         GENERAL ELECTRIC CAPITAL CORPORATION,
                         as Committed Lender, Administrative
                         Agent, Collateral Agent, Operating Agent and Liquidity Agent


                         By:/s/Craig Winslow
                         Name: Craig Winslow
                         Duly Authorized Signatory


                         REDWOOD RECEIVABLES CORPORATION, as
                         Conduit Lender

                         By:
                         Name:
                         Title:




         SECOND AMENDMENT TO LETTER OF CREDIT AGREEMENT


           THIS SECOND AMENDMENT TO LETTER OF CREDIT AGREEMENT (this "Amendment"), is made and entered into as of July 19, 2001 (the "Effective Date"), by and between CONSOLIDATED FREIGHTWAYS CORPORATION, a Delaware corporation ("Debtor"), the other credit parties signatory to the Letter of Credit Agreement (as defined below) (the "Credit Parties") and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("GE Capital").


                       W I T N E S E T H:

                     WHEREAS, Debtor, the Credit Parties  and  GE
Capital are parties to that certain Letter of Credit Agreement, dated as of April 27, 2001 (as amended to the date hereof, the "Letter of Credit Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Letter of Credit Agreement), pursuant to which GE Capital has committed to make certain letters of credit available to Debtor; and

           WHEREAS, Debtor, the Credit Parties and GE Capital desire to modify the Letter of Credit Agreement in certain respects and that certain waivers with respect thereto be granted, all in accordance with and subject to the terms and conditions set forth herein.

           NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor, the Credit Parties and GE Capital do hereby agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Letter of Credit Agreement (except as otherwise expressly defined or limited herein) and do hereby further agree as follows:

     1. Waivers of Certain Defaults. Subject to the terms and conditions of this Amendment, including without limitation the fulfillment of the conditions to effectiveness specified in
Section 7 below, the Creditor hereby waives any Default or Event of Default under the Letter of Credit Agreement which may have resulted from the failure of Debtor or any of its Subsidiaries to comply with the following covenants in the Letter of Credit Agreement or the Receivables Funding Documents: (i) the Minimum Fixed Charge Coverage Ratio covenant set forth in paragraph (a) of Annex 4.02(p) to the Receivables Sale and Contribution Agreement and paragraph (a) of Annex C to the Letter of Credit Agreement, in each case for the fiscal quarter ended June 30, 2001; (ii) the Minimum EBITDA covenant set forth in paragraph (c) of Annex 4.02(p) to the Receivables Sale and Contribution Agreement and paragraph (c) of Annex C to the Letter of Credit Agreement, in each case for the fiscal quarter ended June 30, 2001, and (ii) the covenants in paragraph (f) of Annex 4.02(h) to the Receivables Sale and Contribution Agreement, paragraph (d) of Annex 5.04 to the Receivables Servicing Agreement, paragraph (b) of Annex 5.02(a) to the Receivables Funding Agreement and paragraph (f) of Annex E to the Letter of Credit, in each case to the extent such covenant required the Debtor or any of its Subsidiaries to provide any of the Creditor, the Receivables Lenders, the Receivables Administrative Agent, the Receivables Collateral Agent, or any other Person with notice of the occurrence of any of the Defaults or Events of Default described in clauses (i) or
(ii) of this Section 1; provided that the aforesaid waivers relate solely to the covenants, periods and events specified above, and nothing in this Amendment is intended, or shall be construed, to waive any other Default or Event of Default.

      2. Amendments to the Letter of Credit Agreement. Subject to the terms and conditions of this Amendment, including without limitation the fulfillment of the conditions precedent specified in Section 7 below, the Letter of Credit Agreement is hereby amended as follows:

     2.1 Section 6.3 of the Letter of Credit Agreement is hereby amended by deleting clause (m) thereof in its entirety and substituting in lieu thereof the following clause (m) as follows:

          (m) the Term Debt, provided that the entire Net Proceeds from such Term Debt are immediately upon receipt by Debtor (i) applied by Debtor to the repayment of Debtor's outstanding Letter of Credit Obligations with respect to any outstanding drawings under Letters of Credit and/or (ii) distributed to the Receivables Subsidiary for immediate application to the repayment of the outstanding Receivables Advances.

     2.2 Section 6.3 of the Letter of Credit Agreement is hereby further amended by deleting clause (i) of the proviso which appears after clause (n) of such section and by substituting in lieu thereof the following new clause (i):

                     (i)  the  Vancouver  Secured  Debt  and  the
          Additional Secured Debt may not be incurred if the Term Debt is incurred, the principal amount of the Term Debt may not exceed $125,000,000 at any one time, and the aggregate principal amount of the Vancouver Secured Debt and the Additional Secured Debt may not exceed $85,000,000 at any one time, and

     2.3 Section 8.1 of the Letter of Credit Agreement is hereby amended by re-lettering existing clause (n) thereof to be clause
(o) and by adding the following new clause (n) to read in its entirety as follows:

                     (n)  (i) Debtor fails to issue the Term Debt
          prior to September 30, 2001, or (ii) the entire gross cash proceeds received by Debtor in connection with the issuance of Term Debt are less than $100,000,000, or
          (iii) the entire Net Proceeds of the Term Debt are not immediately upon receipt by Debtor (A)
          applied to repay Debtor's outstanding Letter of Credit Obligations with respect to any outstanding drawings under Letters of Credit in the manner specified in
          Section 1.7 of this Agreement and/or (B) contributed to the Receivables Subsidiary and, immediately upon receipt by the Receivables Subsidiary, applied by it to repay outstanding Receivables Advances; or

      2.4 The definition of "Applicable L/C Margin" set forth in Annex A of the Letter of Credit Agreement is hereby deleted in its entirety and the following new definition is substituted in lieu thereof:

                    "Applicable L/C Margin" shall mean a rate per annum equal to (i) from the Second Amendment Effective Date through November 15, 2001, 1.25% and (ii) during any period thereafter, the Applicable L/C Margin shall be shall be subject to adjustment (upwards or downwards) prospectively on a quarterly basis as determined by Debtor's Fixed Charge Coverage Ratio (as defined in Annex C to this Agreement) for the Rolling Period (as defined in Annex C to this Agreement) for the immediately preceding fiscal quarter of Debtor, with each such adjustment to be effective on the fifth
          (5th) Business Day after Creditor's receipt of Debtor's quarterly financial statements (or in the case of the last fiscal quarter of any fiscal year, annual audited financial statements) and quarterly Compliance Certificate (as defined in Annex E to this Agreement)(or in the case of the last fiscal quarter of any fiscal year, the Debtor's annual Compliance Certificate) meeting the requirements of Annex E to this Agreement for each fiscal quarter of Debtor. Each quarterly adjustment in such Applicable L/C Margin will be determined by reference to the Fixed Charge Coverage Ratio of Debtor and its Subsidiaries for the Rolling Period ending with such fiscal quarter as shown in such financial statements and Compliance Certificate as follows:
          Fixed Charge Coverage Ratio        Applicable L/C
          Margin
          < 0.40:1.00                        2.00%
           0.40:1.00 but < 0.60: 1.00             1.50%
           0.60:1.0 but < 1.25: 1.00              1.25%
           1.25:1.0 but < 1.70: 1.00              1.00%
           1.70:1.00                         0.75%

               If Creditor does not receive delivery of Debtor's quarterly financial statements (or in the case of the last fiscal quarter of any fiscal year, annual audited financial statements) and quarterly Compliance Certificate (or in the case of the last fiscal quarter of any fiscal year, the Debtor's annual Compliance Certificate) in accordance with and by the deadlines specified in Annex E to this Agreement, such failure shall (in addition to any other remedy provided in the Letter of Credit Documents) result in an increase in such Applicable L/C Margin to the highest rate specified above until the fifth (5th) Business Day following the date on which Creditor receives such financial statements and Certificate of Compliance (at which time such adjustment in the Applicable L/C Margin shall become effective). Notwithstanding the foregoing, on and at all times during the continuance of a Default or Event of Default, the Applicable L/C Margin shall be deemed to be the highest rate specified above until the fifth (5th) Business Day after the date on which such Event of Default or Default is waived, cured or otherwise ceases to exist.

      2.5 Annex A to the Letter of Credit Agreement is hereby amended by adding in alphabetical order the following new defined term:

                     "Second Amendment Effective Date" shall mean
          July 19, 2001.

      2.6 The definition of "Term Debt" set forth in Annex A of the Letter of Credit Agreement is hereby deleted in its entirety and the following new definition is substituted in lieu thereof:

                    "Term Debt" shall mean an Indebtedness of the Debtor in an original principal amount of not less than $100,000,000 but not more than $125,000,000 and which
          (i) has a final maturity date of no earlier than six months after the Commitment Termination Date, (ii) has no scheduled principal reduction prior to six months after the Commitment Termination Date, (iii) is not prepaid, redeemed or repurchased prior to six months after the Commitment Termination Date, (iv) is not guaranteed by any of Debtor's Subsidiaries and (v) is not secured by a Lien on any assets (other than real property) of Debtor or any of its Subsidiaries.

      2.7 Annex A to the Letter of Credit Agreement is hereby amended by adding (in alphabetical order) the following new defined term:

                "Net Proceeds" shall mean, in connection with any issuance of the Term Debt, the gross proceeds from such issuance minus reasonable and customary transaction costs, fees and expenses properly attributable to such issuance and payable by Debtor in connection therewith (in each case, paid to non-Affiliates of Debtor)

      2.8 Annex C to the Letter of Credit Agreement is hereby amended by deleting the Minimum Fixed Charge Coverage Ratio covenant in paragraph (a) thereof in its entirety and replacing said covenant with the following:

               (a) Minimum Fixed Charge Coverage Ratio. Debtor and its Subsidiaries shall have on a consolidated basis, as of the end of each Fiscal Quarter set forth below, a Fixed Charge Coverage Ratio for the Rolling Period then ended of not less than the following:
          Fiscal Quarter             Minimum Fixed Charge
                                     Coverage Ratio

          Fiscal Quarter ending      0.65 to 1.00
          June 30, 2001

          Fiscal Quarter ending      0.35 to 1.00
          September 30, 2001

          Fiscal Quarter ending      0.65 to 1.00
          December 31, 2001

          Fiscal Quarter ending      0.60 to 1.00
          March 31, 2002

          Fiscal Quarter ending      1.70 to 1.00
          June 30, 2002 and each
          Fiscal Quarter
          thereafter


      2.9 Annex C to the Letter of Credit Agreement is hereby amended by deleting the Minimum EBITDA covenant in paragraph (c) thereof in its entirety and replacing said covenant with the following:

               (c) Minimum EBITDA. Debtor and its Subsidiaries shall have on a consolidated basis for each Fiscal Quarter set forth below an EBITDA for the Rolling Period then ended of not less than the following:

          Fiscal Quarter             Minimum EBITDA

          Fiscal Quarter ending      $28,500,000
          June 30, 2001

          Fiscal Quarter ending      $17,000,000
          September 30, 2001

          Fiscal Quarter ending      $30,000,000
          December 31, 2001

          Fiscal Quarter ending      $29,000,000
          March 31, 2002

          Fiscal Quarter ending      $65,000,000
          June 30, 2002

          Fiscal Quarter ending      $80,000,000
          September 30, 2002 and
          for each Fiscal Quarter
          thereafter



      2.10 Annex C to the Letter of Credit Agreement is hereby amended by deleting the Maximum Capital Expenditures covenant in paragraph (d) thereof in its entirety and replacing said covenant with the following:

               (d) Maximum Capital Expenditures. Debtor and its Subsidiaries shall not make or incur any Capital Expenditures if, after giving effect thereto, the aggregate amount of all Capital Expenditures made or incurred by Debtor and its Subsidiaries during any period of four (4) consecutive Fiscal Quarters would exceed the amounts set forth below for such period:

          Four Consecutive Fiscal    Maximum Capital
          Quarters Ending            Expenditures

          Fiscal Quarter ending      $35,000,000
          June 30, 2001

          Fiscal Quarter ending      $30,000,000
          September 30, 2001

          Fiscal Quarter ending      $30,000,000
          December 31, 2001

          Fiscal Quarter ending      $40,000,000
          March 31, 2002

          Fiscal Quarter ending      $40,000,000
          June 30, 2002

          Fiscal Quarter ending      $55,000,000
          September 30, 2002 and
          for each Fiscal Quarter
          thereafter



      2.11 Annex C to the Letter of Credit Agreement is hereby amended by adding the following sentences at the end of the definition therein of the term "EBITDA":

          Solely for purposes of determining compliance with the Fixed Charge Coverage Ratio and the EBITDA covenants set forth in paragraphs (a) and (c) above, respectively, for any Rolling Period that includes the Fiscal Quarter ended June 30, 2001 (the "Subject Fiscal Quarter"), EBITDA for the Subject Fiscal Quarter shall be deemed increased by an amount equal to the Restructuring Charge (defined below) to the extent and only to the extent that such Restructuring Charge was deducted by Debtor from the consolidated net income of the Debtor and its Subsidiaries for the Subject Fiscal Quarter in determining such consolidated net income. As used herein the "Restructuring Charge" shall mean an amount equal to the lesser of (i) $10,200,000 or (ii) the actual amount paid or the obligation actually incurred by Debtor to International Business Machines Corporation ("IBM") in the Subject Fiscal Quarter as a result of the discontinuance or termination by the Debtor or its Affiliates of the Agreement for Information Technology Services, dated September 1, 1998, by and between Debtor and IBM.

      2.12 Annex C to the Letter of Credit Agreement is hereby amended by deleting the definition therein of the term "Tangible
Net Worth" in its entirety and replacing said definition with the following:

          "Tangible Net Worth" shall mean, with respect to any Person at any date, the Net Worth of such Person at such date, (x) excluding, however, from the determination of the total assets at such date, (a) all goodwill, capitalized organizational expenses, capitalized research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses (excluding software licenses) and rights in any thereof, and other intangible items (other than software licenses), (b) all unamortized debt discount and expense, (c) treasury Stock, and (d) any write-up in the book value of any asset resulting from a revaluation thereof, but (y) including any non-cash valuation reserves for deferred taxes and any foregone tax benefits provided that such reserves are established in accordance with Financial Accounting Standard Number 109 and do not result in an increase in such Person's future cash tax payments.

      2.13 Annex E to the Letter of Credit Agreement is hereby amended by adding the following new clause (iii) at the end of paragraph (a) thereof:

         , and (iii) a Compliance Certificate (as defined in paragraph (b) below) showing the calculations used in determining compliance with each financial covenant set forth on Annex C as of the end of and for the Rolling Period (as defined in Annex C) which ends with such Fiscal Year and a management discussion and analysis that includes a comparison to budget for such Fiscal
         Year and a comparison of performance for such Fiscal Year to the prior Fiscal Year.

      2.13 Annex E to the Letter of Credit Agreement is hereby amended by deleting the last sentence of paragraph (b) thereof in its entirety and replacing said sentence with the following:

          In addition, the Debtor shall furnish to Creditor, within forty-five (45) days after the end of each fiscal quarter (other than the last fiscal quarter of any fiscal year), (y) a statement in reasonable detail (each, a "Compliance Certificate") showing the calculations used in determining compliance with each financial covenant set forth on Annex C as of the end of and for the Rolling Period (as defined in Annex
          C) which ends with such fiscal quarter and (z) a management discussion and analysis that includes a comparison to budget for the fiscal year to date as of the end of such fiscal quarter and a comparison of performance for the fiscal year to date as of the end of that fiscal quarter to the corresponding period in the prior year.

     3.   No Other Waivers or Amendments.  Except for the waivers
and  amendments expressly set forth and referred to in Section  1 and Section 2 above, respectively, the Letter of Credit Agreement shall remain unchanged and in full force and effect.

     4. Representations and Warranties. To induce GE Capital to enter into this Amendment, Debtor and each of the other Credit Parties hereby warrant, represent and covenant to GE Capital that: (a) this Amendment has been duly authorized, executed and delivered by Debtor and each Credit Party signatory thereto, (b) after giving effect to this Amendment, no Termination Event or Event of Default has occurred and is continuing as of this date, and (c) after giving effect to this Amendment, all of the representations and warranties made by Debtor and each Credit Party in the Letter of Credit Agreement are true and correct in all material respects on and as of the date of this Amendment (except to the extent that any such representations or warranties expressly referred to a specific prior date). Any breach in any material respect by Debtor or any Credit Party of any of its representations and warranties contained in this Section 4 shall be an Event of Default under the Letter of Credit Agreement.

     5. Ratification. Debtor and each of the other Credit Parties hereby ratify and reaffirm each and every term, covenant and condition set forth in the Letter of Credit Agreement and all other documents delivered by such company in connection therewith (including without limitation the other Letter of Credit Documents to which Debtor or any Credit Party is a party), effective as of the date hereof.

     6. Estoppel. To induce GE Capital to enter into this Amendment, Debtor and each of the other Credit Parties hereby acknowledge and agree that, as of the date hereof, there exists no right of offset, defense or counterclaim in favor of Debtor or any Credit Party as against GE Capital with respect to the obligations of Debtor or any Credit Party to GE Capital under the Letter of Credit Agreement or the other Letter of Credit Agreement Documents, either with or without giving effect to this Amendment.

      7. Conditions to Effectiveness. This Amendment shall become effective, as of the Effective Date, subject to the prior or subsequent (i) receipt by the GE Capital of this Amendment, duly executed, completed and delivered by Debtor and each Credit Party and (ii) receipt by GE Capital of evidence satisfactory to it that all conditions precedent to the effectiveness of the Second Amendment to Securitization Agreements of even date among the Receivables Subsidiary, CF Delaware as Servicer, the Receivables Lenders, the Receivables Administrative Agent and the other parties thereto have been fulfilled (other than the effectiveness of this Amendment). GE Capital shall promptly notify the Credit Parties in writing when the conditions specified in clauses (i) and (ii) above are satisfied.

     8. Reimbursement of Expenses. Debtor and each of the other Credit Parties hereby agree that Debtor and each of the other Credit Parties shall reimburse GE Capital on demand for all costs and expenses (including without limitation attorney's fees) incurred by GE Capital in connection with the negotiation, documentation and consummation of this Amendment and the other documents executed in connection herewith and therewith and the transactions contemplated hereby and thereby.

     9.    Governing  Law.  THIS AGREEMENT SHALL BE GOVERNED  BY,
AND  CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE  OF  NEW
YORK FOR CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SAID STATE.

     10.   Severability  of Provisions.  Any  provision  of  this
Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, Debtor and each of the other Credit Parties hereby waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

     11. Counterparts. This Amendment may be executed in any number of several counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns.

     12. Entire Agreement. The Letter of Credit Agreement as amended by this Amendment embodies the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.



                         CONSOLIDATED FREIGHTWAYS CORPORATION


                         By:/s/Robert E. Wrightson
                         Name:Robert E. Wrightson
                         Title:Executive Vice President and CFO



                         GENERAL ELECTRIC CAPITAL CORPORATION


                         By:/s/Craig Winslow
                         Name: Craig Winslow
                         Duly Authorized Signatory

  SECOND AMENDMENT TO SECURITIZATION AGREEMENTS


           THIS SECOND AMENDMENT TO SECURITIZATION AGREEMENTS (this "Amendment"), is made and entered into as of July 19, 2001 (the "Effective Date"), by and between CONSOLIDATED FREIGHTWAYS FUNDING LLC, a Delaware limited liability company (the "Borrower"), CONSOLIDATED FREIGHTWAYS CORPORATION OF DELAWARE, a Delaware corporation ("CFCD"; the Borrower and CFCD are referred to herein individually as a "Company" and collectively as the "Companies"), REDWOOD RECEIVABLES CORPORATION, a Delaware corporation ("Redwood"), as Conduit Lender (in such capacity, the "Conduit Lender"), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("GE Capital"), as Committed Lender (in such capacity, the "Committed Lender"; together with the Conduit Lender referred to herein collectively as the "Lenders"), as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"), as Collateral Agent for the Conduit Lender and the Conduit Lender Secured Parties (in such capacity, the "Collateral Agent"), as Operating Agent for Redwood (in such capacity, the "Operating Agent"), and as Liquidity Agent for the Liquidity Lenders (in such capacity, the "Liquidity Agent").


                       W I T N E S E T H:

      WHEREAS, CFCD and the Borrower are parties to a certain Receivables Sale and Contribution Agreement, dated as of April 27, 2001 (as amended to the date hereof, the "Sale Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in Annex X to the Sale Agreement as amended by this Amendment), whereby CFCD has agreed to sell, contribute or otherwise transfer to the Borrower, and the Borrower has agreed to purchase or otherwise acquire from CFCD, all of the right, title and interest of CFCD in the Receivables; and

       WHEREAS,   CFCD,  the  Borrower,  the  Lenders   and   the
Administrative Agent, are parties to a certain Servicing Agreement, dated as of April 27, 2001 (as amended to the date hereof, the "Servicing Agreement"), whereby the Borrower has appointed CFCD to service, administer and collect the Transferred Receivables pursuant to the Funding Agreement (defined below) on the terms and conditions set forth therein; and

      WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a certain Receivables Funding Agreement, dated as of April 27, 2001 (as amended to the date hereof, the "Funding Agreement"), pursuant to which, among other things, the Lenders have agreed, subject to certain terms and conditions, to make Advances to the Borrower to fund its purchases of the Receivables; and

      WHEREAS, Redwood, GE Capital, as Liquidity Agent, Initial Liquidity Lender, Collateral Agent and Operating Agent are parties to a certain Liquidity Loan and Asset Purchase Agreement, dated as of April 27, 2001 (the "Liquidity Loan Agreement"; the Sale Agreement, the Servicing Agreement, the Funding Agreement and the Liquidity Loan Agreement Supplement, together with all exhibits and annexes thereto, are referred to herein collectively as the "Securitization Agreements"), pursuant to which, among other things, the Liquidity Lenders have agreed, subject to certain terms and conditions, to make Liquidity Loans to Redwood; and

      WHEREAS, the Companies have requested that certain of the Securitization Agreements be amended in certain respects and that certain waivers be granted, and Redwood and GE Capital are willing to agree to such amendments and grant such waivers subject to the terms and conditions of this Amendment.

     NOW  THEREFORE, in consideration of the premises and  mutual
covenants   contained  herein,  and  other  good   and   valuable
consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Waivers of Certain Events. Subject to the terms and conditions of this Amendment, including without limitation the fulfillment of the conditions to effectiveness specified in
Section 7 below, the Lenders, the Administrative Agent, the Collateral Agent and the Liquidity Agent hereby waive any Termination Event or Incipient Termination Event under the Funding Agreement and any Event of Servicer Termination or Incipient Servicer Termination Event under the Servicing Agreement which may have resulted from the failure of Parent or any of its Subsidiaries to comply with the following covenants in the Securitization Agreements or the Standby Letter of Credit
Agreement: (i) the Minimum Fixed Charge Coverage Ratio covenant set forth in paragraph (a) of Annex 4.02(p) to the Sale Agreement and paragraph (a) of Annex C to the Standby Letter of Credit Agreement, in each case for the fiscal quarter ended June 30, 2001; (ii) the Minimum EBITDA covenant set forth in paragraph (c) of Annex 4.02(p) to the Sale Agreement and paragraph (c) of Annex C to the Standby Letter of Credit Agreement, in each case for the fiscal quarter ended June 30, 2001, and (ii) the covenants in paragraph (f) of Annex 4.02(h) to the Sale Agreement, paragraph
(d) of Annex 5.04 to the Servicing Agreement, paragraph (b) of Annex 5.02(a) to the Funding Agreement and paragraph (f) of Annex E to the Standby Letter of Credit, in each case to the extent such covenant required the Parent or any of its Subsidiaries to provide any of the Lenders, the Administrative Agent, the Collateral Agent, the Standby L/C Creditor or any other Person with notice of the occurrence of any of the Termination Events, Incipient Termination Events, Events of Servicer Termination, or Incipient Servicer Termination Events described in clauses (i) or
(ii) of this Section 1; provided that the aforesaid waivers relate solely to the covenants, periods and events specified above, and nothing in this Amendment is intended, or shall be construed, to waive any other Termination Event, Incipient Termination Event, Event of Servicer Termination or Incipient Servicer Termination Event.

     2. Amendments of Securitization Agreements. Subject to the terms and conditions of this Amendment, including without limitation the fulfillment of the conditions to effectiveness specified in Section 7 below, the Securitization Agreements shall be amended as follows:

          (A) Amendments to Servicing Agreement. The parties signatory to the Servicing Agreement hereby agree that the Servicing Agreement shall be amended as follows:

     2.1 Section 6.01(q) of the Servicing Agreement is hereby deleted in its entirety and the following new Section 6.01(q) is substituted in lieu thereof:

               (q) a default or breach of any of the covenants set forth in Annex 4.02(p) to the Sale and Contribution
          Agreement shall have occurred; or

          (B) Amendments to Annex X. The parties signatory to each of the Funding Agreement, the Sale Agreement, and the Servicing Agreement hereby agree to amend Annex X to the Funding Agreement, the Sale Agreement and the Servicing Agreement as follows:

     2.2 The definition of the term "Per Annum Daily Margin" set forth in Annex X to the Funding Agreement, the Sale Agreement and the Servicing Agreement is hereby deleted in its entirety, and the following new definition is substituted in lieu thereof:

                    "Per Annum Daily Margin" shall mean a rate
          per annum equal to:
               (a) 2.50% with respect to the Committed Lender's Outstanding Principal Amount, and
               (b)  with respect to the Conduit Lender's
          Outstanding Principal Amount, (i) from the Second Amendment Effective Date through November 15, 2001, 1.25% and (ii) during any period thereafter, the Per Annum Daily Margin shall be subject to adjustment (upwards or downwards) prospectively on a quarterly basis as determined by the Fixed Charge Coverage Ratio (as defined in Annex 4.02(p) to the Sale and Contribution Agreement) of the Parent and its Subsidiaries for the Rolling Period (as defined in Annex 4.02(p) to the Sale and Contribution Agreement) for the immediately preceding fiscal quarter of the Parent, with each such adjustment to be effective on the fifth (5th) Business Day after the Administrative Agent's receipt of the Parent's quarterly financial statements (or in the case of the last fiscal quarter of any fiscal year, annual audited financial statements) and quarterly Compliance Certificate (as defined in Annex 4.02(h) to the Sale and Contribution Agreement) (or in the case of the last fiscal quarter of any fiscal year, the Parent's annual Compliance Certificate) meeting the requirements of Annex 4.02(h) to the Sale and Contribution Agreement for each fiscal quarter of Parent. Each quarterly adjustment in such Per Annum Daily Margin will be determined by reference to the Fixed Charge Coverage Ratio of Parent and its Subsidiaries for the Rolling Period ending with such fiscal quarter as shown in such financial statements and Compliance Certificate as follows:
               Fixed Charge Coverage Ratio        Per Annum Daily
          Margin
          < 0.40:1.00                        2.00%
           0.40:1.00 but < 0.60: 1.00             1.50%
           0.60:1.0 but < 1.25: 1.00              1.25%
           1.25:1.0 but < 1.70: 1.00              1.00%
           1.70:1.00                         0.75%

               If the Administrative Agent does not receive delivery of Parent's quarterly financial statements (or in the case of the last fiscal quarter of any fiscal year, annual audited financial statements) and quarterly Compliance Certificate (or in the case of the last fiscal quarter of any fiscal year, annual Compliance Certificate) in accordance with and by the deadlines specified in Annex 4.02(h) to the Sale and Contribution Agreement, such failure shall (in addition to any other remedy provided in the Related Documents) result in an increase in such Per Annum Daily Margin to the highest rate specified above until the fifth (5th) Business Day following the date on which the Administrative Agent receives such financial statements and Certificate of Compliance (at which time such adjustment in the Applicable Margin shall become effective). Notwithstanding the foregoing, on and at all times during the continuance of a Termination Event or an Incipient Termination Event, the Per Annum Daily Margin shall be deemed to be the highest rate specified above until the fifth (5th) Business Day after the date on which such Termination Event or Incipient Termination Event is waived, cured or otherwise ceases to exist.

      2.3 Annex X to the Funding Agreement, the Sale Agreement and the Servicing Agreement is hereby amended by adding in alphabetical order the following new defined term:

                     "Second Amendment Effective Date" shall mean
          July 19, 2001.]

     (C) Amendments to Sale Agreement. The parties signatory to the Sale Agreement hereby agree that the Sale Agreement shall be amended as follows:

      2.4 Annex 4.02(p) to the Sale Agreement is hereby amended by deleting the Minimum Fixed Charge Coverage Ratio covenant in paragraph (a) thereof in its entirety and replacing said covenant with the following:

               (a) Minimum Fixed Charge Coverage Ratio. The Parent and its Subsidiaries shall have on a consolidated basis, as of the end of each fiscal quarter set forth below, a Fixed Charge Coverage Ratio for the Rolling Period then ended of not less than the following:

          Fiscal Quarter             Minimum Fixed Charge
                                     Coverage Ratio

          Fiscal Quarter ending      0.65 to 1.00
          June 30, 2001

          Fiscal Quarter ending      0.35 to 1.00
          September 30, 2001

          Fiscal Quarter ending      0.65 to 1.00
          December 31, 2001

          Fiscal Quarter ending      0.60 to 1.00
          March 31, 2002

          Fiscal Quarter ending      1.70 to 1.00
          June 30, 2002 and each
          Fiscal Quarter
          thereafter


      2.5 Annex 4.02(p) to the Sale Agreement is hereby amended by deleting the Minimum EBITDA covenant in paragraph (c) thereof in its entirety and replacing said covenant with the following:

               (c) Minimum EBITDA. Parent and its Subsidiaries shall have on a consolidated basis for each fiscal quarter set forth below an EBITDA for the Rolling Period then ended of not less than the following:

          Fiscal Quarter             Minimum EBITDA

          Fiscal Quarter ending      $28,500,000
          June 30, 2001

          Fiscal Quarter ending      $17,000,000
          September 30, 2001

          Fiscal Quarter ending      $30,000,000
          December 31, 2001

          Fiscal Quarter ending      $29,000,000
          March 31, 2002

          Fiscal Quarter ending      $65,000,000
          June 30, 2002

          Fiscal Quarter ending      $80,000,000
          September 30, 2002 and
          for each Fiscal Quarter
          thereafter



      2.6   Annex 4.02(p) to the Sale Agreement is hereby amended
by   deleting  the  Maximum  Capital  Expenditures  covenant   in
paragraph (d) thereof in its entirety and replacing said covenant with the following:

               (d) Maximum Capital Expenditures. Parent and its Subsidiaries shall not make or incur any Capital Expenditures if, after giving effect thereto, the aggregate amount of all Capital Expenditures made or incurred by Parent and its Subsidiaries during any period of four (4) consecutive fiscal quarters would exceed the amounts set forth below for such period:

          Four Consecutive Fiscal    Maximum Capital
          Quarters Ending            Expenditures

          Fiscal Quarter ending      $35,000,000
          June 30, 2001

          Fiscal Quarter ending      $30,000,000
          September 30, 2001

          Fiscal Quarter ending      $30,000,000
          December 31, 2001

          Fiscal Quarter ending      $40,000,000
          March 31, 2002

          Fiscal Quarter ending      $40,000,000
          June 30, 2002

          Fiscal Quarter ending      $55,000,000
          September 30, 2002 and
          for each Fiscal Quarter
          thereafter



      2.7 Annex 4.02(p) to the Sale Agreement is hereby amended by adding the following sentences at the end of the definition therein of the term "EBITDA":

          Solely for purposes of determining compliance with the Fixed Charge Coverage Ratio and EBITDA covenants set forth in paragraphs (a) and (c) above, respectively, for any Rolling Period that includes the fiscal quarter ended June 30, 2001 (the "Subject Fiscal Quarter"), EBITDA for the Subject Fiscal Quarter shall be deemed increased by an amount equal to the Restructuring Charge (defined below) to the extent and only to the extent that such Restructuring Charge was deducted by Parent from the consolidated net income of the Parent and its Subsidiaries for the Subject Fiscal Quarter in determining such consolidated net income. As used herein the "Restructuring Charge" shall mean an amount equal to the lesser of (i) $10,200,000 or (ii) the actual amount paid or the obligation actually incurred by Parent to International Business Machines Corporation ("IBM") in the Subject Fiscal Quarter as a result of the discontinuance or termination by the Debtor or its Affiliates of the Agreement for Information Technology Services dated September 1, 1998, by and between Parent and IBM.

      2.8 Annex 4.02(p) to the Sale Agreement is hereby amended by deleting the definition therein of the term "Tangible Net
Worth" in its entirety and replacing said definition with the following:

         "Tangible Net Worth" shall mean, with respect to any Person at any date, the Net Worth of such Person at such date, (x) excluding, however, from the determination of the total assets at such date, (a) all goodwill, capitalized organizational expenses, capitalized research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses (excluding software licenses) and rights in any thereof, and other intangible items (other than software licenses), (b) all unamortized debt discount and expense, (c) treasury Stock, and (d) any write-up in the book value of any asset resulting from a revaluation thereof, but (y) including any non-cash evaluation reserves for deferred taxes and any foregone tax benefits provided that such reserves are established in accordance with Financial Accounting Standard Number 109 and do not result in an increase in such Person's future cash tax payments.
      2.9 Annex 4.02(h) to the Sale Agreement is hereby amended by adding the following new clause (iii) at the end of paragraph
(a) thereof:

         , and (iii) a Compliance Certificate (as defined in paragraph (b) below) showing the calculations used in determining compliance with each financial covenant set forth on Annex 4.02(p) as of the end of and for the Rolling Period (as defined in Annex 4.02(p)) which ends with such fiscal year and a management discussion and analysis that includes a comparison to budget for such fiscal year and a comparison of performance for such fiscal year to the prior fiscal year.

      2.10 Annex 4.02(h) to the Sale Agreement is hereby amended by deleting the last sentence of paragraph (b) thereof in its entirety and replacing said sentence with the following:

          In addition, the Originator shall furnish to the Administrative Agent and the Collateral Agent, within forty-five (45) days after the end of each fiscal quarter (other than the last fiscal quarter of any fiscal year), (y) a statement in reasonable detail (each, a "Compliance Certificate") showing the calculations used in determining compliance with each financial covenant set forth on Annex 4.02(p) as of the end of and for the Rolling Period (as defined in Annex 4.02(p)) which ends with such fiscal quarter and (z) a management discussion and analysis that includes a comparison to budget for the fiscal year to date as of the end of such fiscal quarter and a comparison of performance for the fiscal year to date as of the end of that fiscal quarter to the corresponding period in the prior year.

     3.   No Other Waivers or Amendments.  Except for the waivers
and  amendments expressly set forth and referred to in Section  1 and Section 2 above, respectively, the Securitization Agreements shall remain unchanged and in full force and effect.

     4. Representations and Warranties. Each Company hereby represents and warrants to the Purchasers and the Administrative Agent that (a) this Amendment has been duly authorized, executed and delivered by such Company, (b) after giving effect to this Amendment, no Termination Event, Incipient Termination Event, Event of Servicer Termination or Incipient Servicer Termination
Event in respect of such Company has occurred and is continuing as of this date, and (c) after giving effect to this Amendment, all of the representations and warranties made by such Company in the Securitization Agreements are true and correct in all material respects on and as of the date of this Amendment (except to the extent that any such representations or warranties expressly referred to a specific prior date). Any breach in any material respect by any Company of any of its representations and warranties contained in this Section 4 shall be a Termination Event and an Event of Servicer Termination for all purposes of the Securitization Agreements.

     5. Ratification. Each Company hereby ratifies and reaffirms each and every term, covenant and condition set forth in the Securitization Agreements and all other documents delivered by such Company in connection therewith (including without limitation the other Related Documents to which each Company is a party), effective as of the date hereof.

     6. Estoppel. To induce GE Capital and Redwood to enter into this Amendment, each Company hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense or counterclaim in favor of any Company as against GE Capital or Redwood with respect to the obligations of any Company to GE Capital or Redwood under the Securitization Agreements or the other Related Documents, either with or without giving effect to this Amendment.

      7. Conditions to Effectiveness. This Amendment shall become effective, as of the Effective Date, subject to the prior or subsequent (i) receipt by the Administrative Agent of this Amendment, duly executed, completed and delivered by each of the Companies, Redwood and GE Capital in its various capacities; (ii) receipt by the Administrative Agent of written confirmation from each Rating Agency that the then current rating of the Commercial Paper shall not be withdrawn or downgraded after giving effect to this Amendment and the transactions contemplated hereby, (iii) receipt by the Administrative Agent of evidence satisfactory to it that all conditions precedent to the effectiveness of the Second Amendment to Letter of Credit Agreement of even date between the Debtor, the other Credit Parties party thereto and the
Standby L/C Creditor have been fulfilled (other than the effectiveness of this Amendment), and (iv) receipt by the Administrative Agent for the account of Redwood of an amendment fee in the amount of $500,000, which fee shall be non-refundable and fully earned upon payment thereof by the
Borrower. The Administrative Agent shall promptly notify the Companies in writing when the conditions specified in clauses
(i), (ii)  and (iii) above are satisfied.

     8. Reimbursement of Expenses. Each Company hereby agrees that it shall reimburse the Administrative Agent on demand for all costs and expenses (including without limitation attorney's fees) incurred by such parties in connection with the negotiation, documentation and consummation of this Amendment and the other documents executed in connection herewith and therewith and the transactions contemplated hereby and thereby.

     9.    Governing  Law.  THIS AGREEMENT SHALL BE GOVERNED  BY,
AND  CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE  OF  NEW
YORK FOR CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SAID STATE.

     10.   Severability  of Provisions.  Any  provision  of  this
Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by Applicable Law, each Company hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

     11. Counterparts. This Amendment may be executed in any number of several counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns.

     12. Entire Agreement. The Securitization Agreements as amended by this Amendment embody the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

     13.   Originators'  and GE Capital's  Capacities.   CFCD  is
executing and delivering this Amendment both in its capacity as an Originator under the Sale Agreement and as a Servicer under the Servicing Agreement, and all references herein to "CFCD" shall be deemed to include CFCD in both such capacities unless otherwise expressly indicated. GE Capital is executing and delivering this Amendment in its various capacities as Committed Lender, the Administrative Agent, the Collateral Agent, the Operating Agent and the Liquidity Agent, and all references herein to "GE Capital" shall be deemed to include it in both such capacities unless otherwise expressly indicated.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.



                         CONSOLIDATED FREIGHTWAYS FUNDING LLC


                         By:/s/Kerry K. Morgan
                         Name:Kerry K. Morgan
                         Title:Vice President and Treasurer



                         CONSOLIDATED FREIGHTWAYS CORPORATION OF
                         DELAWARE


                         By:/s/Robert E. Wrightson
                         Name:Robert E. Wrightson
                         Title:Executive Vice President and CFO


                         GENERAL ELECTRIC CAPITAL CORPORATION,
                         as Committed Lender, Administrative
                         Agent, Collateral Agent, Operating Agent and Liquidity Agent


                         By:/s/Craig Winslow
                         Name: Craig Winslow
                         Duly Authorized Signatory


                         REDWOOD RECEIVABLES CORPORATION, as
                         Conduit Lender

                         By:
                         Name:
                         Title:




          THIRD AMENDMENT TO LETTER OF CREDIT AGREEMENT


           THIS THIRD AMENDMENT TO LETTER OF CREDIT AGREEMENT (this "Amendment"), is made and entered into as of August 13, 2001 (the "Effective Date"), by and between CONSOLIDATED FREIGHTWAYS CORPORATION, a Delaware corporation ("Debtor"), the other credit parties signatory to the Letter of Credit Agreement (as defined below) (the "Credit Parties") and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("GE Capital").

                      W I T N E S S E T H:

           WHEREAS, Debtor, the Credit Parties and GE Capital are parties to that certain Letter of Credit Agreement, dated as of April 27, 2001 (as amended to the date hereof, the "Letter of Credit Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Letter of Credit Agreement), pursuant to which GE Capital has committed to make certain letters of credit available to Debtor; and

           WHEREAS, Debtor, the Credit Parties and GE Capital desire to modify the Letter of Credit Agreement in certain respects be in accordance with and subject to the terms and conditions set forth herein.

           NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor, the Credit Parties and GE Capital do hereby agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Letter of Credit Agreement (except as otherwise expressly defined or limited herein) and do hereby further agree as follows:

           1. Amendments to the Letter of Credit Agreement. Subject to the terms and conditions of this Amendment, including without limitation the fulfillment of the conditions precedent specified in Section 6 below, the Letter of Credit Agreement is hereby amended as follows:

           1.1 Section 1.1(a) of the Letter of Credit Agreement is hereby amended by deleting the reference to the phrase "the outstanding Letter of Credit Exposure" that appears at the end of the first sentence of such section and by substituting in lieu thereof a reference to the phrase "the aggregate outstanding principal balance of the Reimbursement Obligations for any and all payments made by Creditor on or pursuant to any and all Letter of Credit Obligations".

           1.2 Section 6.3 of the Letter of Credit Agreement is hereby amended by deleting clause (m) in the first sentence thereof in its entirety and substituting in lieu thereof the following clause (m) as follows:

               (m) the Term Debt and the Sale-Leaseback Debt, provided that the entire Net Proceeds from each of the Term Debt and the Sale-Leaseback Debt are immediately upon receipt by Debtor (i) applied by Debtor to the repayment of Debtor's outstanding Letter of Credit Obligations with respect to any outstanding drawings under Letters of Credit and/or (ii) distributed to the Receivables Subsidiary for immediate application to the repayment of the outstanding Receivables Advances.

           1.3 Section 6.3 of the Letter of Credit Agreement is hereby further amended by deleting the proviso which appears at the end of clause (n) in the first sentence of such Section and by substituting in lieu thereof the following new proviso:

               ,provided that (i) the aggregate outstanding principal amount of the Term Debt, the Sale-
               Leaseback Debt (which for purposes hereof shall be the imputed principal amount thereof), the Vancouver Secured Debt and the Additional Secured Debt may not exceed $125,000,000 (or, in the event that the Vancouver Property is leased by
               Debtor or its Subsidiaries, plus the excess of the capitalized value of such lease over the Net Proceeds of such lease) at any one time, and (ii) each of the Vancouver Secured Debt, the Additional Secured Debt, the Sale-Leaseback Debt and the Term Debt may only be incurred if, at the time of and after giving effect to the incurrence of any such Indebtedness, (A) no Default or Event of Default shall exist, and (B) the Debtor shall be in compliance with the minimum Fixed Charge Coverage Ratio covenant set forth in part (a) of Annex C for the Adjusted Rolling Period (defined below) as determined on a pro forma basis such that (I) the subject Indebtedness to be incurred shall be deemed to have been incurred on the first day of such Adjusted Rolling Period, (II) EBITDA, cash taxes and Fixed Charges of the
               Debtor and its Subsidiaries for the Testing Quarter (defined below) shall be determined based upon financial projections of the Debtor delivered to Creditor on or immediately prior to the date of incurrence of such Indebtedness, which projections Debtor believes to be reasonable and fair in light of current conditions and current facts known to Debtor and as of the date of delivery of such projections reflect Debtor's good faith and reasonable estimates of the future financial performance of Debtor and its Subsidiaries for the Testing
               Quarter after giving effect to such Indebtedness on a pro forma basis, and (III) such projections and the assumptions used in preparing the same are subject to approval by the Creditor and such approval shall not be unreasonably withheld or delayed.

           1.4 Section 6.7 of the Letter of Credit Agreement is hereby amended by deleting clauses (d) and (e) thereof in their entireties and substituting in lieu thereof the following clauses
(d) and (e), respectively:

               (d) Liens on the Vancouver Property securing the Vancouver Secured Debt, provided that on or before the attachment of such Liens, Debtor has delivered to Creditor a mortgagee waiver (or a landlord waiver if the Vancouver Secured Debt constitutes a Capital Lease Obligation), duly executed by the applicable mortgagee (or landlord if the Vancouver Secured Debt constitutes a Capital Lease Obligation), and in form and substance reasonably satisfactory to Creditor, and provided that such Liens shall not attach to any  of  the  Collateral; (e)  Liens  (whether  by
               conventional mortgage or sale-leaseback or otherwise) on any real estate or equipment owned by any Credit Party securing the Additional Secured Debt provided that such Liens do not attach to any of the Collateral, and Liens (whether by conventional mortgage or sale-
               leaseback or otherwise) on any real estate owned by the Debtor securing the Term Debt or the Sale-Leaseback Debt provided that such Liens attach only to the real estate that is the subject of such transaction.

           1.5 Section 6.8 of the Letter of Credit Agreement is hereby amended by deleting the word "and" immediately preceding clause (g) in the first sentence thereof and by adding the following at the end of the first sentence thereof:

               , and (h) the sales or transfers of real property in connection with the issuance of any Sale-Leaseback Debt, provided that the aggregate net book value of all such real property shall not exceed $50,000,000.

Section 6.8 of the Letter of Credit Agreement is hereby further amended by replacing the phrase "clauses (d) through (g)" in the second sentence thereof with the phrase "clauses (d) through
(h)".
 .
           1.6 Section 6.18 of the Letter of Credit Agreement is hereby deleted in it entirety and the following new Section 6.18 is substituted in lieu thereof:

                     6.18  Term  Debt  and  Sale-Leaseback  Debt.
               Except for regularly scheduled lease payments on any Sale-Leaseback Debt, no Credit Party shall make any payment or prepayment (partial or full) of principal of any of the Term Debt or the Sale-Leaseback Debt, Debtor shall not redeem or repurchase any of the Term Debt or the Sale-Leaseback Debt or establish a sinking fund or the equivalent for the Term Debt or the Sale-Leaseback Debt, and the scheduled maturity date of the Term Debt or the Sale-Leaseback Debt shall not be accelerated.

           1.7 Section 8.1 of the Letter of Credit Agreement is hereby amended by deleting clause (n) thereof in its entirety and substituting in lieu thereof the following clause (n) as follows:

               (n) (i) Debtor fails to receive prior to October 15, 2001 at least $50, 000,000 in aggregate Net Proceeds from its incurrence of any or all of the Sale-Leaseback Debt, the Term Debt, the Vancouver Secured Debt or the Additional Secured Debt, or
               (ii) the entire Net Proceeds of any of the Sale-Leaseback Debt, the Term Debt, the Vancouver Secured Debt and the Additional Secured Debt are not immediately upon receipt by Debtor (A) applied to repay Debtor's outstanding Letter of Credit Obligations with respect to any outstanding drawings under Letters of Credit in the manner specified in Section 1.7 of this Agreement and/or (B) contributed to the Receivables Subsidiary and, immediately upon receipt by the Receivables Subsidiary, applied by it to repay outstanding Receivables Advances; or

           1.8 Annex A to the Letter of Credit Agreement is hereby amended by deleting the word "and" immediately preceding clause (i) at the end of the definition therein of the term
"Indebtedness" and by adding the following at the end of such definition:

                and (j) the Sale-Leaseback Debt, the Term Debt, the Vancouver Secured Debt and the Additional Secured Debt.

           1.9 The definition of the term "Net Proceeds" set forth in Annex A of the Letter of Credit Agreement (as such definition was added by the Second Amendment to Letter of Credit Agreement dated as of July 19, 2001 by and among the Debtor, the Credit Parties and GE Capital) is hereby deleted in its entirety and the following new definition of such term is substituted in lieu thereof:

                    "Net Proceeds" shall mean, in connection with
               any incurrence of the Vancouver Secured Debt, the Additional Secured Debt, the Term Debt or the Sale-Leaseback Debt, the gross cash proceeds received by the Debtor or its Subsidiaries from such
               transaction   minus   reasonable   and   customary
               transaction costs, fees and expenses properly attributable to such transaction and payable by Debtor or its Subsidiaries in connection therewith (in each case, paid to non-Affiliates of Debtor).

          1.10 The definition of the term "Pledged Entity Value" set forth in Annex A to the Letter of Credit Agreement is hereby deleted in its entirety and the following new definition of such term is substituted in lieu thereof:
                    "Pledged Entity Value" shall mean, as of any
               date of determination, the amount equal to:
                    (a)  (i) the Pledged Entity Asset Base as of
                    such date multiplied by the Advance Discount
                    Rate as of such date, less, without
                    duplication, (ii) the sum (without
                    duplication) of the Discount Reserve, the
                    Dilution Reserve, the Permitted Encumbrance
                    Reserve, the Payroll Reserve and the Letter
                    of Credit Fee Reserve as of such date, minus
                    (b)  Pledged Entity Adjusted Debt as of such
                    date.
               Notwithstanding the foregoing, at  any  time  that
               the   principal  amount  of  the  Pledged   Entity
               Adjusted Debt equals or exceeds $200,000,000, the Pledged Entity Value shall be deemed to be Zero Dollars ($0) for purposes of this Agreement.

           1.11 The definition of the term "Term Debt" set forth in Annex A of the Letter of Credit Agreement is hereby deleted in its entirety and the following new definition of such term is substituted in lieu thereof:

                    "Term Debt" shall mean an Indebtedness of the
               Debtor which (i) has a final maturity date of no earlier than six months after the Commitment Termination Date, (ii) has no scheduled principal reduction prior to six months after the Commitment Termination Date, (iii) is not prepaid, redeemed or repurchased prior to six months after the Commitment Termination Date, (iv) is not guaranteed by any of Debtor's Subsidiaries and (v) is not secured by a Lien on any assets (other than real property) of Debtor or any of its Subsidiaries.

           1.12  The  definition of the term  "Vancouver  Secured
Debt" set forth in Annex A to the Letter of Credit Agreement is hereby deleted in its entirety and the following new definition of such term is substituted in lieu thereof:

                      "Vancouver  Secured  Debt"  shall  mean  an
               Indebtedness of the Debtor or any of the Subsidiary Guarantors that either (a)(i) is in an aggregate principal amount of not more than $25,000,000 at any one time and (ii) is secured only by a Lien permitted under Section 6.7(d) of the Agreement, or (b) is a Capital Lease Obligation or other lease obligation with respect to the Vancouver Property with an implied principal amount of not more than $25,000,000 (plus the excess of the capitalized value of such lease over the Net Proceeds of such lease) at any one time.


         1.13 Annex A to the Letter of Credit Agreement is hereby amended by adding (in alphabetical order) the following new defined terms:

                   "Payroll Reserve" shall have the meaning
               assigned to such term in the Receivables Funding
               Agreement.

                   "real property" and "real estate" shall be
               used interchangeably herein and shall include land and any buildings and fixtures located thereon.

                         "Sale-Leaseback  Debt"  shall  mean  any
              indebtedness   incurred  in  any   transaction   or
              transactions in which the Debtor sells or transfers any of its real property and thereafter leases or rents such property or other property which the Debtor intends to use for substantially the same purpose as the property being sold or transferred and which transaction (i) has a final maturity date of no earlier than six months after the Commitment Termination Date, (ii) except for regularly scheduled lease payments on any Sale-Leaseback Debt, has no scheduled principal payment prior to six months after the Commitment Termination Date, (iii) is not prepaid, redeemed, or repurchased prior to six months after the Commitment Termination Date, (iv) is not guaranteed by any of the Debtor's Subsidiaries, and (v) is not secured by a Lien on any assets of the Debtor or any of its Subsidiaries (other than the real property that is the subject of such transaction).

          1.14 The definition of the term "Fixed Charges" in Annex C to the Letter of Credit Agreement shall be deleted in its entirety and the following new definition of such term shall be substituted in lieu thereof:

                    "Fixed Charges" shall mean, with respect to
               any Person for any fiscal period, the aggregate of, without duplication, (a) all Interest Expense and Lease Expense paid or accrued during such period, plus (b) all regularly scheduled payments of principal or implied principal with respect to Indebtedness (including any lease payments by any Person in respect of any Capital Leases, any Sale-Leaseback Debt or any Vancouver Secured Debt) due or made during such period, plus (c) all Restricted Payments made during such period (other than Permitted Stock Repurchases covered by
               Section 6.14(vii)), plus (d) any cash payments made by such Person in connection with any Permitted Acquisitions.
 .
           2. No Other Amendments. Except for the amendments expressly set forth and referred to in Section 1 above, the Letter of Credit Agreement shall remain unchanged and in full force and effect.

           3. Representations and Warranties. To induce GE Capital to enter into this Amendment, Debtor and each of the other Credit Parties hereby warrant, represent and covenant to GE Capital that: (a) this Amendment has been duly authorized, executed and delivered by Debtor and each Credit Party signatory thereto, (b) after giving effect to this Amendment, no
Termination Event or Event of Default has occurred and is continuing as of this date, and (c) after giving effect to this Amendment, all of the representations and warranties made by Debtor and each Credit Party in the Letter of Credit Agreement are true and correct in all material respects on and as of the date of this Amendment (except to the extent that any such representations or warranties expressly referred to a specific prior date). Any breach in any material respect by Debtor or any Credit Party of any of its representations and warranties contained in this Section 3 shall be an Event of Default under the Letter of Credit Agreement.

          4. Ratification. Debtor and each of the other Credit Parties hereby ratify and reaffirm each and every term, covenant and condition set forth in the Letter of Credit Agreement and all other documents delivered by such company in connection therewith (including without limitation the other Letter of Credit Documents to which Debtor or any Credit Party is a party), effective as of the date hereof.

          5. Estoppel. To induce GE Capital to enter into this Amendment, Debtor and each of the other Credit Parties hereby acknowledge and agree that, as of the date hereof, there exists no right of offset, defense or counterclaim in favor of Debtor or any Credit Party as against GE Capital with respect to the obligations of Debtor or any Credit Party to GE Capital under the Letter of Credit Agreement or the other Letter of Credit Agreement Documents, either with or without giving effect to this Amendment.

           6. Conditions to Effectiveness. This Amendment shall become effective, as of the Effective Date, subject to the prior or subsequent (i) receipt by the GE Capital of this Amendment, duly executed, completed and delivered by Debtor and each Credit Party and (ii) receipt by GE Capital of evidence satisfactory to it that all conditions precedent to the effectiveness of the Third Amendment to Securitization Agreements of even date among the Receivables Subsidiary, CF Delaware as Servicer, the Receivables Lenders, the Receivables Administrative Agent and the other parties thereto have been fulfilled (other than the effectiveness of this Amendment). GE Capital shall promptly notify the Credit Parties in writing when the conditions specified in clauses (i) and (ii) above are satisfied.

          7. Reimbursement of Expenses. Debtor and each of the other Credit Parties hereby agree that Debtor and each of the other Credit Parties shall reimburse GE Capital on demand for all costs and expenses (including without limitation attorney's fees) incurred by GE Capital in connection with the negotiation, documentation and consummation of this Amendment and the other documents executed in connection herewith and therewith and the transactions contemplated hereby and thereby.

           8.    Governing Law.  THIS AGREEMENT SHALL BE GOVERNED
BY,  AND  CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE  OF
NEW  YORK  FOR  CONTRACTS TO BE PERFORMED  ENTIRELY  WITHIN  SAID
STATE.

          9. Severability of Provisions. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, Debtor and each of the other Credit Parties hereby waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

           10. Counterparts. This Amendment may be executed in any number of several counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns.

           11. Entire Agreement. The Letter of Credit Agreement as amended by this Amendment embodies the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

           IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.


                         CONSOLIDATED FREIGHTWAYS CORPORATION


                         By: /s/Robert E. Wrightson
                         Name:Robert E. Wrightson
                         Title:Executive Vice President and CFO


                         GENERAL ELECTRIC CAPITAL CORPORATION


                         By: /s/Craig Winslow
                         Name:Craig Winslow
                         Title:    Duly Authorized Signatory


                      CONSENT OF GUARANTORS


          Each of the undersigned Guarantors hereby: (i) consents to the execution, delivery and performance of the within and foregoing Third Amendment to Letter of Credit Agreement as well as the execution, delivery and performance of the First Amendment to Letter of Credit Agreement, dated as of May 23, 2001, between Debtor and GE Capital and the Second Amendment to Letter of Credit Agreement, dated as of July 19, 2001, between such parties and (ii) ratifies and reaffirms each and every term, covenant and condition set forth in the Letter of Credit Documents to which it is a party.

           IN  WITNESS  WHEREOF, the Guarantors have caused  this
Consent   to  be  duly  executed  by  their  respective  officers
thereunto duly authorized, all as of the date first above written.

                         CONSOLIDATED FREIGHTWAYS CORPORATION  OF
                         DELAWARE


                         By:/s/Robert E. Wrightson
                         Name:Robert E. Wrightson
                         Title:Executive Vice President and CFO


                         CF AIRFREIGHT CORPORATION


                         By:/s/Kerry K. Morgan
                         Name:Kerry K Morgan
                         Title:Vice President and Treasurer


                         CF MOVESU.COM INCORPORATED


                         By:/s/Kerry K. Morgan
                         Name:Kerry K Morgan
                         Title:Vice President and Treasurer


                         REDWOOD SYSTEMS, INC.


                         By:/s/Kerry K. Morgan
                         Name:Kerry K Morgan
                         Title:Vice President and Treasurer


                         LELAND JAMES SERVICE CORPORATION


                         By:/s/Kerry K. Morgan
                         Name:Kerry K Morgan
                         Title:Vice President and Treasurer



 THIRD AMENDMENT TO SECURITIZATION AGREEMENTS


          THIS THIRD AMENDMENT TO SECURITIZATION AGREEMENTS (this "Amendment"), is made and entered into as of August 13, 2001 (the "Effective Date"), by and between CONSOLIDATED FREIGHTWAYS FUNDING LLC, a Delaware limited liability company (the "Borrower"), CONSOLIDATED FREIGHTWAYS CORPORATION OF DELAWARE, a Delaware corporation ("CFCD"; the Borrower and CFCD are referred to herein individually as a "Company" and collectively as the "Companies"), REDWOOD RECEIVABLES CORPORATION, a Delaware corporation ("Redwood"), as Conduit Lender (in such capacity, the "Conduit Lender"), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("GE Capital"), as Committed Lender (in such capacity, the "Committed Lender"; together with the Conduit Lender referred to herein collectively as the "Lenders"), as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"), as Collateral Agent for the Conduit Lender and the Conduit Lender Secured Parties (in such capacity, the "Collateral Agent"), as Operating Agent for Redwood (in such capacity, the "Operating Agent"), and as Liquidity Agent for the Liquidity Lenders (in such capacity, the "Liquidity Agent").


                      W I T N E S S E T H:

          WHEREAS, CFCD and the Borrower are parties to a certain Receivables Sale and Contribution Agreement, dated as of April 27, 2001 (as amended to the date hereof, the "Sale Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in Annex X to the Sale Agreement as amended by this Amendment), whereby CFCD has agreed to sell, contribute or otherwise transfer to the Borrower, and the Borrower has agreed to purchase or otherwise acquire from CFCD, all of the right, title and interest of CFCD in the Receivables; and

           WHEREAS, CFCD, the Borrower, the Lenders and the Administrative Agent, are parties to a certain Servicing Agreement, dated as of April 27, 2001 (as amended to the date hereof, the "Servicing Agreement"), whereby the Borrower has appointed CFCD to service, administer and collect the Transferred Receivables pursuant to the Funding Agreement (defined below) on the terms and conditions set forth therein; and

            WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a certain Receivables Funding Agreement, dated as of April 27, 2001 (as amended to the date hereof, the "Funding Agreement"), pursuant to which, among other things, the Lenders have agreed, subject to certain terms and conditions, to make Advances to the Borrower to fund its purchases of the Receivables; and

           WHEREAS, Redwood, GE Capital, as Liquidity Agent, Initial Liquidity Lender, Collateral Agent and Operating Agent are parties to a certain Liquidity Loan and Asset Purchase Agreement, dated as of April 27, 2001 (the "Liquidity Loan Agreement"; the Sale Agreement, the Servicing Agreement, the Funding Agreement and the Liquidity Loan Agreement Supplement, together with all exhibits and annexes thereto, are referred to herein collectively as the "Securitization Agreements"), pursuant to which, among other things, the Liquidity Lenders have agreed, subject to certain terms and conditions, to make Liquidity Loans to Redwood; and

           WHEREAS, the Companies have requested that certain of the Securitization Agreements be amended in certain respects, and Redwood and GE Capital are willing to agree to such amendment subject to the terms and conditions of this Amendment.

           NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

           1. Amendments of Securitization Agreements. Subject to the terms and conditions of this Amendment, including without limitation the fulfillment of the conditions to effectiveness specified in Section 6 below, the Securitization Agreements shall be amended as follows:

           1.1 The definition of the term "Availability" set forth in Annex X to the Funding Agreement, the Sale Agreement and the Servicing Agreement is hereby deleted in its entirety and the following new definition of such term is substituted in lieu thereof:

                "Availability" shall mean, as of any date of determination, the amount equal to the lesser of:
          (a)(i) the Borrowing Base multiplied by the Advance Discount Rate minus (ii) the sum (without duplication) of the Discount Reserve, the Dilution Reserve , the Permitted Encumbrance Reserve, and the Payroll Reserve, and (b) the Maximum Facility Amount.

           1.2 The definition of the term "Debt" set forth in Annex X to the Funding Agreement, the Sale Agreement, and the Servicing Agreement is hereby amended by deleting the word "and" immediately preceding clause (i) at the end of such definition and by adding the following at the end of such definition:

          and  (j)  the Sale-Leaseback Debt, the Term  Debt,  the
          Vancouver Secured Debt and the Additional Term Debt (as such terms are defined in the Standby Letter of Credit
          Agreement).

          1.3 The definition of the term "Fixed Charges" set forth in Annex 4.02(p) to the Sale Agreement is hereby deleted in its entirety and the following new definition of such term is substituted in lieu thereof:

               "Fixed Charges" shall mean, with respect to any Person for any fiscal period, the aggregate of, without duplication, (a) all Interest Expense and Lease Expense paid or accrued during such period, plus (b) all regularly scheduled payments of principal and implied principal with respect to Debt (including any lease payments by any Person in respect of any Capital Leases, any Sale-Leaseback Debt and any Vancouver Secured Debt as such terms are defined in the Standby Letter of Credit Agreement) due or made during such period, plus (c) all Restricted Payments made during such period (other than Permitted Stock Repurchases covered by Section 6.14(vii) of the Standby Letter of Credit Agreement), plus (d) any cash payments made by such Person in connection with any Permitted Acquisitions.

          1.4  Annex X to the Funding Agreement, the Sale
Agreement and the Servicing Agreement is hereby further amended by adding (in alphabetical order) the following new defined terms:

               "Additional Parent Debt" shall mean, as of any date of determination, any or all of the Sale-Leaseback Debt, the Term Debt, the Vancouver Secured Debt and the Additional Secured Debt (as such terms are defined in the Standby Letter of Credit Agreement) outstanding as of such date.

               "Net Proceeds" shall have the meaning given such term in the Standby Letter of Credit Agreement.

               "Payroll Reserve" shall mean (i) at all times during the period from the Third Amendment Effective Date through October 14, 2001, an amount equal to $5,000,000 and (ii) at all times during the period from and after October 15, 2001, an amount equal to $15,000,000; provided that the amount of the Payroll Reserve specified in clause (ii) above shall be subject to reduction in accordance with the following terms and conditions: (x) such amount shall be reduced by $5,000,000 from and after the date after the Third Amendment Effective Date that the Parent and its Subsidiaries have received not less than $100,000,000 in Net Proceeds of the Additional Parent Debt; (y) such amount shall be reduced by an additional $5,000,000 from and after the date that after the Third Amendment Effective Date the Parent and its Subsidiaries have received not less than $100,000,000 in Net Proceeds of the Additional Parent Debt and the Parent has provided, at all times as it may be required to do so under the Standby Letter of Credit Agreement, the Standby L/C Creditor during a period of 90 consecutive days with Pledged Entity Valuation Certificates (as defined in the Standby Letter of Credit Agreement) establishing that the Excess Liquidity (as defined in the Standby Letter of Credit Agreement) as of the date of each such certificate was not less than $40,000,000; and (z) such amount shall be reduced by an additional $5,000,000 from and after the date that the Administrative Agent has received from the Parent quarterly or annual financial statements meeting the requirements of Annex 4.02(h) of the Sale Agreement in respect of any fiscal quarter or year of the Parent and its Subsidiaries ending on or after December 31, 2001 establishing that the Parent and its Subsidiaries have on a consolidated basis EBITDA (as defined in Annex 4.02(p) to the Sale Agreement) for the Rolling Period (as defined in Annex 4.02(p) to the Sale Agreement) then ended of not less than $60,000,000. The imposition, reduction or elimination of the Payroll Reserve is not intended to modify or impair the Administrative Agent's discretion to impose additional reserves with respect to the unpaid employee payroll of the Parent and its Subsidiaries under clause (iv) of the definition of the term "Reserves" herein.

               "Third Amendment Effective Date" shall mean August
          13, 2001.

           2. No Other Amendments. Except for the amendments expressly set forth and referred to in Section 1 above, the Securitization Agreements shall remain unchanged and in full force and effect.

           3. Representations and Warranties. Each Company hereby represents and warrants to the Purchasers and the Administrative Agent that (a) this Amendment has been duly authorized, executed and delivered by such Company, (b) after giving effect to this Amendment, no Termination Event, Incipient Termination Event, Event of Servicer Termination or Incipient Servicer Termination Event in respect of such Company has occurred and is continuing as of this date, and (c) after giving effect to this Amendment, all of the representations and warranties made by such Company in the Securitization Agreements are true and correct in all material respects on and as of the date of this Amendment (except to the extent that any such representations or warranties expressly referred to a specific prior date). Any breach in any material respect by any Company of any of its representations and warranties contained in this
Section 3 shall be a Termination Event and an Event of Servicer Termination for all purposes of the Securitization Agreements.

           4. Ratification. Each Company hereby ratifies and reaffirms each and every term, covenant and condition set forth in the Securitization Agreements and all other documents delivered by such Company in connection therewith (including without limitation the other Related Documents to which each Company is a party), effective as of the date hereof.

           5. Estoppel. To induce GE Capital and Redwood to enter into this Amendment, each Company hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense or counterclaim in favor of any Company as against GE Capital or Redwood with respect to the obligations of any Company to GE Capital or Redwood under the Securitization Agreements or the other Related Documents, either with or without giving effect to this Amendment.

           6. Conditions to Effectiveness. This Amendment shall become effective, as of the Effective Date, subject to the prior or subsequent (i) receipt by the Administrative Agent of this Amendment, duly executed, completed and delivered by each of the Companies, Redwood and GE Capital in its various capacities; (ii) receipt by the Administrative Agent of evidence satisfactory to it that all conditions precedent to the effectiveness of the Third Amendment to Letter of Credit Agreement of even date between the Debtor, the other Credit Parties party thereto and the Standby L/C Creditor have been fulfilled (other than the effectiveness of this Amendment), and
(iii) receipt by the Administrative Agent for the account of Redwood of an amendment fee in the amount of $100,000, which fee shall be non-refundable and fully earned upon payment thereof by the Borrower. The Administrative Agent shall promptly notify the Companies in writing when the conditions specified in clauses (i), (ii) and (iii) above are satisfied.

           7. Reimbursement of Expenses. Each Company hereby agrees that it shall reimburse the Administrative Agent on demand for all costs and expenses (including without limitation attorney's fees) incurred by such parties in connection with the negotiation, documentation and consummation of this Amendment and the other documents executed in connection herewith and therewith and the transactions contemplated hereby and thereby.

           8.    Governing Law.  THIS AGREEMENT SHALL BE GOVERNED
BY,  AND  CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE  OF
NEW  YORK  FOR  CONTRACTS TO BE PERFORMED  ENTIRELY  WITHIN  SAID
STATE.

          9. Severability of Provisions. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by Applicable Law, each Company hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

           10. Counterparts. This Amendment may be executed in any number of several counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns.

           11. Entire Agreement. The Securitization Agreements as amended by this Amendment embody the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

          12. Originators' and GE Capital's Capacities. CFCD is executing and delivering this Amendment both in its capacity as an Originator under the Sale Agreement and as a Servicer under the Servicing Agreement, and all references herein to "CFCD" shall be deemed to include CFCD in both such capacities unless otherwise expressly indicated. GE Capital is executing and delivering this Amendment in its various capacities as Committed Lender, the Administrative Agent, the Collateral Agent, the Operating Agent and the Liquidity Agent, and all references herein to "GE Capital" shall be deemed to include it in both such capacities unless otherwise expressly indicated.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.



                         CONSOLIDATED FREIGHTWAYS FUNDING LLC


                         By:/s/Kerry K. Morgan
                         Name:Kerry K. Morgan
                         Title:Vice President and Treasurer



                         CONSOLIDATED FREIGHTWAYS CORPORATION OF
                         DELAWARE


                         By:/s/Robert E. Wrightson
                         Name:Robert E. Wrightson
                         Title:Executive Vice President and CFO


                         GENERAL ELECTRIC CAPITAL CORPORATION,
                         as Committed Lender, Administrative
                         Agent, Collateral Agent, Operating Agent and Liquidity Agent


                         By/s/Craig Winslow
                         Name:Craig Winslow
                         Title:    Duly Authorized Signatory


                         REDWOOD RECEIVABLES CORPORATION, as
                         Conduit Lender

                         By:/s/Brian Schwinn
                         Name:Brian Schwinn
                         Title:Assistant Secretary